As filed with the Securities and Exchange Commission on September 23, 2025.

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

YD Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	2835	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12F., No. 3, Xingnan St.,
Nangang Dist.,
Taipei City 115001, Taiwan
+(886) 2382-0330
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq.
Marc Rivera, Esq.
ArentFox Schiff LLP
1717 K Street, NW
Washington, DC 20006
Phone: (202) 724-6847

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 23, 2025.

PRELIMINARY PROSPECTUS

YD BIO LIMITED

59,386,934 Ordinary Shares by the Selling Shareholders

5,425,000 Ordinary Shares Issuable upon Exercise of Warrants

This prospectus relates to the resale, from time to time, by the Selling Shareholders of up to 59,386,934 Ordinary Shares and 5,425,000 Ordinary Shares issuable upon exercise of certain outstanding warrants (the “Warrants”), issued to the Selling Shareholders in a private placement transaction (the “Private Placement Transaction”). The Warrants were issued on November 25, 2020, have an initial exercise price equal to $11.50 per share, are exercisable 30 days after the closing of the Company’s business combination, and will expire five years from the closing of the Company’s business combination.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders. We will receive proceeds from any cash exercise of the Warrants, which, if exercised in cash with respect to all of the 5,425,000 Ordinary Shares offered hereby, would result in gross proceeds to us of a maximum of $62,387,500; however, we cannot predict when and in what amounts or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Shareholders may sell the Ordinary Shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The Ordinary Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

We will pay the expenses incurred in registering, under the Securities Act. the offer and sale of the Ordinary Shares to which this prospectus relates by the Selling Shareholders, including legal and accounting fees. See “Plan of Distribution — Offer and Resale of Ordinary Shares by the Selling Shareholders” beginning on page 133.

Our Ordinary Shares are listed on the Nasdaq Global Market under the symbol “YDES.” On September 11, 2025, the last sale price for our Ordinary Shares as reported on the Nasdaq Global Market was $20.50 per share.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk.    See the section entitled “Risk Factors” appearing on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is__________, 2025

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the Selling Shareholders have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Shareholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For Investors Outside the United States: The Selling Shareholders are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the Selling Shareholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. The Selling Shareholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale by the Selling Shareholders of the securities offered by them described in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.” You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. The terms the “Company”, “our”, or “we” refer to YD Bio Limited and its subsidiaries.

Overview

On August 28, 2025 (the “Closing Date”), YD BIOPHARMA LIMITED (“YD Biopharma”), a direct wholly-owned subsidiary of YD Bio Limited, a Cayman Islands exempted company, formerly known as “TRUE VELOCITY, INC.” (“YD Bio” or the “Company”), consummated a business combination (the “Business Combination”) with Breeze Holdings Acquisition Corp., a Delaware company (“Breeze Holdings”), pursuant to a merger agreement and plan of reorganization dated September 24, 2024 by and among YD Biopharma, Breeze Holdings and Breeze Merger Sub, Inc., formally a Delaware corporation and a direct wholly owned subsidiary of the Company (“Parent Merger Sub”), as supplemented by (i) an joinder to such agreement dated November 20, 2024 by and among the Company, BH Biopharma Merger Sub Limited, formally a Cayman Islands exempted company and a direct wholly-owned subsidiary of the Company (“Company Merger Sub”), YD Biopharma, Breeze Holdings and the Parent Merger Sub, and (ii) the amendment No.1 to such merger agreement and plan of reorganization dated May 30, 2025 by and among YD Biopharma, Breeze Holdings, the Parent Merger Sub, the Company and Company Merger Sub (collectively, the “Merger Agreement”).

The Business Combination involved (i) the merger of Breeze Merger Sub with and into Breeze Holdings, upon which, Breeze Merger Sub ceased to exist with Breeze Holdings continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Company (“Parent Merger”), and (ii) the merger of Company Merger Sub with and into YD Biopharma, upon which, Company Merger Sub ceased to exist, with YD Biopharma continuing as the surviving company and becoming a wholly-owned subsidiary of the Company (the “Company Merger”, together with Parent Merger, the “Mergers”), pursuant to the terms of the Merger Agreement and in accordance with the Companies Act of the Cayman Islands (the “Companies Act”). As a result of the Business Combination, the Company owns 100% of the outstanding ordinary shares of YD Biopharma and ordinary shares, warrants, and rights of Breeze.

The Company is a supplier for international pharmaceutical companies focusing on blood-based cancer detection, the development of stem cell- and exosome-based therapeutics.

We are a biopharmaceutical company focusing on blood-based cancer detection, the development of stem cell- and exosome-based therapeutics with the potential to transform the treatment of a wide spectrum of diseases with high unmet medical need and serving as a trusted supplier of clinical testing drugs for pharmaceutical companies. Stem cell therapy uses versatile cells to repair or regenerate damaged tissues, offering innovative treatments for injuries, degenerative diseases, and immune disorders with potential for personalized medicine and tissue engineering. Exosome therapy uses cell-derived vesicles to deliver proteins, RNA, and other molecules, promoting tissue repair, reducing inflammation, and supporting regenerative treatments for conditions like injuries, degenerative diseases, and immune disorders.

Our business model is centered on developing partnerships with biopharmaceutical companies to transform innovative technologies into commercially viable drugs and cancer detection. Our management team is driving accelerated research and clinical trials under the leadership of Chairman Dr. Ethan Shen, a seasoned biomedical expert with over 30 years of experience, and Chief Medical Officer Dr. Benjamin Zhang, who brings over eight years of expertise in clinical research. For EG BioMed, Chief R&D Officer Dr. Ruo-Kai Lin contributes over 30 years of specialized experience in cancer screening. Additionally, 3D Global Biotech is guided by Chairman and Chief Scientific Officer Dr. Ken Ou, a distinguished professional with over 30 years of experience and a former Dean at Taipei Medical University. While we have not yet obtained FDA clearance or approval for any of our cancer screening test products, by leveraging translational medicine expertise of our management team, we accelerate the journey from research to clinical trials, positioning YD Biopharma as a potential leader in the industry.

Corporate Information

Our principal executive offices are located at 12F., No. 3, Xingnan St., Nangang Dist., Taipei City 115001, Taiwan, and our telephone number is +(886) 2382-0330. Our website address is www.ydesgroup.com. Information on our website is not part of this prospectus. We have included our website address as an inactive textual reference only. The information on or accessible through our website is not part of this prospectus supplement and the accompanying prospectus.

THE OFFERING

Ordinary Shares offered by the Selling Shareholders	Up to 59,386,934 Ordinary Shares by the Selling Shareholders and 5,425,000 Ordinary Shares issuable upon exercise of the Warrants.

Ordinary Shares outstanding (as of September 19, 2025)	70,521,359 Ordinary Shares

Ordinary Shares outstanding after giving effect to the issuance of the shares registered hereunder:	75,946,359 Ordinary Shares (assuming the full exercise of the warrants)

Use of proceeds	We will not receive proceeds from the sale of Ordinary Shares in this offering. We will receive proceeds from any cash exercise of the Warrants, which, if exercised in cash with respect to all of the 5,425,000 Ordinary Shares offered hereby, would result in gross proceeds to us of a maximum of $62,387,500; however, we cannot predict when and in what amounts or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

Terms of this offering	The Selling Shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the Ordinary Shares offered by this prospectus from time to time on The Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Ordinary Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Nasdaq symbol	Our Ordinary Shares are listed on the Nasdaq Global Market under the symbol “YDES”.

Risk Factors	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding whether to invest in our securities.

Summary of Risk Factors:

Below is a summary of the principal factors that make an investment in our company speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below, after this summary, and should be carefully considered, together with other information in this prospectus and our other filings with the SEC before making an investment decision in our securities.

Risks Related to Our Business and Operations

●	We are highly dependent on the license agreement with EG BioMed Co., Ltd., the termination of which would prevent us from commercializing our products, and which imposes significant obligations on us.

●	We are highly dependent on the license agreement with 3D Global Biotech Inc., the termination of which would prevent us from commercializing our products, and which imposes significant obligations on us.

●	The sizes of the markets for our current and future products have not been established with precision and may be smaller than we estimate.

●	Our third-party manufacturers may not have the manufacturing and processing capacity to meet the production requirements of consumer demand or clinical testing in a timely manner.

●	YD Bio may need additional funding in order to implement its business plan.

●	If clinical testing of a particular cancer blood test or medical product does not yield successful results, then we will be unable to commercialize that test or product candidate.

●	YD Bio may incur substantial litigation costs to protect its intellectual property, and if YD Bio is unable to protect its intellectual property, it may lose its competitive advantage. YD Bio may be subject to intellectual property infringement claims, which could cause it to incur litigation costs and divert management attention from its business.

●	YD Bio may fail to comply with regulations in relation to the sales of drugs and medical related materials business.

●	YD Bio’s future success depends, in part, on its ability to develop new products and new technologies and maintain technologies, facilities and equipment to meet the needs of its customers.

●	A failure of YD Bio’s information technology systems, or an interruption in its operation due to internal or external factors including cyber-attacks, could have a material adverse effect on its business, reputation, financial condition or results of operations.

●	The success of YD Bio depends upon certain key personnel, including product development and engineering staff.

●	YD Bio’s growth relies on market acceptance.

●	The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors of the benefits of such inspections. Our common stock may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our common stock, or the threat of its being delisted, may materially and adversely affect the value of your investment.

Regulatory Risks

●	In March 2025, a U.S. federal district court held that laboratory developed tests (LDTs) performed at the request of a healthcare provider (HCP) (collectively, HCP LDTs) are not medical devices and, as such, the FDA does not have jurisdiction over them. Accordingly, such tests do not currently require FDA clearance or approval. This decision has not been appealed by the government, and the deadline to do so has passed. The March 2025 ruling did not explicitly address LDTs offered Direct-to-Consumer (DTC) without the involvement of an HCP (collectively, DTC LDTs). It is therefore arguable that the court’s order applies only to LDTs for which there is some involvement from an HCP (i.e., HCP LDTs). This means that the FDA may view DTC LDTs as subject to the FDA’s full regulatory oversight and all applicable regulatory requirements. Nonetheless, our commercially available assay is currently offered as an HCP LDT performed solely at the request of a prescribing HCP (i.e., it is not an a DTC LDT). While we intend to pilot a streamlined access model that allows patients to initiate testing through an online portal integrated with an independent telehealth physician network, all orders will still be reviewed and authorized by a licensed HCP prior to sample collection (i.e., such tests are not DTC LDTs). Should we eventually receive FDA clearance or approval for our tests, we still do not intend to offer them as fully DTC products, but instead intend to offer them as products that require an order from a licensed HCP (i.e., again, such tests are not DTC LDTs). Nonetheless, it is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do so has passed — that FDA could determine that tests with this minimum consumer involvement are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and the court’s March 2025 order. In this event, YD Bio may be unable to secure or may experience delays in securing any required regulatory approval or clearance for its products.

●	Laboratory testing on humans is subject to regulation under the Clinical Laboratory Improvement Amendments of 1988 (CLIA), a federal program administered by the Centers for Medicare and Medicaid Services (CMS). The failure to ensure compliance with CLIA could impede or prevent YD Bio from marketing its HCP LDTs as intended.

●	EG BioMed has a laboratory in Washington State, which holds both a Washington State Medical Test Site (MTS) license and CLIA Certificate and CAP Accreditation. On February 26, 2025, a pancreatic cancer blood test was added to the test menu of the MTS license, though the test is not yet marketed. YD Bio licenses this pancreatic cancer blood test and intends to market it as an HCP LDT. While YD Bio intends to pilot a streamlined access model that allows patients to initiate testing through an online portal integrated with an independent telehealth physician network, all orders will still be reviewed and authorized by a licensed HCP prior to sample collection (i.e., such tests are not DTC LDTs). It is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do has passed — that the FDA could determine that tests initiated by consumers are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and the March 2025 ruling. In this event, YD Bio may be required to obtain regulatory approval or clearance for this product. It is possible that YD Bio may be unable to become FDA compliant for this product.

●	If the FDA determines that tests with minimum consumer involvement are still subject to the Agency’s regulatory oversight despite the involvement of an HCP and the court’s March 2025 order and if YD Bio is required to obtain FDA clearance or approval for its cancer screening test products, the process to do so is onerous, expensive, and time intensive. With the exception of HCP LDTs, the FDA regulates cancer screening test products as medical devices, which are classified into three categories based on the risks associated with the device and the level of control necessary to provide reasonable assurance of safety and effectiveness. Class I devices are low risk and are subject only to general regulatory controls. Class II devices are moderate risk and are subject to general controls and may also be subject to special controls. Class III devices are generally the highest risk devices. They are required to obtain premarket approval and comply with post-market conditions of approval in addition to general regulatory controls. We have not yet obtained FDA clearance or approval for any of our cancer screening test products. By statute, all new medical devices are initially placed in Class III. Based on the FDA’s current practices, if YD Bio is required to obtain FDA clearance or approval for its cancer screening test products the company expects that these tests would ultimately be regulated as Class II devices, requiring either a 510(k) notification or, more likely, a de novo application. However, it is possible that the FDA could determine that these products should be regulated as Class III medical devices under 21 U.S.C. § 360c (Section 513 of the FDCA). Class III devices are those that sustain or support life, are implanted, or present potential risks of serious illness or injury. These products typically require a premarket approval application (“PMA”) to demonstrate safety and effectiveness before they can be marketed. The premarket approval process involves rigorous clinical testing, regulatory review, and compliance with FDA standards to ensure a reasonable assurance of safety and effectiveness for their intended use in cancer screening.

●	Even if regulatory clearance or approval is ultimately required and subsequently obtained for YD Bio’s products, such authorizations may include significant limitations on the indicated uses for the products, which may limit the potential commercial market for the products.

●	Later modifications to the cleared or approved products may require new regulatory approval or clearance.

●	Recent reductions in force across the U.S. federal government may impact our ability to secure necessary meetings to discuss, obtain guidance on, and receive clearances or approvals for our products.

●	Required clinical studies may be prevented, delayed, or halted for numerous reasons. Any inability to initiate or complete clinical studies successfully could result in additional costs, slow down or prevent product development, slow down or prevent regulatory clearance or approval, slow down or prevent receipt of positive reimbursement coverage decisions, and impair the ability to generate revenue.

●	Actual or perceived errors resulting from laboratory or reporting errors, false positive or false negative test results, or the manufacture, design, marketing, or labeling of our products, could subject YD Bio to product liability or professional liability claims.

Industry and Market Risk

●	We face intense competition in the biotechnology and pharmaceutical/medical device industries.

●	The market for our proposed tests and products is competitive and rapidly changing, and new cancer detection technologies that may be developed by others could impair our ability to maintain and grow our business and remain competitive.

●	Negative developments in the field of exosomes could damage public perception of any product candidates that we develop, which could adversely affect our ability to conduct our business or obtain regulatory clearances or approvals for such product candidates.

Risks Related to Intellectual Property Rights

●	Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

●	Changes in patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our diagnostic tests and therapeutic product candidates.

●	Obtaining and maintaining patent protection depends on compliance with various procedural, document submissions, fee payment, and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

●	Patent terms may be inadequate to protect our competitive position on our diagnostic tests or therapeutic product candidates for an adequate amount of time.

●	Issued patents covering our product candidates could be found invalid or unenforceable if challenged in court or the USPTO.

RISK FACTORS

Investing in our securities includes a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific factors discussed below, together with all of the other information contained in this prospectus. If any of the following risks actually occurs, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. This could cause the market price of our Ordinary Shares to decline and could cause you to lose all or part of your investment.

You should consider carefully the following risk factors, together with all of the other information included in this prospectus. If any of the following risks, either alone or taken together, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our common stock could decline, and shareholders may lose all or part of their investment.

Risks Related to Our Business and Operations

We are highly dependent on our license agreements with EG BioMed Co., Ltd., the termination of which would prevent us from commercializing our products, and which imposes significant obligations on us.

We are highly dependent on the intellectual property licensed from EG BioMed Co., Ltd. (“EG BioMed”), pursuant to which we license DNA methylation analysis technology for application in pancreatic cancer and breast cancer (the “EG BioMed License Agreements”). Other products or services we may develop also may rely on the same technology. In the event that we default in the payment of any amount when due under the EG BioMed License Agreements, and such amount is not paid within 30 days of notice of nonpayment, EG BioMed may terminate the exclusivity of the licenses or terminate the EG BioMed License Agreements in full. Any termination of the EG BioMed License Agreements resulting in the loss of the licensed rights would prevent us from marketing and selling our DNA methylation analysis technology and any other products or services we may develop based on the same underlying technology. Any termination of the exclusivity of the licenses could damage our competitive position within the marketplace. In addition, disputes may also arise between us and EG BioMed regarding the EG BioMed License Agreements. If any such dispute results in an impairment of our ability to use the intellectual property, we may be unable to commercialize our DNA methylation analysis technology and any other product or service we may develop based on the same underlying technology. Accordingly, any such termination or dispute could threaten the viability of our business.

The equity value of YD Bio is highly dependent on our license agreements with EG BioMed.

The equity value of YD Bio is highly dependent on the intellectual property licensed from EG BioMed, pursuant to the EG BioMed License Agreements. The value of the EG BioMed License Agreements make up 82.5% to 84.2% of the total preliminary equity value described in “The Business Combination--The Background of the Business Combination.” Any disruption or discontinuation of the EG BioMed License Agreements prior to their expiration can have a significant impact on the revenue, cash flow and future viability of YD Bio.

Furthermore, the EG BioMed License Agreements impose significant obligations on us. We are required to notify EG BioMed in writing on a quarterly basis of our total sales revenue for sales of the products using EG BioMed’s licensed patents and technology and pay a 7% and 20% product royalty on our total sales revenue each quarter under each license agreement. Additionally, we are required to pay patent application fees (if any) and patent maintenance fees for the licensed patents and technology, and any patents derived from the licensed patents and technology. Accordingly, we could be obligated to pay fees or other amounts to EG BioMed even though we have generated no or limited revenue. Such payments could materially and adversely affect our profitability and could limit our investment in our business.

We rely on licenses from third parties for intellectual property rights that are critical to our business, and we would lose the rights to such intellectual property rights if those agreements were terminated or not renewed.

We expect that the long-term contracts and commercial arrangements that we have and intend to enter into with partners may include licenses. We rely on these licenses from our partners for certain intellectual property rights that are or may become critical to our business. Termination of our current or future partner agreements could cause us to have to negotiate new or amended agreements with less favorable terms or cause us to lose our rights under the original agreements.

In the case of a loss of intellectual property rights relating to technology used in our systems, we may not be able to continue to manufacture certain components for our product or for our operations or may experience disruption to our manufacturing processes as we test and re-qualify any potential replacement technology. Even if we retain the licenses, the licenses may not be exclusive with respect to such component design or technologies, which could aid our competitors and have a negative impact on our business.

We are highly dependent on the license agreement with 3D Global Biotech Inc., the termination of which would prevent us from commercializing our products, and which imposes significant obligations on us.

We are highly dependent on the intellectual property licensed from 3D Global Biotech Inc. (“3D Global”), pursuant to which we have licensed patented and proprietary technology to develop new drugs for dry eye disease, glaucoma, and corneal repair (the “3D Global License Agreement”). In the event that we default in the payment of any amount when due under the 3D Global License Agreement, and such amount is not paid within 30 days of notice of nonpayment, 3D Global may terminate the exclusivity of the license or terminate the agreement in full. Furthermore, if we breach the agreement, including by failing to use our commercially best efforts to achieve the milestones prescribed by the agreement, and we do not cure such breach within the applicable time period, in addition to seeking damages, 3D Global could terminate the agreement. Any termination of the 3D Global License Agreement resulting in the loss of the licensed rights would prevent us from marketing and selling our drugs related to dry eye disease, glaucoma, and corneal repair, and any other products or services we may develop based on the same underlying technology. Any termination of the exclusivity of the license could damage our competitive position within the marketplace. In addition, disputes may also arise between us and 3D Global regarding the 3D Global License Agreement. If any such dispute results in an impairment of our ability to use the intellectual property, we may be unable to commercialize our drugs related to dry eye disease, glaucoma, and corneal repair, and any other product or service we may develop based on the same underlying technology. Accordingly, any such termination or dispute could threaten the viability of our business.

Furthermore, the 3D Global License Agreement imposes significant obligations on us. We are required to make milestone payments, patent application fees (if any), patent maintenance fees, and project development fees. Accordingly, we could be obligated to pay fees or other amounts to 3D Global even though we have generated no or limited revenue. Such payments could materially and adversely affect our profitability and could limit our investment in our business.

The sizes of the markets for our current and future products have not been established with precision and may be smaller than we estimate.

Our estimates of the annual total addressable markets for our current products are based on a number of internal and third-party estimates, including, without limitation, the number of patients with pancreatic and breast cancers and precancer, the number of individuals who are at a higher risk for developing cancer, and the assumed prices at which we can sell tests for markets that have not been established. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market for our current or future products may prove to be incorrect. If the actual number of patients who would benefit from our products, the price at which we can sell our products, or the annual total addressable market for our products is smaller than we have estimated, it may impair our sales growth and have an adverse impact on our business.

YD Bio relies on third-party suppliers for most of its manufacturing.

YD Bio also relies on third-party suppliers for most of the manufacturing necessary to produce its products. The failure of suppliers to supply manufacturing components in a timely manner or on commercially reasonable terms could delay YD Bio’s plans to expand its business and otherwise disrupt production schedules and increase manufacturing costs. YD Bio’s orders with certain of its suppliers may represent a very small portion of their total orders. As a result, they may not give priority to YD Bio’s business, leading to potential delays in or cancellation of YD Bio’s orders. If any single-source supplier were to fail to supply YD Bio’s needs on a timely basis or cease providing it with manufacturing components, YD Bio would be required to locate and contract with substitute suppliers. YD Bio may have difficulty identifying a substitute supplier in a timely manner and on commercially reasonable terms. If this were to occur, YD Bio’s business would be harmed.

Our third-party manufacturers may not have the manufacturing and processing capacity to meet the production requirements of consumer demand or clinical testing in a timely manner.

Our capacity to commercialize our products and conduct any clinical trials required for additional regulatory clearances or approvals will depend in part on our ability to manufacture or provide our products on a large scale, at a competitive cost and in accordance with regulatory requirements. We must establish and maintain a commercial scale manufacturing process for all our products in order to meet customer demand and to complete the clinical trials required for certain regulatory clearance or approval pathways.

We have no direct experience in large-scale product manufacturing, nor do we currently have the internal resources or facilities to manufacture most of our products on a commercial scale. Accordingly, we expect to rely on third party manufacturers. We cannot guarantee that our third-party manufacturers will be able to establish or increase production and processing capacity in a timely or cost-effective manner, or at all. Our third-party manufacturers may encounter delays or other difficulties in establishing or in increasing production or processing capacity at any time that could result in delays in the commercialization of our products, in the distribution of our products, in the clinical trials for our products or in the submissions for additional regulatory clearances or approvals for our products. Any such delays could have an adverse effect on our ability to obtain regulatory clearance or approval for, commercialize and secure sales of our products.

If we attempt to bring any other products or services to market in addition to our DNA methylation analysis technology and medical products for dry eye disease, glaucoma and corneal repair, we likely will be required to make significant investments in research and development, which ultimately may prove unsuccessful. Our future performance may be affected by the success of products we have not yet developed, licensed, or acquired.

Although there can be no assurance that we will pursue the development of any products or services other than our DNA methylation analysis technology and medical products for dry eye disease, we may develop additional products or services based on the same underlying technologies or other technologies we develop, license, or acquire. If we attempt to bring any other such products or services to market, we likely will incur significant expenses on research and development efforts, which ultimately may prove unsuccessful.

Developing new or improved cancer detection and other medical products and services, and drugs are speculative and risky endeavors. Candidate products and services that may initially show promise may fail to achieve the desired results in larger clinical studies or may not achieve acceptable levels of clinical accuracy. Any test we develop will need to demonstrate a high level of accuracy in clinical studies. If in a clinical study a candidate product or service fails to identify even a small number of cases, the sensitivity rate may be materially and adversely affected, and we may have to abandon the candidate product or service.

We may need to explore a number of different designs, methods or technologies, alter our candidate products or services, and repeat clinical studies before we identify a potentially successful candidate. We may need to acquire, whether through purchase, license or otherwise, technologies owned by third parties, and we may not be able to acquire such technologies on commercially reasonable terms or at all. Product development is expensive, may take years to complete and can have uncertain outcomes. Failure can occur at any stage of the development. If, after development, a candidate product or service appears successful, we may, depending on the nature of the product or service, still need to obtain FDA and other regulatory clearances or approvals before we can market it. FDA’s clearance or approval pathways are likely to involve significant time, as well as additional research, development and clinical study expenditures. There can be no guarantee that FDA would clear or approve any future product or service we may develop. Even if FDA clears or approves a new product or service we develop, we would need to commit substantial resources to commercialize, sell and market it before it could be profitable, and the product or service may never be commercially viable. Additionally, development of any product or service may be disrupted or made less viable by the development of competing products or services.

Commitments to develop new products must be made well in advance of any resulting sales, and technologies and standards may change during development, potentially rendering our products outdated or uncompetitive before their introduction. Our ability to develop products to meet evolving industry requirements and at prices acceptable to our customers will be significant factors in determining our competitiveness. We may expend considerable funds and other resources on the development of our products without any guarantee that these products will be successful. If we attempt to bring, but are not successful in bringing, one or more products to market, whether because we fail to address marketplace demand, fail to develop viable products or otherwise, our results of operations could be seriously harmed.

If we determine that any of our current or future development programs is unlikely to succeed, we may abandon it without any return on our investment into the program. We may need to raise significant additional capital to bring any new products or services to market, which may not be available on acceptable terms, if at all.

We are party to agreements pursuant to which we may be required to make payments to certain of our affiliates, which may reduce our cash flow and profits.

We are party to agreements pursuant to which we may be required to make payments to certain of our affiliates as described in “Certain Transactions.” For instance, under the EG BioMed License Agreements, we are required to pay a 7% and 20% product royalty on our total sales revenue each quarter under each license agreement. Under our EG BioMed License Agreements, we are also required to pay patent application fees (if any) and patent maintenance fees for the licensed patents and technology, and any patents derived from the licensed patents and technology, as well as expenses, costs, taxes, and fees incurred during the term of the agreements. Under our 3D Global License Agreement, we are required to make up to an aggregate of $4.0 million in payments to 3D Global upon the achievement of certain milestones as well as quarterly royalty payments of 10% of total sales revenue for certain products. While we believe that the agreements reflect arm’s length negotiations, we cannot assure you that such services are not available at lower cost from third parties. Any payments made to affiliates will reduce our cash flow and profits.

YD Bio may not be able to manage its potential growth.

For YD Bio to succeed, it needs to experience significant expansion. Although management is experienced in the industry and in operating companies at a similar stage of growth, there can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on YD Bio’s management, operational and financial resources. To manage any material growth, YD Bio will be required to continue to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that YD Bio’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. YD Bio’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

YD Bio may need additional funding in order to implement its business plan.

In the future, YD Bio may require additional capital to fund the planned expansion of its business and to respond to business opportunities, challenges, potential acquisitions, or unforeseen circumstances. YD Bio could encounter unforeseen difficulties that may deplete its capital resources rapidly, which could require it to seek additional financing in the near future. The timing and amount of any additional financing that is required to continue the expansion of YD Bio’s business and the marketing of its products will depend on its ability to improve its operating results and other factors. YD Bio may not be able to secure additional debt or equity financing in a timely basis or on favorable terms or at all. Such financing could result in substantial dilution of the equity interests of existing shareholders. YD Bio has no commitments for any additional financing should the need arise. If YD Bio is unable to secure any necessary additional financing, it may need to delay expansion plans, conserve cash, and reduce operating expenses. There is no assurance that any additional financing will be sufficient, that the financing will be available on terms favorable to YD Bio or to existing shareholders and at such times as required, or that YD Bio will be able to obtain the additional financing required for the continued operation and growth of YD Bio’s business. Any debt financing obtained by YD Bio in the future could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for it to obtain additional capital and to pursue business opportunities. If YD Bio raises additional funds through further issuances of equity, convertible debt securities, or other securities convertible into equity, YD Bio’s existing shareholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities it issues could have rights, preferences, and privileges senior to those of holders of its Ordinary Shares. If YD Bio is unable to obtain adequate financing or financing on terms satisfactory to it, when YD Bio requires it, its ability to grow or support its business and to respond to business challenges could be significantly limited.

YD Bio’s business will continue to require substantial expenditures before profits, if any, are realized.

YD Bio continues to expand the scope of its business and product offerings. The development of YD Bio’s business requires, and will continue to require, significant expenditures, a substantial portion of which must be made before any material profits may be realized. YD Bio will likely continue to experience significant negative cash flow and operating losses until an adequate revenue base is established. There can be no assurance that an adequate revenue base will ever be established.

We may experience difficulties that delay or prevent our development, introduction or marketing of enhanced or new medical products.

Our success may also depend on our ability to effectively introduce enhanced or new medical products, including our cancer blood tests. The development of enhanced or new medical products is complex, costly and uncertain. Furthermore, enhancing or developing new medical products requires us to anticipate patients’, clinicians’ and payors’ needs and emerging technology trends accurately. We may experience research and development, regulatory, marketing and other difficulties that could delay or prevent our introduction of enhanced or new medical products. The research and development process in cancer blood tests generally takes a significant amount of time from the research and design stage to commercialization. This process is conducted in various stages, and each stage presents the risk that we will not achieve our goals. We may have to abandon a medical product in which we have invested substantial resources. In order to successfully commercialize medical products that we may develop in the future, we may need to conduct lengthy, expensive clinical trials and develop dedicated sales and marketing operations or enter into collaborative agreements to achieve market awareness and demand. Any delay in the research and development, approval, production, marketing or distribution of enhanced or new medical products could adversely affect our competitive position, branding and results of operations.

We cannot be certain that:

●	any medical products that we may enhance or develop will prove to be safe or effective in clinical trials;

●	we will be able to obtain, in a timely manner or at all, regulatory clearances or approvals, if needed;

●	any medical products that we may enhance or develop will be ordered and used by HCPs;

●	any medical products that we may enhance or develop can be provided at acceptable cost and with appropriate quality; or

●	any of our medical products can be successfully marketed.

These factors and other factors beyond our control could delay the launch of enhanced or new medical products.

If clinical testing of a particular cancer detection or medical product does not yield successful results, then we will be unable to commercialize that test or product candidate.

To date we have not conducted any clinical trials, nor have we had any product candidate approved for commercial sale. It is possible that we may not be able to commercialize a marketable product candidate. We must demonstrate the product safety and efficacy of our candidates for cancer blood tests and medical products in humans through extensive clinical testing. Our research and development programs are at an early stage of development. We may experience numerous unforeseen events during, or as a result of, the testing process that could delay or prevent commercialization of any test or medical product, including the following:

●	the results of pre-clinical studies may be inconclusive, or they may not be indicative of results that will be obtained in human clinical trials;

●	safety and efficacy results attained in early human clinical trials may not be indicative of results that are obtained in later clinical trials;

●	after reviewing test results, we may abandon projects that we might previously have believed to be promising;

●	we or our regulators may suspend or terminate clinical trials because the participating subjects or patients are being exposed to unacceptable health risks; and

●	our test or medical product candidates may not have the desired effects or may include undesirable side effects or other characteristics that preclude regulatory approval or limit their commercial use if approved.

Even if our cancer blood tests or medical products receive marketing clearance or approval, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success.

Even if our medical products receive marketing clearance or approval, if needed, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors, and others in the medical community. If we do not generate significant product revenues, we may not become profitable. The degree of market acceptance of our products and tests, if approved for commercial sale, will depend on a number of factors, including:

●	their efficacy, safety, and other potential advantages compared to alternative tests or medical products;

●	our ability to offer them for sale at competitive prices;

●	their convenience and ease of administration compared to alternative cancer detection or treatments;

●	the willingness of the target patient population to try new medical products and of physicians to order these products;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the strength of marketing and distribution support;

●	the availability of governmental agencies and third-party medical insurance and adequate reimbursement for our cancer blood tests or medical products;

●	any restrictions on the use of our cancer blood tests or medical products together with other cancer detection methods or therapeutic treatments;

●	any restrictions on the use of our cancer blood tests or medical products together with other medications;

●	inability of certain types of patients to produce adequate samples for analysis in the use of our cancer blood tests;

●	inability of certain types of patients to use our cancer blood tests or other medical products; and

●	the prevalence and severity of side effects from our medical products.

If we are unable to address and overcome these and similar concerns, our business and results of operations could be substantially harmed.

If we are unable to establish effective sales, marketing, and distribution capabilities or enter into agreements with third parties with such capabilities, we may not be successful in commercializing our cancer blood tests or medical products if and when they are cleared or approved.

We do not have a sales or marketing infrastructure and have limited experience in the sale, marketing, or distribution of our cancer blood tests and medical products. To achieve commercial success for any cancer blood test or medical product for which we obtain marketing clearance or approval, we will need to successfully establish and maintain relationships directly and with third parties to perform sales and marketing functions.

Factors that may inhibit our efforts to commercialize our cancer blood tests or medical products on our own include:

●	our inability to recruit, train, and retain adequate numbers of effective sales, technical support, and marketing personnel;

●	the inability of sales personnel to obtain access to or educate physicians on the benefits of our cancer blood tests or medical products;

●	the lack of complementary cancer blood tests or medical products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive cancer blood tests or medical product lines;

●	unforeseen costs and expenses associated with creating an independent sales, technical support, and marketing organization; and

●	the inability to obtain sufficient coverage and reimbursement from third-party payors and governmental agencies.

If we do not establish sales, marketing, and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our cancer blood tests or medical products.

If we are unable to convince physicians of the benefits of our proposed cancer blood tests or medical products, we may incur delays or additional expense in our attempt to establish market acceptance.

Broad use of our proposed cancer blood tests and products may require pathology laboratories and physicians to be informed regarding our proposed cancer blood tests and products and their intended benefits. Inability to carry out this physician education process may adversely affect market acceptance of our proposed cancer blood tests or medical products. We may be unable to timely educate physicians regarding our proposed cancer blood tests or medical products in sufficient numbers to achieve our marketing plans or to achieve acceptance of our cancer blood tests or medical products. Any delay in physician education may materially delay or reduce demand for our cancer blood tests or medical products. In addition, we may expend significant funds toward physician education before any acceptance or demand for our proposed cancer blood tests or medical products is created, if at all.

YD Bio’s efforts to avoid the patent, trademark, and copyright rights of others may not provide notice to it of potential infringements in time to avoid investing in product development and promotion that must later be abandoned if suitable license terms cannot be reached.

There is no guarantee that YD Bio’s use of conventional technology searching and brand clearance searching will identify all potential rights holders. Rights holders may demand payment for past infringements and/or force YD Bio to accept costly license terms or discontinue use of protected technology and/or works of authorship that may include for example photos, videos, and software.

YD Bio may incur substantial litigation costs to protect its intellectual property, and if YD Bio is unable to protect its intellectual property, it may lose its competitive advantage. YD Bio may be subject to intellectual property infringement claims, which could cause it to incur litigation costs and divert management attention from its business.

YD Bio’s future success depends in part upon its ability to protect its intellectual property. YD Bio’s protective measures, including patents, trademarks, copyrights, trade secret protection and internet identity registrations, may prove inadequate to protect its proprietary rights and market advantage. The right to stop others from misusing its trademarks and service marks in commerce depends, to some extent, on YD Bio’s ability to show evidence of enforcement of its rights against such misuse in commerce. YD Bio’s failure to stop the misuse by others of our trademarks and service marks may lead to its loss of trademark and service mark rights, brand loyalty and notoriety among its customers and prospective customers. The scope of any patent to which YD Bio has or may obtain rights may not prevent others from developing and selling competing products. In addition, YD Bio’s patents may be held invalid upon challenge, or others may claim rights in, or ownership of, its patents. Moreover, YD Bio may become subject to litigation with parties that claim, among other matters, that it infringed on their patents or other intellectual property rights. The defense and prosecution of patent and other intellectual property claims are both costly and time-consuming and could result in a material adverse effect on YD Bio’s business and financial position.

Additionally, any intellectual property infringement claims against YD Bio, with or without merit, could be costly and time-consuming to defend and divert its management’s attention from its business. If YD Bio’s products were found to infringe a third-party’s proprietary rights, it could be forced to enter into costly royalty or licensing agreements in order to be able to continue to sell its products or discontinue use of the protected technology. Such royalty and licensing agreements may not be available on terms acceptable to YD Bio or at all. Rights holders may demand payment for past infringements or force it to accept costly license terms or discontinue use of protected technology or works of authorship.

YD Bio may become involved in litigation regarding patents and other intellectual property rights. Other companies, including its competitors, may develop intellectual property that is similar or superior to its intellectual property, duplicate its intellectual property or design around its patents, and may have or obtain patents or other proprietary rights that would prevent, limit or interfere with its ability to make, use or sell its products. Effective intellectual property protection may be unavailable or limited in some foreign countries in which YD Bio sells or will sell products or from which competing products may be sold.

Unauthorized parties may attempt to copy or otherwise use aspects of YD Bio’s intellectual property and products that we regard as proprietary. YD Bio’s means of protecting its proprietary rights in the U.S. or abroad may prove to be inadequate, and competitors may be able to develop similar intellectual property independently. If its intellectual property protection is insufficient to protect its intellectual property rights, YD Bio could face increased competition in the markets for its products.

Should any of YD Bio’s competitors file patent applications or obtain patents that claim inventions also claimed by it, YD Bio may choose to participate in an interference proceeding to determine the right to a patent for these inventions, because its business could be harmed if it fails to enforce and protect its intellectual property rights. Even if the outcome is favorable, an interference proceeding could result in substantial costs to YD Bio and disrupt its business.

In the future, YD Bio also may need to file lawsuits to enforce its intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Any such litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on its business, financial condition or results of operations.

Some of YD Bio’s products contain, or may in the future contain, licensed, third-party technology that provides important product functionality and features. The loss or inability to obtain and maintain any such licenses could have a material adverse effect on its business.

Some of YD Bio’s products contain, or may in the future contain, technology licensed from third-parties that provides important product functionality and features. YD Bio cannot assure you that it will have continued access to this technology. For example, if the licensing company ceases to exist, either as a result of bankruptcy, dissolution or purchase by a competitor, YD Bio may lose access to important third-party technology and may not be able to obtain replacement technology on favorable terms or at all. In addition, legal actions, such as intellectual property actions, brought against the licensing company could impact its future access to the technology. Any of these actions could negatively affect YD Bio’s technology licenses, thereby reducing the functionality and features of its products, and adversely affect its business, financial condition or results of operations.

YD Bio may fail to comply with regulations in relation to the sales of drugs and medical related materials business.

Pharmaceutical/medical device companies are required to comply with extensive regulations and hold a number of permits and licenses to carry on their business. Our ability to obtain and maintain these regulatory approvals will be subject to additional burdens placed by government regulation from time to time.

The pharmaceutical/medical device industry is heavily regulated by the government authorities, covering the clearance, approval, registration, production, packaging, licensing, distribution, storage, sales and manufacture and promotion of medicinal products and medical devices in various jurisdictions. In recent years, the regulatory framework regarding the pharmaceutical/medical device industry has undergone significant changes as the authorities tend to implement stricter requirements to ensure effect and safety of medicinal products and medical devices, and we expect that such trends will continue in the future. Any changes could lead to higher compliance costs for our current businesses of sales of pharmaceutical products and medical devices, as well as potential delays or obstacles in the successful development and commercialization of our drug/medical device candidates and could reduce the benefits we receive from drug/medical device development and manufacturing. In addition, even if we receive regulatory approval or clearance from competent authorities for any of our pharmaceutical products or medical devices, we will be subject to ongoing obligations and continued regulatory review in order to maintain the clearance or approval, which may result in significant additional expenses if new requirements are implemented. Any failure by us or our collaborators to maintain compliance with applicable laws and regulations or obtain and maintain required licenses and permits may result in administrative fines and/or the suspension or termination of our business activities. We believe our strategy and approach is aligned with the relevant government regulatory requirements and policies, but we cannot ensure that our strategy and approach will continue to be aligned.

YD Bio’s future success depends, in part, on its ability to develop new products and new technologies and maintain technologies, facilities and equipment to meet the needs of its customers.

Many of the markets in which YD Bio operates are characterized by rapidly changing technologies. The product, program and service needs of its customers change and evolve regularly. YD Bio’s success in the cancer detection industry depends upon its ability to identify emerging technological trends, develop technologically advanced, innovative and cost-effective products and services and market these products and services to its customers in the U.S. and internationally. In addition, YD Bio’s ability to develop innovative and technologically advanced products depends on continued funding for, and investment in, research and development projects. YD Bio’s success also depends on its continued access to assured suppliers of important technologies and components and its ability to provide the people, technologies, facilities, equipment and financial capacity needed to deliver those products and services with maximum efficiency. YD Bio’s customers and markets also increasingly require it to be agile and efficient, digitally enabled and able to harness integrated digital technologies and capabilities to deliver solutions with the agility and affordability that its customers seek. If YD Bio is unable to continue to develop new products and technologies in a timely fashion, and successfully to effect digital transformation, or if YD Bio fails to achieve market acceptance more rapidly than its competitors, it may be unable to maintain a competitive position and YD Bio’s future success could be materially adversely affected. If it fails to maintain its competitive position, YD Bio could lose a significant amount of future business to its competitors, which also could have a material adverse effect on its ability to generate favorable financial results and maintain market share and on its financial position, results of operations and/or cash flows.

YD Bio may be subject to intellectual property infringement claims, which could cause YD Bio to incur litigation costs and divert management attention from its business.

Any intellectual property infringement claims against YD Bio and/or IP Holdings, with or without merit, could be costly and time-consuming to defend and divert management’s attention from YD Bio’s and/or IP Holdings’ business. If YD Bio’s products were found to infringe a third party’s proprietary rights, YD Bio could be required to enter into costly royalty or licensing agreements to be able to sell its products. Royalty and licensing agreements, if required, may not be available on terms acceptable to YD Bio or at all.

A failure of YD Bio’s information technology systems, or an interruption in its operation due to internal or external factors including cyber-attacks, could have a material adverse effect on its business, reputation, financial condition or results of operations.

YD Bio’s operations depend on its ability to protect its information systems, computer equipment, and information databases from systems failures. YD Bio relies on its information technology systems generally to manage the day-to-day operations of its business, operate elements of its manufacturing facility, manage relationships with its customers, fulfill customer orders, and maintain its financial and accounting records. Failure of YD Bio’s information technology systems could be caused by internal or external events, such as incursions by intruders or hackers, computer viruses, cyber-attacks, failures in hardware or software, or power or telecommunication fluctuations or failures.

There have been an increasing number of cyber security incidents affecting companies around the world, which have caused operational failures or compromised sensitive corporate data. Although YD Bio does not believe its systems are at a greater risk of cyber security incidents than other similar organizations, such cyber security incidents may result in: the loss or compromise of customer, financial, or operational data; disruption of billing, collections, or normal operating activities; disruption of electronic monitoring and control of operational systems; and delays in financial reporting and other management functions. Possible impacts associated with a cyber-security incident may include, among others: remediation costs related to lost, stolen, or compromised data; repairs to data processing systems; increased cyber security protection costs; reputational damage; and adverse effects on YD Bio’s ability to comply with applicable privacy and other laws and regulations. The failure of YD Bio’s information technology systems to perform as anticipated for any reason could disrupt its business and result in numerous adverse consequences, including reduced effectiveness and efficiency of operations or increased costs, any of which could have a material adverse effect on its business, operating results and financial condition. Any technology and information security processes and disaster recovery plans YD Bio uses to mitigate its risk to these vulnerabilities may not be adequate to ensure that its operations will not be disrupted should such an event occur.

The success of YD Bio depends upon certain key personnel, including product development and engineering staff.

The success of YD Bio will depend in large part upon the skill and expertise of certain key personnel, including product development and engineering staff. The competition for qualified management and such key personnel is intense. There can be no assurance that any such individuals will continue to be associated with or employed by YD Bio throughout their respective lives. The loss of services of one or more of such key personnel or the inability to hire, train and retain additional such key personnel could delay the development and sale of its products, disrupt its business, and interfere with its ability to execute our business plan. The loss of key personnel could also have a material adverse effect on YD Bio.

YD Bio’s growth relies on market acceptance.

While YD Bio believes there will be significant customer demand for YD Bio’s products, there is no assurance there will be broad market acceptance of YD Bio’s product offerings. There also may not be broad market acceptance of YD Bio’s offerings if its competitors offer products which are preferred by prospective customers. In such event, there may be a material adverse effect on YD Bio’s results of operations and financial condition, and YD Bio may not be able to achieve its goals.

The loss of sales, or significant reductions in orders from, any major customers may have a material adverse effect on us.

YD Bio’s top two corporate customers — Alcon and Novartis — accounted for approximately 55% of the company’s total revenue for the year ended December 31, 2024. In any one reporting period, our major customers may contribute an even larger percentage of our consolidated sales. The loss, or any significant reduction in orders from, any of these customers, including reductions due to economic, market or competitive conditions or regulatory requirements, would likely have a material adverse effect on our business, financial condition and results of operations. None of our significant customers has entered into an agreement with us requiring it to purchase any minimum quantity of our products.

Attempts to lessen the adverse effect of any loss or reduction of sales through the rapid addition of new customers would be difficult because customers typically require lengthy qualification periods prior to placing volume orders with a new supplier. Our future success will continue to depend upon: our ability to maintain relationships with existing key customers; our ability to attract new customers and satisfy any required qualification periods; and our ability to introduce new products in a timely manner.

YD Bio’s ability to compete successfully depends on many factors, both within and outside its control.

These factors include the following:

●	YD Bio’s success in developing, producing, marketing, and successfully selling its products;

●	YD Bio’s ability to address the needs of its consumer, military and law enforcement customers;

●	the pricing, quality, performance, and reliability of YD Bio’s products;

●	the quality of YD Bio’s customer service;

●	the efficiency of YD Bio’s production; and

●	product or technology introductions by YD Bio’s competitors.

Because YD Bio believes technological and functional distinctions among competing products in its markets are perceived by many end-user consumers to be relatively modest, effectiveness in marketing and manufacturing are particularly important competitive factors in its business.

The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors of the benefits of such inspections. Our common stock may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our common stock, or the threat of its being delisted, may materially and adversely affect the value of your investment.

Our auditor, ARK Pro CPA & Co, the independent registered public accounting firms that issue the audit reports included elsewhere in this prospectus, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are currently subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Our auditors are located in Hong Kong, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. The inability of the PCAOB to conduct inspections of auditors in Hong Kong in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firms’ audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we and investors in our common stock would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in our common stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Pursuant to the HFCAA, as amended, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our ordinary shares from being traded on a national securities exchange or in the over-the-counter trading markets in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing. In accordance with the HFCAA, as amended, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our common stock when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our common stock. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

Regulatory Risks

Recent reductions in force across the U.S. federal government may impact our ability to secure necessary meetings to discuss, obtain guidance on, and receive clearances or approvals for our products.

Actions by the Trump administration may fundamentally impact the FDA, CMS, and other federal agencies with jurisdiction over our products. Among other things, the issuance of Executive Order (EO) 14192, “Unleashing Prosperity Through Deregulation” (January 31, 2025), EO 14212, “Establishing the President’s Make America Healthy Again Commission” (February 13, 2025), and EO 14219, “Ensuring Lawful Governance and Implementing the President’s ‘Department of Government Efficiency’ Deregulatory Initiative” (February 21, 2025) could have a significant impact on the manner in which the FDA conducts its operations and engages in regulatory and oversight activities.

For example, on March 27, 2025, the US Department of Health and Human Services (HHS), which houses both CMS and the FDA, announced significant restructuring in accordance with EO 14219. Among other changes, HHS announced that it intends to reduce its workforce by approximately 10,000 full-time employees, consolidate 28 existing divisions into 15 new divisions, and centralize certain core functions. Notably, this restructuring plan is in addition to other downsizing efforts at HHS, which in combination, will result in a reduction of force by 20,000 employees.

There is substantial uncertainty regarding how these changes will impact the FDA. HHS has stated that it intends to reduce the FDA’s workforce by 3,500 individuals, which represents approximately 18% of FDA full-time employees. This restructuring could lead to significant disruptions and delays at the FDA, including impeding the agency’s ability to meet with industry participants and provide feedback, review and/or approve submissions, conduct inspections, issue regulatory guidance, or take other actions that facilitate the development, approval, and marketing of regulated products. All of this could adversely affect our business.

Securing FDA clearance or approval of our products and products we may develop, license, or acquire is a complex process requiring substantial time, commitment of resources and expense without any assurance that the FDA will grant such clearance or approval.

We have not yet obtained FDA clearance or approval for any of our cancer screening test products. In March 2025, a U.S. federal district court held that HCP LDTs are not medical devices and, as such, the FDA does not have jurisdiction over them. Accordingly, such tests do not currently require FDA clearance or approval. This decision has not been appealed by the government, and the deadline to do so has passed. The March 2025 ruling did not explicitly address DTC LDTs. It is therefore arguable that the court’s order applies only to LDTs for which there is some involvement from an HCP (i.e., HCP LDTs). This means that the FDA may view DTC LDTs as subject to the FDA’s full regulatory oversight and all applicable regulatory requirements.

YD Bio’s commercially available assay is currently offered as an LDT performed solely at the request of a prescribing HCP (i.e., it is not a DTC LDT). While YD Bio intends to pilot a streamlined access model that allows patients to initiate testing through an online portal integrated with an independent telehealth physician network, all orders will still be reviewed and authorized by a licensed HCP prior to sample collection (i.e., such tests are not DTC LDTs). Should YD Bio eventually receive FDA clearance or approval for our tests, it still does not intend to offer them as fully DTC products, but instead intend to offer them as products that require an order from a licensed HCP (i.e., again, such tests will not be DTC LDTs).

It is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do so has passed — that the FDA could determine that tests initiated by consumers are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and the March 2025 ruling. In this event, YD Bio may be required to obtain regulatory approval or clearance for its test products.

By statute, all new medical devices are initially placed in Class III. Nonetheless, and based on the FDA’s current practices, YD Bio expects that if it is required to obtain regulatory clearance or approval for its cancer screening tests, such tests will ultimately be regulated as Class II devices, requiring either a 510(k) notification or, more likely, a de novo application. However, it is possible that the FDA may determine that these products should be regulated as Class III medical devices under 21 U.S.C. § 360c (Section 513 of the FDCA). Class III devices are those that sustain or support life, are implanted, or present potential risks of serious illness or injury. These products typically require a PMA to demonstrate safety and effectiveness before they can be marketed. Some of our products may be subject to approval under a PMA, the most stringent FDA premarket medical device scientific and regulatory review process, which requires sufficient valid scientific evidence in addition to general and special controls to assure that it is safe and effective for its intended use(s).

The process of securing FDA PMA approval is complex and requires substantial time, commitment of resources and expense. The process may take many years to complete, and approval may never be obtained. It requires us to demonstrate with substantial evidence, gathered in preclinical and large, complex well-controlled clinical trials, that the planned product is safe and effective for use as intended. We may not conduct such a trial or may not successfully enroll or complete any such trial, if required. Any products we may develop may not achieve the required primary endpoint in the clinical trial and may not receive regulatory approval. We must also demonstrate that the manufacturing facilities, processes, and controls for any products we may develop are adequate.

We may need to seek approval of a de novo classification request from FDA. Under the de novo classification process, a manufacturer whose device is not eligible for a 510(k) Notification or whose device under the FDCA would otherwise be automatically classified into Device Class III and require the submission and approval of a PMA prior to marketing is able to request down-classification of the device to Class I or Class II on the basis that the device presents a low or moderate risk. If the FDA grants the de novo classification request, the applicant will receive authorization to market the device. This device type may be used subsequently as a predicate device for future 510(k) submissions.

Even if our products are not required to obtain a PMA or de novo classification, they may instead require a 510(k) Notification. In the 510(k) clearance process, before a device may be marketed, the FDA must determine that a proposed device is “substantially equivalent” to a legally marketed “predicate” device, which includes a device that has been previously cleared through the 510(k) process, a device that was legally marketed prior to May 28, 1976 (pre-amendments device), a device that was originally on the U.S. market pursuant to an approved PMA and later down-classified, or a 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data are sometimes required to support substantial equivalence.

There can be no assurance that FDA will ever permit us to market any new product or service that we develop. Also, any regulatory clearance or approval of a product, once obtained, may be withdrawn. If we are unable to successfully obtain or maintain regulatory clearance or approval to sell any products in the U.S. we may develop, our business, financial condition, results of operations and growth prospects could be adversely affected. Furthermore, delays in receipt of clearances or approvals could materially delay or prevent us from commercializing our products and services or result in substantial additional costs that could decrease our profitability. Even if we were to successfully obtain and maintain regulatory clearance or approval for a product, any clearance or approval might contain significant limitations related to use restrictions for specified age groups, warnings, precautions or contraindications, or may be subject to burdensome post-approval study or risk management requirements.

FDA can delay, limit, or deny clearance or approval of a future product for many reasons, including but not limited to:

●	a future product may not be deemed to be safe and effective;

●	FDA officials may not find the data from clinical and preclinical studies sufficient;

●	FDA may not approve our or our third-party manufacturer’s processes or facilities; or

●	FDA may change its clearance or approval policies or adopt new regulations.

If any products we may develop fail to demonstrate safety and efficacy, or otherwise do not gain regulatory clearance or approval, our business and results of operations will be materially and adversely harmed.

Failure to obtain regulatory approvals in foreign jurisdictions will prevent us from marketing our products internationally.

We intend to seek distribution and marketing partners for one or more of the products we are developing in foreign countries. The approval procedures vary among countries and can involve additional clinical testing, and the time required to obtain approval may differ from that required to obtain FDA clearance or approval. Moreover, clinical studies or manufacturing processes conducted in one country may not be accepted by regulatory authorities in other countries. Clearance or approval by FDA does not ensure clearance or approval by regulatory authorities in other countries, and approval by one or more foreign regulatory authorities does not ensure clearance or approval by regulatory authorities in other foreign countries or by FDA. In addition, a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. The foreign regulatory approval process may include all of the risks associated with obtaining FDA clearance or approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. We may not be able to file for regulatory approvals and even if we file, we may not receive necessary approvals to commercialize our products in any market.

Modifications to our cleared or approved products may require new clearances or approvals, or may require us to cease marketing or recall the modified products until clearances are obtained.

For any product approved pursuant to a PMA, we are required to seek supplemental approval for many types of changes to the approved product, for which we will need to determine whether a PMA supplement or other regulatory filing is needed or whether the change may be reported via the PMA Annual Report. Similarly, any modification to a 510(k)-cleared device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design, or manufacture, requires new 510(k) clearance or, possibly, approval of a new PMA. The same is true for a device approved via the de novo pathway; any modification to a device approved via this pathway that could significantly affect its safety or effectiveness, or that would constitute a major change of its intended use, design, or manufacture, may require a new de novo classification or a new 510(k) Notification or even a PMA. If the FDA requires us to seek approvals or clearances for modifications to our previously approved or cleared products, for which we concluded that new approvals or clearances are unnecessary, we may be required to cease marketing or distribution of our products or to recall the modified product until we obtain the approval or clearance, and we may be subject to significant regulatory fines or penalties. Foreign regulatory regimes may have comparable requirements, which present the same or substantially similar risks.

Clinical trials necessary to support regulatory submission will be expensive and could require the enrollment of large numbers of patients. Suitable patients may be difficult to identify and recruit. Delays or failures in our clinical trials will prevent us from expanding our commercial efforts and will adversely affect our business, operating results and prospects.

Initiating and completing clinical trials necessary to support regulatory submission will be time-consuming and expensive and their outcome uncertain. Moreover, the results of early clinical trials are not necessarily predictive of future results, and any product we advance into clinical trials may not have favorable results in early or later clinical trials.

Conducting successful clinical studies could require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical trials and completion of patient participation and follow-up depend on many factors, including the size of the patient population, the nature of the trial protocol, the attractiveness of, or the discomforts and risks associated with, the treatments received by patients enrolled as subjects, the availability of appropriate clinical trial investigators, support staff, and proximity of patients to clinical sites and ability to comply with the eligibility and exclusion criteria for participation in the clinical trial and patient compliance. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures or follow-up to assess the safety and effectiveness of our products or if they determine that the treatments received under the trial protocols are not attractive or involve unacceptable risks, discomforts or expenditures. Patients may also not participate in our clinical trials if they choose to participate in contemporaneous clinical trials of competitive products. In addition, patients participating in clinical trials may die before completion of the trial or suffer adverse medical events unrelated to investigational products.

Development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy may be required and we may not adequately develop such protocols to support clearance and approval. Further, FDA may require us to submit data on a greater number of patients than it originally anticipated and/or for a longer follow-up period or change the data collection requirements or data analysis for any clinical trials. Delays in patient enrollment or failure of patients to continue to participate in a clinical trial may cause an increase in costs and delays in the approval and attempted commercialization of our products or result in the failure of the clinical trial. FDA may not consider our data adequate to demonstrate safety and efficacy. Such increased costs and delays or failures could adversely affect our business, operating results and prospects.

We expect to depend on clinical investigators, medical institutions, and contract research organizations (“CROs”) to perform the clinical trials. If these parties do not successfully carry out their contractual duties or obligations or meet expected deadlines, or if the quality, completeness, or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our clinical protocols or for other reasons, our clinical trials may have to be extended, delayed, or terminated. Many of these factors would be beyond our control. We may not be able to enter into replacement arrangements without undue delays or considerable expenditures. If there are delays in testing or approvals as a result of the failure to perform by third parties, our research and development costs would increase, and we may not be able to obtain regulatory clearance or approval for our current products and any other products we may develop. In addition, we may not be able to establish or maintain relationships with these parties on favorable terms, if at all. Each of these outcomes would harm our ability to market our current products and any other products we may develop, license, or acquire, or to achieve sustained profitability.

The results of our clinical trials may not support our product candidate claims or may result in the discovery of adverse side effects.

Even if any of our clinical trials are completed as planned, it cannot be certain that study results will support product candidate claims or that FDA or foreign regulatory authorities will agree with our conclusions regarding them. Success in pre-clinical evaluation and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the later trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses, which could cause us to abandon a product candidate and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

If our clinical studies do not satisfy providers, payors, patients and others as to the reliability and performance of our tests, or any other product or service we may develop and seek to commercialize, we may experience reluctance or refusal on the part of physicians to order, and third-party payors to pay for, such test.

If the validity of an informed consent for a clinical trial of one of our products was to be challenged, we could be subject to fines, penalties, litigation, or regulatory sanctions, or other adverse consequences, including invalidating or requiring us to repeat clinical trials which could negatively affect our business and results of operations.

Our products are the subject of multiple clinical trials, and we anticipate they will continue to be so in the future. We have implemented measures to ensure that data and biological samples that we receive have been collected from, and any procedures that have been performed using our products have been on, subjects who have provided appropriate informed consent. We also act as a sponsor of clinical trials in connection with the development of our tests, which are frequently conducted in collaboration with different parties. We seek to receive approval from an ethical review board, or institutional review board, or “IRB,” for projects that meet the definition of “human subjects research,” which includes review and approval of processes for subject informed consent and authorization for use of personal information or waivers thereof. We could conduct clinical trials in a number of different countries. When we utilize clinical research contractor or partner with other third parties, we rely upon them to comply with the requirements to obtain the subject’s informed consent and to comply with applicable laws and regulations. The collection of data and samples in many different countries results in complex legal questions regarding the adequacy of informed consent and the status of genetic material under a large number of different legal systems. Those informed consents could be challenged and prove invalid, unlawful, or otherwise inadequate for our purposes. Any such findings against us, could force us to stop accessing or using data and samples or servicing or conducting clinical trials, which would hinder our product offerings or development. We could also become involved in legal actions, which could consume our management and financial resources.

Our business and reputation will suffer if we are unable to establish and comply with, stringent quality standards to assure that the highest level of quality is observed in the performance of our tests.

Inherent risks are involved in providing and marketing cancer detection tests and related services. Patients and HCPs rely on us to provide accurate clinical and diagnostic information that may be used to make critical healthcare decisions. As such, users of our tests may have a greater sensitivity to errors than users of some other types of products and services.

We must maintain top service standards and FDA-mandated and other quality controls. Past or future performance or accuracy defects, incomplete or improper process controls, excessively slow turnaround times, unanticipated uses of our tests, or mishandling of samples or test results (whether by us, patients, HCPs, courier delivery services or others) can lead to adverse outcomes for patients and interruptions to our services. These events could lead to voluntary or legally mandated safety alerts relating to our tests or our laboratory facilities and could result in the removal of our products and services from the market or the suspension of our laboratories’ operations. Insufficient quality controls and any resulting negative outcomes could result in significant costs and litigation, as well as negative publicity that could reduce demand for our tests and payers’ willingness to cover our tests. Even if we maintain adequate controls and procedures, damaging and costly errors may occur.

Our current products and any other products we develop that receive regulatory clearance or approval will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense and subject us to penalties if we fail to comply with applicable regulatory requirements.

Even after regulatory clearance or approval has been obtained for our products, the cleared or approved product and its manufacturer remain subject to continual review by FDA or non-U.S. regulatory authorities. Our cleared or approved products may be subject to limitations on the indicated uses for which the product may be marketed. Furthermore, future approvals may contain requirements for potentially costly post-marketing follow-up studies to monitor the safety and efficacy of the approved product. There is a risk that FDA may modify or withdraw the clearance or approval of a product if the results of a post-clearance or post-approval study are not satisfactory or are inconsistent with previous studies. We may rely on third parties, such as contract research organizations, medical institutions and clinical investigators to conduct any post-approval studies. We will have limited control over the activities of these third parties and any post-approval studies may be delayed or halted prior to its completion for reasons outside our control.

In addition, we and our cleared or approved products will be subject to extensive and ongoing regulatory requirements by FDA and other regulatory authorities with regard to the labeling, packaging, adverse event reporting, storage, advertising, promotion, and recordkeeping for our products. We and our contract manufacturers also will be required to comply with current good manufacturing practice, or “cGMP,” regulations regarding the manufacture of our products, which include requirements related to quality control and quality assurance as well as the corresponding maintenance of records and documentation. Further, regulatory authorities may need to approve these manufacturing facilities before they can be used to manufacture medical devices and/or other medical products, and these facilities are subject to continual review and periodic inspections by FDA and other regulatory authorities for compliance with cGMP regulations. Operations at these facilities could be interrupted or halted if FDA or other governmental agency deems the findings of such inspections unsatisfactory.

Failure to comply with FDA or other regulatory requirements could result in fines, unanticipated compliance expenditures, recall or seizures of our products, import alerts preventing the importation of products from other countries, total or partial suspension of production or distribution, restrictions on labeling and promotion, termination of ongoing research, disqualification of data for submission to regulatory authorities, enforcement actions, injunctions and criminal prosecution. If we or a third party discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory authority may impose restrictions on that product, the manufacturer or us, including requiring recall of the product from the market or suspension of manufacturing and distribution of the product. We also may voluntarily recall a product. Any recalls could have an adverse effect on our ability to provide our products, which in turn would adversely affect our financial condition.

If we are found to be promoting the use of our devices for unapproved or “off-label” uses or engaging in other noncompliant activities, we may be subject to recalls, import alerts, seizures, fines, penalties, injunctions, adverse publicity, prosecution, or other adverse actions, resulting in damage to our reputation and business.

Our labeling, advertising, promotional materials and user training materials must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of a medical device for a use that has not been cleared or approved by FDA. Obtaining 510(k) clearance, de novo approval, or PMA approval only permits us to promote our products for the uses specifically cleared or approved by FDA. Use of a device outside its cleared or approved indications is known as “off-label” use. Physicians and consumers may use our products off-label because FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine nor is there oversight on patient use of over-the-counter devices. Although we may request additional cleared or approved indications for our current products, FDA may deny those requests, require additional expensive clinical data to support any additional indications or impose limitations on the intended use of any cleared or approved product as a condition of clearance. Even if regulatory clearance or approval of a product is granted, such clearance or approval may be subject to limitations on the intended uses for which the product may be marketed and reduce our potential to successfully commercialize the product and generate revenue from the product.

If FDA or another regulatory authority determines that our labeling, advertising, promotional materials, or user training materials, or representations made by our personnel, include the promotion of an off-label use for the medical product, or that we have made false or misleading or inadequately substantiated promotional claims, or claims that could potentially change the regulatory status of the product, the authority could take the position that these materials have misbranded our products and request that we modify our labeling, advertising, or user training or promotional materials and/or subject us to regulatory or legal enforcement actions, including the issuance of an Untitled Letter or a Warning Letter, injunction, seizure, recall, import alert, adverse publicity, civil penalties, criminal penalties, or other adverse actions. It is also possible that other federal, state, or foreign enforcement authorities might take action if they consider our labeling, advertising, promotional, or user training materials to constitute promotion of an unapproved use, which could result in significant fines, penalties, or other adverse actions under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, we could be subject to extensive fines and penalties and our reputation could be damaged and adoption of the products would be impaired. Although we intend to refrain from statements that could be considered off-label promotion of our products, FDA or another regulatory agency could disagree and conclude that we have engaged in off-label promotion. In addition, any such off-label use of our products may increase the risk of injury to patients, and, in turn, the risk of product liability claims, and such claims are expensive to defend and could divert our management’s attention and result in substantial damage awards against us.

Clinical laboratories and medical diagnostic companies are subject to extensive and frequently changing federal, state, and local laws. We could be subject to significant fines and penalties if we or our third-party laboratory partners fail to comply with these laws and regulations.

As a provider of clinical cancer detection products and services, we and our third-party laboratory partners are subject to extensive and frequently changing federal, state, and local laws and regulations governing various other aspects of our business. In particular, the clinical laboratory industry is subject to significant governmental certification and licensing regulations, as well as federal and state laws regarding:

●	test ordering and billing practices;

●	marketing, sales and pricing practices;

●	health information privacy and security, including the Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and comparable state laws;

●	insurance;

●	anti-markup legislation; and

●	consumer protection.

We are also required to comply with FDA regulations, including with respect to our labeling and promotion activities. In addition, advertising of our tests is subject to regulation by the Federal Trade Commission, or FTC, and advertising of laboratory services is regulated by certain state laws. Violation of any FDA requirement could result in enforcement actions, such as seizures, injunctions, civil penalties and criminal prosecutions, and violation of any FTC or state law requirement could result in injunctions and other associated remedies, all of which could have a material adverse effect on our business. Most states also have similar regulatory and enforcement authority for devices. Additionally, most foreign countries have authorities comparable to FDA and processes for obtaining marketing approvals. Obtaining and maintaining these approvals, and complying with all laws and regulations, may subject us to similar risks and delays as those we could experience under FDA, FTC and state regulation. We incur various costs in complying and overseeing compliance with these laws and regulations.

Healthcare policy has been a subject of extensive discussion in the executive and legislative branches of the federal and many state governments and healthcare laws and regulations are subject to change. Development of the existing commercialization strategy for our current products has been based on existing healthcare policies. We cannot predict what additional changes, if any, will be proposed or adopted or the effect that such proposals or adoption may have on our business, financial condition and results of operations.

If we or our partners fail to comply with these laws and regulations, we could incur significant fines and penalties, and our reputation and prospects could suffer. Additionally, any such partners could be forced to cease offering our products and services in certain jurisdictions, which could materially disrupt our business.

Many aspects of our business, beyond the specific elements described above are subject to complex, intertwined, costly and/or burdensome federal health care laws and regulations which may open to interpretation and be subject to varying levels of discretionary enforcement. If we fail to comply with these laws and regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Even though we do not and do not expect to control referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business. The regulations that may affect our ability to operate include, without limitation:

●	the federal healthcare program Anti-Kickback Statute, which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving, or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as the Medicare and Medicaid programs;

●	the U.S. Foreign Corrupt Practices Act, or “FCPA,” which prohibits payments or the provision of anything of value to foreign officials for the purpose of obtaining or keeping business;

●	the federal False Claims Act, or “FCA,” which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government, and which may apply to entities like us which provide coding and billing advice to customers;

●	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

●	the federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics and medical supplies to report to the Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests;

●	the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information, and

●	state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers.

The Patient Protection and Affordable Care Act, as amended by the health Care and Education Affordability Reconciliation Act, or “PPACA,” among other things, amends the intent requirement of the Federal Anti-Kickback Statute and criminal healthcare fraud statutes. A person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it. In addition, the PPACA provides that the government may assert that a claim including items or services resulting from a violation of the Federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA.

In 2018, Congress passed Eliminating Kickbacks in Recovery Act, or “EKRA,” as part of the Substance Use-Disorder Prevention that Promotes Opioid Recovery and Treatment for Patients and Communities Act. Similar to the Anti-Kickback Statute, EKRA imposes criminal penalties for knowing or willful payment or offer, or solicitation or receipt, of any remuneration, whether directly or indirectly, overtly or covertly, in cash or in kind, in exchange for the referral or inducement of laboratory testing (among other healthcare services) unless a specific exception applies. However, unlike the Anti-Kickback Statute, EKRA is not limited to services covered by federal or state healthcare programs but applies more broadly to services covered by “healthcare benefit programs,” including commercial insurers. As currently drafted, EKRA potentially expands the universe of arrangements that could be subject to government enforcement under federal fraud and abuse laws. In addition, while the Anti-Kickback Statute includes certain exceptions that are widely relied upon in the healthcare industry, not all of those same exceptions apply under EKRA. Because EKRA is a relatively new law, there is no agency guidance or court precedent to indicate how and to what extent it will be applied and enforced. We cannot assure you that our relationships with HCPs, sales representatives, hospitals, customers, or any other party will not be subject to scrutiny or will survive regulatory challenge under EKRA.

Recently, the medical device industry has been under heightened scrutiny as the subject of government investigations and regulatory or legal enforcement actions involving manufacturers who allegedly offered unlawful inducements to potential or existing customers in an attempt to procure their business, including arrangements with physician consultants. If our operations or arrangements are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs and the curtailment or restructuring of our operations. Any penalties, damages, fines, exclusions, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. The risk of us being found in violation of these laws is increased by the fact that many of these laws are broad and their provisions are open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend against that action and the underlying alleged violations, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If the physicians or other providers or entities with whom we do business are found to be non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on our business. Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

The regulations that govern pricing and reimbursement for new products vary widely from country to country, and may adversely affect the pricing, coverage and reimbursement rates of our products in other countries.

The regulations that govern pricing and reimbursement for new products vary widely from country to country. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing clearance or approval is granted. In some foreign markets, pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain regulatory clearance or approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product and negatively impact the revenue we are able to generate from the sale of the product in that country. In addition, to obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product to other available therapies. Adverse pricing limitations may hinder our ability to recoup our investment in our products and any other products, tests, or services we develop, even if our products obtain regulatory approval.

Healthcare reform measures could hinder or prevent our products’ commercial success.

In the U.S., there have been, and we expect there will continue to be, ongoing legislative and regulatory changes to the healthcare system which could affect our future revenue and profitability. Federal and state lawmakers regularly propose and, at times, enact legislation that could result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services. For example, one of the most significant healthcare reform measures in decades, the PPACA, was enacted in 2010. The PPACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will impact existing government healthcare programs. The PPACA, among other things, also could result in the imposition of injunctions.

While the U.S. Supreme Court has repeatedly upheld the constitutionality of most elements of the PPACA, other legal challenges are still pending final adjudication in several jurisdictions. Although efforts in Congress to repeal the PPACA have repeatedly fallen short, there are a number of ongoing legislative initiatives to modify it. At this time, it remains unclear whether there will be any changes made to the PPACA. We cannot assure you that the PPACA, as currently enacted or as amended in the future, will not adversely affect our business and financial results and we cannot predict how future federal or state legislative or administrative changes relating to healthcare reform will affect our business.

In addition, other legislative changes have been proposed and adopted since the PPACA was enacted. There likely will continue to be legislative and regulatory proposals at the federal and state levels directed at containing or lowering the cost of health care. Medicare reimbursement for all products and services, including ours, remains highly susceptible to threats of automatic reductions triggered by budgetary shortfalls. Such payments are subject to recovery of purported overpayment for several years. We cannot predict the initiatives that may be adopted in the future or their full impact. We cannot predict whether any additional legislative changes will affect our business.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of health care may adversely affect:

●	our ability to set a price that we believe is fair for our products;

●	our ability to generate revenue and achieve or maintain profitability; and

●	the availability of capital.

Further, changes in regulatory requirements and guidance may occur, both in the United States and in foreign countries, and we may need to amend clinical study protocols to reflect these changes. Amendments may require us to resubmit our clinical study protocols to an IRB for reexamination, which may impact the costs, timing or successful completion of a clinical study. In light of widely publicized events concerning the safety risk of certain drug and medical device products, regulatory authorities, members of Congress, the Governmental Accounting Office, medical professionals and the general public have all raised concerns about potential safety issues. These events have resulted in the recall and withdrawal of medical device products, revisions to product labeling that further limit use of products and establishment of risk management programs that may, for instance, restrict distribution of certain products or require safety surveillance or patient education. The increased attention to safety issues may result in a more cautious approach by FDA or other regulatory authorities to clinical studies and the medical device clearance or approval process. Adverse event data from clinical studies may receive greater scrutiny with respect to product safety, which may make FDA or other regulatory authorities more likely to terminate or suspend clinical studies before completion, or require longer or additional clinical studies that may result in substantial additional expense and a delay or failure in obtaining approval or approval for a more limited indication than originally sought.

Given the serious public health risks of high profile adverse safety events with certain products, FDA or other regulatory authorities may require, as a condition of approval, costly risk evaluation and mitigation strategies, which may include safety surveillance, restricted distribution and use, patient education, enhanced labeling, special packaging or labeling, expedited reporting of certain adverse events, preapproval of promotional materials and restrictions on direct-to-consumer advertising.

We face uncertainty related to healthcare reform, pricing, coverage, and reimbursement, which could reduce our revenue.

Healthcare reform laws, including the PPACA and PAMA, are significantly affecting the U.S. healthcare and medical services industry. Recently passed legislation and possible future legal and regulatory changes, including potential repeal or modification of the PPACA, or approval of health plans that allow lower levels of coverage for preventive services, could substantially change the structure and finances of the health insurance system and the methodology for reimbursing medical services, drugs and devices, including our current and future products and services. Healthcare reforms, which may intend to reduce healthcare costs, may have the effect of discouraging third-party payors from covering certain kinds of medical products and services, particularly newly developed technologies, such as our current products, or any other products or services we develop. We cannot predict whether future healthcare reform initiatives will be implemented at the federal or state level or the effect any such future legislation or regulation will have on us. The taxes imposed by new legislation, cost reduction measures and the expansion in the government’s role in the U.S. healthcare industry may result in decreased profits to us, which may adversely affect our business, financial condition and results of operations.

Because Medicare currently covers a significant portion of the patients in the current targeted screening population for our products, any reduction in the CMS reimbursement rate for our products would negatively affect our revenues and our business prospects. There can be no assurance under PAMA that adequate CMS reimbursement rates will initially be assigned or will continue to be assigned to our tests. Further, it is possible that Medicare or other federal payors that provide reimbursement for our tests in the future may later suspend, revoke or discontinue coverage at any time, may require co-payments from patients, or may reduce the reimbursement rates payable to us. Any such action could have a negative impact on our revenues.

Our products may cause serious adverse side effects or even death or have other properties that could delay or prevent their regulatory clearance or approval, limit the commercial desirability of an approved label or result in significant negative consequences following any marketing clearance or approval.

All clinical trials have a substantial risk of failing to meet their safety or effectiveness endpoints. It is impossible to predict when or if our current products, or any other products we develop, license or acquire will prove safe and effective and receive regulatory approval. Undesirable side effects caused by any products we are developing could cause us or regulatory authorities to interrupt, delay or halt any required clinical trials. They could also result in a more restrictive label or the delay or denial of regulatory clearance or approval by FDA or other comparable foreign regulatory authority.

Additionally, after receipt of marketing clearance or approval of any products we may develop, if we or others later identify undesirable side effects or even deaths caused by such products, a number of potentially significant negative consequences could result, including:

●	we may be forced to recall such product and suspend the marketing of such product;

●	FDA may issue an Import Alert preventing the importation of a product into the United States from another country;

●	regulatory authorities may withdraw their clearance or approval of such product;

●	regulatory authorities may require additional warnings on the label that could diminish the usage or otherwise limit the commercial success of such products;

●	FDA or other regulatory bodies may issue safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings about such product;

●	FDA may require the establishment or modification of Risk Evaluation Mitigation Strategies, or a comparable foreign regulatory authority may require the establishment or modification of a similar strategy that may, for instance, restrict distribution of our products and impose burdensome implementation requirements on us;

●	we may be required to change the way the product is administered or conduct additional clinical trials;

●	we could be sued and held liable for harm caused to subjects or patients;

●	we may be subject to litigation or product liability claims; and

●	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the particular product.

Our medical products may in the future be subject to product recalls that could harm our reputation, business, and financial results.

FDA has the authority to request and/or require the recall of commercialized medical products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a medical product is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our financial condition and results of operations. FDA requires that certain classifications of recalls be reported to FDA within ten working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require notification of FDA. If FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect its sales. In addition, FDA could take enforcement action for failing to report the recalls when they were conducted. No recalls of our medical products have been reported to FDA.

Our medical products may in the future be subject to import alerts.

FDA has the authority to place products and companies on an import alert if the Agency believes that there has been a violation of FDA laws and/or regulations. Import alerts allow FDA to detain future shipments from another country without testing or otherwise physically examining them. If a company on an import alert attempts to import product, or if a product on an import alert is nonetheless offered for import, the product will be detained and refused entry into the U.S. unless the importer can demonstrate to FDA that the product and/or company is not in violation of FDA laws and regulations.

If our medical products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be subject to medical device or drug reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

Under FDA medical device reporting regulations, medical device manufacturers are required to report to FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. Similarly, under FDA drug reporting regulations, drug manufacturers are required to submit to FDA information that a drug has or may have caused an unanticipated experience or side effect that places a patient at risk of, or results in, death or serious injury. If we fail to report these events to FDA within the required timeframes, or at all, FDA could take enforcement action against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of our products.

We face an inherent risk of product liability exposure related to the sale of certain of our products and any other products we develop. The marketing, sale and use of our products could lead to the filing of product liability claims against us if someone alleges product failures, product malfunctions, manufacturing flaws, or design defects resulted in injury to patients. We may also be subject to liability for a misunderstanding of, or inappropriate reliance upon, the information we provide. If we cannot successfully defend ourselves against claims that a product we developed caused injuries, we may incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

●	decreased demand for our products;

●	injury to our reputation and significant negative media attention;

●	withdrawal of patients from clinical studies or cancellation of studies;

●	significant costs to defend the related litigation and distraction to our management team;

●	substantial monetary awards to patients;

●	loss of revenue; and

●	the inability to commercialize any products that we may develop.

In addition, insurance coverage is increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost or in an amount adequate to satisfy any liability that may arise.

Compliance with the HIPAA security, privacy and breach notification regulations may increase our costs.

The HIPAA privacy, security and breach notification regulations, including the expanded requirements under HITECH, establish comprehensive federal standards with respect to the uses and disclosures of protected health information, or “PHI,” by health plans, HCPs and healthcare clearinghouses, in addition to setting standards to protect the confidentiality, integrity and security of PHI. The regulations establish a complex regulatory framework on a variety of subjects, including:

●	the circumstances under which uses and disclosures of PHI are permitted or required without a specific authorization by the patient, including but not limited to treatment purposes, activities to obtain payments for our services, and our healthcare operations activities;

●	a patient’s rights to access, amend and receive an accounting of certain disclosures of PHI;

●	requirements to notify individuals if there is a breach of their PHI;

●	the contents of notices of privacy practices for PHI;

●	administrative, technical and physical safeguards required of entities that use or receive PHI; and

●	the protection of computing systems maintaining electronic PHI.

We have implemented practices intended to meet the requirements of the HIPAA privacy, security and breach notification regulations, as required by law. We are required to comply with federal privacy, security and breach notification regulations as well as varying state privacy, security and breach notification laws and regulations, which may be more stringent than federal HIPAA requirements. In addition, for healthcare data transfers from other countries relating to citizens of those countries, we must comply with the laws of those countries. The federal privacy regulations restrict our ability to use or disclose patient identifiable data, without patient authorization, for purposes other than payment, treatment, healthcare operations and certain other specified disclosures such as public health and governmental oversight of the healthcare industry.

HIPAA provides for significant fines and other penalties for wrongful use or disclosure of PHI, including potential civil and criminal fines and penalties. Computer networks are always vulnerable to breach and unauthorized persons may in the future be able to exploit weaknesses in the security systems of our computer networks and gain access to PHI. Additionally, we share PHI with third-parties who are legally obligated to safeguard and maintain the confidentiality of PHI. Unauthorized persons may be able to gain access to PHI stored in such third-parties computer networks. Any wrongful use or disclosure of PHI by us or such third-parties, including disclosure due to data theft or unauthorized access to our or our third-parties computer networks, could subject us to fines or penalties that could adversely affect our business and results of operations. Although the HIPAA statute and regulations do not expressly provide for a private right of damages, we could also incur damages under state laws to private parties for the wrongful use or disclosure of confidential health information or other private personal information.

Our employees, independent contractors, consultants, commercial partners, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct, or other illegal activity by our employees, independent contractors, consultants, commercial partners, and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with the rules and regulations of the CMS, FDA, and other comparable foreign regulatory authorities; provide true, complete and accurate information to such regulatory authorities; comply with manufacturing and clinical laboratory standards; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to us. In particular, research, sales, marketing, education, and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing, and other abusive practices, as well as off-label product promotion. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs, and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of participant recruitment for clinical studies, which could result in regulatory sanctions and cause serious harm to our reputation. We have adopted a code of business conduct and ethics, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions. Even if it is later determined after an action is instituted against us that we were not in violation of these laws, we may be faced with negative publicity, incur significant expenses defending our actions, and have to divert significant management resources from other matters.

Industry And Market Risk

We face intense competition in the biotechnology and pharmaceutical industries.

The biotechnology and pharmaceutical industries are intensely competitive. We face direct competition from U.S. and foreign companies focusing on cancer blood tests and pharmaceutical products, which are rapidly evolving. Our competitors include major multinational diagnostic and pharmaceutical companies, specialized biotechnology firms, and universities and other research institutions. Many of these competitors have greater financial and other resources, larger research and development staffs, and more effective marketing and manufacturing organizations than we do. In addition, academic and government institutions are increasingly likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to market commercial tests or products based on technology developed at such institutions. Our competitors may succeed in developing or licensing technologies, tests, and products that are more effective or less costly than ours or succeed in obtaining FDA or other regulatory approvals for diagnostic test and medical product candidates before we do. Acquisitions of, or investments in, competing diagnostic, pharmaceutical, or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing, and other resources.

Our ExoLens product faces significant competition in the glaucoma and dry eye syndrome treatment markets from the following:

The market for our proposed tests and products is competitive and rapidly changing, and new cancer detection technologies which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

The cancer detection, pharmaceutical, and biotechnology industries are subject to rapid and substantial technological change. Developments by others may render our proposed tests or products noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition from diagnostic, pharmaceutical and biotechnology companies, universities, governmental entities, and others diversifying into the field is intense and is expected to increase.

As a company engaged in the development of cancer detection technology with limited revenue generated to date, our resources are limited, and we may experience technical challenges inherent in such technologies. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition. Some of these technologies may have an entirely different approach or means of accomplishing similar diagnostic efficacy compared to our proposed tests or products. Our competitors may develop cancer detection technologies that are more effective or less costly than our proposed tests or products and therefore present a serious competitive threat.

The potential widespread acceptance of cancer blood tests or therapies that are alternatives to ours may limit market acceptance of our proposed tests or products, even if commercialized. Many of our targeted diseases and conditions can also be detected by other tests or treated by other medications. These tests and treatments may be widely accepted in medical communities and have a longer history of use. The established use of these competitive technologies may limit the potential for our technologies, formulations, tests, and products to receive widespread acceptance if commercialized.

Negative developments in the field of exosomes could damage public perception of any product candidates that we develop, which could adversely affect our ability to conduct our business or obtain regulatory approvals for such product candidates.

Exosome therapeutics are novel and unproven therapies, with no exosome therapeutic approved to date. Exosome therapeutics may not gain the acceptance of the public or the medical community. To date, other efforts to leverage natural exosomes have generally demonstrated an inability to generate exosomes with predictable biologically active properties or to manufacture exosomes at suitable scale to treat more than a small number of patients. Some studies used natural exosomes without an intended or understood mechanism of action or pharmacology. Other studies included payloads but generated inconclusive results. Our success will depend on our ability to demonstrate that our exosomes can overcome these challenges.

If one of our current or future product candidates is unable to successfully target a certain cell type or pathway and establish proof of concept in a certain disease, it may indicate that we will not be able to apply our technology to other diseases mediated by that cell type or pathway. This may also indicate a decrease in the probability of our success for other targets using the same modality in the same or different cell types, as well as for our engineered exosome approach more generally. Such failures could negatively affect the public or medical community’s perception of our technology and exosome therapeutics in general.

Additionally, our success will depend upon physicians who specialize in the treatment of diseases targeted by our product candidates, if approved, prescribing testing or treatments that involve the use of our product candidates, if cleared or approved, in lieu of, or in addition to, existing treatments with which they are more familiar and for which greater clinical data may be available. Adverse events in clinical trials of our product candidates or in clinical trials of others developing similar products and the resulting publicity, as well as any other adverse events in the field of exosome therapeutics, could result in a decrease in demand for any product that we may develop. These events could also result in the suspension, discontinuation, or clinical hold of, or modification to, our clinical trials. Any future negative developments in the field of exosomes and their use as therapies could also result in greater governmental regulation, stricter labeling requirements and potential regulatory delays in the testing or approvals of our product candidates. Any increased scrutiny could delay or increase the costs of obtaining marketing approval for any of our product candidates.

Risks Related to Taiwan

Your investment may be adversely affected by political considerations relating to Taiwan.

Taiwan has a unique international political status. The People’s Republic of China (“PRC”) claims that Taiwan is part of China. Although significant economic and cultural relations have been established during recent years between Taiwan and the PRC, relations have often been strained. The PRC government has refused to renounce the use of military force to gain control over Taiwan. Furthermore, the PRC government passed an Anti-secession Law in March 2005, which authorizes non-peaceful means and other necessary measures should Taiwan move to gain independence from the PRC. Relations between the PRC and Taiwan have at times been strained. Strained relations could result in future military actions or economic sanctions or other disruptive activities undertaken by either government. Past tensions between them have on occasion depressed the market prices of the securities of companies in Taiwan. As the headquarters of our major subsidiary (i.e., Yong Ding Biopharm Co., Ltd.) is based in Taiwan, relations between Taiwan and the PRC and other factors affecting military, political or economic conditions in Taiwan could materially and adversely affect our financial condition and results of operations. There can be no assurance that the present tensions will not worsen, which could have a significant adverse impact on our financial condition, results of operations and future prospects.

The imposition of foreign exchange restrictions may have an adverse effect on the Company’s ability to repatriate the dividends.

Apart from trade-related or service-related foreign exchange transactions, Taiwanese companies may, without foreign exchange approval, remit foreign currency of up to US$100 million (or its equivalent) to and from Taiwan (or such other amount as determined by the Central Bank of the Republic of China (Taiwan) from time to time at its discretion in consideration of the economic and financial conditions of Taiwan) in each calendar year. The above limits apply to remittances involving either a conversion of NT dollars into a foreign currency or a conversion of foreign currency into NT dollars.

Taiwan government may impose further foreign exchange restrictions in certain emergency situations, including situations where there are sudden fluctuations in interest rates or exchange rates, where Taiwan government experiences extreme difficulty in stabilizing the balance of payments or where there are substantial disturbances in the financial and capital markets in Taiwan. There can be no assurance that these restrictions, if imposed, will not adversely affect, among other things, the Company’s ability to repatriate its and/or its subsidiary’s funds in Taiwan, which may in turn limit our ability to receive and use our revenue effectively.

Due to our major subsidiary’s location in Taiwan, natural disasters and other events outside of our control may seriously disrupt our business operations.

Taiwan is vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, nuclear and radiation accidents, power loss, telecommunications failures, break-ins, wars, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures or internet failures, which could cause, including but not limit to, the damage or destruction of real or personal property, the loss or corruption of data or malfunctions of software or hardware, disruption of our major subsidiary’s business operation, interruption of ongoing development of the biopharmaceutical products as well as adversely affect our business. Although we have not been adversely affected in the past by natural disasters and other calamities, natural disasters and other events outside of our control in Taiwan in the future could seriously disrupt our business operations.

You may not be able to enforce a judgment of a foreign court in Taiwan.

Our major subsidiary (i.e., Yong Ding Biopharm Co., Ltd.) is a company limited by shares and incorporated under the Taiwan Company Act. Also, all our directors and management are located in Taiwan, and a certain portion of our assets and the assets of such persons are located in Taiwan. As a result, it may be difficult for investors to enforce judgments obtained outside Taiwan against us, our major subsidiary or such persons in Taiwan, including those predicated upon the civil liability provisions of the federal securities laws of the United States.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert New Taiwan Dollars (“NTD”) into foreign currencies and, if NTD were to decline in value, reducing our revenues and profits in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in Taiwan uses the NTD as the functional currencies. The majority of our revenues derived and expenses incurred are in NTD. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the NTD depends to a large extent on Taiwanese government policies, domestic and international economic and political developments as well as supply and demand in the local market.

Any further economic downturn or decline in the growth of the population in Taiwan may materially and adversely affect YD Bio’s financial condition, results of operations and prospects.

YD Bio conducts most of our operations and generates most of our revenues in Taiwan. As a result, any decline in the Taiwan economy or a decline in the growth of the population in Taiwan may materially and adversely affect their financial condition, results of operations and prospects. For example, the global slowdown in technology expenditures has from time to time adversely affected the Taiwan economy, which is highly dependent on the technology industry. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world’s leading economies. There have also been concerns over unrest in the Middle East, Africa and Ukraine, which has resulted in higher oil prices and significant market volatility.

As the Company’s business is significantly dependent on economic growth, any uncertainty or further deterioration in economic conditions could have a material adverse effect on the Company’s financial condition and results of operations. YD Bio cannot assure that economic conditions in Taiwan will continue to improve in the future or that our business and operations will not be materially and adversely affected by deterioration in the Taiwan economy.

Uncertainties about the “trade war” between the United States and Mainland China may materially and adversely affect our results of operations.

Changes in U.S. trade policy could trigger retaliatory actions by affected countries, e.g., Mainland China, resulting in ‘trade wars,’ increased costs for goods imported into the United States, which may reduce customer demand for these products if the parties having to pay tariffs increase their prices, or trading partners limiting their trade with the United States. While we do not currently sell any products in the United States, if any of these consequences are realized, thus decreasing the demands from our customers or increasing the price quoted by our suppliers, such change may materially and adversely affect our future results of operations.

Risks Related to the Company Post-Business Combination

The JOBS Act permits “emerging growth companies” like YD Bio to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

YD Bio currently qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. Within this frame, YD Bio takes advantage of exemptions from certain reporting requirements, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, which are applicable to other public companies for as long as it continues to be an emerging growth company. This factor may prevent YD Bio shareholders from accessing certain information they deem important. YD Bio expects to remain an emerging growth company until at least December 31, 2030.

In addition, Section 107 of the JOBS Act provides that as long as a company qualifies as an emerging growth company, it may take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. While the JOBS Act provides that a company can chose to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, opting out is irrevocable. YD Bio expects to avail itself of this extended transition period, so when a standard is issued or revised, YD Bio can adopt the new or revised standard at the time private companies do so. This practice may prevent making a proper comparison of YD Bio financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period.

YD Bio cannot predict if these exemptions will make its shares less attractive to investors. If some investors find the YD Bio Ordinary Shares less attractive, it may decrease share price and increase volatility. YD Bio does not expect to qualify as an emerging growth company after the last day of the fiscal year in which the Business Combination is consummated and may incur increased legal, accounting and compliance costs associated with Section 404 of the Sarbanes-Oxley Act.

Because there are no current plans to pay cash dividends on YD Bio Ordinary Shares for the foreseeable future, you may not receive any return on investment unless you sell YD Bio Ordinary Shares for a price greater than that which you paid for it.

Following the closing, YD Bio will have no direct operations and no significant assets other than its ownership interest in YD Biopharma Limited. YD Bio will depend on YD Biopharma’s business for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company and to pay any dividends with respect to YD Bio Ordinary Shares. The earnings from, or other available assets of, YD Biopharma’s business may not be sufficient to pay dividends or make distributions or loans to enable YD Bio to pay any dividends on YD Bio Ordinary Shares or satisfy YD Bio’s other financial obligations.

YD Bio may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. YD Bio’s board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, YD Bio’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if YD Bio’s board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, and will depend on, among other things, YD Bio’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that YD Bio’s board of directors may deem relevant. In addition, YD Bio’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in YD Bio Ordinary Shares unless you sell your shares for a price greater than that which you paid for it.

YD Bio may be subject to securities litigation, which is expensive and could divert management attention.

The market price of YD Bio’s securities may be volatile and, in the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. YD Bio may be the target of this type of litigation in the future. Securities litigation against YD Bio could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm its business.

If YD Bio ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting, and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, YD Bio will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Because YD Bio is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

YD Bio’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. Certain corporate governance practices in the Cayman Islands may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman Islands law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we rely on home country practice with respect to certain corporate governance matters instead of following the Nasdaq listing standards, including (i) Rule 5605(b)(2) of Rule 5600 series of the NASDAQ Stock Market LLC Rules (the "Nasdaq Listing Rules"), pursuant to which the board of directors of a Nasdaq-listing company shall have regularly scheduled meetings at which only independent directors are present; (ii) Rule 5605(d)(2)(A) of the Nasdaq Listing Rules, pursuant to which each member of the compensation committee of a Nasdaq-listing company must be an independent director; (iii) Rule 5605(e)(1) of the Nasdaq Listing Rules, pursuant to which the director nomination of a Nasdaq-listing company should be made by a vote in which only independent directors participate or by a nominations committee comprised solely of independent directors; (iv) Rule 5620(a) of the Nasdaq Listing Rules, pursuant to which each company listing common stock or voting preferred stock, or their equivalents, shall hold an annual meeting of shareholders no later than one year after the end of the fiscal year; (v) Rule 5620(b) of the Nasdaq Listing Rules, pursuant to which each company that is not a limited partnership shall solicit proxies and provide proxy statements for all meetings of shareholders and shall provide copies of such proxy solicitation to Nasdaq; (vi) Rule 5635 of the Nasdaq Listing Rules, pursuant to which each Nasdaq-listing company shall obtain shareholder approval for certain dilutive events, such as (a) certain acquisition of stock or assets of another company; (b) an issuance of shares that will result in a change of control of the company; (c) the establishment or amendment of certain equity based compensation plans and arrangements; and (d) certain transactions (other than a public offering) involving issuances of a 20% or more interest or voting power in the company at a price that is less than the minimum price defined therein; (vii) Rule 5640 requiring the voting rights of existing shareholders of publicly traded shares of a Nasdaq-listing company registered under section 12 of The Securities Exchange Act of 1934 of the United States cannot be disparately reduced or restricted through any corporate action or issuance, which includes without limitation, the adoption of time-phased voting plans, the adoption of capped voting rights plans, the issuance of super-voting stock, or the issuance of stock with voting rights less than the per share voting rights of the existing common stock through an exchange offer; and (viii) Rule 5620(c) of the Nasdaq Listing Rules, pursuant to which that the Company's memorandum and articles of association shall provide for a quorum of at least 33 1/3 percent of the outstanding shares of the Company's voting shares. Therefore, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

Although as a foreign private issuer, YD Bio is exempt from certain corporate governance standards applicable to US domestic issuers, if YD Bio cannot continue to satisfy, the listing requirements and other rules of Nasdaq, YD Bio’s securities may be delisted, which could negatively affect the price of its securities and your ability to sell them.

Although YD Bio’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

YD Bio is required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Although YD Bio initially met the listing requirements and other applicable rules of Nasdaq, YD Bio may not be able to continue to satisfy these requirements and applicable rules. If YD Bio is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq subsequently delists its securities from trading, YD Bio could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its ordinary shares are a “penny stock,” which will require brokers trading in YD Bio Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for YD Bio Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because YD Bio is incorporated under Cayman Islands law.

YD Bio is an exempted company registered by way of continuation under the laws of the Cayman Islands. YD Bio’s corporate affairs are governed by its memorandum and articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against YD Bio’s directors, actions by YD Bio’s minority shareholders and the fiduciary duties of YD Bio’s directors to YD Bio under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of YD Bio’s shareholders and the fiduciary duties of YD Bio’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like YD Bio have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. YD Bio’s directors have discretion under YD Bio’s Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we rely on home country practice with respect to certain corporate governance matters – see details in the risk factor named "Because YD Bio is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer" above. Therefore, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, YD Bio’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by YD Bio’s management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Risks Related to Intellectual Property Rights

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by intellectual property rights is uncertain because intellectual property rights have limitations and may not adequately protect our business or permit us to maintain our competitive advantage. For example:

●	others may be able to make diagnostic tests and therapeutic product candidates that are the same as or similar to ours but that are not covered by the claims of the patents that we own or have exclusively licensed;

●	we or our licensors or future collaborators might not have been the first to make the inventions covered by the issued patents or pending patent applications that we own or have exclusively licensed;

●	we or our licensors or future collaborators might not have been the first to file patent applications covering certain inventions;

●	others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing intellectual property rights we own or have exclusively licensed;

●	it is possible that noncompliance with the U.S. Patent and Trademark Office (“USPTO”) and foreign governmental patent agencies requirement for a number of procedural, documentary, fee payment, and other provisions during the patent process can result in abandonment or lapse of a patent or patent application, and partial or complete loss of patent rights in the relevant jurisdiction for patents that we own or have exclusively licensed;

●	it is possible that pending patent applications that we have exclusively licensed will not lead to issued patents;

●	issued patents that we own or have exclusively licensed may be revoked, modified, or held invalid or unenforceable, as a result of legal challenges by our competitors;

●	our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive tests and products for sale in our major commercial markets;

●	we may not develop additional proprietary technologies that are patentable;

●	we cannot predict the scope of protection of any patent issuing based on pending patent applications, including whether the patent applications that we own or license will result in issued patents with claims that are directed to our diagnostic tests and product candidates or uses thereof in the U.S. or foreign countries;

●	there may be significant pressure on the U.S. government and international governmental bodies to limit the scope of patent protection both inside and outside the U.S. for disease treatments that prove successful, as a matter of public policy regarding worldwide health concerns;

●	countries other than the U.S. may have patent laws less favorable than those upheld by U.S. courts, allowing foreign competitors a better opportunity to create, develop, and market competing diagnostic tests and product candidates; and

●	if enforced, a court may not hold that patents we own or have exclusively licensed are valid, enforceable, and infringed.

Changes in patent law in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing our ability to protect our diagnostic tests and therapeutic product candidates.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is therefore costly, time consuming and inherently uncertain. Changes in either the patent laws or interpretation of the patent laws in the U.S. could increase the uncertainties and costs, and may diminish our ability to protect our inventions, obtain, maintain, enforce, and license intellectual property rights and, more generally, could affect the value of our intellectual property or narrow the scope of any owned and licensed patents.

In addition, the patent positions of companies in the development and commercialization of biologics and pharmaceuticals are particularly uncertain. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing owned or licensed patents.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submissions, fee payment, and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuities fees, and various other governmental fees on patents and/or patent applications are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent and/or patent application. The USPTO and various foreign governmental patent agencies also require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees, and failure to properly legalize and submit formal documents. If we or our licensors fail to maintain the patents and patent applications covering our diagnostic tests or therapeutic product candidates, our competitive position would be adversely affected.

Patent terms may be inadequate to protect our competitive position on our diagnostic tests or therapeutic product candidates for an adequate amount of time.

The term of any individual patent depends on applicable law in the country where the patent is granted. In the U.S., provided all maintenance fees are timely paid, a patent generally has a term of 20 years from its application filing date or earliest claimed non-provisional filing date. Extensions may be available under certain circumstances, but the life of a patent and, correspondingly, the protection it affords is limited. Even if we or our licensors obtain patents covering our diagnostic tests and therapeutic product candidates, when the terms of all patents covering a diagnostic test or therapeutic product expire, our business may become subject to competition from our competitors. Given the amount of time required for the development, testing, and regulatory review and approval of new diagnostic test or therapeutic product candidates, patents protecting such candidates may expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing diagnostic tests and therapeutic products similar or identical to ours.

Issued patents covering our product candidates could be found invalid or unenforceable if challenged in court or the USPTO.

If we or a licensor initiate legal proceedings against a third party to enforce a patent covering one of our diagnostic tests or therapeutic product candidates, the defendant could counterclaim that the patent covering our diagnostic tests or therapeutic product candidate, as applicable, is invalid and/or unenforceable. In patent litigation in the U.S., defendant counterclaims alleging invalidity and/or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Third parties may also raise similar claims before administrative bodies in the U.S. or abroad, even outside the context of litigation. Such mechanisms include re-examination, inter partes review, post grant review, and equivalent proceedings in foreign jurisdictions (i.e., opposition proceedings). Such proceedings could result in revocation or amendments to our owned or licensed patents in such a way that they no longer cover our diagnostic tests or therapeutic product candidates. The outcome following legal assertions of invalidity and unenforceability is unpredictable. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on our diagnostic tests or therapeutic product candidates. Such a loss of patent protection could have a material adverse impact on our business.

Risks Related to YD Bio Operating as a Public Company

YD Bio’s management team has limited experience managing a public company.

The members of YD Bio’s management team have limited or no experience managing a publicly-traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. There are significant obligations it will now be subject to relating to reporting, procedures and internal controls, and the YD Bio management team may not successfully or efficiently manage its transition to being a public company. These new obligations and scrutiny will require significant attention from management and could divert their attention away from the day-to-day management of YD Bio’s business, which could adversely affect its business, financial condition and operating results.

YD Bio’s management team may not successfully or effectively manage YD Bio’s transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of YD Bio. YD Bio may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for YD Bio to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that YD Bio will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

In the future, if YD Bio fails to implement and maintain an effective system of internal controls, YD Bio may be unable to accurately report its results of operations, meets its reporting obligations or prevent fraud, and investor confidence and the market price of YD Bio’s Ordinary Shares may be materially and adversely affected.

With the completion of the Business Combination, YD Bio is now subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that YD Bio include a report from management on the effectiveness of YD Bio’s internal control over financial reporting in YD Bio’s annual report on Form 20-F beginning with YD Bio’s annual report in YD Bio’s second annual report on Form 20-F after becoming a public company. In addition, once YD Bio ceases to be an “emerging growth company” as such term is defined in the JOBS Act, YD Bio’s independent registered public accounting firm must attest to and report on the effectiveness of YD Bio’s internal control over financial reporting. Moreover, even if YD Bio’s management concludes that YD Bio’s internal control over financial reporting is effective, YD Bio’s independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting if it is not satisfied with YD Bio’s internal controls or the level at which YD Bio’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from YD Bio. In addition, after YD Bio becomes a public company, YD Bio’s reporting obligations may place a significant strain on YD Bio’s management, operational and financial resources and systems for the foreseeable future. YD Bio may be unable to timely complete its evaluation testing and any required remediation.

During the course of documenting and testing YD Bio’s internal control procedures, in the event that YD Bio identifies weaknesses and deficiencies in YD Bio’s internal control over financial reporting, and fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, YD Bio may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. Generally speaking, if YD Bio fails to achieve and maintain an effective internal control environment, it could result in material misstatements in YD Bio’s financial statements and could also impair YD Bio’s ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, YD Bio’s businesses, financial condition, results of operations and prospects, as well as the trading price of the ordinary shares, may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose YD Bio to increased risk of fraud or misuse of corporate assets and subject YD Bio to potential delisting from the stock exchange on which YD Bio lists, regulatory investigations and civil or criminal sanctions. YD Bio may also be required to restate its financial statements from prior periods. YD Bio will incur increased costs as a result of being a public company.

With the completion of the Business Combination, YD Bio is now a public company and expects to incur significant legal, accounting, and other expenses. For example, as a result of becoming a public company, YD Bio has increased the number of independent directors and is adopting policies regarding internal controls and disclosure controls and procedures. Operating as a public company will make it more difficult and more expensive for it to obtain director and officer liability insurance, and YD Bio may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, YD Bio will incur additional costs associated with its public company reporting requirements. It may also be more difficult for YD Bio to find qualified persons to serve on its board of directors or as executive officers.

After YD Bio is no longer an “emerging growth company,” YD Bio may incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC.

As a “controlled company” under the rules of the Nasdaq Capital Market, YD Bio may choose to exempt itself from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Dr. Ethan Shen, our CEO and Chairman, holds a majority of the voting power of YD Bio. Accordingly, YD Bio is a “controlled company” within the meaning of Nasdaq Listing Rule 5615(c). YD Bio, therefore, is eligible to utilize certain exemptions from the corporate governance requirements of the Nasdaq Stock Market. YD Bio’s status as a controlled company could cause its securities to look less attractive to certain investors or otherwise harm the trading price.

As a controlled company, YD Bio qualifies for, and our board of directors, the composition of which is controlled by Dr. Shen, may rely upon, exemptions from several of Nasdaq’s corporate governance requirements, including requirements that:

●	a majority of the board of directors consist of independent directors;

●	compensation of officers, including that of the CEO, be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee comprised solely of independent directors; and

●	director nominees be selected or recommended to the board of directors by a majority of its independent directors or by a nominating committee that is composed entirely of independent directors.

Accordingly, to the extent that we may choose to rely on one or more of these exemptions, Public Shareholders would not be afforded the same protections afforded to the shareholders of other Nasdaq-listed companies that are subject to these corporate governance requirements.

We do not currently intend to rely on the “controlled company” exemption under the Nasdaq listing rules. However, we may elect to avail ourselves of these exemptions in the future.

General Tax Risk Factors

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of YD Bio’s income or other tax returns could adversely affect its financial condition and results of operations.

YD Bio may be subject to income taxes, and its tax liabilities will be subject to the allocation of expenses in differing jurisdictions. YD Bio’s future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	costs related to intercompany restructurings;

●	changes in tax laws, regulations or interpretations thereof; or

●	lower than anticipated future earnings in jurisdictions where YD Bio has lower statutory tax rates and higher than anticipated future earnings in jurisdictions where it has higher statutory tax rates.

In addition, YD Bio may be subject to audits of its income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on YD Bio’s financial condition and results of operations.

The IRS may not agree that YD Bio should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Under current U.S. federal income tax law, a corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under generally applicable U.S. federal income tax rules, YD Bio, which is incorporated under and governed by the laws of Luxembourg, would be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code, however, contains rules that may cause a non-U.S. corporation to, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes. If YD Bio were to be treated as a U.S. corporation for U.S. federal income tax purposes, it could be subject to substantial U.S. tax liability, in addition to tax liability in its country of residence, and the gross amount of any dividend payments to its Non-U.S. Holders could be subject to U.S. withholding tax.

As more fully described in the section titled “Material U.S. Federal Income Tax Consequences — Tax Residence of YD Bio for U.S. Federal Income Tax Purposes,” YD Bio is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes. However, whether the requirements for such treatment have been satisfied must be finally determined at the completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Further, the rules for determining ownership under Section 7874 are complex, unclear and the subject of ongoing regulatory change. Accordingly, there can be no assurance that the IRS would not assert a contrary position to those described above or that such an assertion would not be sustained by a court in the event of litigation.

The IRS may take the position that Section 367(a) of the Code requires a U.S. Holder to recognize gain (but not loss) with respect to the exchange of shares of Breeze Common Stock for YD Bio Ordinary Shares pursuant to the Merger.

Section 367(a) of the Code generally requires a U.S. holder of stock in a U.S. corporation to recognize gain (but not loss) when such stock is exchanged for stock of a non-U.S. corporation in an exchange that would otherwise qualify for nonrecognition treatment unless certain conditions are met. Although it is currently expected that these conditions will be met, U.S. Holders are cautioned that the potential application of Section 367(a) of the Code to the Merger is complex and depends on factors that cannot be determined until the closing of the Merger and the interpretation of legal authorities and facts relating to the Business Combination. Accordingly, there can be no assurance that the IRS will not take the position that Section 367(a) of the Code applies to cause U.S. Holders to recognize gain as a result of the Merger or that a court will not agree with such a position of the IRS in the event of litigation. U.S. Holders should consult with their own tax advisors regarding the potential application of Section 367(a) of the Code in their particular situation.

If YD Bio were a passive foreign investment company for United States federal income tax purposes for any taxable year, U.S. Holders of YD Bio Ordinary Shares could be subject to adverse United States federal income tax consequences.

If YD Bio is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the Code for any taxable year during which a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences — U.S. Holders”) holds YD Bio Ordinary Shares, certain adverse U.S. federal income tax consequences may apply to such U.S. Holder. PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. YD Bio has not made a determination as to whether it currently is, or in the future may become, a PFIC, but there is a possibility that it may be classified as a PFIC for its taxable year that includes the date of the Merger or in the foreseeable future. There can be no assurance that YD Bio will not be treated as a PFIC for any taxable year.

If YD Bio were treated as a PFIC, a U.S. Holder of YD Bio Ordinary Shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. Certain elections (including a qualified electing fund (“QEF”) or a mark-to-market election) may be available to U.S. Holders of YD Bio Ordinary Shares to mitigate some of the adverse tax consequences resulting from PFIC treatment, but U.S. Holders will not be able to make similar elections with respect to the YD Bio Warrants. There is no assurance that YD Bio will provide the information necessary for a U.S. Holder to make a QEF election with respect to the U.S. Holder’s YD Bio Ordinary Shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to consummate the Business Combination;

●	changes to the terms of or waivers of closing conditions in the Merger Agreement;

●	the benefits of the Business Combination;

●	YD Bio’s financial performance following the Business Combination;

●	the ability to obtain the listing of our securities on Nasdaq following the Business Combination;

●	changes in YD Bio’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	YD Bio’s strategic advantages and the impact those advantages will have on future financial and operational results;

●	expansion plans and opportunities;

●	YD Bio’s ability to grow its business in a cost-effective manner;

●	the implementation, market acceptance and success of YD Bio’s business model;

●	developments and projections relating to YD Bio’s competitors and industry;

●	YD Bio’s approach and goals with respect to technology;

●	YD Bio’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the impact of COVID-19 or other pandemics on YD Bio’s business;

●	changes in applicable laws or regulations; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the actual results or performance of YD Bio may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings following the date of this prospectus;

●	the inability to obtain or maintain the listing of the YD Bio Ordinary Shares on Nasdaq following the Business Combination;

●	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of YD Bio to grow and manage growth profitably following the Business Combination;

●	changes in applicable laws or regulations;

●	the effects of COVID-19 or other pandemics on YD Bio’s business;

●	the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities;

●	the risk that the Company may never achieve or sustain profitability;

●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Company experiences difficulties in managing its growth and expanding operations;

●	the risk that YD Bio is unable to secure or protect its intellectual property;

●	the risk that YD Bio is unable to secure or will experience delays in securing regulatory approval or clearance for its products; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

We will receive proceeds from any cash exercise of the Warrants, which, if exercised in cash with respect to all of the 5,425,000 Ordinary Shares offered hereby, would result in gross proceeds to us of a maximum of $62,387,500 assuming the full exercise of the Warrants.

We intend to use any proceeds received by us from the cash exercise of the Warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the Warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds. The holders of the Warrants may exercise the Warrants at their own discretion and at any time until their expiration subject to and in accordance with the terms of the Warrants. As a result, we cannot predict when or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised. In addition, the Warrants are exercisable on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance of shares of common stock for which the Warrants are exercisable. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Warrants.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2024. This table should be read in conjunction with, and is qualified in its entirety by reference to, “Unaudited Pro Forma Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined And Consolidated Balance Sheet As Of December 31, 2024,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited consolidated financial statements, our interim financial statements and the notes thereto included elsewhere in this prospectus.

As of December 31, 2024 (in thousands)	Pro Forma Combined
Cash and cash equivalents	$12,467

Equity:
Pubco ordinary shares	7
Additional paid-in capital	16,630
Accumulated deficit	(4,961)
Accumulated other comprehensive income	45
Total Shareholders’ Equity:	11,721
Debt:
Long-term borrowings	-
Total capitalization	$15,717

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined and consolidated balance sheet as of December 31, 2024, combines the historical audited balance sheets as of December 31, 2024 of Breeze Holdings Acquisition Corp. (“Breeze”), YD Bio Limited (“YD Bio”) and YD Biopharma Limited (“YD Biopharma”), giving pro forma effect to the Business Combination, financing agreements and certain other related events, collectively referred to as the “Transactions” for purpose of this section, as if the Transaction had occurred on December 31, 2024.

The following unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2024 combines the historical audited statements of operations for the year ended December 31, 2024 of Breeze and YD Biopharma, and for the period from February 6, 2024 (inception) through December 31, 2024 of YD Bio, giving pro forma effect to the Transactions as if the Transactions had occurred on January 1, 2024, the beginning of the period presented.

The unaudited pro forma condensed combined and consolidated financial information has been derived from and should be read in conjunction with Breeze’s, YD Bio’s and YD Biopharma’s financial statements and related notes, as applicable. The historical audited financial statements of Breeze as of and for the year ended December 31, 2024 are included in Breeze’s Annual Report on Form 10-K filed with the SEC on March 11, 2025 incorporated herein by reference. The historical audited financial statements of YD Biopharma as of and for the year ended December 31, 2024 are included in YD Bio’s proxy on Form 424B3 filed with the SEC on July 18, 2025 incorporated herein by reference. The historical audited financial statements of YD Bio as of and for the period from February 6, 2024 (inception) through December 31, 2024 are included in YD Bio’s proxy on Form 424B3 filed with the SEC on July 18, 2025 incorporated herein by reference.

Description of the Transactions

On August 28, 2025, the Business Combination was closed pursuant to the Merger Agreement and Plan of Reorganization dated September 24, 2024, as amended.

The Merger

At the closing of the Business Combination, (i) all the assets and liabilities of Breeze and Breeze Merger Sub vested in and became the assets and liabilities of Breeze as the surviving company, and Breeze thereafter existed as a wholly-owned subsidiary of YD Bio, and (ii) each issued and outstanding security of Breeze immediately prior to the closing were cancelled in exchange for or converted into securities of YD Bio as set out below.

●	Each (a) share of Breeze common stock issued and outstanding immediately prior to the closing was converted into one newly issued share of YD Bio common stock.

●	Each Breeze public and private placement warrant outstanding immediately prior to the closing was assumed by YD Bio and converted into one YD Bio warrant that entitles the holder thereof to purchase one YD Bio ordinary share in lieu of one share of Breeze common stock and otherwise upon substantially the same terms and conditions applicable to such Breeze warrants prior to the closing; and

●	Breeze rights were converted at a rate of 20 Breeze rights into one ordinary share of YD Bio at the closing.

The Exchange

On August 28, 2025, subject to the terms and procedures set forth in the Merger Agreement and Plan of Reorganization, the YD Biopharma shareholders transferred their shares of common stock to YD Bio. In consideration for such transfer, YD Bio issued to each of the YD Biopharma shareholders its pro rata share of the Exchange Consideration. The “Exchange Consideration” is a number of newly issued YD Bio ordinary share equal to (a) a transaction value of $647 million divided by (b) a per share price of $10.00. “Pro Rata Share” means, with respect to each YD Biopharma shareholder, a fraction expressed as a percentage equal to (i) the number of shares of common stock held by such YD Biopharma shareholder immediately prior to the closing, divided by (ii) the total number of issued and outstanding shares of common stock immediately prior to the closing.

Accounting for the Business Combination

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Breeze was treated as the “accounting acquiree” and YD Biopharma as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of YD Biopharma issuing shares for the net assets of Breeze, followed by a recapitalization. The net assets of Breeze were stated at historical cost. Operations prior to the Business Combination were those of YD Biopharma.

Financing Agreements

PIPE

On June 23, 2025, YD Bio entered into subscription agreements (the “PIPE Subscription Agreement”) for a private placement (the “PIPE”) with certain investors (the “Purchasers”). Pursuant to the PIPE Subscription Agreement, at consummation of the Business Combination, the Purchasers purchased an aggregate of 1,650,000 shares of YD Bio ordinary shares, at a price per share of $8.00, representing aggregate gross proceeds of $13.2 million.

On August 13, 2025, YD Bio entered into a termination agreement releasing one purchaser from his subscription obligations under the PIPE Financing and at the same time entered into a new subscription agreement with another purchaser in the same amount and on the same terms as those previously agreed to by the prior purchaser.

Pursuant to the PIPE Subscription Agreements, YD Bio has agreed to register the resale of the PIPE ordinary shares and is required to prepare and file a registration statement with the U.S. Securities and Exchange Commission no later than thirty days following the closing date of the Business Combination.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and is for informational purposes only.

The following table sets out the share ownership of YD Bio following the closing(1):

Shareholders	Number of Ordinary Shares Owned	%
Breeze Holders:	4,140,948	5.9%
Breeze Public Holders(2)	174,698	0.2%
Breeze Rights Holders	575,000	0.8%
Sponsor(3)	2,227,490	3.2%
Breeze Independent Directors(3)	347,510	0.5%
I-Bankers	763,750	1.1%
Northland	37,500	0.1%
Consultant	15,000	—%
YD Biopharma Equity Holders	64,730,411	91.8%
PIPE Investors	1,650,000	2.43%
Total(4)	70,521,359	100.0%

(1)	Does not give effect to the issuance of any ordinary shares upon the exercise of warrants.

(2)	Reflects the redemption of 49,715 shares of Breeze common stock in connection with the special meeting of stockholders held on August 14, 2025, approving the Merger Agreement and Plan of Reorganization.

(3)	Reflects the transfer of 247,510 shares of Breeze common stock from Sponsor to Breeze Independent Directors.

(4)	Reflects 251,250 ordinary shares to be issued pursuant to the Business Combination Marketing Agreement as reflected in the transaction costs.

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2024
(in thousands, except share and per share amounts)

	Breeze (Historical)	YD Bio (Historical)	YD Biopharma (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$102	$—	$3,132	$13,200	A	$12,467
				2,266	B
				(6,233)	C
Accounts receivable, net	—	—	87	—		87
Accounts receivable from an affiliate, net	—	—	17	—		17
Inventory	—	—	37	—		37
Prepaid expenses and other current assets	146	—	195	—		341
Total current assets	248	—	3,468	9,233		12,949
Cash held in Trust Account	10,532	—	—	(10,532)	B	—
Operating lease right-of-use assets	—	—	24	—		24
Property and equipment, net	—	—	64	—		64
Intangible assets, net	—	—	2,680	—		2,680
Deferred offering costs	—	—	628	(628)	C	—
Total assets	$10,780	$—	$6,864	$(1,927)		$15,717

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts and notes payable	$633	$—	$27	$—		$660
Accrued expenses	—	—	182	—		182
Trust amount payable to redeeming stockholders	7,353	—	—	(7,353)	B	—
Franchise tax payable	50	—	—	—		50
Excise tax payable	160	—	—	—		160
Due to Sponsor/Related Party	9,583	66	37	(9,583)	C	37
				(66)	E
Operating lease liabilities, current portion	—	—	17	—		17
Total current liabilities	17,780	66	263	(17,002)		1,107
Deferred tax liabilities	—	—	1	—		1
Operating leases liabilities, non-current	—	—	6	—		6
Accrued expenses and other liabilities, non-current	—	—	4	—		4
Warrant liabilities	2,877	—	—	—		2,877
Total liabilities	20,657	66	274	(17,002)		3,995

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEET — (Continued)
AS OF DECEMBER 31, 2024
(in thousands, except share and per share amounts)

	Breeze (Historical)	YD Bio (Historical)	YD Biopharma (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Common stock subject to possible redemption	3,079	—	—	(913)	B	—
				(2,165)	D
Stockholders’ equity (deficit)
Common stock	0	—	144	0	A	7
				0	C
				0	D
				(138)	F
Additional paid-in capital	—	—	8,328	13,200	A	16,630
				5,756	C
				2,165	D
				(12,957)	E
				138	F
(Accumulated deficit) retained earnings	(12,957)	(66)	(1,927)	(3,034)	C	(4,961)
				13,023	E
Accumulated other comprehensive income	—	—	45	—		45
Total shareholders’ equity (deficit)	(12,957)	(66)	6,590	18,154		11,721
Total liabilities, temporary equity, and shareholders’ equity	$10,780	$—	$6,864	$(1,927)		$15,717

UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands, except share and per share amounts)

	Breeze (Historical)	YD Bio (Historical)	YD Biopharma (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$—	$510	$—		$510
Cost of sales	—	—	355	—		355
Gross profit	—	—	155	—		155

Operating costs
Formation and operations	2,226	—	—	—		2,226
Selling and marketing	—	—	2	—		2
General and administrative	—	66	1,124	6,233	BB	7,357
				(66)	CC
Research and development	—	—	491	—		491
Impairment of expected credit loss	—	—	(0)	—		(0)
Total operating costs	2,226	66	1,617	6,167		10,076
Operating loss	(2,226)	(66)	(1,462)	(6,167)		(9,921)
Other income (expense), net
Interest income	598	—	12	(598)	AA	12
Interest expense	—	—	(1)	—		(1)
Other income (expenses), net	—	—	64	—		64
Change in fair value of warrant liabilities	(677)	—	—	—		(677)
Total other income (expense), net	(79)	—	75	(598)		(602)
Loss from operations before income taxes	(2,305)	(66)	(1,387)	(6,765)		(10,523)
Income tax expense	—	—	(25)	—		(25)
Net loss	$(2,305)	$(66)	$(1,412)	$(6,765)		$(10,548)
Change in cumulative foreign currency translation	—	—	(2)	—		(2)
Comprehensive loss	$(2,305)	$(66)	$(1,414)	$(6,765)		$(10,550)
Net loss per share (Note 4):
Weighted average shares outstanding of common stock	4,145,884	1,000	—	—		—
Basic and diluted net loss per share of common stock	$(0.56)	(66.44)	—	—		—
Weighted average shares outstanding – basic	—	—	1,094,146	—		70,270,109
Weighted average shares outstanding – diluted	—	—	1,094,146	—		70,270,109
Net loss per share – basic	—	—	$(1.29)	—		$(0.15)
Net loss per share – diluted	—	—	$(1.29)	—		$(0.15)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED AND CONSOLIDATED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined and consolidated balance sheet as of December 31, 2024 assumes that the Business Combination and related transactions occurred on December 31, 2024. The unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2024 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2024. These periods are presented on the basis that YD Biopharma is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that Breeze believes are reasonable under the circumstances. The unaudited condensed combined and consolidated pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Breeze believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined and consolidated financial information.

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Breeze and YD Biopharma.

Note 2. Accounting Policies and Reclassifications

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined and consolidated financial information. As a result, the unaudited pro forma condensed combined and consolidated financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined and consolidated financial statements, certain reclassifications were made to align Breeze’ and YD Bio’s financial statement presentation with that of YD Biopharma.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Breeze has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined and consolidated financial information. Breeze and YD Bio have not had any historical relationship with YD Biopharma prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies, except with respect to legal and accounting fees incurred by YD Bio which is currently a wholly-owned subsidiary of Breeze.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statement of operations are based upon the number of shares of YD Biopharma’ common stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2024.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Balance Sheet

The adjustments included in the unaudited pro forma condensed combined and consolidated balance sheet as of December 31, 2024 are as follows:

A.	Reflects PIPE Financing of $13.2 million for 1,650,000 YD Bio Ordinary Shares at $8.00 per share.

B.	Reflects the liquidation and reclassification of approximately $2.3 million of funds held in the Trust Account, after deducting approximately $616 thousand that was paid to redeeming shareholders at the closing, to cash and bank balances that becomes available following the closing of the Business Combination after including interest earned in trust and extension deposits made in trust through the closing.

C.	Represents YD Biopharma’s estimated transaction costs of approximately $4.3 million, and Breeze’s estimated transactions costs of approximately $4.4 million inclusive of advisory, banking, printing, legal, and accounting fees that are expensed as a part of the Business Combination. These balances will be partially settled through equity issuance of approximately $2.5 million, with the remaining amount of approximately $6.2 million settled in cash. The Breeze Due to Sponsor amount of approximately $9.6 million was assumed by Sponsor at closing of the Business Combination as these amounts are associated with prior terminated deal costs.

D.	Reflects the reclassification of Breeze’s common stock subject to possible redemption into permanent equity.

E.	Reflects the reclassification of Breeze’s historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization, and the elimination of YD Bio’s historical information due to related party and accumulated deficit since YD Bio is currently a wholly-owned subsidiary Breeze.

F.	Represents the recapitalization of historical YD Biopharma shares into YD Bio shares after giving effect to the exchange ratio at the close of the Business Combination.

Adjustments to Unaudited Pro Forma Condensed Combined and Consolidated Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined and consolidated statement of operations for the year ended December 31, 2024 are as follows:

AA.	Reflects elimination of interest income on the Trust Account.

BB.	Reflects estimated transaction costs not already reflected in the historical financial statements to be incurred by Breeze and YD Biopharma of approximately $6.2 million as if incurred on January 1, 2024, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined and consolidated statement of operations.

CC.	Reflects the elimination of YD Bio’s historical general and administrative expenses of approximately $66,000 since YD Bio was a wholly-owned subsidiary of Breeze until the closing.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

(in thousands, except share and per share amounts)	For the year ended December 31, 2024
Numerator:
Pro forma net loss	$(10,548)
Denominator:
Weighted average shares outstanding – basic and diluted	70,270,109
Net loss per share:
Basic and diluted	$(0.15)
Weighted average shares outstanding – basic and diluted:
Breeze Public Shareholders	749,698
Breeze Sponsor, Founders, Directors and Consultant	3,140,000
YD Biopharma Shareholders	64,730,411
PIPE Financing securities	1,650,000
Total	70,270,109

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares, and we do not currently intend to pay any cash dividends on our Ordinary Shares for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see the section entitled “Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

MARKET INFORMATION

Our Ordinary Shares are currently listed on Nasdaq under the symbol “YDES”. As of September 1, 2025, there were 58 holders of record of our Ordinary Shares and as of September 19. 2025 the closing sale price of our Ordinary Shares was $19.78 per share. The actual number of shareholders of our Ordinary Shares is greater than the number of record holders and includes holders of our Ordinary Shares whose Ordinary Shares are held in street name by brokers and other nominees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provide information that YD Bio’s management believes is relevant to an assessment and understanding of YD Bio’s consolidated results of operations and financial condition. The discussion should be read together with the historical consolidated financial statements and related notes and unaudited pro forma condensed financial information that are included elsewhere in this prospectus. Unless the context otherwise requires, references in the discussion in this section to “YD Bio”, “we”, “us” and “our” refer to the business and operations of YD Bio and its predecessors and consolidated subsidiary.

The discussion may contain certain “forward-looking statements” based upon the current expectations of YD Bio’s management, which expectations involve risks and uncertainties. We do not undertake to update any forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” You should, however, consult further disclosures and risk factors included elsewhere in this prospectus. See the section entitled “Risk Factors.”

Overview

YD Bio specializes in the biopharmaceutical business and serves as a supplier of drugs and medical materials for clinical trials in Taiwan. In 2015, YD Bio was appointed as a clinical testing drug supplier by Novartis, a global pharmaceutical company, and has since expanded its offerings to include development and supply of ancillary products post-launch. YD Bio’s mission is to create a cancer-free world through advancements in biotechnology.

Recently, YD Bio secured patent and technology authorization from 3D Global to advance the application of corneal mesenchymal stem cells and their exosomes in the treatment of ocular diseases.

Concurrently, 3D Global has initiated an Institutional Review Board (IRB) application with Shuang-Ho Hospital and established a collaboration with its Department of Ophthalmology to obtain corneal specimens for research and development. The collaboration is structured as an industry-academia partnership, under which all research outcomes will be owned by 3D Global and, in turn, available to us by virtue of our license agreement. The IRB approval number for this study is N202407076, under the project title Exosome Clinical Application Technology Development — Corneal Specimen Collection. The study aims to collect 20 corneal specimens by the end of Q3 2025, with seven specimens already collected as of Q1 2025. The trial is expected to run until January 31, 2026 (IRB No. N202502025).

Furthermore, in 2025, we plan to initiate applications for clinical trials evaluating the efficacy of exosome-based contact lenses and artificial tears in alleviating dry eye symptoms. These trials will assess products designed for varying usage durations, including six months, one year, and two years. For additional information regarding our eye product development timelines and required regulatory approvals, see the section entitled “Information About YD Biopharma — The Business — Our Eye Disease Treatment Business.”

Early in June 2024, YD Bio obtained patents, technology and U.S. market authorization from EG BioMed for core methylation detection of pancreatic cancer with high sensitivity, specificity and accuracy. This cooperation will lead to the establishment of an independent laboratory in the U.S. dedicated to pancreatic cancer early detection and monitoring technology that marks a significant expansion of YD Bio’s research and development capabilities to collaborate with hospitals, insurance companies and pharmaceutical companies to reach new patients.

On September 30, 2024, YD Bio entered into an exclusive licensed patent and know-how agreement with EG BioMed for the licensed patent and know-how of breast cancer detection technology (“EG BioMed Breast Cancer Patent”) in the licensed territory, including the United States, Europe, and Asia (the “Licensed Territory”). YD Bio can use the EG BioMed Breast Cancer Patent in the Licensed Territory for manufacturing, offering for sale, selling, using, or importing the product and providing detection services for the aforementioned purposes. The consideration of the EG BioMed Breast Cancer Patent is nil, but YD Bio is obligated to pay a royalty of 20% of the revenue of the sales or services generated from EG BioMed Breast Cancer Patent to EG BioMed on quarterly basis.

On August 28, 2025, YD Bio completed its business combination with Breeze Holdings Acquisition Corp. and YD Biopharma Limited. As a result of the business combination, both Breeze and YD Biopharma became wholly-owned subsidiaries of YD Bio. As a direct consequence of the closing of the business combination, the Patent Licensing and Technology Transfer Agreement (the “Agreement”), executed between EG BioMed Co., LTD. and Yong Ding Biopharm Co., Ltd (“Yong Ding”) became effective on August 28, 2025. The Agreement grants the Company an exclusive sublicense to the licensed patents and know-how related to methylation analysis technology for breast cancer detection and applications. The Agreement has a term of 20 years, and will automatically renew for an additional 5 years unless both parties agree not to renew.

Outlook

YD Bio’s vision is to bring early cancer detection to the world. This provides patients with far more treatment options that can be less invasive versus later stage treatment options. The success of YD Bio will be dependent on an employee base that includes specialists with extensive medical and biological training. YD Bio will focus on product development, continuous improvement of its manufacturing equipment, and increasing capacity to meet the quality and quantity standards that customers demand. We intend to accomplish this through new product development, acquisitions, licensing, the application of intellectual property unique to the medical industry, and through investing in manufacturing equipment and processes that enable us to compete globally. Further, YD Bio intends to continue increasing the market value of its intellectual property portfolio to support licensure of all its products globally.

Key Factors Affecting Our Performance

YD Bio believes that future success will be dependent on several key factors, including those discussed below. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address in order to continue the growth of our business and improve our results of operations.

Proven Capabilities Across a Broad Spectrum of Solutions

YD Bio has an extensive suite of solutions ranging from ophthalmology cellular drug development to pancreatic and breast cancer blood tests to nutritional product sales. YD Bio faces competition from well financed biopharma companies and is working to distinguish itself through cutting edge advancements which distinguish its solutions from the competition.

Notable Strategic Partnerships, Offering Validation and Growth Potential

YD Bio is a clinical testing drug supplier for global pharmaceutical companies such as Novartis and Alcon, as well as having licensing partnerships with EG BioMed for pancreatic and breast cancer detection and with 3D Global to develop treatment for eye disorders. The length of the existing licensing partnerships and the establishment of new licensing partnerships will have a direct impact on YD Bio’s future revenues.

Proprietary Technology Supported by Licensing Agreements and IP Portfolio

Multi-decade, exclusive licensing agreements and owned, patented technology provides YD Bio with significant competitive first-mover advantage in each of its clinical markets.

Large and Underserved Markets for Each Solution Showcase Untapped Growth Potential

Multi-billion-dollar global market sizes over the next decade provide significant growth potential for YD Bio’s solutions. Entering large and underserved markets requires significant increases in production capacity, business development expenses, IT expenses, marketing expenses, labor costs related to employee headcount, and back office support.

Strong Leadership Team with Deep Expertise in Biotech and Finance

YD Bio has a founder-led management team with experience in new drug development, medical-grade health product development, pharmacy channel development, and financial management and accounting. Expansion of YD Bio will lead to increased costs to hire skilled labor with the level of expertise required to execute YD Bio’s expansion plans. The labor pool for expertise of the caliber required to execute YD Bio’s business plan is limited and will likely require significant expenditures related to salary and wages to attract qualified talent to the business.

Production Capacity

YD Bio may be required to make significant capital expenditures to execute its business plan. These capital expenditures would be invested in facilities, production equipment and other expenses to support increases in production. To the extent YD Bio outsources production, its cost of revenue may be higher versus in-house production but may be offset in whole or in part because capital expenditures will be reduced.

Customer Demand

Favorable industry dynamics for early detection testing for pancreatic and breast cancer present YD Bio with numerous growth opportunities. According to a report published by Precedence Research, the global breast cancer diagnostics market was approximately $4.5 billion in 2023, and is estimated to grow at a 7.1% compound annual growth rate (“CAGR”) from 2024 to 2033. The pancreatic cancer diagnostics market in the United States was approximately $1.5 billion in 2023 according to Grand View Research and is estimated to grow at a 4.8% CAGR to 2030. YD Bio’s licensors are uniquely positioned to address this growing demand given their modular and portable production design and anticipated high return on invested capital.

According to a study published by Precedence Research, the global glaucoma treatment market was approximately $9.99 billion in 2023, and is estimated to grow at a 4.7% CAGR by 2034. According to a study published by Fortune Business Insights, the global dry eye syndrome product market was approximately $7.0 billion in 2023 and is estimated to grow at a 7.12% CAGR by 2032.

Commitment to Research and Expenses

According to the agreement entered into with 3D Global in respect of its patent in June 2024, YD Bio is obligated to pay up to $4 million when certain conditions and milestones are satisfied and completed by 3D Global. YD Bio had paid $480,000 to 3D Global for the first stage of development of the 3D Global Patent on development of corneal limbal stem cells (“LSC”) during the year 2024. YD Bio has also paid $790,000 to 3D Global for the second and third stage of the above development up to the date of this report.

Costs of Revenue

Our profitability may be affected by our ability to effectively manage our costs of revenues. Our costs of revenues could be impacted by fluctuations in the price of product costs. If material prices increase, we will have to offset these higher costs either through price increases to our customers or through productivity improvements. Although we are not currently relying on any single-source suppliers for our materials, our ability to control our materials costs is also dependent on our ability to negotiate with our suppliers for a better price and our ability to source products from reliable suppliers in a cost-efficient manner. In addition, we expect that an increase in our sales volume will enable us to lower our costs of revenue through economies of scale and that we will see a reduction in the cost of critical components through enhanced and improved production processes from our suppliers. Our royalty costs will also increase the costs of revenue in accordance with the increased revenue generated from the sales of licensed products and rendering of licensed services in future.

Regulatory Landscape

The sale and purchase of YD Bio’s products and services are subject to extensive federal, state, local, and foreign government laws. YD Bio is also subject to the rules and regulations of the U.S. Federal Drug Administration and various state and international agencies that control the export, import, distribution, and sale of medical device products and cancer early detection services. Such regulations may adversely affect demand for our products by imposing limitations that increase the costs or limit the availability of our products. To date we have not concluded any clinical trials, nor have we had any product candidate approved for commercial sale. It is possible that we may not be able to commercialize a marketable product candidate.

Results of Operations of YD Biopharma

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023

The following table presents summarized financial information taken from our consolidated statements of operations for the year ended December 31, 2024 compared with the year ended December 31, 2023 (amounts in thousands):

	For the Year Ended
	December 31, 2024	December 31, 2023
Net revenue	$510	$350
Cost of revenue	(355)	(197)
Gross profit	155	153
General and administrative expenses	1,125	153
Selling and marketing expenses	2	7
Research and development expenses	491	—
(Recovery) Impairment of expected credit loss	(1)	3
Total operating expenses	1,617	163
Loss from operations	(1,462)	(10)
Other income, net	64	30
Interest income	12	0
Interest expenses	(1)	(2)
Total other income, net	75	28
Income (loss) before income tax	(1,387)	18
Income taxes	(25)	4
Net income (loss)	$(1,412)	$14

Net Revenue

Revenue for the year ended December 31, 2024 consists of the following:

	Corporate Customers	Retail Customers	Total
Drugs	$143,633	$—	$143,633
Medical and related products	292,609	249	292,858
Nutritional products	41,458	314	41,798
Supplements	24,057	8,040	32,072
Total	$501,757	$8,603	$510,360

Top five individual products by revenue for the year ended December 31, 2024:

PVA Eye Cleansing Wipes (Medical and related products)	$97,512
Keytruda injection (Drugs)	84,540
Immune Defense Proteins (Nutritional products)	33,613
Fluorescence Cell Counter and Viability Analyzer (Medical and related products)	23,177
Faslodex solution for injection (Drugs)	21,127
Subtotal	$259,969

Revenue for the year ended December 31, 2023 consists of the following:

	Corporate Customers	Retail Customers	Total
Drugs	$141,947	$—	$141,947
Medical and related products	146,593	257	146,850
Nutritional products	5,934	3,606	9,540
Supplements	32,341	19,453	51,794
Total	$326,815	$23,316	$350,131

Top five individual products by revenue for the year ended December 31, 2023:

PVA Eye Cleansing Wipes (Medical and related products)	$75,444
Navelbine Soft Capsules (Drugs)	63,292
Goserelin Acetate (Drugs)	22,239
Undenatured Type II Collagen (Supplements)	18,551
Calcium + Vitamin D3 (Supplements)	16,949
Subtotal	$196,475

Net revenue increased by $160,229 or 46% from $350,131 for the year ended December 31, 2023, compared to $510,360 for the year ended December 31, 2024. The revenue for the year arises from the sales of drugs, medical and related products, nutritional and supplements products in Taiwan. The top 5 individual products by revenue accounted for 51% of the total revenue during the year. The increase in revenue was primarily due to the increase in sales demand of the medical and related products and drugs to corporate customers during the year resulted from increasing public health awareness, e.g. PVA eye cleansing wipes which contributed $97,512 (19%) of the total revenue for the year. As such, YD Biopharma expects the demand for medical and related products will continue to grow in the future.

Cost of Revenue

Cost of revenue increased by $158,318 or 80% from $196,686 for the year ended December 31, 2023, compared to $355,004 for the year ended December 31, 2024. Our cost of revenue consists primarily of purchase costs of products for resales, and the material costs and subcontracting costs of manufactured nutritional products. The increase in cost of revenue was higher than the increase of net revenue, which was primarily due to the change of sales mix to the products sold with a lower margin during the year.

Gross Profit

In accordance with U.S. GAAP, YD Biopharma utilizes the lower of cost or net realizable value for determining its inventory value.

We believe that, as we continue to grow net revenue through new markets and expanded distribution, our gross profit will also increase. We plan to accomplish this through the following:

●	improving the resales product and raw material sources;

●	increasing and diversifying our customer base;

●	introducing new product lines and subcontractors that carry higher margins;

●	commencing the new cancer early detection services;

●	establishing additional licensing agreements;

●	reducing component costs through greater purchasing power and scalability;

●	expanding strategic relationships with component providers;

Operating Expenses

For the year ended December 31, 2024, our total operating expenses were $1.6 million, reflecting an increase by $1.5 million compared to $163,292 for the year ended December 31, 2023. The increase was caused by the increase of professional and consultancy services fees related to the group expansion and restructuring by $0.6 million, the increase in research and development expenses by $0.5 million from our two licensed patent and know-how, and by the $0.1 million increase in staff costs from the expansion of our business.

Interest and Other Income (Expenses), Net

For the year ended December 31, 2024, other income, net increased by approximately $35,064 or 119% to $64,415 compared to the year ended December 31, 2023, due primarily to the increase in exchange gain and our lease on medical equipment. On the other hand, YD Biopharma ceased one of the subleasing arrangements to a drug store in June 2023, the income generated from the operating lease arrangements for the year ended December 31, 2024, is therefore decreased, although we commenced to lease the equipment to corporate customers during the year.

Net (Loss) Income

For the year ended December 31, 2024, we had a net loss of $1,411,559 compared to net income of $13,560 for the year ended December 31, 2023. The net loss was caused by the increase of professional and consultancy services fees related to the group expansion and restructuring by $0.6 million, increase in research and development expenses by $0.5 million from our two licensed patent and know-how, and a $0.1 million increase in staff cost from the expansion of our business.

Liquidity and Capital Resources

YD Biopharma has operated primarily as a development stage company since its formation. YD Biopharma recognized a net loss of $1,411,559 for the year ended December 31, 2024, net income of $13,560 for the year ended December 31, 2023, and an accumulated deficit of $1,927,043 as of December 31, 2024. YD Biopharma recognized net income of $13,560 for the year ended December 31, 2023.

YD Biopharma has historically funded operations through private equity offerings, related party debt and financial institution debt.

YD Biopharma raised $13.2 million in PIPE Financing at $8 per YD Biopharma ordinary share in connection with the Business Combination.

We believe that these financing activities will allow YD Biopharma to meet both its operating and debt obligations in 2025. However, our liquidity assumptions may prove to be incorrect, and we could utilize our available financial resources sooner than we currently expect. We also recognize that there can be no assurance that our forecasted plan will be met. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section entitled “Risk Factors.”

We may need to raise additional funds to finance our operations through further equity or equity-linked offerings or debt financing arrangements. If we raise additional funds by issuing equity or equity-linked securities, the ownership of our existing shareholders will be diluted. If we raise additional financing by the incurrence of indebtedness, we will be subject to increased fixed payment obligations and could also be subject to restrictive covenants, such as limitations on our ability to incur additional debt, and other operating restrictions that could adversely impact our ability to conduct our business. See the section entitled “Risk Factors — Risks Related to YD Bio — YD Bio will need additional funding in order to implement its business plan.” YD Biopharma recognizes that there is no assurance that any such additional financing will be obtained or that the terms of such arrangements will be reasonable. If we are unable to obtain additional funds, we would also take other measures to reduce expenses to offset any shortfall.

Cash and Cash Equivalents

Cash and cash equivalents included cash on hand placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and with an original maturity of three months or less. As of December 31, 2024, YD Biopharma’s cash was approximately $3.1 million compared to $87,098 at December 31, 2023. This increase was primarily due to an equity raise of approximately $8.0 million for the year, offset by an acquisition of intangible assets of approximately $2.8 million and deferred offering cost of approximately $0.6 million.

Cash Flows

The following table summarizes YD Biopharma’s cash flows for the period indicated (in thousands):

	Year Ended December 31,
	2024	2023	2022
Net cash (used in) provided by operating activities	$(1,837)	$(56)	$70
Net cash used in investing activities	(2,901)	0	(67)
Net cash provided by (used in) financing activities	7,728	114	(72)

Cash Flows Used in Operating Activities

Net cash used in operating activities for the year ended December 31, 2024, was $1,836,818, primarily related to YD Biopharma’s net loss for the year of $1,411,559 and an increase in deferred offering cost of $614,137, offset by an increase in accrued expenses and other liabilities of $175,497.

Net cash used in operating activities for the year ended December 31, 2023, was $55,657, primarily related to an increase in accounts receivable and inventories of $63,858 and $30,570, respectively, offset by a reduction in operating lease liabilities of $47,082.

Cash Flows Used in Investing Activities

Net cash used in investing activities for the year ended December 31, 2024, was approximately $2.9 million, driven by the acquisition of intangible assets, and property, plant and equipment.

Net cash used in investing activities during the year ended December 31, 2023, was $290, also driven by the acquisition of property, plant and equipment.

Cash Flows Provided by (Used in) Financing Activities

Net cash provided by financing activities for the year ended December 31, 2024, was approximately $7.7 million, consisting primarily of net proceeds from equity financings.

Net cash provided by financing activities during the year ended December 31, 2023, was $113,887, consisting primarily of proceeds from a shareholder and an affiliate net of a $32,609 repayment of a long-term bank loan.

Commitments and Contingencies

YD Biopharma’s commitments include our operating lease liabilities. Other commitments primarily consist of debt obligations, including long-term bank loan, amount due to a shareholder and affiliate.

The following table summarize our contractual obligations and other commitments for cash expenditures as of December 31, 2024, and the years in which these obligations are due as follows (in thousands):

	Payments Due In
	Less than 1 year	1 – 2 years	2 – 3 years	3 – 4 years	4 – 5 years	Thereafter	Total
Operating lease liabilities(a)	$17	6	—	—	—	—	23

(a)	YD Biopharma has contractual obligations in the form of operating leases for an office. During the year ended December 31, 2024, YD Biopharma entered into a new operating lease agreement for the use of an office for 24 months. On the lease commencement, we recognized $23,698 and $22,265 of right-of-use assets and operating lease liabilities, respectively. The operating lease will mature in April 2026.

According to the agreement entered with 3D Global in respect of the 3D Global Patent in June 2024, YD Biopharma is obligated to pay up to $4.0 million when certain conditions and milestones are satisfied and completed by 3D Global. YD Biopharma paid $453,416 to 3D Global for Application with Medical Center for Clinical Specimens Collection on Development of LSC Cell Source for the year ended December 31, 2024.

Off-Balance Sheet Arrangements

As of December 31, 2024 and December 31, 2023, we did not engage in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Recently Issued and Adopted Accounting Standards

See Note 2 to YD Biopharma’s consolidated financial statements, included elsewhere in this prospectus, for a full description of recent accounting pronouncements, including the actual and expected dates of adoption and estimate effects on our consolidated results of operations and financial condition, which is incorporated herein by reference.

Significant Accounting Policies

Inventories

Inventories are accounted for using weighted average costing method and are stated at the lower of cost or net realizable value. YD Biopharma has established the policy of writing-down potential obsolete or slow-moving inventories is recorded as cost of revenue based on management’s assumptions about future demands and market conditions. There were no write-downs of inventory during the years ended December 31, 2023 and 2024.

Impairment of Long-Lived Assets

YD Biopharma reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, or it is reasonably possible that these assets could become impaired as a result of technological or other industrial changes. The determination of recoverability of assets to be held and used is made by comparing the carrying amount of an asset to future undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amounts of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. There was no impairment of long-lived assets recorded for the years ended December 31, 2023 and 2024.

Revenue Recognition

YD Biopharma recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

1.	Identify the contract with a customer

2.	Identify the performance obligations in the contract

3.	Determine the transaction price

4.	Allocate the transaction price to the performance obligations in the contract

5.	Recognize revenue when, or as, performance obligations are satisfied

As of December 31, 2024, YD Biopharma engages in the sales of drugs and medical and other related materials to corporate and retail customers. Products are marketed and sold primarily to consumers in Taiwan, and all sales and property and equipment are within the Asia region.

With the acquisition of the patents with 3D Global and EG BioMed, we plan to expand the product offering to corneal eye repair products and provide cancer detection testing services for pancreatic and breast cancer in the near future. Revenue is recognized when its customer obtains control of promised goods and services provided in an amount that reflects the consideration which YD Biopharma expects to receive in exchange for those goods and services. YD Biopharma’s revenue from contracts with customers is derived from product revenue principally from the sale of products directly to its customers and presents revenue net of value-added tax (“VAT”).

The timing of product revenue recognition is a matter of judgment that depends on the relevant facts and circumstances to determine when the customer obtains control of the products being delivered. Revenues are recognized at the point in time when YD Biopharma has completed its performance obligation under the contract to deliver and transfer title of the products to the customer, which is generally upon shipment or when the customer accepts the product at their location. YD Biopharma does not offer sales rebates to its customers. Any discount will be net of the revenue at the time of the sale. Additionally, YD Biopharma does not provide its customers with the right to return product (except for quality issues). The customer is required to perform a product quality check immediately upon delivery of the products and any issue must be reported to YD Biopharma within a few days of identifying a quality issue.

YD Biopharma entered into subleasing arrangements with two drug stores in Taiwan to lease part of the leased premises to them. During the year ended December 31, 2024, YD Biopharma also entered into leasing arrangements to corporate customers to lease equipment. YD Biopharma receives income from operating leases based on the fixed required rents (base rent) per the lease agreements. Rent revenue from base rents is recorded on the straight-line method, when collectability of the lease payments is deemed probable, over the terms of the related lease agreements. Operating lease revenue, as recorded on the straight-line method, in the statements of operation is recorded as other income. YD Biopharma recognized $2,080 and $24,533 of income from the subleasing arrangements with the drug stores for the years ended December 31, 2024 and 2023, respectively, and recognized $38,302 of income from the subleasing arrangement with a drug store and the leasing of equipment to other corporate customers for the year ended December 31, 2024.

YD Biopharma also acts as an agent in certain revenue arrangements where it facilitates the sale of products on behalf of third-party sellers. In these arrangements, YD Biopharma does not control the specified goods before they are transferred to the customer, and therefore, YD Biopharma is an agent. When YD Biopharma is an agent, revenue is recognized on a net basis, representing the fee earned for facilitating the transaction. YD Biopharma’s performance obligation is to arrange for the provision of the product by the third-party seller to the customer.

BUSINESS

Overview

We are a biopharmaceutical company focusing on blood-based cancer detection, the development of stem cell- and exosome-based therapeutics with the potential to transform the treatment of a wide spectrum of diseases with high unmet medical need and serving as a trusted supplier of clinical testing drugs for pharmaceutical companies. Stem cell therapy uses versatile cells to repair or regenerate damaged tissues, offering innovative treatments for injuries, degenerative diseases, and immune disorders with potential for personalized medicine and tissue engineering. Exosome therapy uses cell-derived vesicles to deliver proteins, RNA, and other molecules, promoting tissue repair, reducing inflammation, and supporting regenerative treatments for conditions like injuries, degenerative diseases, and immune disorders.

Our business model is centered on developing partnerships with biopharmaceutical companies to transform innovative technologies into commercially viable drugs and cancer detection. Our management team is driving accelerated research and clinical trials under the leadership of Chairman Dr. Ethan Shen, a seasoned biomedical expert with over 30 years of experience, and Chief Medical Officer Dr. Benjamin Zhang, who brings over eight years of expertise in clinical research. For EG BioMed, Chief R&D Officer Dr. Ruo-Kai Lin contributes over 30 years of specialized experience in cancer screening. Additionally, 3D Global Biotech is guided by Chairman and Chief Scientific Officer Dr. Ken Ou, a distinguished professional with over 30 years of experience and a former Dean at Taipei Medical University. While we have not yet obtained FDA clearance or approval for any of our cancer screening test products, by leveraging translational medicine expertise of our management team, we accelerate the journey from research to clinical trials, positioning YD Bio as a potential leader in the industry.

We currently market our cancer screening test products exclusively to licensed HCPs, who order testing through EG BioMed’s CLIA-certified and CAP-accredited laboratory. The tests are offered as LDTs and performed solely at the request of a prescribing HCP. Following the recent March 2025 decision by a U.S. federal district court vacating the FDA’s May 2024 final rule on LDT oversight (which the government has not appealed, and the deadline to do so has passed), EG BioMed operates under CLIA regulations, which govern laboratory quality standards for HCP-ordered testing performed within a single certified lab. We have not conducted any clinical trials for the cancer screening test products. Instead, clinical testing has been conducted by EG BioMed, which is intending to pursue FDA approval for these products.

Within the next twelve months, we plan to pilot a streamlined access model that allows patients to initiate testing through an online portal integrated with an independent telehealth physician network. This model ensures that all orders are reviewed and authorized by a licensed HCP prior to sample collection (i.e., such tests will not be DTC LDTs). We will not distribute collection kits or report results directly to consumers without a valid physician order, and we do not intend to pursue a fully DTC pathway at this time, given the clinical complexity of cancer-related testing and current regulatory expectations. Any future expansion toward broader access will be guided by FDA authorization (e.g., de novo classification or 510(k) clearance) and supported by evidence of safety, usability, and medical appropriateness. Even if our blood tests receive FDA clearance or approval, we do not intend to offer them as fully DTC products. Instead, we intend to offer them as products that still require an order from a licensed HCP (i.e., such tests will not be DTC LDTs). Notably, current FDA-approved cancer tests — such as Guardant360 and Shield — also require HCP involvement to initiate testing, even when accessed through consumer-facing platforms.

Industry Background and Market Trends

Cancer Diagnostics Market

The U.S. cancer diagnostics market size in 2024 was valued at $41 billion according to the “U.S. Cancer Diagnostics Market Size & Outlook, 2024-2030” report published by Grand View Research and is expected to grow to $59 billion in 2030 with a CAGR of 6.4% according to a report issued by Grand View Research. According to this same report, this projection is based on rising demand for early-stage cancer detection, increasing investment in oncology research and diagnostics by pharmaceutical and biotech companies, continued FDA approvals for novel diagnostic technologies, and expanding reimbursement policies supporting early cancer screening. In comparison, Taiwan recorded 144,666 new cases according to its national cancer registry, highlighting a smaller but still significant cancer burden in a population of around 23 million. (Source: https://www.wcrf.org/preventing-cancer/cancer-statistics/global-cancer-data-by-country/?utm_source=chatgpt.com, Taiwan Cancer Registry).

According to the “Global Cancer Diagnostics Market Research Report 2023-2030” published by Research and Markets, the global cancer diagnostic market size was valued at $106.32 billion in 2024 and is projected to reach from $112.60 billion in 2025 to $178.26 billion by 2033, growing at a compound annual growth rate (“CAGR”) of 5.91% during the forecast period (2025-2033). According to Research and Markets, continued growth is anticipated due to the increasing prevalence of cancer worldwide, advancements in early detection technologies such as AI-powered diagnostics and liquid biopsy, expanded government screening programs, higher healthcare expenditures, and the growing adoption of personalized medicine and biomarker-based diagnostics.

We have the potential to play a significant role in the cancer diagnostic market because our DNA methylation analysis technology is noninvasive, cost-effective, and has a potential to lead to better patient outcomes.

Pancreatic Cancer Diagnostics Market

The global pancreatic cancer diagnostics market size in 2023 was valued at $3.4 billion according to the “Global Pancreatic Cancer Diagnostic Market Size & Outlook” report published by Grand View and is expected to grow to $4.7 billion in 2030 with a CAGR of 4.8%. North America accounted for 49.8% of the global market while the US is expected to lead the global market in terms of revenue in 2030.

According to Grand View Research, Mordor Intelligence and TechSci Research, the projected growth is due to rising disease incidence, an aging population, and increasing demand for early detection. Technological advancements in molecular and biomarker-based diagnostics are improving accuracy and adoption. Greater awareness, expanding screening initiatives, and ongoing research efforts are also driving growth. Additionally, unmet clinical needs and the push for earlier, non-invasive diagnostic tools contribute to sustained market.

These projections assume continued regulatory support, technological progress, and sustained investment in diagnostics across key markets.

Pancreatic cancer accounted for 510,992 new global cases in 2022. In the United States, 60,127 new cases were reported, with an incidence rate of 13.8 per 100,000 people and a mortality rate of 11.3 per 100,000, making it one of the most lethal cancers. (Sources: https://www.wcrf.org/preventing-cancer/cancer-statistics/pancreatic-cancer-statistics/#pancreatic-cancer-incidence-cases).

Breast Cancer Diagnostics Market

According to the “Breast Cancer Diagnostics Market Size, Share & Growth Report, 2033” published by BioSpace (the “BioSpace Report”), the breast cancer diagnostics market will grow due to increasing incidence, advancements in imaging and genetic testing, rising awareness of early detection, and improved access to healthcare in emerging regions.

According to the BioSpace Report, the global breast cancer diagnostics market size was valued at $4.5 billion in 2023 and is predicted to expand at a CAGR of 7.2% from 2024 to 2033. This growth is expected due to increasing breast cancer incidence rates, advancements in imaging and biomarker-based diagnostics, expanded government screening programs, and greater adoption of AI-driven diagnostic tools for early detection. Rising awareness campaigns and improved access to healthcare services are also contributing factors.

According to the BioSpace Report, the breast cancer diagnostics market size in the U.S. was valued at $1.5 billion in 2024, which is expected to increase to $3 billion by 2033, representing a 7.1% CAGR. This projection is based on increased early detection efforts, growing investment in precision medicine and liquid biopsy technologies, expanding insurance coverage for mammography and genetic testing, and continued innovation in digital pathology and AI-assisted diagnostics. YD Bio’s management believes the trend toward personalized medicine and improvements in non-invasive screening methods are expected to further drive market expansion.

These projections assume continued regulatory support, technological advancements, and sustained investment in breast cancer diagnostics and early detection programs.

Breast cancer continues to be the most common cancer among women, with 2.3 million new cases and 670,000 deaths worldwide in 2022. Incidence is rising by 1 – 5% annually in many countries, with projections showing a 38% increase in new cases and a 68% rise in deaths by 2050. The U.S. had an incidence rate of 130.8 per 100,000 women, with breast cancer comprising 15.5% of all new cancer cases, while Taiwan recorded 19,756 new cases, emphasizing the disease’s global and regional significance. (Sources: https://pubmed.ncbi.nlm.nih.gov/39994475/, https://seer.cancer.gov/statfacts/html/breast.html, Taiwan Cancer Registry

Contact Lens and Glaucoma Treatment Markets

The U.S. contact lenses market size in 2023 was $6.5 billion according to the “North America Contact Lenses Market — By Product Type, By Product, By Material, By Design, By Usage, By Distribution Channel Analysis, Growth Forecast, 2024 to 2032” report published by Global Market Insights and is expected to grow to $9.2 billion by 2032 at a CAGR of 3.8%. The contact lens market is expected to grow due to rising vision correction needs, increasing eye health awareness, advancements in materials and technology, and growing demand for cosmetic and specialty lenses globally. According to the “Global Contact Lens Solution Market Insights — Size, Trends & Forecast 2024-2034” report published by Future Market Insights, the global market size for contact lenses solution is projected to be $1.8 billion in 2024 and is expected to reach $2.8 billion by 2034, growing at a CAGR of 4.3% from 2024 to 2034.

As of 2023, approximately 140 million people worldwide use contact lenses, serving various roles in vision correction, cosmetic enhancement, and therapeutic care (Source: https://www.knowledge-sourcing.com/report/contact-lenses-market?utm_source=chatgpt.com). In the United States, around 45 million people — roughly 16% of the adult population — wear contact lenses, with most preferring soft, disposable types, particularly daily disposables (Source: https://rvcoptometric.com/approximately-45-million-people-in-the-us-wear-medical-devices-contact-lenses/?utm_source=chatgpt.com). In Taiwan, the number of contact lens users is projected to reach approximately 945,000 people by 2025, representing about 4% of the total population. Taiwan’s market is experiencing steady growth, especially in daily disposable lenses, with a strong consumer preference for hydrogel-based options (Sources: https://www.statista.com/outlook/cmo/eyewear/contact-lenses/taiwan?utm_source=chatgpt.com, https://www.clspectrum.com/issues/2024/januaryfebruary/international-contact-lens-prescribing-in-2023/?utm_source=chatgpt.com).

The U.S. glaucoma treatment market size in 2022 was $2.8 billion according to the “U.S. Glaucoma, 2030 Market Size & Outlook, 2022-2030” report published by Grand View Research and is expected to grow to $3.7 billion in 2030 with a CAGR of 3.8%. YD Bio’s management believes the glaucoma market will grow due to an aging population, rising prevalence of the disease, advancements in treatment options, and increased awareness of early detection and management.

According to the “Contact Lenses Market Size, Share, and Trends 2025 to 2034” and “Glaucoma Treatment Market Size, Share, and Trends 2024 to 2034” reports published by Precedence Research, the global market size for contact lenses and global glaucoma treatment were valued at $17 billion and $6.3 billion in 2024, respectively. The global market size for contact lenses and glaucoma treatment are expected to reach $26.5 billion and $8.5 billion by 2033, with expected growth at a CAGR of 5.0% and 3.3% from 2024 to 2033, respectively.

Glaucoma affects approximately 80 million people worldwide, and this number is projected to increase to 111.8 million by 2040. In the United States, around 4.22 million people live with glaucoma, with 1.5 million affected by vision loss due to the disease. In Taiwan, there are currently 380,000 to 400,000 individuals under treatment for glaucoma, and the patient population is growing at a rate of 8% annually. (Sources: https://www.voiceofhealthcare.org/updates/World-Glaucoma-Week-2025:-Advancements,-Awareness,-and-Future-Directions~klFDXdyXHygSVep9-vHOc, https://www.cdc.gov/vision-health-data/prevalence-estimates/prevalence-estimates-glaucoma.html, https://www.iop-target.org/glaucoma_Detail.aspx?ID=b0aa8d0a-1820-4512-96f7-6b4eabaacce6).

Dry Eye Market

According to the “Dry Eye Syndrome Market Size, Share & Industry Analysis, By Product, By Distribution Channel, and Regional Forecast, 2024-2032” report published by Fortune Business Insights, the global market size for dry eye syndrome was valued at $7.0 billion in 2023 and projected to grow from a value of $7.5 billion in 2024 to a value of $13.0 billion by 2032, with a CAGR of 7.1% from 2024 to 2032. The U.S. dry eye disease market size in 2022 was valued at $2.8 billion according the “U.S. Dry Eye Syndrome Market Size, Share & COVID-19 Impact Analysis, By Product, By Distribution Channel, and Forecast, 2023-2030” report published by Fortune Business Insights and is expected to grow to $4.8 billion in 2030 with a CAGR of 7%. YD Bio’s management believes the dry eye disease market will grow due to aging populations, increased screen time, rising awareness, improved diagnostic tools, and advancements in innovative treatments like artificial tears, drugs, and regenerative therapies.

Dry eye disease (DED) is a widespread ocular condition that affects an estimated 1.4 billion people globally, making it one of the most common eye disorders worldwide (Source: The global prevalence of dry eye disease: A Bayesian view — PubMed). In the United States, approximately 16.4 million adults have been diagnosed with DED, though the true number may be higher due to underdiagnosis (Source: https://www.aao.org/eyenet/article/dry-eye-disease?utm_source=chatgpt.com). In Taiwan, data from the National Health Insurance system indicates over 1.83 million patients sought medical treatment for DED in 2022, highlighting its growing clinical and public health burden.

Advancing Noninvasive Cancer Detection with Circulating Cell-Free DNA (“cfDNA”) Methylation Technology

Our business focuses on developing highly sensitive and specific noninvasive blood tests for the detection of cancers, including pancreatic, breast, and various other types of cancers. We have licensed cell-free DNA (cfDNA) methylation analysis technology from EG BioMed, a company registered in Taiwan and of which Dr. Shen currently owns a 45.34% equity stake. cfDNA are DNA fragments in the bloodstream, released by dying cells, which enables non-invasive diagnostics, including cancer detection, prenatal testing, and organ transplant monitoring through genetic and epigenetic analysis. This technology has the potential to develop derivative products for monitoring and detecting various types of cancer, including lung, colorectal, breast, liver, oral, prostate, thyroid, gastric, and pancreatic cancers. The technology licensed from EG BioMed should have the advantages of a non-invasive methodology ensures patient comfort and safety, user-friendly testing procedures facilitate ease of operation, early detection capabilities enable timely intervention and treatment, high accuracy rates enhance cancer detection precision and expedited report generation ensures swift access to critical information.

EG BioMed utilizes the Infinium MethylationEPIC v2.0 BeadChip platform from Illumina for high-throughput DNA methylation profiling but does not develop the platform itself. This commercially available array enables comprehensive genome-wide methylation analysis, facilitating the identification of epigenetic biomarkers in cell-free DNA extracted from plasma samples.

To refine and validate biomarker candidates for early pancreatic cancer detection, EG BioMed integrates AI-driven bioinformatics tools into its analytical workflow. This process involves identifying highly potential biomarkers through differential methylation analysis, cross-comparing candidate genes using InteractiVenn software, and leveraging OpenAI-powered algorithms to prioritize the most statistically and biologically relevant gene loci.

Methylation profiling was conducted on cell-free DNA extracted from the plasma of 20 Taiwanese pancreatic cancer patients and 80 healthy individuals. From an initial pool of 860,000 CpG sites, 1,191 were filtered based on beta values, selecting those with higher methylation levels in cell-free DNA from pancreatic cancer patients and lower levels in healthy individuals. Parallel analyses using The Cancer Genome Atlas dataset examined 450,000 CpG sites, identifying CpG sites with high methylation in pancreatic tumor tissues and lower methylation in adjacent normal and other non-pancreatic tissues. Ultimately, 35 CpG sites were identified as potential epigenetic biomarkers.

The integration of AI-driven algorithms enhances biomarker selection efficiency by automating CpG site ranking based on methylation variation significance, optimizing cross-cohort comparisons to ensure biomarker reproducibility, and refining validation models to assess clinical applicability.

EG BioMed’s approach to biomarker discovery and validation combines high-throughput array technology, AI-powered bioinformatics, and cross-cohort analysis. By leveraging these innovations, the company strengthens early pancreatic cancer detection capabilities, advancing the development of precision diagnostics.

Our EG BioMed license agreement for pancreatic cancer was entered into on June 25, 2024, and has an initial term of 10 years with an automatic extension period of 5 years, unless both parties agree not to extend. The agreement was amended on September 30, 2024 to increase the licensed period to 20 years from the date of the original agreement, which was automatically extended for an additional 5 years upon the completion of the Business Combination. Under the agreement, we have agreed to develop jointly, with EG BioMed, products using EG BioMed’s patent and technology in the United States. Under the agreement, we agreed to pay EG BioMed a one-time license fee of NTD 60,000,000 (US$1,848,000) and are required to notify EG BioMed in writing on a quarterly basis of our total sales revenue for sales of the products using EG BioMed’s licensed patent and technology and pay a 7% product royalty on our total sales revenue each quarter for the term of the agreement. Additionally, we are required to pay patent application fees (if any) and patent maintenance fees for the licensed patent and technology, and any patents derived from the licensed patent and technology, as well as expenses, costs, taxes, and fees incurred during the term of the agreement.

The EG BioMed license agreement may be terminated if a party breaches its terms and fails to correct the breach within 30 days. Termination may also occur due to significant delays in product development, reorganization, seriously false sales reports, disposal of the licensed patent, bankruptcy, dissolution, or significant financial issues. Upon termination, the manufacture and sale of the product must cease, although existing inventory may be sold for a limited period. Obligations related to confidentiality, license fees, and liability remain enforceable. If termination results from one party’s fault, the other party may seek damages. In cases where infringement leads to termination, both parties share responsibility.

From a small blood sample, we should be able to utilize the DNA methylation analysis technology to detect the methylation level of tumor suppressor genes in cfDNA in the blood to assess the risk of cancer and facilitate early cancer detection, cancer progression monitoring and post-treatment evaluation. DNA methylation is an epigenetic modification where methyl groups attach to DNA, regulating gene expression without altering the sequence, playing key roles in development, disease, and cellular function. This technology, which detects circulating tumor DNA (“ctDNA”) released from tumors undergoing apoptosis (programmed cell death that occurs naturally to maintain healthy tissue, remove damaged cells, or during development, playing a critical role in growth, immune responses, and disease prevention) and necrosis (uncontrolled cell death caused by injury, infection, or disease, leading to inflammation and tissue damage, often resulting in the release of harmful substances into surrounding areas), as well as circulating cell-free DNA partially released from the tumor environment — including surrounding stromal tissues (the supportive framework of organs, consisting of connective tissues, blood vessels, and extracellular matrix, providing structural integrity and facilitating nutrient and waste exchange for functional cells, and immune blood cells near tumor sites) — undergoes gradual DNA methylation alterations both before and after tumor formation. ctDNA is tumor-derived DNA in the bloodstream, used in non-invasive diagnostics to detect, monitor, and analyze cancers by identifying genetic mutations and epigenetic alterations. Our technology is emerging as a powerful tool in real-time cancer detection, reflecting the presence and quantity of tumors in the body. cfDNA methylation analysis technology can precisely detect target genes, identify cancer at gene sites with methylation alterations, and be used to assess the risk of different cancers. In connection with this process, we are able to utilize EG BioMed’s DNA methylation artificial intelligence (“AI”) cloud database as test results are connected with disease information and treatment plans, which may become a useful tool for the development of new drugs to accurately monitor cancer cell changes.

A diagnosis of pancreatic cancer is devastating, but what’s worse is the fact that the diagnosis often comes when it is far too late to take action. Only 12% of pancreatic cancer survived in past 5 years (American Cancer Society’s Cancer Facts & Figures 2023) and 85% of pancreatic cancers are not diagnosed unit late stage (National Cancer Institute, 2021). We aim to change this.

The use of cfDNA detection technology supports the principles of precision medicine, allowing for tailored treatment strategies based on individual patient needs. For example, the following are applications of cfDNA detection at various stages of breast cancer treatment:

Early-Stage Breast Cancer

Pre- and Post-Surgery:	cfDNA analysis can help determine if residual tumors are present after surgery and whether patients require subsequent adjuvant therapy.

During Treatment:	Monitoring cfDNA levels enables clinicians to assess treatment effectiveness and decide if there’s a need for escalation or de-escalation of therapy.

Post-Treatment Follow-Up:	cfDNA can be used to track the risk of recurrence and confirm whether the patient has achieved remission.

Late-Stage Breast Cancer

During Treatment	Monitoring cfDNA can be used to evaluate treatment efficacy and monitor disease progression, helping to guide ongoing therapeutic decisions

The integration of cfDNA into clinical practice may be able to provide enhanced accuracy in assessment and decision-making, surpassing traditional genetic testing methods and leading to more personalized patient care.

On July 11, 2024, EG BioMed submitted a de novo application to the FDA for its breast cancer monitoring blood test. and received a decision letter on September 24, 2024 outlining the following points to be addressed within 180 days:

●	Clinical validation study. The EG-Breast Blood Test-P1 requires additional clinical validation for its intended use in monitoring stage II/III breast cancer patients. Longitudinal studies and data supporting testing frequency and efficacy are required.

●	Samples representation and selection. The EG-Breast Blood Test-P1’s clinical validation requires further stage III breast cancer representation, training-validation sample overlap, demographic bias, and differences between Taiwan and US patient populations, requiring further data.

●	Data analysis. The EG-Breast Blood Test-P1’s data analysis excluded certain samples, unadjusted prevalence metrics, population differences, unclear biomarker cutoffs, and missing multivariate analysis, necessitating comprehensive validation for safety and efficacy.

●	Analytical validation. The EG-Breast Blood Test-P1’s analytical validation is affected by non-intended use samples, reliance on contrived samples, and insufficient clinical samples. Robust validation using stage II/III breast cancer samples is required.

●	Limit of Detection (LoD). The LoD study for the EG-Breast Blood Test-P1 requires separate thresholds for GCM2, TMEM240, and their combination. Independent clinical samples and confirmation studies are essential to ensure accurate, reliable results.

●	Precision/reproducibility. The EG-Breast Blood Test-P1 precision study revealed areas for improvements in using non-intended samples, lacking operator and analyzer reproducibility data, and requires additional statistical analysis. Comprehensive validation with intended-use samples is required.

●	Analytical specificity. The EG-Breast Blood Test-P1 requires additional evidence for target specificity and methylation accuracy. Updated in-silico alignment analysis and methylation testing are required to confirm assay reliability and prevent false results.

●	Interference. The EG-Breast Blood Test-P1 requires exogenous interference studies using intended-use specimens to evaluate the effects of cfDNA extraction substances and cancer treatment drugs, ensuring accurate and reliable results for clinical management.

●	Stability studies. The EG-Breast Blood Test-P1 stability studies require Cp value variation analysis and extended testing beyond 24 weeks to validate specimen and kit stability for accurate results under proposed storage conditions.

●	Stability studies: Specimen stability. The EG-Breast Blood Test-P1 requires comprehensive stability studies covering plasma storage, shipping conditions, centrifuge variability, whole blood shipping, and bisulfite-treated cfDNA to ensure reliable and accurate results under diverse conditions.

●	Method equivalency study (manual vs automated). The EG-Breast Blood Test-P1 requires robust studies comparing manual and automated cfDNA processing methods, including operator variability and LoD testing, to ensure consistent performance and accurate results across protocols.

●	Guard band/robustness studies. The EG-Breast Blood Test-P1 requires robust testing of critical reagents and process steps under varied conditions to ensure reliable performance and accurate results across the entire workflow.

●	Blood collection tubes: Tube validation studies. The EG-Breast Blood Test-P1 requires a new 510(k) submission to validate Streck cfDNA BCTs for methylation cfDNA testing. Comprehensive analytical and clinical validation data are necessary to ensure safe, effective use.

●	Single-site vs distributed assay. The EG-Breast Blood Test-P1 must meet distributed kit regulatory requirements, including site-to-site reproducibility, reagent qualification, IVD-compliant platforms, and cybersecurity documentation, to ensure safe and effective multi-site testing.

●	Software and cybersecurity. The EG-Breast Blood Test-P1 requires comprehensive cybersecurity and software documentation for the cobas™ z 480 Analyzer, addressing FDA guidance, to ensure safety, regulatory compliance, and accurate diagnostic performance.

On January 8, 2025, EG BioMed submitted a Q-Submission to the FDA. The Q-submission process allows companies to request feedback from FDA regarding potential or planned medical device submissions, including feedback on clinical trials and analytical studies. The FDA responded by scheduling a teleconference to occur on February 19, 2025 to discuss EG BioMed’s Q-Submission.

Following a productive meeting with the FDA regarding the issues discussed, EG BioMed has determined that adjusting its timeline will best ensure that all required data meet the company’s rigorous standards. Consequently, EG BioMed will withdraw its current FDA de novo application and is targeting a new pre-submission by the end of 2025.

Pancreatic Cancer Testing

A diagnosis of pancreatic cancer is devastating, but what’s worse is the fact that the diagnosis often comes when it is far too late to take action. According to the American Cancer Society’s Cancer Facts and Figures the 5-year survival rate for people diagnosed with pancreatic cancer is only 12% and 85% of pancreatic cancers are not diagnosed unit late stage. Our goal is to change these outcomes through early detection.

Earlier this year, we obtained an exclusive license to utilize patents and technology from EG BioMed in the U.S. for core methylation detection of pancreatic cancer with what we believe will have a high degree of sensitivity, specificity and accuracy. Sensitivity, specificity, and accuracy are critical measures of performance in cancer screening tests:

●	Sensitivity refers to a test’s ability to correctly identify individuals with the disease (true positives). A highly sensitive test minimizes false negatives, ensuring fewer cases of undetected cancer.

●	Specificity indicates a test’s ability to correctly identify individuals without the disease (true negatives). High specificity reduces false positives, avoiding unnecessary anxiety and interventions for healthy individuals.

●	Accuracy measures the overall ability of the test to correctly classify individuals as diseased or healthy, encompassing both sensitivity and specificity.

High rates of sensitivity and specificity are essential in cancer screening to ensure early and precise detection of cancer. This allows timely intervention, improving treatment outcomes and survival rates while minimizing unnecessary procedures. Accuracy ensures confidence in the test’s reliability, ultimately optimizing patient care and resource allocation in healthcare systems.

Development of Our Pancreatic Cancer Technology

The pancreatic cancer study was solely designed and conducted by EG BioMed’s research and development team, with no involvement from YD Bio. The study began in 2023 and is currently ongoing. Methylation markers for Zinc Finger Protein 30 (ZFP30), an indicator for pancreatic cancer, were detected in cfDNA in 96% of plasma samples from pancreatic cancer patients, demonstrating a strong area under the curve (AUC) of 0.96. The assay achieved a sensitivity of 93.8% in stages I and II, 100% in stages III and IV, and a specificity of 92.9%. These findings are based on a total of 344 samples, including 50 pancreatic cancer patients and 294 healthy individuals. The EG BioMed Pancreatic Blood Test-E1 was independently developed by EG BioMed’s research team, leveraging proprietary cfDNA methylation biomarkers to detect pancreatic cancer at early stages.

The pancreatic cancer clinical trial was conducted under the approval of Taipei Medical University-Joint Institutional Review Board (TMU-JIRB, IRB ID No.: N202105091). This prospective study enrolled 100 pancreatic cancer patients and 500 healthy individuals to evaluate the EG Pancreatic Blood Test-E1 using circulating methylated ZFP30 in plasma as a biomarker. The study design ensured a well-defined cohort of pancreatic cancer patients and healthy individuals, with recruitment carried out at Taipei Medical University Hospital, Wan Fang Hospital, and Shuang Ho Hospital.

The primary endpoint of the study was to assess the clinical performance of the EG Pancreatic Blood Test-E1 in detecting pancreatic cancer by evaluating its sensitivity, specificity, and overall accuracy. The test’s performance was validated through receiver operating characteristic (ROC) curve analysis, confirming its ability to distinguish pancreatic cancer patients from healthy individuals with high diagnostic reliability. The study adhered to strict inclusion and exclusion criteria, enrolling only treatment-naïve pancreatic cancer patients and healthy individuals.

Throughout the study, no serious adverse events (SAEs) were reported, as the trial involved only non-invasive blood sample collection. Taipei Medical University and its affiliated hospitals served as clinical sites for patient recruitment and sample collection under IRB supervision, but EG BioMed solely designed, managed, and executed the study. While EG BioMed originated as a spin-off from Taipei Medical University, the company now operates independently, holding full ownership of its intellectual property, technology, and clinical research initiatives.

The comprehensive statistical analysis using The Cancer Genome Atlas (TCGA) database was performed solely by EG BioMed’s bioinformatics team, utilizing advanced computational methods to validate the methylation biomarker ZFP30 for pancreatic cancer detection. This analysis confirmed the biomarker’s clinical relevance and diagnostic potential.

EG BioMed has not yet conducted clinical trials for pancreatic cancer detection in the U.S. However, the company has initiated U.S.-based sample collection through Bloodworks, which will support future clinical trials and regulatory submissions in the U.S.

EG BioMed

Independent U.S. Laboratory; FDA Regulatory Status

Our collaboration with EG BioMed has led to the establishment of an independent laboratory in the U.S. dedicated to pancreatic cancer early detection and monitoring technology that marks a significant expansion of our research and development capabilities. While EG BioMed’s cancer testing products have not yet received approval from the FDA or equivalent regulatory authorities in any jurisdiction, EG BioMed’s lab in the US has obtained a Washington State Medical Test Site (MTS) license, which is equivalent to Clinical Laboratory Improvement Amendments (CLIA) certification (CLIA#:50D2316600). An MTS license in health allows entities to provide medical testing services, ensuring compliance with regulations, accuracy in diagnostics, and patient safety for laboratories, telehealth, and diagnostic centers.

The Washington State MTS licensure program is exempt from CLIA and, as such, entities that obtain an MTS license do not need to apply separately to CMS to obtain a CLIA number. Instead, once an MTS application is received, the Washington State Department of Health enters the laboratory data into the federal CLIA database to obtain a CLIA number for the relevant facility. As such, when EG BioMed obtained its MTS license, it additionally obtained CLIA Certificate No. 50D2316600. The CLIA certificate held by EG BioMed’s facility indicates that the laboratory meets the regulatory requirements under CLIA to perform high complexity testing.

The College of American Pathologists (CAP) accreditation is the gold standard for clinical laboratories in the United States, recognized globally for ensuring the highest levels of accuracy, reliability, and quality in laboratory testing. For EG Biomed’s laboratory, CAP accreditation confirms that all procedures meet rigorous standards for clinical excellence, providing confidence to regulators, physicians, and patients that test results are both precise and reproducible. This certification strengthens EG Biomed’s position as a trusted partner in oncology diagnostics and supports YD Bio’s commitment to global best practices.

We hope to work with providers around the world to identify new patients. We also aim to collaborate with clinics in the U.S., as well as hospitals, insurance companies and pharmaceutical companies to identify and follow up with patients as we begin to test and hopefully market and distribute our pancreatic tests and DNA methylation AI cloud services. On February 26, 2025, a pancreatic cancer blood test was added to the test menu of the MTS license held by EG BioMed. As such, using EG BioMed technology, we to be able to design, manufacture, and use within the laboratory a pancreatic cancer screening test that can be marketed by EG BioMed’s Washington State laboratory as an HCP LDT. See the section below entitled “Regulations — U.S. Government Regulation and Product Approval — U.S. Regulation of Medical Devices” for more information regarding U.S. regulatory requirements for LDTs.

Pursuant to a March 2025 U.S. federal district court ruling, FDA clearance or approval is not required for LDTs performed at the request of an HCP. While YD Bio intends to pilot a streamlined access model that allows patients to initiate testing through an online portal integrated with an independent telehealth physician network, all orders will still be reviewed and authorized by a licensed HCP prior to sample collection (i.e., such tests will not be DTC LDTs). Should YD Bio eventually receive FDA clearance or approval for our tests, we still do not intend to offer them as fully DTC products, but instead intend to offer them as products that require an order from a licensed HCP (i.e., again, such tests will not be DTC LDTs). It is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do so has passed — that the FDA could determine that tests initiated by consumers are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and the March 2025 ruling. In this event, YD Bio may be required to obtain regulatory approval or clearance for its test products.

EG BioMed previously entered into a strategic partnership with a U.S.-based CRO, Arbelos Genomics Inc., in October 2024, to support the regulatory submission process to the FDA for clearance or approval of its pancreatic blood cancer test. If the FDA permits, following the March 2025 court ruling, EG BioMed intends to seek approval for a version of this test that does not strictly fall within the definition of an LDT, i.e., a version of the test that is not developed, validated, and performed within a single laboratory that is certified under the CLIA and meets the regulatory requirements under CLIA to perform high complexity testing. If this were to occur, EG BioMed would seek to obtain this approval either via the de novo classification process or via a PMA. Additionally, and if approval is obtained, YD Bio intends to market (1) the approved version of the pancreatic cancer diagnostic test and (2) the LDT version of the pancreatic cancer diagnostic test (in compliance with the requirements for the test to be deemed an LDT). This is because certain markets and entities may prefer to utilize the product as an FDA approved test, while others may prefer to utilize the product as an LDT.

An FDA-approved in vitro diagnostic (IVD) test can be adopted across all levels of clinical care — from national hospitals and affiliated medical centers to regional clinics — making it highly scalable and widely trusted. Achieving FDA approval involves rigorous clinical validation and comprehensive analytical studies to ensure performance, stability, reproducibility, and clinical effectiveness.

FDA-approved tests are often preferred by large hospital networks, government healthcare systems (e.g., Medicare/Medicaid), insurance payers, international regulatory bodies, and pharmaceutical partners — entities that prioritize regulatory certainty, legal defensibility, and broad reimbursement eligibility.

That said, the pace of innovation in diagnostics is accelerating. LDTs play a vital role in bridging the gap between discovery and regulation. They offer flexibility for ongoing technical refinement and allow early market introduction. This real-world deployment helps identify unmet clinical needs and gather valuable data — laying the groundwork for a more robust, FDA-approved IVD in the future.

LDTs are typically favored by CLIA-certified labs, early-adopting clinicians, and niche research institutions who value agility, customization, and early access to innovation, especially when FDA pathways are too slow or cost-prohibitive.

The selected CRO brings extensive expertise in in vitro diagnostics (“IVD”), with over 15 years of experience and a proven track record of successfully completing nearly 200 trials. The CRO will provide comprehensive project management and support, including regulatory affairs guidance, site selection and initiation, recruitment assistance, clinical monitoring, data management, and other critical services.

The FDA classifies medical devices into Class I, Class II, and Class III based on risk. Class I devices, such as bandages and gloves, pose low risk and are subject to minimal regulatory controls, often exempt from premarket review. Class II devices, such as blood pressure monitors, present moderate risk and require general and special controls, including 510(k) premarket clearance to demonstrate substantial equivalence to existing devices. Class III devices, such as pacemakers, pose high risk, sustain or support life, and require an approval under a PMA, which requires the submission of clinical data to ensure safety and effectiveness. The classification ensures patient safety while enabling innovation. EG BioMed submitted an FDA de novo application FDA for its breast cancer blood tests as a Class II medical device.

EG BioMed is actively preparing its pancreatic cancer blood test for regulatory submission and is evaluating expedited pathways, such as the FDA’s Breakthrough Devices Program or Safer Technologies Program (SteP) for Medical Devices. The FDA’s Breakthrough Devices Program accelerates the development and review of innovative medical devices that provide more effective treatment or diagnosis for life-threatening or irreversibly debilitating conditions. It offers prioritized guidance, faster review timelines, and collaborative feedback, helping patients access cutting-edge technologies sooner while maintaining safety and efficacy standards. The FDA’s Safer Technologies Program (SteP) expedites the development and review of medical devices and combination products that significantly improve safety for non-life-threatening conditions. It provides prioritized guidance, efficient regulatory pathways, and enhanced interaction with the FDA, promoting access to safer, innovative technologies while ensuring rigorous safety and effectiveness standards. Following its evaluation, the company intends to file a formal request for a pre-submission meeting with the FDA to obtain feedback on the proposed regulatory pathway and clinical trial design.

This partnership and the subsequent regulatory steps mark significant progress in EG BioMed’s mission to advance innovative early detection solutions for pancreatic cancer.

The FDA application was originally prepared by EG BioMed because EG BioMed collected, organized, and managed the clinical data that is included in the application. The collection, organization, and management of the clinical data was completed under the oversight of the Taiwan Institutional Review Board. As a result, EG BioMed, rather than YD Bio, is in the best position to submit the application because it directly managed the clinical data in accordance with regulatory requirements and can best ensure the accuracy of the application. For that reason, EG BioMed is continuing to pursue the application with FDA rather than YD Bio.

EG BioMed has engaged two FDA consultants, Research & Development LLC (RDI) and IVD Regulatory Advisors LLC (IVDRA), to provide comprehensive support to EG BioMed in preparing and submitting a submission to the FDA to request Breakthrough Device designation. The pre-submission meeting with the FDA is targeted for the fourth quarter of 2025.

Breast Cancer Testing

Breast cancer is the second leading cancer-related cause in women. According to SEER Cancer Statistics Review, nearly 20 – 30% of patients with early-stage disease develop metastases over the disease course. In clinical practice, detecting recurrence or metastasis in patients with stage II or III breast cancer through blood tests remains a significant challenge. This often necessitates advanced imaging procedures such as CT or MRI scans, or bone scans, which, while accurate, are not convenient for routine clinical needs due to their high cost, limited accessibility, and often restricted insurance coverage. In countries like the U.S., where these procedures are expensive and insurance coverage is limited, they are typically reserved for patients presenting overt symptoms rather than being used as a regular monitoring tool. Current blood tests for breast cancer monitoring lack sufficient sensitivity. According to previous literature, the CA-153 level has a sensitivity of only 60% – 70%. Even the simultaneous use of serum markers CA-153 and carcinoembryonic antigen (CEA) results in diagnosing metastasis in up to 60% – 80% of patients with breast cancer early, while according to our unpublished data, the simultaneous use of both CA-153 and CEA resulted in the early diagnosis of metastasis in less than 50% of patients with breast cancer. We aim to change this by utilizing the DNA methylation analysis technology for which we have an exclusive license from EG BioMed covering EG BioMed’s patent and know-how. The licensed patent has been successfully approved sequentially in Taiwan, Europe, Malaysia, China, Spain, Poland, and the U.S. Additionally, the patent is currently under review and defense proceedings in Japan, Korea, Singapore, and Australia. The license includes, for example, U.S. patent application No. 17/053,688, titled “Methods for Early Prediction, Treatment Response, Recurrence, and Prognosis Monitoring of Breast Cancer.” On November 6, 2024, the United States Patent and Trademark Office issued an allowance for certain claims under this application. YD Bio is obligated to pay a royalty of 20% of the revenue of the sales or services generated from this technology to EG BioMed on a quarterly basis.

On August 28, 2025, YD Bio completed its business combination with Breeze Holdings Acquisition Corp. and YD Biopharma Limited. As a result of the business combination, both Breeze and YD Biopharma became wholly-owned subsidiaries of YD Bio. As a direct consequence of the closing of the business combination, the Patent Licensing and Technology Transfer Agreement (the "Agreement"), executed between EG BioMed Co., LTD. and Yong Ding became effective on August 28, 2025. The Agreement grants the Company an exclusive sublicense to the licensed patents and know-how related to methylation analysis technology for breast cancer detection and applications. The Agreement has a term of 20 years, and will automatically renew for an additional 5 years unless both parties agree not to renew.   We believe this technology will allow us to develop, market and sell noninvasive tests to diagnose breast cancer with only 8 milliliters of blood for circulating with what we believe to be a high degree of sensitivity, specificity and accuracy.

Development of Our Breast Cancer Testing Technology

The clinical study titled “Development of cell-free methylated DNA markers for tracking treatment response and recurrence of breast cancer patients following treatment” was conducted as an investigator-initiated trial (IIT) at Taipei Medical University under the approval of the Institutional Review Board of Taiwan. The study began in 2016 and continued through 2023, enrolling breast cancer patients from Stage 0 to Stage IV at Taipei Medical University Hospital and Shuang Ho Hospital. The research was supported by grants obtained by Professor Ruo-Kai Lin’s team before EG BioMed was formally established in 2022. Upon its establishment, EG BioMed acquired the intellectual property and technology related to these detection platforms from Taipei Medical University but was not the original sponsor of the trials and was not involved in the execution of the trials. However, EG BioMed has integrated the clinical findings into its regulatory and product development strategy.

The breast cancer detection study followed a prospective observational design with longitudinal sample collection at multiple time points, including before surgery, 24 hours after surgery, every three months for the first two years post-treatment, and every six months for the following three years. The study population included 166 participants in a pilot study and 325 participants in the full-scale validation study. Patient samples were collected at Taipei Medical University Hospital and Shuang Ho Hospital, where clinical biomarkers and imaging data, including MRI, CT, ultrasound, CA15-3, and CEA, were obtained. The study was planned to last between seven to ten years, with each participant followed for five years. In the test cohort of 166 breast cancer patients, detection of methylated GCM2 and TMEM240 achieved an accuracy of 97.0%, sensitivity of 81.8%, and specificity of 99.3%. In the validation cohort of 325 patients, the test demonstrated an accuracy of 95.4%, sensitivity of 89.2%, and specificity of 96.9%. The combined detection of these methylated genes significantly outperformed traditional biomarkers, including CA-153 and CEA. The study began in 2017 and is currently ongoing.

The primary endpoint of the study was to assess the ability of the EG-Breast Blood Test-P1 to track breast cancer recurrence and progression by detecting circulating methylated GCM2 and TMEM240 in patient plasma. The study aimed to determine the clinical accuracy, sensitivity, and specificity of these markers. Statistical analyses included qPCR cycle threshold (Ct) value calculations, receiver operating characteristic (ROC) curve analysis, area under the curve (AUC) measurements, and the Mann-Whitney U test for mean Cp value comparisons. The trials were statistically powered to evaluate diagnostic performance, with p-values and statistical significance levels documented in study reports.

The study applied strict participant enrollment criteria. Eligible participants were women aged 20 to 75 years diagnosed with breast cancer from Stage 0 to Stage IV. Exclusion criteria included patients under 20 or over 75 years old, patients with physical, sensory, or cognitive disabilities preventing participation, patients with recent intravenous infusions such as blood transfusions that could affect sample integrity, and individuals who failed to provide informed consent.

Since the study focused on non-invasive blood-based biomarker detection, there were no reported serious adverse events (SAEs) related to the sample collection process. Taipei Medical University played a research and clinical support role by providing infrastructure, patient recruitment, sample collection, and IRB oversight. While EG BioMed Co., Ltd. was established as a technology spin-off from Taipei Medical University, the company operates independently and owns the intellectual property and clinical data derived from these studies.

The comprehensive statistical analysis of biomarker signatures using The Cancer Genome Atlas (TCGA) database was conducted by Professor Ruo-Kai Lin and EG BioMed Co., Ltd.’s bioinformatics team. The analysis validated the methylation markers GCM2 and TMEM240 as predictors of breast cancer progression and hormone therapy response.

EG BioMed has partnered with Bloodworks to facilitate blood sample collection from healthy individuals in the U.S. Bloodworks will also support the Institutional Review Board (IRB) approval process for part of future U.S.-based clinical studies.

FDA Regulatory Status

In July 2024, EG BioMed submitted a de novo application to the FDA for its breast cancer monitoring blood test. On September 24, 2024, the company received a decision letter detailing several points that were required to be addressed within 180 days. Notably, FDA provided feedback requesting modifications to clinical trial and analytical study design.

The FDA recommended developing a longitudinal study, strengthening sample validation to ensure independent data sets for training and validation, and incorporating U.S. clinical samples that more accurately reflected U.S. demographics. The FDA noted that the study must also include at least 50 progression cases, with a minimum of 25 cases from Stage 2 and 25 from Stage 3, while explicitly excluding Stage 1 and Stage 4 patients from all assays to align with the intended use. To address additional feedback from the FDA, cybersecurity and software validation for the COBAS z480 analyzer must be obtained from Roche, and the Streck cfDNA BCTs 510(k) application must be updated to include precision and accuracy testing for its use in breast cancer blood monitoring.

Following a productive meeting with the FDA, EG BioMed will withdraw its pending de novo application. EG BioMed intends to revise the study design, continue clinical sample collection, and submit a comprehensive study plan for pre-submission review to the FDA by the end of 2025. Engaging in the pre-submission process with the Agency will help ensure that all experimental designs and preliminary data align with FDA requirements before the next de novo application submission. To assist with this process, EG BioMed has engaged RDI and IVDRA. Nonetheless, there is no assurance that the FDA will accept the additional information submitted by the Company — or it may request further additional information — in which case the breast cancer monitoring blood test would not be granted de novo status. In that case, a PMA may be required.

In the meantime, EG BioMed has established a dedicated testing laboratory in the United States. This independent laboratory, which was first opened in February 2025, is certified under CLIA and meets the regulatory requirements under CLIA and CAP to perform high complexity testing. As such, using EG BioMed technology, we hope to be able to design, manufacture, and use within the laboratory, a breast cancer monitoring blood test that can be marketed by EG BioMed’s Washington State laboratory as an HCP LDT.

EG BioMed has additionally engaged IVDRA to assist with developing a submission strategy with the FDA, as well as drafting and reviewing all documents required by the FDA.

Timeline for Bringing Our Pancreatic and Breast Cancer Blood Test Services and Products to Market

We currently market our circulating cell-free DNA (cfDNA) methylation assay exclusively to licensed healthcare providers (HCPs), who order testing through EG BioMed’s CLIA-certified and CAP-accredited laboratory. The assay is offered as a laboratory developed test (LDT) and performed solely at the request of a prescribing HCP. Following the recent March 2025 decision by a U.S. federal district court vacating the FDA’s May 2024 final rule on LDT oversight (which the government has not appealed, and the deadline to do so has passed), EG BioMed operates under CLIA regulations, which govern laboratory quality standards for HCP-ordered testing performed within a single certified lab.

Within the next twelve months, we plan to pilot a streamlined access model that allows patients to initiate testing through an online portal integrated with an independent telehealth physician network. This model ensures that all orders are reviewed and authorized by a licensed HCP prior to sample collection. We will not distribute collection kits or report results directly to consumers without a valid physician order, and we do not intend to pursue a fully direct-to-consumer (DTC) pathway at this time, given the clinical complexity of cancer-related testing and current regulatory expectations. Any future expansion toward broader access will be guided by FDA authorization (e.g., de novo classification or 510(k) clearance) and supported by evidence of safety, usability, and medical appropriateness. Even if our blood tests receive FDA clearance or approval, we do not intend to offer them as fully DTC products. Instead, we intend to offer them as products that still require an order from a licensed HCP. Notably, current FDA-approved cancer tests — such as Guardant360 and Shield — also require HCP involvement to initiate testing, even when accessed through consumer-facing platforms.

While CLIA continues to serve as the primary regulatory framework for HCP-ordered LDTs within a single lab, tests marketed directly to consumers may be treated by the FDA as in-vitro diagnostic (IVD) medical devices subject to broader regulatory requirements, including pre-market review and quality system compliance. As such, we have established the following regulatory pathways and timelines to obtain FDA authorization prior to the full launch of any direct-to-consumer-initiated offering.

Our estimated timeline for bringing our pancreatic and breast cancer blood test services and products to market is as follows:

Taiwan

●	EG BioMed successfully established EG Clinical Laboratory in Taiwan in February 2024.

●	Validation of cfDNA Methylation Blood Tests and implementation of the quality management system (QMS) at EG Clinical Laboratory were finalized in March 2024.

●	EG Clinical Laboratory achieved TAF-ISO15189 accreditation for cfDNA Methylation Blood Tests in September 2024.

USA

●	EG BioMed US Inc. signed a contract with Arbelos Genomics Inc. to initiate clinical laboratory setup services in September 2024.

●	EG BioMed established cfDNA Methylation Blood Tests (LDTs) capabilities at the Bothell Lab in October 2024.

●	QMS implementation and validation of the Factor V Leiden (Molecular Pathology) clinical test were completed in November 2024.

●	MTS application (MTSA.FS61634886) submitted in November 2024.

●	MTS license and CLIA Certificate No. 50D2316600 obtained in January 2025, enabling initiation of approved clinical tests.

●	College of American Pathologists (CAP) application (CAP# 9932418) initiated in January 2025.

●	Validation of the cfDNA Methylation Assay for the pancreatic blood test began in September 2024. The test was added to the test menu of the MTS license held by EG BioMed on February 26, 2025.

●	The cfDNA Methylation Assay was approved on February 26, 2025.

●	Preparations for CAP inspection (for inspection conducted by CAP personnel as part of CAP accreditation application) commenced in November 2024, with an estimated completion by May 2025.

●	CAP on-site inspection, including deficiency review and response submission, is expected to be completed by June 2025.

●	CAP accreditation was finalized in July 2025. CAP certification ensures laboratories meet the high-quality standards for accuracy, reliability, and safety in diagnostic testing, supporting excellence in patient care and compliance.

●	Applications for Medicare/Medicaid and CPT-code/Z-code reimbursement for cfDNA methylation testing services are scheduled for 2026, with required documentation preparation ongoing.

EG BioMed conducts comprehensive validation of the cfDNA methylation blood tests to ensure accuracy, specificity, sensitivity, and reproducibility in detecting methylation patterns. Validation of the cfDNA methylation blood tests confirms the reliability of such tests for clinical applications, including cancer diagnosis. To achieve this, EG BioMed conducts a series of analytical assessments, including:

1.	Precision: Ensuring that the test results are consistent and repeatable across multiple trials and conditions.

2.	Limit of Detection: Determining the smallest amount of cfDNA methylation that can be accurately detected by the test, which is vital for early diagnosis.

3.	Cross-reactivity: Verifying that the test specifically targets cfDNA methylation patterns without interference from other substances, thereby reducing false positives.

Validation of the cfDNA Methylation Assay for the pancreatic blood test was approved on February 26, 2025 and the validation of the cfDNA Methylation Assay for the breast blood test is expected to be completed by Q4 2025. Upon completion, the validation data will be submitted to the American Medical Association (AMA) and the Molecular Diagnostics Program (MolDX) for review. These organizations are responsible for generating the necessary codes for medical billing. The AMA and the MolDX generate Current Procedural Terminology (CPT) codes and Z-codes, which are used to describe medical services for billing and insurance purposes. Once the CPT and Z-codes are obtained, EG BioMed can apply for coverage with Medicare and other insurance providers. EG BioMed aims to complete the application process for insurance coverage by December 2026.

The Factor V Leiden (Molecular Pathology) Clinical Test:

1. Design:

The Factor V Leiden clinical test is designed to detect the G1691A mutation in the Factor V gene, which is associated with an increased risk of venous thromboembolism. The test employs a highly specific and sensitive real-time PCR (Polymerase Chain Reaction) methodology to amplify and detect the mutation in patient DNA samples.

2. Scope:

This test is primarily used to screen individuals who are at risk for clotting disorders or who have a family history of thrombosis. It is commonly ordered in cases where a patient has a personal or family history of blood clots, or when other unexplained risk factors for venous thromboembolism are present. The scope includes the detection of heterozygous or homozygous mutations of Factor V Leiden.

3. Primary Endpoint:

The primary endpoint of this test is to accurately identify the presence or absence of the Factor V Leiden mutation. This will help clinicians assess the patient’s genetic risk for developing blood clots and guide treatment or preventive measures accordingly. The test result is crucial for determining the patient’s management strategy, including whether anticoagulation therapy or other preventive treatments may be necessary.

Our Eye Disease Treatment Business

The following are the eye disease treatment products that we currently have in development:

Item	Illustration	Supplier/Manufacture	R&D progress	Certified/ Authentication Code
3D LensMate Artificial Tears		3D Global		FDA OTC Monograph M018 Compliant Manufactured at Winston Medical Supply Co., Ltd., which holds a Taiwan drug manufacturing license and is Taiwan-certified as a GMP and GDP compliant facility

3D LensMate Eye Drops (Exosomes)		3D Global	Anticipate completion of U.S. Phase III clinical testing in 2030	N/A

LSC Eye Drug/Injection		3D Global	Anticipate completion of Phase III clinical testing in 2030	N/A

Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens		3D Global	Marketed under 510(k) K213119

1. 3D Global has ISO 13485.

2. 3D Global’s supplier has ISO 13485 and QMS certification, and its contact lens products have CE, Japan, China and Taiwan medical device certificates, and are qualified as OEMs.

3. The contact lens product additionally has 510(k) clearance under K213119.

3D LensMate Artificial Tears

Product Description:    3D LensMate Artificial Tears is a natural tear-mimicking lubricant that moisturizes the eyes and relieves dry eye symptoms.

Product Ingredients:

●	Active ingredients: 0.2% Hypromellose.

●	Inactive ingredients (excipients): Boric acid, poloxamer, sodium borate decahydrate, sodium chloride, water.

Mechanism of Action:    3D LensMate Artificial Tears is a liquid at room temperature. The product helps to maintain the stability of the tear film, slow down evaporation, and improve dry eyes.

Regulatory Status and Jurisdiction:

●	Classified as an over-the-counter (OTC) non-prescription drug.

3D LensMate Artificial Tears Eye Drops (Exosomes)

Product Description:    This ophthalmic solution is designed to alleviate symptoms of dry eye syndrome, including irritation, foreign body sensation, and eye fatigue. It provides lubrication and hydration for ocular surfaces, helping to reduce discomfort caused by environmental factors such as pollution and dry climates.

Product Ingredients:    In development.

Mechanism of Action:    The eye drops mimic the function of natural tears, forming a protective layer on the ocular surface to maintain hydration and comfort. The inclusion of in-situ gel technology, composed of natural and synthetic polymers, enables sol-gel conversion upon biological stimulus, enhancing retention and bioavailability. The addition of exosomes is intended to improve the formulation’s effectiveness by enhancing cellular communication and ocular surface health.

Development Timeline:

●	3D Global will file a Drug Master File (DMF) with the FDA for the Active Pharmaceutical Ingredient (API) in Q42025. Filing a DMF with the FDA provides confidential, detailed information about the subject product’s manufacturing, quality, and controls. While not an approval, it supports regulatory submissions by allowing the FDA to reference the DMF during product evaluations without disclosing proprietary information.

●	Phase I-III clinical trials have not yet begun. Phase I clinical trials are anticipated to be completed in 2027. Phase II clinical trials are anticipated to be completed in 2029. Phase III clinical trials are anticipated to be completed in 2032.

Regulatory Status and Jurisdiction:

●	Classified as an API.

●	The exosome-enhanced formulation is subject to drug regulatory pathways, with clinical trials required for approval. For LSC and the derived exosomes, it is necessary to complete the CMC documentation and the required safety and animal toxicology studies during the preclinical stage. These are essential for regulatory authorities such as the FDA or TFDA to evaluate whether a clinical trial application can be submitted. Currently, no exosome-based drugs have obtained market approval in any country, and the development of new exosome drugs must undergo full clinical trial validation before obtaining approval for commercialization.

LSC Eye Drug/Injection

Product Description:    This injectable ophthalmic drug is being developed for the treatment of various retinal and macular disorders, including age-related macular degeneration (AMD), macular edema, choroidal and subretinal neovascularization, and neovascular glaucoma.

Product Ingredients:    In development.

Mechanism of Action:    Intraocular drug delivery via injection allows for direct introduction of therapeutic agents into the vitreous body, bypassing systemic circulation and targeting lesions more effectively. Exosome-based therapy provides additional potential benefits, including:

1.	Anti-inflammatory and Immunomodulation — Reduction of intraocular inflammation and enhancement of immune regulation to protect optic nerve function.

2.	Oxidative Stress Reduction — Antioxidant components in exosomes help mitigate oxidative damage to retinal cells.

3.	Intercellular Communication Enhancement — Restoration of normal optic nerve cell function through exosome-mediated signaling.

Development Timeline:    Phase I-III clinical trials have not yet begun. Phase I clinical trials are anticipated to be completed in 2027. Phase II clinical trials are anticipated to be completed in 2029. Phase III clinical trials are anticipated to be completed in 2032.

Regulatory Status and Jurisdiction:

●	Classified as a pharmaceutical drug, subject to clinical trials and regulatory approvals. For LSC and the derived exosomes, it is necessary to complete the CMC documentation and the required safety and animal toxicology studies during the preclinical stage. These are essential for regulatory authorities such as the FDA or TFDA to evaluate whether a clinical trial application can be submitted. Currently, no exosome-based drugs have obtained market approval in any country, and the development of new exosome drugs must undergo full clinical trial validation before obtaining approval for commercialization.

Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens

Product Description:    The Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens is available as spherical and aspherical lenses manufactured by cast-molding method. The material is a high water content (59% wt/wt) material. The hydrogel lens’ material is a random copolymer of 2-hydroxyethyl methacrylate (HEMA) and glycerol methacrylate (GMMA) cross-linked with ethylene glycol dimethacrylate (EGDMA) via UV photo polymerization.

Mechanism of Action:    Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens is tinted with Reactive Blue 19 to enhance the visibility for handling and contains 2-[3-(2H-Benzotriazol-2-yl)-4-hydroxyphenyl] ethyl methacrylate as an additive for ultraviolet blocking purpose. The average transmittance in the UVB region is less than 5% and less than 50% in the UVA region.

Contact lenses parameters:

●	Chord Diameter: 13.00 mm to 15.00 mm

●	Center Thickness: 0.080 mm to 0.580 mm

●	Base Curve: 8.00 mm to 9.80 mm

●	Power Range — Sphere Power: −20.00 D to +20.00 D in 0.25 D steps — Cylinder Power (toric): −0.25 D to −2.25 D in 0.25 D steps — Cylinder Axis (toric): 10° to 180° in 10° steps — Multifocal Power: +0.25 to +4.00 in 0.25 D steps

Physical/optical properties of the lenses:

●	Refractive Index: 1.400±0.005

●	Visible Light Transmittance: >95%

●	Surface Character: Hydrophilic

●	Water Content: 59%±2%

●	Oxygen Permeability: 25x10−11 (cm2/s)(ml O2 /[ml . mmHg])

●	Specific Gravity: 0.98 to 1.12

Key Features:

1.	High Water Content — Maintains hydration and alleviates dry eye symptoms.

2.	High Oxygen Permeability — Reduces corneal strain and enhances comfort.

3.	Optimized Lens Design — Enhances adhesion while minimizing friction with the cornea.

4.	Hydrating and Moisturizing Agents — Improves ocular surface hydration.

5.	UV Protection — Shields the cornea from harmful UVA and UVB radiation.

6.	Aspheric Design — Reduces aberrations for improved vision clarity.

Development Timeline:     Obtained 510(k) K213119 on May 13, 2022.

Regulatory Status and Jurisdiction:

●	3D Global has ISO 13485.

●	3D Global’s supplier has ISO 13485 and QMS certification, and its contact lens products have CE, Japan, China and Taiwan medical device certificates, and are qualified as OEMs.

●	Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens has received CE, Japan, China, and Taiwan medical device certifications, as well as 510(k) clearance from the FDA.

●	Innova Vision obtained 510(k) clearance for the Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens under 510(k) K213119 on May 13, 2022. Under the 510(k) clearance, the contact lenses are indicated for the following uses:

●	Innova Vision Sphere and Asphere (Hioxifilcon A) Soft Contact lenses are indicated for the correction of ametropia (myopia and hyperopia) in aphakic and non-aphakic persons with non-diseased eyes in powers from -20.00 to +20.00 diopters. The lenses may be worn by persons who exhibit astigmatism of 2.00 diopters or less that does not interfere with visual acuity.

●	Innova Vision Toric (Hioxifilcon A) Soft Contact lenses are indicated for the correction of ametropia (myopia or hyperopia with astigmatism) in aphakic and non-aphakic persons with non-diseased eyes in powers from -20.00 to +20.00 diopters and astigmatic corrections from -0.25 to -10.00 diopters.

●	Innova Vision Multifocal (Hioxifilcon A) Soft Contact lenses are indicated for the correction of refractive ametropia (myopia and hyperopia) and emmetropia with presbyopia in aphakic and non-aphakic persons with non-diseased eyes in powers from -20.00 to +20.00 diopters and with add powers from +0.25 to +4.00 diopters. The lenses may be worn by persons who exhibit astigmatism of 2.00 diopters or less that does not interfere with visual acuity.

●	Multifocal Toric Innova Vision Multifocal Toric (Hioxifilcon A) Soft Contact lenses are indicated for the optic correction of distance and near vision in presbyopic phakic or aphakic persons with non-diseased eyes in powers of -20.00 to +20.00 diopters with add powers from +0.25 to +4.00 diopters and astigmatism corrections from -0.25 to -10.00 diopters.

510(k) K213119 further specifies as follows:

●	Eye Care Practitioners may prescribe the Innova Vision Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact lenses for frequent/planned replacement wear, with cleaning, disinfection and scheduled replacement or for single-use disposable wear.

●	When prescribed for frequent/planned replacement, the Innova Vision Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens is to be cleaned, rinsed and disinfected each time the lens is removed. The contact lens is to be discarded after the recommended wearing period as prescribed by the Eye Care Professional.

●	When prescribed for frequent/planned replacement wear, the lenses may be disinfected using a chemical disinfection only.

●	When prescribed for single-use disposable wear, Innova Vision Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens is to be discarded after each removal.

Innova Vision supplies the contact lenses for the contact lens to 3D Global pursuant to an agreement between these entities, and YD Bio will market the contact lenses in the U.S. pursuant to a contract with 3D Global.

Other Ophthalmology-Related Projects

3D Global has obtained a commercial drug sales license in Taiwan, with the approval number: 6231119794, allowing immediate sales of drugs and raw materials. Regarding the product planning for ophthalmology-related indications (dry eye syndrome), 3D Global has two clinical projects currently in the execution stage:

●	Clinical academia-industry collaboration contract with the Ministry of Health and Welfare Shuang Ho Hospital. Project (Project No.: N202407076) titled: “Development of clinical application technology for exosomes — collection of corneal specimens.” started in August 2024. As of now, four corneal specimens have been collected, with a target of collecting a total of 20 human corneal specimens by August 2025. This will serve as a stable source and cell bank for the development of limbal exosomes.

●	A contact lens clinical project that has obtained the clinical project number from Taiwan Shuang Ho Hospital: TMU-JIRB Project Number: N202502025. The project is titled: “EXOLENS Daily Disposable Soft Contact Lenses” and aims to evaluate the efficacy and safety of relieving dry eye symptoms in myopic patients. After the project’s approval, it is expected to be executed over six months, with clinical data collected for future product marketing and promotion.

Important Regulatory Considerations:

The company acknowledges that the necessary regulatory approvals and certifications may not be obtained within the projected timelines or may not be granted at all. Regulatory requirements vary across jurisdictions, and additional studies may be required to secure approval. The company remains committed to meeting all applicable regulatory and compliance standards for its ophthalmic products.

3D Global License Agreement

On June 19, 2024, we entered into an exclusive licensed patent and know-how agreement and a supplementary agreement dated on June 28, 2024 with 3D Global Biotech Inc. (“3D Global”), a company registered in Taiwan and listed in Taipei Stock Exchange, to acquire a global exclusive licensed patent and know-how. Dr. Shen, the Chief Executive Officer and Chairman of the Group, owns approximately 14.97% of common shares of 3D Global. The licensed patent involves the formula and technology of cell culture process, technology of cell bank construction, exosome purification, authentication technology, and exosome production which are derived from the methods of culturing human corneal limbus cells and the relevant know-how (the “3D Global Patent”).

Utilizing the technology we have licensed from 3D Global, we intend to develop several new advanced drugs and treatments for conditions such as dry eye disease, glaucoma, and corneal repair. For example, we have pioneered the application of corneal mesenchymal stem cells and their exosomes for treating eye diseases. Mesenchymal stem cells (“MSCs”) are multipotent cells that differentiate into bone, cartilage, and fat. MSCs are found in bone marrow and other tissues, and promote regeneration, reduce inflammation, and support tissue repair. YD Bio plans to optimize the treatment market by distribution through pharmacies, optometrists, and charity foundations.

The total consideration for the acquisition of the 3D Global patent is $5,000,000, inclusive of Value Added Tax (VAT), or $4,761,905 net of VAT. As of the date of this prospectus, the Group has made an initial payment of $1,000,000, including VAT (or $952,381 net of VAT), to 3D Global. This payment covers the rights to the patent, proprietary formulation, and technological know-how, which are not restricted to specific research and development projects and possess alternative future applications.

The remaining balance will be payable to 3D Global upon the achievement of certain predefined milestones and conditions related to the advancement of this technology. These milestones will focus on further research and development to expand the application of corneal mesenchymal stem cell (LSC) exosomes across a range of novel ophthalmic therapeutics and medical products.

Examples of these potential products include:

●	LSC Exosome Eye Buffer: A specialized ophthalmic solution designed to maintain ocular surface hydration and support corneal healing.

●	LSC Exosome Eye Oil: A lipid-based formulation intended to enhance tear film stability and alleviate evaporative dry eye symptoms.

●	LSC Exosome Therapeutic Contact Lenses: Contact lenses embedded with exosomes to promote corneal repair and provide sustained relief for patients with severe dry eye syndrome.

●	LSC Exosome Eye Drops for Dry Eye: A regenerative eye drop formulation aimed at reducing inflammation, enhancing tear production, and improving ocular surface health.

The aggregate potential milestone payments to 3D Global total $4,000,000, contingent upon the successful progression and commercialization of these technologies. The Group is also obligated to pay a royalty of 10% of the sales of the products generated from 3D Global Patent to 3D Global on a quarterly basis, and patent application fees (if any), patent maintenance fees, and project development fees. As of the date of this prospectus, there have been no patent application fees, patent maintenance fees, or project development fees payable or reimbursable by the Group under the 3D Global license agreement.

The license will terminate 20 years after all the relevant products are launched, unless terminated by either party with thirty days’ written notice if there is a mutual recognition of significant delays or impossibility of completion, a material breach not corrected within thirty days, certain financial or organizational changes causing damage, delayed payments constituting a material breach, false reporting by the Group, or an unrectifiable material breach. Upon termination, any product manufactured before termination can be sold for two years, subject to payment of license fees and charges. The last-to-expire licensed patent is scheduled to expire on June 15, 2043.

The patented and proprietary technology for “Human Limbal Cell Culture Method” (Patent Application Publication No.: US 2019/0062704 A1), which we have licensed from 3D Global, includes cell culture process technology, cell bank construction technology, exosome purification and authentication technology, and exosome production technology. We may use the above technologies for product development, manufacturing, offering for sale, selling, using or importing products. We believe that our technology enables rapid cell culture without immune rejection and allows long-term cell preservation.

Our Clinical Testing Drug Supply Business

We are a trusted supplier of drugs and medical materials for clinical trials in Taiwan. Since 2015, we have been appointed by leading pharmaceutical companies in Taiwan, including Novartis and Alcon, as a supplier of clinical testing drugs.

Novartis Taiwan Service Agreement

In 2023, we entered into a service agreement with Novartis Taiwan for the supply of clinical trial-related pharmaceutical products, medical devices, and laboratory equipment. We are responsible for ensuring that these deliverables meet the quality standards outlined in the agreement and are delivered by the specified deadlines. Additionally, we must comply with all relevant industry standards and regulations, including obtaining necessary licenses and approvals for the products and services provided. Novartis retains the right to review and approve our deliverables, and we must comply with Novartis’ third-party risk management framework and ethical guidelines. We also must maintain adequate insurance to cover any losses caused by us.

Both parties are required to adhere to confidentiality obligations to protect sensitive information exchanged during the term of the agreement. Furthermore, each party retains ownership of its own intellectual property rights, while granting the other party a non-exclusive, non-transferable, royalty-free license to use such rights solely for the purpose of fulfilling the agreement.

Pursuant to the agreement, Novartis pays us monthly contract fees as detailed under a Statement of Work (SOW), exclusive of VAT, and pays VAT separately. As of the date of this prospectus, the Group has received total payments of $19,320 net of VAT in 2023 and $116,426 net of VAT in 2024, from Novartis. These payments cover the cost of the contractual services delivered to Novartis to date. Novartis is not subject to minimum purchase obligations under the agreement.

The agreement terminates on December 31, 2028, unless terminated earlier by either party for cause or with forty five days’ written notice to the other party.

Alcon Master Service Agreement

On January 1, 2024, we entered into a master service agreement with Alcon Services AG, Taiwan Branch, for the supply of medical products and related services. The agreement outlines terms for service delivery, payment, and compliance. We are required under the agreement to comply with regulatory and ethical standards, including Alcon’s data privacy, security, and anti-corruption policies.

We are also required to adhere to confidentiality obligations to protect sensitive information exchanged during the term of the agreement. Under the agreement, Alcon retains ownership of all deliverables and any newly created intellectual property, and we retain ownership of our pre-existing intellectual property. We grant Alcon a license to use any pre-existing intellectual property included in the deliverables for the purpose of fulfilling the agreement.

Pursuant to the agreement, Alcon pays us monthly contract fees as detailed under a Statement of Work (SOW) or Purchase Order, depending on certain quantity thresholds as set by Alcon. As of the date of this prospectus, the Group has received total payments of $162,871 net of VAT in 2024 and $1,903 net of VAT in 2025 as of the date of this prospectus, from Alcon under the agreement. These payments cover the cost of the contractual services delivered to Alcon to date under the agreement. Alcon is not subject to minimum purchase obligations under the agreement.

The agreement has a term of two years, unless terminated earlier by either party for cause or by Alcon with thirty days’ written notice to us. The agreement will terminate on December 31, 2026.

Advantages of Our Blood-based Cancer Detection Technology

Our licensed cancer blood test technology is at the forefront of a new era in cancer detection, including our access to EG BioMed’s plasma cfDNA methylation database which analyzes millions of methylation sites from cancer patients and healthy individuals across Eastern and Western populations. This immense dataset enables the identification of critical epigenomic markers shared across diverse populations, culminating in the development of a transformative, blood-based cancer detection test.

Detecting early-stage cancers is a formidable challenge due to the fact that cancer-derived ctDNA often constitutes less than 1% of the total cfDNA. Conventional next-generation sequencing (NGS) technologies fall short in such scenarios, as they indiscriminately sequence all cfDNA, consuming excessive time, resources, and blood samples on non-cancer-relevant data. Our licensed technology has redefined the paradigm by concentrating exclusively on the most critical epigenomic markers during development. This approach is intended to streamline the detection process, requiring only a small blood sample to accurately identify essential genetic variations. The intended result is a cancer detection solution that should be faster, more cost-effective, and widely accessible to patients.

Cancer blood test technology delivers advantages:

●	Minimal sample requirement: Just 1 mL of plasma

●	Convenience: Painless and simple blood collection

●	Speed: Rapid turnaround for test results

●	Affordability: Cost-effective, competitively priced testing

●	Accuracy: Precision in cancer detection

This innovation redefines cancer screening by offering a solution that is user-friendly, reliable, and accessible.

Intellectual Property Portfolio

Our commercial success depends in part upon our ability to obtain rights in patented and other proprietary and commercially important technologies, inventions, and trade secrets related to our business, and operate without infringing valid and enforceable intellectual property rights of others.

The patent positions for biotechnology companies like us are generally uncertain and can involve complex legal, scientific, and factual issues. In addition, the coverage claimed in a patent application can be significantly reduced before a patent is issued, and after issuance, the patent may be invalidated entirely or its scope can be reinterpreted pursuant to formal proceedings brought by a third party. As a result, we cannot guarantee that any of our product candidates will be protectable or remain protected by enforceable patents. We cannot predict whether the patent applications we are currently licensing will issue as patents in any particular jurisdiction or whether the claims of any issued patents will provide sufficient proprietary protection from competitors. Any patents that we license may be challenged, circumvented, or invalidated by third parties.

In addition to patent protection, we also rely on know-how and trade secrets for proprietary information that is not amenable to, or that is not appropriate for, patent protection, to develop and maintain our proprietary position. However, trade secrets can be difficult to protect. We take steps to protect our proprietary information, including restricting access to our premises and our confidential information, as well as entering into agreements with our employees, consultants, advisors, and potential collaborators. However, third parties may independently develop the same or similar proprietary information. As a result, we may be unable to meaningfully protect know-how, trade secrets, and other proprietary information that we own or license from third parties.

As of May 19, 2025, YD Bio does not own any patents; however, we license 2 issued patents in Taiwan from 3D Global, 1 issued patent for breast cancer from EG BIOMED, including patents in the U.S., Taiwan, Japan, Malaysia, China, Austria, Belgium, Bulgaria, Denmark, Estonia, Finland, France, Germany, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Portugal, Slovenia, Sweden, United Kingdom (UK), Spain, and Poland, and 1 U.S. patent for pancreatic cancer.

The table below summarizes YD Bio’s portfolio of patents, all of which are licensed by YD Bio:

3D GLOBAL PATENTS

Invention Name	Application country	Application Date	Application No.	Certificate No.	Status	Expiration Date
Cell Culture	China	2020/09/15	CN202010966171.5		Pending	N/A
Auxiliary Agent and a Cell	Taiwan	2020/09/08	TW109130694	TWI758852B	Issued	September 8, 2040
Culture Medium Using the Same	U.S	2021/08/27	US17458558	US20220073867A1	Pending	N/A

Mesenchymal Stem Cells Cultured	Taiwan	2021/07/07	TW110124906	TWI864306	Issued	July 7, 2041
Product and Method of Preparing the Same	China	2021/07/19	CN202110813653.1		Pending	N/A

EG BIOMED PATENTS

Breast cancer

Invention Name	Application Region	Application Date	Application Number	Issue Date	Certificate Number	Status	Expiration Date
Methods for	Taiwan	2019/05/08	108115948	2021/03/11	I721414	Issued	May 7, 2039
Early Prediction,	U.S.	2019/05/08	17/053,688	2025/01/21	12,203,140	Issued	May 7, 2039
Treatment	Korea	2019/05/08	10-2020-7035311			Under Examination	N/A
Response, Recurrence and	Japan	2019/05/08	2020-562713	Jan 2025	7649437	The notice of allowance has been issued	May 7, 2039
Prognosis Monitoring	Singapore	2019/05/08	11202011007U			Under Examination	N/A
of Breast Cancer	Malaysia	2019/05/08	PI2020005796	2024/08/16	MY-204233-A	Issued	May 7, 2039
	Europe	2019/05/08	19799344.7	2023/11/22	3790984	Issued and Registered in Austria, Belgium, Bulgaria, Denmark, Estonia, Finland, France, Germany, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Portugal, Slovenia, Sweden, United Kingdom (UK), Spain, and Poland	May 7, 2039
	China	2019/05/08	201980031343.5	2024/09/06	ZL 2019 8 0031343.5	Issued	September 6, 2044
	China	2019/05/08	CN 112534069 B	2024/09/06	ZL 2019 8 0031343.5	Issued

Pancreatic cancer

Invention Name	Application Region	Application Date	Application Number	Issue Date	Certificate Number	Status	Expiration Date
METHODS FOR EARLY PREDICTION, TREATMENT RESPONSE,	U.S	2024/02/16	18/444,053	Jan 2025		The notice of allowance has been issued	February 15, 2044
RECURRENCE AND PROGNOSIS	Patent Cooperation Treaty	2024/02/16	PCT/AU2024/050116			Under Examination	N/A
MONITORING OF PANCREATIC CANCER	Taiwan	2024/02/17	113105611			Under Examination	N/A

Major Customers

The Group’s customers primarily consist of corporate and retail customers in Taiwan. For the year ended December 31, 2024, the Group’s top two corporate customers, Alcon and Novartis, contributed approximately 54.7% of the Group’s total revenue.

For the year ended December 31, 2023, the Group’s top two corporate customers, Alcon and Novartis, contributed approximately 71.0% of the Group’s total revenue.

For the year ended December 31, 2022, the Group’s top three corporate customers, Alcon, MSD, and Novartis, contributed approximately 67.1% of the Group’s total revenue.

Major Suppliers

The Group does not currently rely on any single-source suppliers for its raw materials. The Group has not entered into long-term contracts with the top suppliers. Instead, the Group enters into ad hoc purchase orders with most of the suppliers. For the year ended December 31, 2024, the Group’s top supplier is Zeulling Pharma, which accounted for 37.4% of the Group’s purchases.

For the year ended December 31, 2023, the Group’s top three suppliers, Zuelling Pharma, Piggy Pharmacy and Chencheng Pei-hu Pharmacy (“Chencheng”), accounted for approximately 47.2% of the Group’s total purchases.

For the year ended December 31, 2022, the Group’s top three suppliers, Chencheng, United Medical Inc and Cell-Bio Biotechnology Co., Ltd., accounted for approximately 39.7% of the Group’s total purchases.

Competition

Competition to our cfDNA methylation blood tests

There are several companies, such as AnchorDx, ArcherDx, Inc., Burning Rock Biotech Limited, Exact Sciences Corporation, Freenome Inc., Guardant Health, Inc., Laboratory for Advanced Medicine, Singlera Genomics, Inc., Thrive Earlier Detection Corp., and GRAIL, Inc., along with newer entrants like Breakthrough Genomics, that have announced their efforts to develop early cancer detection tests, including those utilizing cfDNA analyses. Many of these companies may possess significantly greater financial and operational resources than we do, such as larger research and development teams and established marketing and sales infrastructures. Additionally, some may operate in jurisdictions with lower regulatory requirements, allowing them to bring products to market more easily. For instance, we are aware that competitors have conducted large-scale clinical trials relating to colon cancer, such as Guardant Health (10,000 clinical trial participants), Exact Sciences (12,500 clinical trial participants), and Freenome (14,000 clinical trial participants). Likewise, Burning Rock Biotech has conducted a large-scale clinical trial in general cancer research with 14,000 clinical trial participants and AnchorDx has conducted a clinical trial with 10,500 clinical trial participants in pulmonary nodules. Other companies, including Roche Diagnostics, may also pursue or expand their efforts in cfDNA technology development. Furthermore, established diagnostic, medical technology, biotechnology, or pharmaceutical companies may choose to heavily invest in accelerating the development of similar tests, which could pose challenges to the competitiveness of our products. If any of these tests fail to meet expectations or cause harm to patients, it could undermine confidence in early cancer detection tests as a whole, potentially affecting trust in our products.

Despite these challenges, the stringent requirements for a successful cancer detection test lead us to believe that only a few companies have the financial capacity to invest in population-scale clinical trials and the rigorous analytics needed to compete with our products. Among companies developing early detection solutions, we are confident in our substantial differentiation due to the exceptional accuracy, specificity, sensitivity, and reproducibility of our licensed technology and expertise. Our extensive research, methodical approach, and multidisciplinary capabilities further set us apart. By integrating AI to identify key genes, leveraging big data analytics, state-of-the-art computational science, and population-scale clinical studies, we aim to revolutionize the current landscape of late-stage, symptomatic cancer diagnosis and treatment.

Competition to our Eye Disease Treatment Business

Our eye disease treatment business faces competition from a variety of organizations, including larger pharmaceutical companies such as Johnson & Johnson, Alcon, and Regeneron Pharmaceuticals; specialty biotechnology companies; academic research institutions; governmental agencies; and public and private entities currently developing exosome-based therapeutics for a range of indications. Many of our current or potential competitors, either alone or in collaboration with their partners, have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, and marketing approved products.

Broadly, the development of exosome therapeutics can be categorized into two groups: (1) therapeutics utilizing unmodified, cell-derived exosomes and (2) therapeutics utilizing engineered or ex vivo modified exosomes.

Our contact lens products feature exosomes derived from limbal stem cells, which can protect the cornea from related diseases (such as conjunctivitis, scleritis, corneal ulcers, etc.). Limbal stem cells have two important functions: the regeneration and the maintenance of the corneal epithelium and barrier function, which is to prevent the migration of conjunctival epithelial cells on the surface of the cornea. These exosomes are derived from a highly innovative and technically demanding approach that is exceptionally rare in the global cell-based product landscape. We have also established a stable limbal stem cell bank to ensure consistent, high-quality exosome production. Exosomes secreted by different stem cell types carry unique properties inherent to their source cells. Specifically, exosomes from limbal stem cells possess characteristics that uniquely support corneal and ocular tissue repair. Unlike products developed using modified cells or ex vivo manipulation, our technology leverages naturally secreted cell products, ensuring that their bioactivity remains consistent with the inherent functionality of the original cells. We believe this unique approach positions our limbal stem cell-derived exosome products as a highly specific and effective solution for treating eye diseases.

Unmodified Cell-Derived Exosomes

Unmodified cell-derived exosomes typically rely on the intrinsic therapeutic activity of exosomes collected from specific producer cell types, such as stem cells or precursor cells. These exosomes are commonly used in regenerative medicine, immunosuppression, and central nervous system modulation. The mechanism of action for these exosomes is not fully understood and may involve multiple cargo types, including miRNAs, mRNAs, and surface proteins. While there is potential competition from other unmodified cell-derived exosome products, we are focused specifically on limbal stem cell-derived exosomes, supported by our stable cell bank, which differentiates our products in both technology and application. Competitors in this category include Aegle Therapeutics Corp., ArunA Biomedical, Inc. (ArunA), Capricor Therapeutics, Inc., and ReNeuron Group plc. Additionally, several small-scale clinical studies led by academic investigators have been initiated for various indications such as cancer, immune diseases, and stroke.

Modified or Engineered Exosomes

We recognize that some competitors in the market use engineered or ex vivo modified exosomes and aim to apply their candidates to a variety of therapeutic areas, some of which may directly compete with our products. However, we remain committed to using unmodified cell-derived exosomes sourced from limbal stem cells and supported by our stable cell bank, ensuring natural safety, efficacy, and reproducibility. This forms the cornerstone of our differentiation in the market.

These competitors also compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration, and acquiring complementary or essential technologies for our eye disease treatment business. Our commercial opportunity could be reduced or eliminated if competitors develop and commercialize products that are safer, more effective, have fewer side effects, are more convenient, or are less expensive than the products we develop. Furthermore, competitors may obtain FDA or other regulatory clearances or approvals for their products more quickly than we do, allowing them to establish a strong market presence before our market entry. The key competitive factors affecting the success of our eye disease products are likely to include efficacy, safety, convenience, and reimbursement availability.

Environmental Matters

The cost of compliance with federal, state, and local provisions related to the protection of the environment has had no material effect on our business. There were no material capital expenditures for environmental control facilities in the year ended December 31, 2023, and there are no material expenditures planned for such purposes for the year ended December 31, 2024.

Employees

As of September 3, 2025, we employed 11 full-time employees and 1 part-time employee. A breakdown of the full-time employees is as follows: 2 are employed in the marketing department; 1 is employed in research and development; 1 is employed in procurement; 1 is employed in human resources; and 2 are employed in the administration department. We also employ a Chief Executive Officer, Chief Financial Officer, and Chief Medical Officer. All employees work in Taiwan. We have never had a work stoppage, and none of our employees are represented by a labor organization or under any collective bargaining arrangements. We consider our employee relations to be good.

Additionally, we are strategically expanding our workforce to strengthen our capabilities in the biomedical field. As part of this initiative, we plan to establish a state-of-the-art laboratory and hire five senior scientists and a lab manager over the next year. These highly skilled professionals will focus on advancing our research and development efforts, enabling us to drive innovation and enhance operational excellence. By investing in a top-tier team and cutting-edge facilities, we are positioning YD Bio to accelerate groundbreaking advancements in the biomedical sector. This expansion underscores our commitment to delivering impactful solutions that address critical healthcare challenges and improve patient outcomes globally.

Properties

Currently, the Company does not own any real property. The Company currently leases its executive office space at 12F., No. 3, Xingnan St., Nangang Dist., Taipei City 115001, Taiwan. The lease commenced on May 1, 2024, and will terminate on April 30, 2026. We pay monthly rent of NT$53,476 and bear the cost of the management fee, water and electric.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Neither our company nor any of our subsidiaries currently is a party to any legal proceeding that, individually or in the aggregate, is material to our company as a whole.

REGULATIONS APPLICABLE TO YD BIO’S BUSINESS

We are subject to a variety of U.S. and Taiwan laws, rules and regulations across a number of aspects of our business. This section sets forth a summary of the most significant laws and regulations that are applicable to our current business activities within the territory of U.S. and Taiwan.

U.S. Government Regulation and Product Approval

Government Regulation and Competent Authority

The legal structure of the United States consists of the constitution, laws, and regulations. The FDA was established by Congress to protect and promote public health and regulates products including food, drugs, medical devices, and tobacco. The principal statute governing the regulation by the FDA of these products is the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 301 et seq. (“FDCA”).

U.S. Regulation of Medical Devices

Section 201(h)(1) of the FDCA, 21 U.S.C. 321(h)(1), defines a medical device as “an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including any component, part, or accessory, which is . . . intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease . . . or intended to affect the structure or any function of the body . . ., and which does not achieve its primary intended purposes through chemical action within or on the body . . . and which is not dependent upon being metabolized for the achievement of its primary intended purposes.” The FDCA classifies medical devices into one of three categories based on the risks associated with the device and the level of control necessary to provide reasonable assurance of safety and effectiveness. Class I devices are low risk and are subject only to general regulatory controls. Class II devices are moderate risk and are subject to general controls and may also be subject to special controls. Class III devices are generally the highest risk devices. They are required to obtain premarket approval and comply with post-market conditions of approval in addition to general regulatory controls.

The Company manufactures and sells in vitro diagnostic tests. Since at least 1992, the FDA believed that certain in vitro diagnostic devices (“IVDs”), including those offered as LDTs, should be classified as medical devices under the FDCA. Under this view, these LDT “devices” should eventually require FDA clearance or approval to be lawfully marketed.

The Company additionally manufactures and sells medical devices for the treatment of certain eye conditions. Some of these products may also require FDA clearance or approval to be lawfully marketed.

Laboratory Developed Tests

In the past, the FDA believed that it had complementary authority over LDTs with the Centers for Medicare and Medicaid Services (“CMS”). The FDA considered an LDT to be a test that is developed, validated, and performed within a single laboratory that is certified under the CLIA and meets the regulatory requirements under CLIA to perform high complexity testing. CMS oversees clinical laboratory operations through the CLIA program, which regulates laboratories that perform testing on patient specimens in order to ensure accurate and reliable test results.

Clinical Laboratory Improvement Amendments of 1988

Clinical laboratories testing specimens collected in the U.S. for the purpose of disease diagnosis or health assessment are subject to CLIA, unless exempt. CLIA establishes quality standards for clinical laboratory testing to ensure the accuracy, reliability, and timeliness of patient test results regardless of where the test was performed. In particular, these regulations mandate that clinical laboratories must be certified by the federal government or an accreditation organization with deemed status from the federal government, or must be located in a state that has been granted an exemption from CLIA requirements because the state has laws in effect that provide for requirements equal to or more stringent than CLIA requirements. CLIA also requires that laboratories meet quality assurance, quality control and personnel standards, perform proficiency testing, and undergo inspections. The CLIA standards applicable to clinical laboratories are based on the complexity of the testing performed by the laboratory, which ranges from “waived” to “moderate complexity” to “high complexity.”

When a laboratory develops a test system such as an LDT in-house without receiving FDA clearance or approval, CLIA prohibits the release of any test results prior to the laboratory establishing certain performance characteristics relating to analytical validity for the use of that test system in the laboratory’s own environment. This analytical validation is limited, however, to the specific conditions, staff, equipment, and patient population of the particular laboratory, so the findings of these laboratory-specific analytical validations are not meaningful outside of the laboratory that did the analysis. For those laboratories subject to routine surveys (i.e., laboratories that have a CLIA certificate other than a Certificate of Waiver or Certificate for Provider-performed Microscopy procedures), the laboratory’s analytical validation of LDTs is reviewed during its routine biennial survey conducted by CMS — after the laboratory has already started testing. Nonetheless, CLIA itself does not address the clinical validity of any test.

The College of American Pathologists (“CAP”) is a member-based physician organization comprising approximately 18,000 board-certified pathologists. CAP’s Laboratory Accreditation Program has been granted deeming authority from the federal government, meaning that CAP accreditation can be used to qualify for CLIA certification and to satisfy CLIA inspection requirements.

FDA Regulation of Laboratory Developed Tests

As noted above, since 1992, the FDA had considered LDTs to be medical devices subject to FDA regulation. Despite this, the FDA has generally exercised enforcement discretion with regard to LDTs. This means that, while the FDA believed it could impose regulatory requirements on LDTs, such as requirements to obtain premarket approval, de novo classification, or clearance of LDTs, it generally chose not to enforce those requirements. Nevertheless, the FDA has, on occasion, sent warning letters to laboratories offering LDTs that the agency believed were not eligible for enforcement discretion because of how they were developed, validated, performed, or marketed with consequent risks to the public.

The FDA’s regulatory oversight of LDTs underwent significant changes between September 2023 and March 2025, starting with the issuance of a proposed rule in September 2023, issuance of a final rule in May 2024, and an eventual court ruling setting aside and vacating the final rule in March 2025. At this time, the FDA no longer appears to have regulatory oversight over LDTs, at least with respect to LDTs performed at the request of an HCP.

As noted above, the FDA has generally exercised enforcement discretion with regard to LDTs. Nonetheless, and per the FDA, this general enforcement discretion approach has not applied to tests intended for consumer use without meaningful involvement by a licensed healthcare professional (e.g., DTC LDTs), given — in the FDA’s view — the greater risks to patients presented by such tests. This means that the FDA has not historically applied this general enforcement discretion approach to DTC IVDs, even if such tests technically fell within the definition of an LDT (i.e., the test is developed, validated, and performed within a single laboratory that is certified under the CLIA and meets the regulatory requirements under CLIA to perform high complexity testing).

In September 2023, the FDA announced a proposed rule that it said would ensure the safety and effectiveness of LDTs by amending its regulations to explicitly say that IVDs offered as LDTs fall under the FDCA. This proposed rule would have phased out the FDA’s general enforcement discretion approach for most LDTs. The proposed policy made it clear that the FDA intended to provide greater oversight of LDTs. The FDA issued a final rule on May 6, 2024, which finalized the phaseout policy and subjected LDTs to the FDA’s standard regulatory requirements applicable to medical devices in accordance with the phaseout policy enumerated in the rule, including the potential requirement for FDA marketing authorization.

As laid out in the May 2024 final rule, the phased implementation process would have required laboratories to register their LDTs and begin the premarket review process over the course of four years. This phaseout policy was to have been as follows:

●	Stage 1: Beginning on May 6, 2025, the FDA would expect compliance with medical device reporting (MDR) requirements, correction and removal reporting requirements, and quality system (QS) requirements regarding complaint files.

●	Stage 2: Beginning on May 6, 2026, the FDA would expect compliance with requirements not covered during other stages of the phaseout policy, including registration and listing requirements, labeling requirements, and investigational use requirements.

●	Stage 3: Beginning on May 6, 2027, the FDA would expect compliance with QS requirements (other than requirements regarding complaint files that are already addressed in Stage 1).

●	Stage 4: Beginning on November 6, 2027, the FDA would expect compliance with premarket review requirements for high-risk IVDs offered as LDTs (IVDs that may be classified into class III or that are subject to licensure under section 351 of the Public Health Service Act), unless a premarket submission has been received by the beginning of this stage in which case the FDA intended to continue to exercise enforcement discretion for the pendency of its review.

●	Stage 5: Beginning on May 6, 2028, the FDA would expect compliance with premarket review requirements for moderate-risk and low-risk IVDs offered as LDTs (that require premarket submissions), unless a premarket submission has been received by the beginning of this stage in which case the FDA intended to continue to exercise enforcement discretion for the pendency of its review.

On May 29, 2024, American Clinical Laboratory Association, together with other entities, sued the FDA in the federal district court for the Eastern District of Texas to challenge the issuance of the May 6, 2024 final rule. On March 31, 2025, the court issued a final judgment vacating and setting aside, in its entirety, the May 6, 2024 final rule. In addition, the court ruled that LDTs performed at the request of an HCP are not medical devices and, as such, the FDA does not have jurisdiction over them. This means that, under the March 2025 court ruling, any FDA oversight of and authority over LDTs, at least those LDTs that are ordered by an HCP, has ostensibly been negated. At a minimum, this means that such HCP LDTs are not currently subject to any phase out policy under the May 2024 final rule. Going a step further, such HCP LDTs are arguably no longer subject to FDA’s regulatory authority at all.

The district court did not explicitly address DTC LDTs without the involvement of a healthcare provider. It is therefore arguable that the court’s order applies only to LDTs for which there is some involvement from an HCP. This means that it is arguable that the court’s order does not impact the FDA’s view of or policy on DTC LDTs, in which case DTC LDTs may be subject to the FDA’s full regulatory oversight and all applicable regulatory requirements. However, the FDA has not publicly addressed this issue since the March 2025 court ruling and, as such, the Agency’s view has not been made explicitly clear.

YD Bio’s commercially available assay is currently offered as an LDT performed solely at the request of a prescribing HCP (i.e., it is not a DTC LDT). While YD Bio intends to pilot a streamlined access model that allows patients to initiate testing through an online portal integrated with an independent telehealth physician network, all orders will still be reviewed and authorized by a licensed HCP prior to sample collection (i.e., such tests are not DTC LDTs). Should YD Bio eventually receive FDA clearance or approval for our tests, it still does not intend to offer them as fully DTC products, but instead intend to offer them as products that require an order from a licensed HCP (i.e., again, such tests will not be DTC LDTs).

It is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do so has passed — that FDA could determine that tests with this minimum consumer involvement are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and court’s March 2025 order. In this event, FDA clearance or approval may be required prior to marketing.

Additionally, and despite the March 2025 court ruling, the FDA may continue to believe that it retains discretion to pursue enforcement action at any time against what it would deem to be violative IVDs “when appropriate.” Notably, the agency had previously stated that it intended to carefully monitor LDTs falling within the enforcement discretion policy and intended to take action regarding such LDTs as appropriate, taking into account any public health concerns as evaluated on a case-by-case basis. It is unclear how the March 2025 court ruling may have impacted this view.

Any future rulemaking, guidance, or other oversight of LDTs and clinical laboratories that develop and perform them, if and when finalized, may affect the sales of our products and how customers use our products, and may require us to change our business model in order to maintain compliance with these laws.

EG BioMed, in cooperation with YD Bio, established a dedicated testing laboratory in the United States. This independent laboratory, which was first opened in February 2025, is certified under CLIA and meets the regulatory requirements under CLIA and CAP to perform high complexity testing. We hope that the laboratory will be able to design, manufacture, and use the laboratory cancer screening tests using EG BioMed technology, which it can then market as LDTs. Problems or delays in the laboratory meeting the regulatory requirements under CLIA to perform high complexity testing, or difficulties in designing, manufacturing or using a particular cancer screening test could lead to delays in, or prevent, the marketing of the LDT screening tests in the United States.

An FDA-approved in vitro diagnostic (IVD) test can be adopted across all levels of clinical care — from national hospitals and affiliated medical centers to regional clinics — making it highly scalable and widely trusted. Achieving FDA approval involves rigorous clinical validation and comprehensive analytical studies to ensure performance, stability, reproducibility, and clinical effectiveness.

FDA-approved tests are often preferred by large hospital networks, government healthcare systems (e.g., Medicare/Medicaid), insurance payers, international regulatory bodies, and pharmaceutical partners — entities that prioritize regulatory certainty, legal defensibility, and broad reimbursement eligibility.

That said, the pace of innovation in diagnostics is accelerating. LDTs play a vital role in bridging the gap between discovery and regulation. They offer flexibility for ongoing technical refinement and allow early market introduction. This real-world deployment helps identify unmet clinical needs and gather valuable data — laying the groundwork for a more robust, FDA-approved IVD in the future.

LDTs are typically favored by CLIA-certified labs, early-adopting clinicians, and niche research institutions who value agility, customization, and early access to innovation, especially when FDA pathways are too slow or cost-prohibitive.

FDA Clearance and Approval for Medical Devices

At this time, due to the March 2025 court ruling, we believe that FDA clearance or approval is not currently required for YD Bio’s cancer screening and monitoring HCP LDTs.

As described above, the March 2025 district court ruling did not explicitly address DTC LDTs. It is therefore arguable that the court’s order applies only to LDTs for which there is some involvement from an HCP. This means that it is arguable that the court’s order does not impact the FDA’s view of or policy on DTC LDTs, in which case DTC LDTs may be subject to the FDA’s full regulatory oversight and all applicable regulatory requirements. However, the FDA has not publicly addressed this issue since the March 2025 court ruling and, as such, the Agency’s view has not been made explicitly clear.

Nonetheless, our commercially available assay is currently offered as an LDT performed solely at the request of a prescribing HCP (i.e., it is not an a DTC LDT). While we intend to pilot a streamlined access model that allows patients to initiate testing through an online portal integrated with an independent telehealth physician network, all orders will still be reviewed and authorized by a licensed HCP prior to sample collection (i.e., such tests will not be DTC LDTs). Should we eventually receive FDA clearance or approval for our tests, we still do not intend to offer them as fully DTC products, but instead intend to offer them as products that require an order from a licensed HCP (i.e., again, such tests will not be DTC LDTs). Nonetheless, it is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do so has passed — that the FDA could determine that tests with this minimum consumer involvement are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and the court’s March 2025 order. In this event, FDA clearance or approval may be required prior to marketing.

Additionally, certain other products such as contact lenses that the Company intends to market are clearly medical devices. YD Bio will therefore need to comply with the FDA rules and regulations regarding marketing medical devices in the U.S. with respect to the contact lens product and, as described above, potentially its LDTs for which patients may initiate testing (despite the involvement of an HCP such that these are not DTC LDTs).

By statute (21 U.S.C. § 360c), all new medical devices are initially placed in Class III. Class III devices are those that sustain or support life, are implanted, or present potential risks of serious illness or injury. These products typically require premarket approval to demonstrate safety and effectiveness before they can be marketed. The premarket approval process involves rigorous clinical testing, regulatory review, and compliance with FDA standards to ensure a reasonable assurance of safety and effectiveness for their intended use in cancer screening.

The time required and ability to obtain clearance or approval by the FDA is unpredictable, typically taking up to several years following the commencement of clinical studies (if required), and depends upon numerous factors, including the type, complexity, and novelty of our products and future products. In addition, policies, laws, regulations, or the type and amount of clinical data necessary to gain clearance or approval may change during the course of a test’s clinical development, which may cause delays in the clearance or approval of, or the decision not to approve, an application.

The FDA has substantial discretion in the premarket review/clearance process and may refuse to accept any application, decide that all or part of the submitted data are unusable or insufficient for clearance or approval, require additional clinical or other data, including analytical validation data, determine that the manufacturing and quality systems are insufficient or in violation of applicable requirements, or determine that the clinical research program is insufficient or in violation of applicable good clinical practice or other requirements related to research compliance, human subject protections, or data integrity. Even if a company believes their data are sufficient to support marketing authorization, regulatory authorities may disagree, or may require the generation and submission of additional data or analyses, which could significantly delay or preclude marketing authorization.

Other than a medical device subject to enforcement discretion, before a new medical device can be marketed in the United States, a company must first either submit an application for and receive 510(k) clearance pursuant to a premarket notification submitted under Section 510(k) of the FDCA, 21 U.S.C. 360(k), or request approval of a premarket approval application (“PMA”), or seek approval of a de novo classification request from the FDA, unless an exemption applies.

As noted above, the FDCA classifies medical devices into one of three categories based on the risks associated with the device and the level of control necessary to provide reasonable assurance of safety and effectiveness. Class I devices are low risk and are subject only to general regulatory controls. Class II devices are moderate risk and are subject to general controls and may also be subject to special controls. Class III devices are generally the highest risk devices. They are required to obtain premarket approval and comply with post-market conditions of approval in addition to general regulatory controls. Depending on its intended use and other factors, an LDT may fall into any of these classes.

In the 510(k) clearance process, before a device may be marketed, the FDA must determine that a proposed device is “substantially equivalent” to a legally marketed “predicate” device, which includes a device that has been previously cleared through the 510(k) process, a device that was legally marketed prior to May 28, 1976 (pre-amendments device), a device that was originally on the U.S. market pursuant to an approved PMA and later down-classified, or a 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data are sometimes required to support substantial equivalence.

In the de novo classification process, a manufacturer whose device is not eligible for a 510(k) Notification or whose device under the FDCA would otherwise be automatically classified into Device Class III and require the submission and approval of a PMA prior to marketing is able to request down-classification of the device to Class I or Class II on the basis that the device presents a low or moderate risk. If the FDA grants the de novo classification request, the applicant will receive authorization to market the device. This device type may be used subsequently as a predicate device for future 510(k) submissions.

Prior to the March 2025 court ruling, YD Bio expected that its cancer screening tests would ultimately be regulated as Class II devices, requiring either a 510(k) notification or, more likely, a de novo application. Notably, and again prior to the court ruling, EG BioMed submitted a 510(k) Notification for its breast cancer monitoring blood test in September 2023. However, the FDA concluded that the test had different technological characteristics from the predicate device that could affect its safety and effectiveness. Therefore, the FDA said that the 510(k) Notification process would not be appropriate for the breast screening test.

In July 2024, EG BioMed submitted a de novo application to the FDA for its breast cancer monitoring blood test. On September 24, 2024, the company received a decision letter detailing several points that were required to be addressed within 180 days. Notably, FDA provided feedback requesting modifications to clinical trial and analytical study design.

The FDA recommended developing a longitudinal study, strengthening sample validation to ensure independent data sets for training and validation, and incorporating U.S. clinical samples that more accurately reflected U.S. demographics. The FDA noted that the study must also include at least 50 progression cases, with a minimum of 25 cases from Stage 2 and 25 from Stage 3, while explicitly excluding Stage 1 and Stage 4 patients from all assays to align with the intended use. To address additional feedback from the FDA, cybersecurity and software validation for the COBAS z480 analyzer must be obtained from Roche, and the Streck cfDNA BCTs 510(k) application must be updated to include precision and accuracy testing for its use in breast cancer blood monitoring. Following a productive meeting with the FDA and in light of the district court March 2025 court ruling, EG BioMed will withdraw its pending de novo application.

Following the issuance of the March 2025 court ruling vacating the May 6, 2024 final rule, we believe that YD Bio’s healthcare provider breast cancer monitoring and pancreatic cancer diagnostic tests may be marketed as HCP LDTs without needing FDA clearance or approval, though the use of these tests would still be subject to CLIA requirements. Indeed, the court ruled that LDTs performed at the request of an HCP are not medical devices and, as such, the FDA does not have jurisdiction over them. This means that under the March 2025 court ruling, any FDA oversight of and authority over LDTs, at least those LDTs that are ordered by an HCP, has ostensibly been negated. At a minimum, this means that such HCP LDTs are not currently subject to any phase out policy under the May 2024 final rule. Going a step further, such HCP LDTs are arguably no longer subject to FDA’s regulatory authority at all. This means that there are currently no FDA requirements applicable to LDTs performed at the request of the healthcare provider, including requirements pertaining to FDA clearance and approval.

Despite the March 2025 court ruling, and if the FDA permits, following the court order, EG BioMed intends to continue pursuing de novo approval for a version of its breast cancer monitoring test that does not strictly fall within the definition of an LDT, i.e., a version of the test that is not developed, validated, and performed within a single laboratory that is certified under the CLIA and meets the regulatory requirements under CLIA to perform high complexity testing. If de novo approval is obtained, YD Bio intends to market (1) the approved version of the breast cancer monitoring test, and (2) the LDT version of the breast cancer monitoring test (in compliance with the requirements for the test to be deemed an LDT). This is because certain markets and entities may prefer to utilize the product as an FDA approved test, while others may prefer to utilize the product as an LDT.

As previously noted, the district court did not explicitly address DTC LDTs. It is therefore arguable that the court’s order applies only to LDTs for which there is some involvement from an HCP. This means that it is arguable that the court’s order does not impact the FDA’s view of or policy on DTC LDTs, in which case DTC LDTs may be subject to the FDA’s full regulatory oversight and all applicable regulatory requirements. However, the FDA has not publicly addressed this issue since the March 2025 court ruling and, as such, the Agency’s view has not been made explicitly clear.

Nonetheless, YD Bio’s commercially available assay is currently offered as an LDT performed solely at the request of a prescribing HCP (i.e., it is not a DTC LDT). While YD Bio intends to pilot a streamlined access model that allows patients to initiate testing through an online portal integrated with an independent telehealth physician network, all orders will still be reviewed and authorized by a licensed HCP prior to sample collection (i.e., such tests will not be DTC LDTs). Should YD Bio eventually receive FDA clearance or approval for our tests, it still does not intend to offer them as fully DTC products, but instead intend to offer them as products that require an order from a licensed HCP (i.e., again, such tests will not be DTC LDTs). Nonetheless, it is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do so has passed — that FDA could determine that tests with this minimum consumer involvement are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and court’s March 2025 order. In this event, FDA clearance or approval may be required prior to marketing.

Regardless, EG BioMed intends to revise the study design, continue clinical sample collection, and submit a comprehensive study plan for pre-submission review to the FDA by the end of 2025. Engaging in the pre-submission process with the Agency will help ensure that all experimental designs and preliminary data align with FDA requirements before the next de novo application submission. To assist with this process, EG BioMed has engaged RDI and IVDRA. Nonetheless, there is no assurance that the FDA will accept the additional information submitted by the Company — or it may request further additional information — in which case the breast cancer monitoring blood test would not be granted de novo status. In that case, a PMA may be the only type of FDA approval available for this test.

Pursuant to the March 2025 court ruling, we believe that YD Bio’s pancreatic cancer screening test can also be marketed as an HCP LDT without needing FDA clearance or approval, though the use of this test would still be subject to CLIA requirements. Nonetheless, and if the FDA permits, following the court order, EG BioMed intends to seek approval for a version of this test that does not strictly fall within the definition of an LDT, i.e., a version of the test that is not developed, validated, and performed within a single laboratory that is certified under the CLIA and meets the regulatory requirements under CLIA to perform high complexity testing. EG BioMed intends to seek this approval either via the de novo classification process or via a PMA. If approval is obtained, YD Bio intends to market (1) the approved version of the pancreatic cancer diagnostic test, and (2) the LDT version of the pancreatic cancer diagnostic test (in compliance with the requirements for the test to be deemed an LDT). This is because certain markets and entities may prefer to utilize the product as an FDA approved test, while others may prefer to utilize the product as an LDT.

If EG BioMed pursues a PMA for the pancreatic cancer diagnostic test, this will involve an extensive process with the FDA. In the process of obtaining PMA approval, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to, technical, analytical validation, pre-clinical, clinical trial, manufacturing, and labeling data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices.

The PMA approval, 510(k) clearance, and de novo classification processes can be expensive, lengthy and uncertain. The FDA’s 510(k) clearance process usually takes from three to 12 months but can take longer. The FDA has a user fee goal to review a de novo request in 150 calendar review days. During the process, the FDA may issue an Additional Information request, which stops the clock. The applicant then has 180 days to respond. Therefore, the total review time could be as long as 330 days and in practice may be much longer. The process of obtaining a PMA is much more costly and uncertain than the 510(k) clearance or the de novo classification process and generally takes from one to three years, or even substantially longer, from the time the application is submitted to the FDA. In addition, the PMA and de novo classification process generally require the performance of one or more clinical trials. Despite the time, effort, and cost, a device may not obtain marketing authorization by the FDA. Any delay or failure to obtain necessary regulatory marketing authorizations could harm our business. Furthermore, even if we are granted such marketing authorizations, they may include significant limitations on the indicated uses for the test, which may limit the potential commercial market for the test.

In the United States, any modification to a product for which we receive clearance or approval may require us to submit a new 510(k) notification and obtain clearance, to submit a PMA and obtain FDA approval, or to submit a de novo request prior to implementing the change. For example, any modification to a 510(k)-cleared device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design or manufacture, generally requires a new 510(k) clearance or other marketing authorization. The FDA requires every manufacturer to make such determinations in the first instance, but the FDA may review any manufacturer’s decision. The FDA may not agree with a manufacturer’s decisions regarding whether new clearances or approvals are necessary. If we obtain clearances or approvals from the FDA, we may make modifications or add additional features in the future that we believe do not require a new 510(k) clearance, de novo request or approval of a PMA application or supplement. If the FDA disagrees with our determination and requires us to seek new marketing authorizations for the modifications for which we have concluded that new marketing authorizations are unnecessary, we may be required to cease marketing and/or to recall the modified product until we obtain such marketing authorization, and we may be subject to significant regulatory fines or penalties. If the FDA requires us to go through a lengthier, more rigorous examination for future products or modifications to existing products than we had expected, product introductions or modifications could be delayed or canceled, which could adversely affect our business.

Previously Obtained 510(k) Clearance

Innova Vision obtained 510(k) clearance for the Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens under 510(k) K213119 on May 13, 2022. Innova Vision supplies the contact lenses for the contact lens to 3D Global pursuant to an agreement between these entities, and YD Bio will market the contact lenses in the U.S. pursuant to a contract with 3D Global. Under the 510(k) clearance, the contact lenses are indicated for the following uses:

●	Innova Vision Sphere and Asphere (Hioxifilcon A) Soft Contact lenses are indicated for the correction of ametropia (myopia and hyperopia) in aphakic and non-aphakic persons with non-diseased eyes in powers from -20.00 to +20.00 diopters. The lenses may be worn by persons who exhibit astigmatism of 2.00 diopters or less that does not interfere with visual acuity.

●	Innova Vision Toric (Hioxifilcon A) Soft Contact lenses are indicated for the correction of ametropia (myopia or hyperopia with astigmatism) in aphakic and non-aphakic persons with non-diseased eyes in powers from -20.00 to +20.00 diopters and astigmatic corrections from -0.25 to -10.00 diopters.

●	Innova Vision Multifocal (Hioxifilcon A) Soft Contact lenses are indicated for the correction of refractive ametropia (myopia and hyperopia) and emmetropia with presbyopia in aphakic and non-aphakic persons with non-diseased eyes in powers from -20.00 to +20.00 diopters and with add powers from +0.25 to +4.00 diopters. The lenses may be worn by persons who exhibit astigmatism of 2.00 diopters or less that does not interfere with visual acuity.

●	Multifocal Toric Innova Vision Multifocal Toric (Hioxifilcon A) Soft Contact lenses are indicated for the optic correction of distance and near vision in presbyopic phakic or aphakic persons with non-diseased eyes in powers of -20.00 to +20.00 diopters with add powers from +0.25 to +4.00 diopters and astigmatism corrections from -0.25 to -10.00 diopters.

510(k) K213119 further specifies as follows:

●	Eye Care Practitioners may prescribe the Innova Vision Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact lenses for frequent/planned replacement wear, with cleaning, disinfection and scheduled replacement or for single-use disposable wear.

●	When prescribed for frequent/planned replacement, the Innova Vision Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens is to be cleaned, rinsed and disinfected each time the lens is removed. The contact lens is to be discarded after the recommended wearing period as prescribed by the Eye Care Professional.

●	When prescribed for frequent/planned replacement wear, the lenses may be disinfected using a chemical disinfection only.

●	When prescribed for single-use disposable wear, Innova Vision Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens is to be discarded after each removal.

Clinical Development

Clinical testing is expensive, time-consuming, and subject to uncertainty. Initiating and completing clinical studies necessary to validate and market our products, and to support regulatory authorizations or certifications and coverage and reimbursement, will be time-consuming and expensive and the outcomes are inherently uncertain. Clinical studies must be conducted in accordance with the laws and regulations of the FDA and other applicable regulatory authorities’ legal requirements and regulations, and are subject to oversight by governmental agencies and institutional review boards (“IRBs”) or ethics committees at the medical institutions where the clinical studies are conducted.

The results of our development efforts and clinical studies of our products conducted to date and ongoing or future studies of our current or future products may not be predictive of the results of later clinical studies, and interim results of a clinical study do not necessarily predict final results. Our interpretation of data and results from our clinical studies does not ensure that we will achieve similar or favorable results in future clinical studies. In addition, clinical data are often susceptible to various interpretations, analyses, and methodological limitations, and many companies that have believed their products performed satisfactorily in earlier clinical studies have nonetheless failed to replicate results in later clinical studies. Products in later future clinical studies may fail to show the desired safety and efficacy despite having success in previous clinical studies.

In addition, we cannot guarantee that any clinical studies will be conducted as planned or completed on schedule, if at all, or within the anticipated budget. The timely completion of clinical studies in accordance with their protocols and applicable requirements depends, among other things, on our ability to enroll a sufficient number of participants who remain in the study until its conclusion. Many of our clinical studies require enrolling a large number of asymptomatic participants (i.e., individuals without symptoms of cancer) who may not see value in enrollment. Additionally, we may encounter delays as a result of the administrative complexities in managing and recruiting for studies of this scope and size. If we are unable to recruit sufficient participants for our clinical studies, or if we are unable to maintain sufficient participation of enrolled participants to maintain statistical power for our endpoints, our product development, commercialization activities, and our ability to seek regulatory clearance or approval for our products could be delayed, require modification, or be prevented.

Furthermore, the FDA may require that we conduct additional studies or expand the enrollment of completed or ongoing studies to support an application for clearance or approval of one of our products, which could add significant time delay, which would negatively impact our business, financial condition, results of operations, and growth prospects.

The initiation and completion of clinical studies may be prevented, delayed, or halted for numerous reasons, including as a result of the following:

●	the inability to generate sufficient data to support the initiation or continuation of clinical studies;

●	the inability to rely on previously-collected data on earlier versions of our products, support of the launch or submission for marketing authorization of the later or enhanced versions of our products, or our other products and future products;

●	the requirement to submit an Investigational Device Exemption (“IDE”) application to the FDA, which must become effective prior to commencing certain human clinical studies of medical devices, and which the FDA may disapprove;

●	delays caused by failures to enroll sufficient participants in the clinical studies meeting the criteria that the FDA has established. This is a particular risk for certain trials, e.g., those including pancreatic cancer patients, as currently available testing makes it difficult to identify patients with Stage 1 or Stage 2 pancreatic cancer;

●	delays caused by participants withdrawing from clinical studies or failing to return for follow-up or by institutions failing to submit data, including follow-up data, to us;

●	delays or failure in reaching a consensus or agreement, if required, with regulatory agencies on study design or feedback from regulatory agencies necessitating changes to ongoing or planned clinical study design;

●	delays or failure in reaching agreement on acceptable terms with CROs, service providers, and clinical study sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical study sites;

●	delays or failure in obtaining any required IRB approval or ethics committee approval for our clinical study sites;

●	delays in amending, or the inability to amend, our IRB- or ethics committee-approved protocols at clinical study sites when necessary or desired;

●	difficulty or delays in collaborating with sites, institutions, and investigators;

●	failure by us, investigators, sites, or participants to comply with the applicable study protocol or applicable regulatory requirements and standards for data collection, reporting, records maintenance, or data integrity;

●	failure by us or any CROs or other third parties to adhere to clinical study requirements, including the applicable protocol;

●	failure to perform in accordance with good clinical practice (“GCP”) and good laboratory practice (“GLP”) requirements, and/or other applicable regulations and requirements of the FDA or other applicable governmental authorities; failure to comply with applicable data privacy and security laws, including laws related to processing of special categories of personal data clinical studies;

●	challenges caused by transferring personal information or biological samples from other countries to our systems or facilities in the United States for processing;

●	failure of our products and future products to achieve acceptable performance metrics, such as sensitivity, specificity, positive predictive value, and/or safety endpoints;

●	unacceptable safety findings, including findings related to the risk, such as higher likelihood, of false positive test results (which could lead to unnecessary confirmatory testing, such as biopsy, or anxiety) or false negative test results (which could lead to foregoing standard of care screening, a delay in diagnosis or disease progression);

●	termination or suspension of a study or site by us or the data safety monitoring board (or independent data monitoring committee), suspension or termination of a study or site by an IRB, ethics committee, or institution, or clinical hold or termination of a study or site by a regulatory authority, including the FDA;

●	our inability to collaborate with clinical investigators, including if they are disqualified, terminated, suspended, or change affiliated institutions;

●	adverse inspections of our clinical study sites or results by any applicable regulatory authority, including the FDA;

●	changes in statutory or regulatory requirements or guidance, or clinical guidelines, that require amending existing or designing new clinical protocols, obtaining new IRB or ethics committee approvals, modifying our clinical studies, modifying our consent process or obtaining additional consent from study participants, or altering the pathway to clearance, approval, or certification of our products and future products;

●	changes in the standard of care on which a clinical development plan was based, which may require new or additional clinical studies;

●	the cost of clinical studies of our products and future products being greater than we anticipate;

●	destruction or compromise of, or other inability to access or receive, clinical study samples processed, stored, managed, or otherwise in the control of a clinical site or other third party;

●	determination that data from research conducted outside the United States, does not meet the FDA’s requirements for submission and support of a marketing authorization or future clinical study IDE application, for example because the foreign data are not applicable to the U.S. population and U.S. medical practice, the studies have been performed by clinical investigators of unsuitable competence, or the FDA cannot validate the data through an on-site inspection or other appropriate means;

●	clinical studies of our products and future products producing negative or inconclusive results, which may result in our deciding, or regulators requiring us, to conduct additional clinical studies or abandon development programs; and

●	lack of adequate funding.

Any such delays could adversely affect the costs, timing, or successful completion of our clinical studies. Moreover, we depend on our collaborators and on medical and clinical institutions and CROs to conduct our clinical studies in compliance with applicable GCP and other regulatory requirements, and while we have agreements governing their committed activities, we have limited influence over their actual performance. To the extent we, our collaborators or the CROs fail to enroll participants for our clinical studies, fail to conduct the study according to applicable GCP or other regulatory requirements, or are delayed for a significant time in the execution of studies, including achieving full enrollment, we may be affected by increased costs, program delays, enforcement actions, or a determination that the data are unusable for regulatory or product development purposes. In addition, clinical studies that are conducted in countries outside the United States may subject us to further delays and expenses.

Any inability to initiate or complete clinical studies successfully could result in additional costs to us, slow down or prevent our product development and receipt of positive reimbursement coverage decisions, or impair our ability to generate revenue. Delays in initiating or completing our planned clinical studies could also allow third parties to bring products to market sooner than expected, which could impair our ability to successfully commercialize our products and future products, if launched, and may harm our business, financial condition, results of operations, and growth prospects. In addition, many of the factors that may cause, or lead to, a delay in initiation or completion of clinical studies may also ultimately lead to the delay or the narrowing or denial of any regulatory clearance, approval, or certification we may seek with respect to our products and future products. Delays in the initiation or completion of any clinical study of our products or future products in development, or seeking broad coverage and reimbursement, will increase our costs, slow down or jeopardize our product development and regulatory clearance or approval process, and delay or potentially jeopardize broad adoption of our products and future products and their ability to generate revenue.

Registration and Listing

Under the FDCA, owners or operators of establishments involved in the production and distribution of medical devices intended for use in the United States are required to register annually with the FDA and pay the accompanying fee. All medical devices marketed in the United States must additionally be listed with the FDA. The FDA determines which entities are responsible for listing medical devices based on the activities performed at those companies. For example, a domestic manufacturer and domestic specification developer would both be responsible for listing any relevant medical device, even for the same devices.

Pursuant to the March 2025 court ruling, HCP LDTs are no longer subject to FDA registration and listing requirements. It is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do has passed — that the FDA could determine that tests initiated by consumers are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and the March 2025 ruling. In this event, the FDA will expect compliance with the registration and listing requirements for such LDTs. Additionally, should EG BioMed obtain FDA clearance or approval for the breast cancer monitoring and pancreatic cancer diagnostic tests, these products will be subject to FDA’s registration and listing requirements.

Complying with the QSR

For the FDA to approve or clear a medical device marketing application, the methods used in, and the facilities used for, the manufacture of our products must comply with the FDA’s Quality System Regulations (QSR), which is a complex regulatory scheme that covers the procedures and documentation of the design, testing, production, process controls, quality assurance, labeling, packaging, handling, storage, distribution, installation, servicing and shipping of medical devices. Furthermore, to obtain FDA clearance or approval, we are required to verify that our suppliers maintain facilities, procedures and operations that comply with our quality standards and applicable regulatory requirements. The FDA enforces the QSR through periodic announced or unannounced inspections of medical device manufacturing facilities, which may include the facilities of subcontractors.

Pursuant to the March 2025 court ruling, HCP LDTs are no longer subject to FDA QSR requirements. It is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do has passed — that the FDA could determine that tests initiated by consumers are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and the March 2025 ruling. In this event, the FDA will expect compliance with the QSR requirements for such LDTs. Additionally, should EG BioMed obtain FDA clearance or approval for the breast cancer monitoring and pancreatic cancer diagnostic tests, these products will be subject to FDA’s QSR requirements.

Our third-party manufacturers may not take the necessary steps to comply with applicable regulations, which could cause delays in the availability of our products or a delay in obtaining FDA authorization of our marketing application. In addition, the FDA issued a final rule to amend the QSR, which establishes current good manufacturing practice requirements for medical devices, to align more closely with the International Organization for Standardization standards. Specifically, this final rule goes into effect on February 2, 2026, replaces the QSR with the Quality Management System Regulation (“QMSR”), and among other things, incorporates by reference the quality management system requirements of ISO 13485:2016.

Although the FDA has stated that the standards contained in ISO 13485:2016 are substantially similar to those set forth in the QSR, it is unclear the extent to which this final rule, once effective on February 2, 2026, could impose additional or different regulatory requirements on us that could increase the costs of compliance or otherwise create market pressure that may negatively affect our business. If we or our third party manufacturers are unable to comply with the QMSR, once effective, or with any other applicable FDA requirements or if we or a third party manufacturer later discovers previously unknown problems with our products or manufacturing processes, these could result in, among other things: warning letters or untitled letters; fines, injunctions or civil penalties; suspension or withdrawal of approvals; seizures or recalls of our products; total or partial suspension of production or distribution; administrative or judicially imposed sanctions; the FDA’s refusal to grant pending or future clearances or approvals for our products; clinical holds; refusal to permit the import or export of our products; and criminal prosecution of us, our suppliers, or our employees.

Any of these actions could significantly and negatively affect supply of our products. If any of these events occurs, our reputation could be harmed, we could be exposed to product liability claims and we could lose customers and experience reduced sales and increased costs.

Adverse Event Reporting

For products for which we obtain FDA clearance or approval or that are otherwise subject to affirmative FDA oversight, we will be subject to the FDA’s medical device reporting regulations, which require us to report to the FDA when we receive or become aware of information that reasonably suggests that one or more of our products may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur, it could cause or contribute to a death or serious injury.

Pursuant to the March 2025 court ruling, HCP LDTs are no longer subject to FDA adverse event reporting requirements. It is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do has passed — that the FDA could determine that tests initiated by consumers are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and the March 2025 ruling. In this event, the FDA will expect compliance with the adverse event reporting requirements for such LDTs. Additionally, should EG BioMed obtain FDA clearance or approval for the breast cancer monitoring and pancreatic cancer diagnostic tests, these products will be subject to FDA’s adverse event reporting requirements.

The timing of our obligation to report adverse events is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of the product. If we fail to comply with our reporting obligations, the FDA could take action.

Recalls

The FDA has the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. We may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects or other deficiencies or failures to comply with applicable regulations. Product defects or other errors may occur in the future.

Pursuant to the March 2025 court ruling, HCP LDTs are no longer subject to the FDA’s recall authority. It is possible — though unlikely, given that the government has not appealed the March 2025 ruling, and the deadline to do has passed — that the FDA could determine that tests initiated by consumers are still subject to the Agency’s regulatory oversight, despite the involvement of an HCP and the March 2025 ruling. In this event, the FDA will have recall authority over such LDTs. Additionally, should EG BioMed obtain FDA clearance or approval for the breast cancer monitoring and pancreatic cancer diagnostic tests, these products will be subject to the FDA’s recall authority.

Depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA may require, or we may decide, that we will need to obtain new clearances or approvals for the device before we may market or distribute the corrected device. Seeking such clearances or approvals may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action.

Companies are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary withdrawals or corrections for our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, it could require us to report those actions as recalls and we may be subject to enforcement action. A future recall announcement could harm our reputation with customers, potentially lead to product liability claims against us and negatively affect our sales. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.

Labeling and Advertising

The labeling, advertising, marketing, and promotional practices our products is governed by numerous state and federal regulators, including the FDA (except for our HCP LDTs) and the FTC, as well as subject to third-party claims. Any statements related to our products that could be construed as misleading, untruthful, or unsubstantiated, could subject the Company to regulatory enforcement action, third-party lawsuits, or plaintiffs’ complaints. Any of these actions could significantly and negatively affect our reputation, expose us to liability claims, and we could lose customers and experience reduced sales and increased costs.

We must comply with requirements concerning advertising and promotion for any products for which we obtain marketing clearance or approval from the FDA. When the FDA issues a regulatory approval or clearance for a product, the regulatory approval or clearance is limited to those specific uses and indications for which a product is approved or cleared. If we promote the product for other uses or indications, we may be subject to enforcement action by the FDA or other federal and state authorities.

There can be no assurance that labeling claims will be consistent with our anticipated claims or marketing statements. If the approved or cleared certified indication or other labeling claims the FDA allows us to make are more limited than we expect, our business, prospects, and growth may be adversely affected and we may be limited in our ability to sell, or unable to sell, our products. If we are not able to obtain FDA approval or clearance for the desired uses or indications for our products, we may not market or promote them for those indications and uses, and our business, financial condition, results of operations, stock price and prospects could be materially harmed. We also must sufficiently substantiate any claims that we make for any products, including claims comparing those products to other companies’ products, and must abide by the FDA’s strict requirements regarding the content of promotion and advertising.

Misleading, untruthful, or unsubstantiated labeling, advertising, marketing, or promotional practices could cause significant harm to our business, operations, and financial conditions. The FTC has instituted enforcement actions against certain healthcare testing companies for making false or misleading advertising claims and for failing to adequately substantiate claims made in advertising. These enforcement actions may result in warning letters, consent decrees, and the payment of civil penalties and/or restitution by the companies involved. Should the FTC determine that our claims are false or misleading or unsubstantiated, we could be subject to FTC enforcement action and may face significant penalties which may result in a material adverse effect on our reputation, business, financial condition, results of operations, and growth prospects.

Misuse or Off-Label Use

The misuse or off-label use of our products could harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

Any marketing clearance or approval we may receive or obtain for our products by the FDA will include specified indications for use and approved (or certified) labeling. We cannot, however, prevent an HCP from using our products off-label, when in the HCP’s independent professional medical judgment they deem it appropriate. There may be increased risk of injury to patients if HCPs attempt to use our products off-label, which could harm our reputation in the marketplace among HCPs and patients.

If, after FDA clearance or approval, the FDA determines that our promotional materials or training constitute promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions. It is also possible that other federal or state authorities might take action under other regulatory authority, such as false claims laws, if they consider our business activities to constitute promotion of an off-label use, which could result in significant penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs and the curtailment of our operations.

In addition, HCPs may misuse our products or use improper techniques if they are not adequately trained, potentially leading to injury and an increased risk of product liability. If our devices are misused or used with improper technique, we may become subject to costly litigation by our customers or their patients. As described above, product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

Cybersecurity

At least one of the Company’s products is considered to be a “cyber device” under the FDCA. Per the FDA, a “cyber device” is a device that (1) includes software validated, installed, or authorized by the sponsor as a device or in a device, (2) has the ability to connect to the internet, and (3) contains any such technological characteristics validated, installed, or authorized by the sponsor that could be vulnerable to the cybersecurity threats.

Under the FDCA, companies seeking a 510(k) Notification, de novo classification, or PMA for a cyber device must submit to the FDA documentation to demonstrate that the device meets certain cybersecurity requirements. Specifically, such companies must:

●	Submit to the FDA a plan to monitor, identify, and address, as appropriate, in a reasonable time, postmarket cybersecurity vulnerabilities and exploits, including coordinated vulnerability disclosure and related procedures;

●	Design, develop, and maintain processes and procedures to provide a reasonable assurance that the device and related systems are cybersecure, and make available postmarket updates and patches to the device and related systems; and

●	Provide a software bill of materials, including commercial, open-source, and off-the-shelf software components.

FDA Enforcement Tools

The FDA enforces its requirements by market surveillance and periodic inspections, both announced and unannounced, to review records, equipment, facilities, laboratories, and processes to confirm regulatory compliance. These inspections may include the manufacturing facilities of subcontractors. Following an inspection, the FDA may issue a report, known as an FDA Form 483 Notice of Observations, listing instances where the manufacturer has failed to comply with applicable regulations and/or procedures. The FDA may also issue a public untitled letter or public warning letter for an FDCA violation, regardless of whether the violation was identified during an inspection or through market surveillance. If the relevant company does not adequately respond to a Form 483 or warning letter, the FDA may take enforcement action or impose other sanctions or consequences, which may include:

●	Cease and desist orders;

●	Injunctions or consent decrees;

●	Civil monetary penalties;

●	Recall, detention, or seizure of products;

●	Issue an Import Alert preventing the importation of a product from a manufacturing facility located outside the United States;

●	Operating restrictions, including partial or total shutdown of production facilities;

●	Refusal of or delay in granting requests for 510(k) clearance, de novo classification, or premarket approval of new or modified products;

●	Withdrawing 510(k) clearances, de novo classifications, or premarket approvals that are already granted;

●	Refusal to grant export approval or export certificates for devices; and

●	Criminal prosecution.

Product Liability

Actual or perceived errors resulting from laboratory or reporting errors, false positive or false negative test results, or the manufacture, design, marketing, or labeling of our products, could subject us to product liability or professional liability claims. A product liability or professional liability claim against us could result in substantial damages and be costly and time-consuming to defend. These risks may be more pronounced for certain applications in our precision oncology portfolio, such as companion diagnostic development, as our products would be directly involved with the choice to use certain treatments in a particular case. Although we maintain liability insurance, including for errors and omissions, our insurance may not fully protect us from the financial impact of defending against these types of claims or any judgments, fines, or settlement costs arising out of any such claims. Any liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any liability lawsuit could damage our reputation or force us to suspend sales of our products. The occurrence of any of these events could have a material adverse effect on our business, financial condition, results of operations, and growth prospects.

Taiwan Regulation

Regulations on Company Establishment

The establishment, operation and management of companies in Taiwan is governed by the Taiwan Company Act, which was latest amended on December 29, 2021. There are four types of companies in Taiwan: unlimited company, unlimited company with limited liability shareholders, limited company and company limited by shares. Unlimited company and unlimited company with limited liability shareholders are rarely used in practice; a company limited by shares is the most common form of business undertaken for foreign investors in Taiwan. The Taiwan Company Act applies to both Taiwan domestic companies and foreign-invested companies, unless otherwise provided in the relevant foreign investment laws and regulations.

Regulations on Foreign Investment

The principal regulations governing foreign investments in Taiwan are the Statute for Investment by Foreign Nationals, the Regulations for Verification of Investment by Overseas Chinese and Foreign Nationals, and the Regulations Governing Investment in Securities by Overseas Chinese and Foreign Nationals. In order to efficiently provide services and manage foreign investments, Taiwan government has specifically established the Department of Investment Review (the “DIR”) under the Ministry of Economic Affairs.

All investments made by foreign nationals within the territory of Taiwan must comply with the provisions of the Statute for Investment by Foreign Nationals and receive permission from the Investment Commission. According to the administrative ordinance “Negative List for Investment by Overseas Chinese and Foreign Nationals” issued by the DIR, Taiwan maintains a negative list of industries closed to foreign investment because the authorities assert relate to national security and consumer protection, including postal service, mass media, and transportation.

Regulations on Merger and Acquisition

The main laws and regulations governing merger and acquisition (“M&A) activities in Taiwan are the Business Merger and Acquisitions Act, the Company Act, the Securities and Exchange Act and the Fair Trade Act.

The competent authority in charge of the regulations in relation to M&A is the Ministry of Economic Affairs. The main regulatory body in charge of public M&A transactions is the Securities Futures Bureau of the Financial Supervisory Commission, the government agency in charge of public companies. Other relevant regulatory bodies include the Fair Trade Commission, the authority in charge of antitrust clearance, and the DIR, the authority in charge of reviewing foreign and PRC investments. If the target holds any special license, the transaction may also be subject to the review of the authority in charge of such special license.

Except for certain specific sensitive activities, foreign investments are generally not restricted in Taiwan but are subject to the prior approval from the DIR if a foreign investor wants to acquire 10% or more of the shares of a Taiwan listed company in a single tranche. The approval must be obtained before the final completion of the transaction.

Drug Regulations

Government Regulation and Competent Authority

The legal structure of Taiwan consists of the constitution, laws, and regulations. Taiwan’s Legislative Yuan established the Pharmaceutical Affairs Act in accordance with the Constitution to protect people’s health and sanitation. The Pharmaceutical Affairs Act provides that the drugs are prohibited to be imported or marketed for sale unless they are approved by the Taiwan Food and Drug Administration (“TFDA”). In addition to the provisions regarding the licensing procedures, the Pharmaceutical Affairs Act also addresses the management of pharmaceutical companies, patent linkage of drugs, sales and manufacture of drugs, and the advertisement on drugs.

The TFDA is the competent authority for drug management in Taiwan. The TFDA is responsible for approving the license application required by the Pharmaceutical Affairs Act. In addition, the TFDA should continuously monitor and inspect the safety of the drugs from the development stage to the marketing and sales stage. In addition, the departments of health at city/county governments (“Local DOH”) should also monitor and inspect the safety of the drugs after the marketing and sales stage. Furthermore, they have the power to penalize those who violate the provisions in the Pharmaceutical Affairs Act.

Review and Approval for Pharmaceutical Dealer’s License

Before a company is permitted to engage in the business of importation, manufacture, sales and marketing of drugs, it is required to obtain the following license from the Local DOH at the location of such company:

●	Pharmaceuticals dealer’s license

Only after a company obtains such license will it be able to apply for marketing authorization (“MA”) of its drug products.

Review and Approval for MA of Drugs

Before a drug is permitted to be imported into the market or be manufactured, and to sale as a product on the market, the pharmaceutical firm is required to obtain the following approvals or licenses:

●	Drug license (i.e., MA):

●	MA for Import; or

●	MA for Manufacture;

●	For domestically manufactured products:

●	Drugs manufacturing factory registration (Register the drug manufacturing factory with the Ministry of Economic Affairs and comply with the Factory Management Act);

●	Medicament manufacturing license (“Manufacturing License”);

●	For imported products:

●	Recognition of overseas drug manufacturing factory.

For new drugs, the process required by the TFDA before a drug may be marketed in Taiwan generally involves the following steps (the process may be simplified for generic drugs):

●	Completion of the preclinical research which is incompliance with the Good Laboratory Practice (“GLP”);

●	Submission of the application for clinical trial of the investigational new drug application (“IND”) to the TFDA, which application should be approved before starting the clinical trial;

●	Completion of the clinical trial which is incompliance with the Regulations for Good Clinical Practice and the Guidance for Good Clinical Practice (collectively as “GCP”);

●	Starting from the stage of the clinical trial stage, the investigational drugs and the drug products should be in compliance with the Good Manufacturing Practice (“GMP”); and

●	Submission of the new drug application (“NDA”) to the TFDA, along with the complete risk evaluation and mitigation strategy (“REMS”).

The process is provided in more detail in Preclinical Development, Clinical Development, Alarm Reporting Requirements, Submitting the Reports, Complying with the GMP, Bridging Study Evaluation, and NDA Submission and Review sections below.

Preclinical Development

As a requirement to apply for the IND, the applicant shall submit the documents containing the drug characteristic data (non-clinical and clinical trial data such as drug physical and chemical properties, toxic pharmacological effects, pharmacokinetics, etc.). In order to collect the data, the applicant shall conduct pre-clinical research.

In order to encourage the pharmaceutical firms to develop new drugs, the TFDA has engaged a non-profit organization, Center for Drug Evaluation (“CDE”), to involve in the whole process before the new drugs are approved to market in Taiwan. Anyone who intends to apply for the IND can reach out to the CDE for advice before he/she submits the application. When CDE receives the request, it will meet with the potential applicant and provide its advice from the preclinical research stage.

Different from the clinical trial which is human study, the preclinical research is animal testing or testing with the human biological samples in the laboratory. To perform an experiment which may be approved by the TFDA when applying for the IND, the researchers shall conduct the research in compliance with the GLP. If the applicant for the IND fails to conduct the preclinical research in compliance with the GLP, the TFDA may reject the application for the IND.

Clinical Development

The IND is valid subject to both the TFDA’s and the Institutional Review Board (“IRB”)’s approvals. After the sponsor submits the application documents to the TFDA, including the approval letter of the IRB, the TFDA will start to examine the application. Depending on the TFDA’s discretion, it may form a professional consulting committee, a committee formed by pharmaceutical and medical experts, to evaluate the feasibility of the clinical trial. In practice, if it is the first time for the drug to be applied on human studies, the TFDA is more likely to form the committee and come out with the decision after considering the committee’s conclusion. Generally, the TFDA comes out with a decision whether to approve the application or not around 60-90 days. Once the sponsor gets the TFDA’s approval, the sponsor is permitted to administer the investigational product to humans.

The clinical trials are typically conducted in the following three phases:

●	Phase I: The purpose for Phase I is mainly to understand the safe dose of the drug, the highest dose that can be tolerated by the human body. This phase is usually performed by experienced physicians in specific clinical trial wards. Pursuant to Regulations for Registration of Medicinal Products, there should be at least 10 valid Taiwanese subjects for a Phase I clinical trial, such as pharmacokinetics study or pharmacodynamics study.

●	Phase II: Through studying with a group of patients with high homogeneity, the efficacy and safety of the drug is able to be explored out. Phase II is a clinical trial for a small number of patients, usually dozens of people. The outcome of the Phase II clinical trial will be referred to evaluate how many subjects should be included in Phase III. Pursuant to Regulations for Registration of Medicinal Products, there should be at least 20 valid Taiwanese subjects for a phase II clinical trial.

●	Phase III: In this phase, a larger-scale clinical trial will be conducted. The design is generally carried out in the form of random allocation, double-blind and controlled trials, etc., mainly to verify the efficacy and safety of the drug, as a pre-marketing trial. Pursuant to Regulations for Registration of Medicinal Products, there should be at least 80 valid Taiwanese subjects for a Phase III pivotal trial; and the results have to show the similarity between Taiwan and other countries.

Though Regulations for Registration of Medicinal Products provides the standard number of the subjects, if the TFDA deems necessary, it has the power to request the investigator or the sponsor to include more subjects on grounds of the improvement in quality, safety or efficacy of the drug, the nation’s welfare or special circumstances.

During the whole process of the clinical trials, the clinical trials shall always comply with the GCP Rules. The obligations provided in the GCP Rules include the following four aspects:

Alarm Reporting Requirements

If any of the following events occurs, the investigator or the sponsor of the clinical trial shall report to the TFDA:

●	The investigator or the sponsor decides to suspend or terminate the clinical trial;

●	If the clinical trial has a data safety monitoring board (“DSMB”), and the DSMB decides that certain issues should be reported to the TFDA;

●	If the investigator has implemented the deviation or change of the protocol; and

●	Any unexpected serious adverse reactions have occurred.

Submitting the Reports

Under the GCP rules, the investigator or the sponsor is not required to provide periodic reports to the TFDA. However, the TFDA is entitled to request the investigator or the sponsor to provide specific reports. For example, the TFDA may require the investigator or the sponsor to provide the safety reports or the report elaborating the trial status. Though the periodic reports are not a requirement, the sponsor is required to submit a clinical trial report upon the end of the clinical trial. Along with the clinical trial report, if requested by the TFDA, a risk management plan should also be submitted.

Complying with the GMP

The GCP Rules provides that the manufacturing, handling and storage of the investigational product(s) shall comply with the GMP. Whether the product complies with the GMP is relevant to the quality of the products. Therefore, the GMP compliance requirement is required not only in the clinical trial stage, but also in the stage after the NDA is approved.

To verify whether the clinical trial complies with the GCP Rules, the TFDA has the power to inspect the sponsor and the trial site at any time. In practice, the TFDA does not inspect all of the clinical trials but focus only on those trials relating to human studies involving new drugs. If the TFDA requests to inspect, the sponsor and the trial site shall cooperate with the inspection without interruption.

Bridging Study Evaluation

If the clinical trial is conducted outside Taiwan, the TFDA may accept the outcome from such foreign clinical trial as part of the NDA documents, provided that the applicant has completed the bridging study evaluation (“BSE”) in Taiwan.

A BSE is carried out through evaluating the data of pharmacokinetics/pharmacodynamics, efficacy, safety, and dosage to evaluate whether the foreign clinical trial data can be extrapolated to the corresponding population in Taiwan. The BSE data can be used to support NDA and to reduce duplicate clinical trials. An applicant should submit documents in accordance with the requirements set forth in the Guidelines on Bridging Studies, and verify whether the drug is regarded as requiring a BSE before submission.

In addition to the BSE requirement, if a foreign clinical trial is included in the NDA, the TFDA will also evaluate if the foreign clinical trial is in compliance with those laws and regulations which the domestic clinical trial shall comply, such as the GCP and GMP.

NDA Submission and Review

After the clinical trial is completed, and the applicant has prepared the required documents, the applicant can submit the NDA to the TFDA. The NDA review process conducted by the TFDA mainly focuses on three aspects.

The first aspect is to examine the safety and the efficacy of the drugs. At this stage, the TFDA focuses on (i) if the chemical, manufacturing and regulatory data can show that the quality of the raw materials and preparations of the drug is well controlled, and has stable quality consistency between different batches; (ii) if the pharmacological and toxicological data of animals can support the mechanism of action of the drug and can fully evaluate the possible potential toxic reactions; (iii) if the basic pharmacokinetics/pharmacodynamics of the drug can be understood from the pharmacokinetic/pharmacodynamic data of animals and humans The pharmacokinetic information of the drug in special groups and the interaction information with other drugs are helpful to evaluate the rationality of the dosage adjustment of the drug in special groups and in combination with other drugs; and (iv) if the results of clinical trials can show that the drug has credible curative effect and acceptable safety in the group of declared indications, so as to support the rationality of the claimed usage and dosage.

The second aspect is to examine the quality of the drugs. At this stage, the TFDA will examine the chemistry, manufacturing and controls (“CMC”), and will perform the audit to examine if the clinical trial is in compliance with the GMP, GLP and GCP.

The third aspect is to examine the labeling of the drugs. At this stage, the TFDA will evaluate whether the direction of use shown on the labeling (especially the package insert) is appropriate and will not mislead the patients.

After the TFDA receives the NDA, it will convene a filing meeting within 30 days to verify if the application is submitted along with all required documents. If the application lacks required documents, the TFDA will issue a notice before the 42nd day to inform the applicant that the application is not qualified. On the other hand, if the application meets the requirements, the TFDA will not issue any notice to the applicant on the 42nd day. The TFDA will then convene a review meeting before the 100th day. At the review meeting, if the examiners decide that the applicant should provide supplementary documents, the TFDA will issue a request letter to the applicant before the 120th day. If the applicant provides the supplementary documents on time, the TFDA will then convene another review meeting before the 210th day and will complete the review report before the 315th day. If the TFDA decides to approve the NDA, it will issue the approval letter before the 330th day. Though the timeline announced by the TFDA indicates that the target is to issue the MA within the 360th day after the submission, the actual progress will be dependent on whether the supplementary documents are sufficient and the case handler’s workload.

Post-Approval Requirements

After the TFDA approves the NDA and issues an MA, the new drug products are obligated to comply with several laws and regulations. The post-approval requirements under the Pharmaceutical Affairs Act and its relative regulations mainly relating to four aspects:

Manufacturing

Pursuant to the Pharmaceutical Affairs Act, for the domestically manufactured drugs, the manufacturer of the drugs is prohibited to manufacture before it registers its manufacturing factory with the Ministry of Economic Affairs and obtains the Manufacturing License from the TFDA to prove it meets the GMP requirements. According to Regulations for Registration of Medicinal Products, the registration of the factory and the Manufacturing License are prerequisite for the MA to be issued; though such documents do not need to be ready when filing the NDA, it should be supplemented prior to the issuance of the MA.

When operating the factory, the manufacturers are required to continuously comply with applicable laws and regulations; otherwise, the Ministry of Economic Affair is entitled to de-register the factory.

In terms of the Manufacturing License, it is valid for two years. When the period expires, the manufacturer shall apply for another Manufacturing License. As continuous compliance of the GMP is the requirement for the TFDA to issue the Manufacturing License, the manufacturer shall always comply with the GMP.

Distribution

As mentioned above, before a company is permitted to engage in the business of importation, manufacture, sales and marketing of drugs, it is required to obtain a pharmaceuticals dealer’s license from the Local DOH. In addition, the pharmaceutical dealer that engages in the import, manufacture, and/or distribution business should meet the requirements of Good Distribution Practice (“GDP”) and thus should apply for a pharmaceuticals distribution license (“Distribution License”) from the TFDA to prove that it has met the GDP requirements. The Distribution License is valid for 3-5 years, subject to the TFDA’s discretion. If the manufacturer fails to comply with the GDP, the TFDA is entitled to reject the renewal of the Distribution License, leading to the suspension of the importing, manufacturing, and/or distributing of the drug products.

Advertisement

In order to avoid the pharmaceutical firm conveys misleading information to the audience, the Pharmaceutical Affairs Act provides that the pharmaceutical firm should obtain the approval of the Local DOH before publishing or broadcasting drug advertisement. In addition, the advertisement approval number should be included in the advertisement that is published or broadcasted. The approved content cannot be altered without an approval of the alteration. For prescription drugs, direct-to-consumer advertisement is prohibited, and the advertisement must be published or broadcasted in the channels that are only accessible to healthcare professionals. The advertisement approval is valid for one year and can be renewed.

If the pharmaceutical firm fails to comply with the provision, the Local DOH shall impose administrative fines (ranging from NTD200,000 to NTD25,000,000), and depending on the severity may announce in the newspaper the name of the responsible person of the pharmaceutical firm, the name of the drug, and the act of violation, and may revoke the MA, along with the restriction that no application for use of the original name of the said medicament shall be accepted within a period of two years thereafter. The authorities have broad discretion on whether a material is a disguised drug advertisement.

Drug Safety Surveillance

In order to ensure the quality, efficacy and safety of drugs, and to reduce the incidence of adverse drug reactions (“ADR”), the MA holder is required to surveil the safety of the drugs and to report any serious adverse reactions caused by drugs to the TFDA.

The Regulations for the Management of Drug Safety Surveillance (“Surveillance Regulations”) provides the main obligations which the MA holder shall fulfil. Under the current Surveillance Regulations, in addition to reporting any serious adverse reactions within the period provided by the Regulations for Reporting Severe Adverse Reactions of Medicaments, the MA holder shall also submit drug safety update reports periodically during the whole effective period of the MA.

That is to say, if the MA is in effect, the MA holder shall keep tracking the safety of the drugs. In addition, the MA holder shall have a pharmacovigilance plan as its internal policy. During the surveillance period, which is also the effective period of the MA, the MA holder shall follow its own pharmacovigilance plan and take mitigation measures, if necessary. In addition to keep submitting the periodic drug safety update reports of new drug during the first five years, the MA holder shall also submit a drug safety summary report at the end of the first five years of the surveillance period. For the remaining period of the surveillance period, the MA holder should only keep implementing its pharmacovigilance plan without submitting the update reports to the TFDA. However, if the TFDA considers necessary, it may request the MA holder continues to collect the data and submit the periodic update for a designated period. Furthermore, the TFDA may provide such request more than once.

Healthcare Regulation

Drug Price Regulations

Taiwan has been implementing a compulsory, universal, single-payer national health insurance (“NHI”) system since 1995, with the overall coverage reaching 99.9%. The benefit package is comprehensive, covering inpatient, outpatient, and dental services, traditional Chinese medicine, and so on. Most drugs including orphan drugs, target therapy drugs, and many expensive drugs are covered. In Taiwan, the National Health Insurance Administration (“NHIA”), one of the departments of the Ministry of Health and Welfare, imposes direct price controls on drugs by fixing the reimbursement prices product by product. Every one or two years, the NHIA implements the price regulation to re-set (usually decrease) the reimbursement price of each product. According to NHI’s Principles on Drug Reimbursement Price Approval, a new drug is defined as a newly applied pharmaceutical product that owns a new chemical entity, new dosage form, new administrated route or new therapeutic effect compound to the listed items in the pharmaceutical benefit scheme. New drugs are further categorized as breakthrough, me-too, and line extension based on drug innovation. Different reimbursement price policies are applied in accordance with how drugs are categorized based upon these definitions.

National Health Insurance Reform

Taiwan’s healthcare system has been praised for its minimal wait times, low cost, and convenient access for outpatient visits; but these services also contribute to waste. Due to the system’s incredible accessibility, Taiwan’s healthcare expenditures have increased steadily over the years, and there is currently a budget shortfall. During recent years, there have been calls to reform Taiwan’s NHI to avoid bankrupting the healthcare system.

As a large portion of the healthcare expenditures arise from the drug reimbursement, one of the main targets in the reform plan is to utilize the healthcare budget more reasonably and to allocate more reimbursement on new drugs considering patients’ benefits.

In order to achieve such goal, the NHIA has taken some measures during the reform since 2018. The NHIA has adopted the mechanism of managed entry agreement to set up an upper limit of drug expenditures in order to mitigate the financial impact caused by new drugs on the NHI. Though under the managed entry agreement mechanism, the price of the new drugs is subject to limitation, the NHIA have increased its budgets on new drug reimbursement after 2020, trying to figure out a balance between including more new drugs in the medical insurance coverage and the financial impact it may cause to the healthcare system.

Other Healthcare Compliance Requirement

Though Taiwan does not enact a special law for the management of the healthcare fraud, if anyone performs healthcare fraud, he/she shall be subject to the Criminal Code. In order to establish a clearer standard for the pharmaceutical firms and the doctors to follow, the TFDA has published the Rule of the Relationship Between the Doctors and the Pharmaceutical Firms. Though such rule does not have mandatory enforcement, the court may refer to such rule as the standard to judge whether the behaviors of the doctors or the pharmaceutical firms constitute the fraud as defined in the Criminal Code. In addition, the healthcare professionals employed by public healthcare institutions (including state-owned or local government-owned hospitals) are considered civil servant under administrative laws. Such healthcare professionals should comply with the Civil Servants’ Ethical Rules which is promulgated based on the Civil Servant’s Services Act. In case of a violation of such ethical rules, such healthcare professionals may be subject to punishment under the Civil Servant’s Services Act.

Regulations on Consumer Protection

In Taiwan, the main regulation governing the consumer protection is the Consumer Protection Act. Pursuant to the Consumer Protection Act, a manufacture shall be liable for any damage caused by its products, unless it is able to prove that the products have met and complied with the contemporary technical and professional standards of reasonably expected safety requirements prior to the launching of such products into the market. Furthermore, if the products may endanger consumers’ lives, bodies, health or property, they shall be labelled in a conspicuous place with a warning and the methods for emergency handling of such danger. If an enterprise fails to perform its labelling obligations in this regard, it will be held liable for the damage caused thereby.

In addition to the Consumer Protection Act, Taiwan regulations also provide special liability regimes for medicinal products. Pursuant to the Drug Injury Relief Act, the pharmaceutical manufactures and importers are required to make contributions to the Drug Injury Relief Fund according to a certain percentage of their drug sales in the previous year. Under the Drug Relief Act, alleged victims or their heirs/legal guardians may apply for drug injury compensation for death, disability and serious illness. Violation of such provision may result in fines.

Regulations on Personal Data Protection

Under Taiwan law, the Personal Data Protection Act is the main law governing personal data protection. Under the Personal Data Protection Act, unless otherwise specified, a company is generally required to give notice to and obtain consent from an individual before collecting, processing, or using any of the said individual’s personal information, subject to certain exceptions.

Pursuant to the Personal Data Protection Act, the personal data pertaining to a natural person’s medical records, healthcare, genetics, sex life, physical examination and criminal records is classified as sensitive personal data, which shall be subject to certain stricter obligations.

In addition to the Personal Data Protection Act, when conducting the clinical trial, the sponsor and the investigator shall also comply with other relative regulations or practices with regard to the protection of the subject’s personal data, such as the GCP Rules, the Human Subjects Research Act and the Regulations on Human Trials.

In addition to the Personal Data Protection Act, when conducting the clinical trial, the sponsor and the investigator shall also comply with other relative regulations or practices with regard to the protection of the subject’s personal data, such as the GCP Rules, the Human Subjects Research Act and the Regulations on Human Trials.

Regulations on Environmental Protection

The bedrock of environmental protection in Taiwan is the Basic Environment Act. In addition to the Basic Environment Act, Taiwan regulations regulate each type of pollution by a different set of regulations, including the Soil and Groundwater Pollution Remediation Act, the Waste Disposal Act, the Air Pollution Control Act, the Water Pollution Control Act, and Toxic and Concerned Chemical Substances Control Act. The competent authority governing the environmental regulations is the Ministry of Environment. Failure to comply with such regulations may result in fines and other administrative sanctions.

Regulations on Foreign Currency Exchange

The principal regulation governing foreign currency exchange in Taiwan is the Foreign Exchange Regulation Act, amended on April 29, 2009. Pursuant to the Foreign Exchange Regulation Act, Taiwan Dollars amounting under the amount of NTD$500,000 are freely convertible no matter what transaction they are in relation with. On the other hand, the transactions involving NTD$500,000 or more or its equivalent in foreign currency shall fulfill certain obligations as provided in the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions.

Under the Regulations Governing the Declaration of Foreign Exchange Receipts and Disbursements or Transactions, for those foreign exchange transactions which amounts more than NTD$500,000 and relates to the sales of goods or provision of services, such transaction shall be declared through filing a declaration statement. For those foreign exchange transactions which are not related to the sales of goods or provision of services, ranging from NTD$500,000 to US$100 million (or its equivalent), such transaction shall be declared through filing a declaration statement, and providing supporting documents, such as contracts or letters of approval, to the bank. For those foreign exchange transactions which are not related to the sales of goods or provision of services, amounting more than US$100 million (or its equivalent) (or such other amount as determined by the Central Bank of the Republic of China (Taiwan) from time to time at its discretion in consideration of the economic and financial conditions of Taiwan) in each calendar year, such transaction shall be declared through filing a declaration statement, providing supporting documents to the bank, and obtaining the approval of the Central Bank of the Republic of China (Taiwan).

Though Taiwan government has promulgated the Regulations Governing Foreign Exchange Control on July 2, 1997, pursuant to the Foreign Exchange Regulation Act, the requirements for the government to implement those foreign exchange control measures should be subject to either of the following conditions: (1) When the domestic or foreign economic disorder might endanger the stability of the domestic economy; and (2) When this country suffers a severe balance of payments deficit. From the past, since the Regulations Governing Foreign Exchange Control came into effect, Taiwan government has never implemented those foreign exchange control measures.

Regulations on Dividend Distribution

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company shall not pay dividends unless its losses have been covered and statutory reserve funds has been set aside, which should be 10% of the company’s after-tax net profits. However, in the event that the company’s statutory reserve funds have reached the total amount of the company’s paid-in capital, the company does not need to set aside any amounts for its statutory reserve funds. If the company has no net profits, in principle, it shall not pay dividends.

Regulations on Employee Stock Incentive Plan

The principal regulations governing dividend distribution is the Company Act. Pursuant to the Company Act, a Taiwan company may choose to implement the employee stock incentive plan through five kinds of strategies: (1) employee stock compensation, (2) employee stock option certificates, (3) employee subscription of new shares using cash as consideration, (4) treasury shares transferred to employees, (5) employee restricted share units. After the amendment of the Company Act on August 1, 2018, transferring the company’s stocks to the employees of the company’s parent company or its subsidiaries under the employee stock incentive plan is also permitted by law.

Regulations on Employment and Social Insurance

The labor law in Taiwan is regulated mainly by the Labor Standards Act, amended in July 2024. The Labor Standards Act governs the terms and conditions of employment such as working hours, holidays, rest periods, wages, overtime, leave, and termination of employment. According to the Labor Standard Act, an employer is required to reach an agreement on salary with the employees, in which the agreed salary shall meet with the minimum amount set by the competent authority. Violations of the Labor Standards Act may result in fines and other administrative sanctions, and serious violations may result in criminal liabilities.

In order to protect workers’ safety and health and to prevent occupational accidents, the employers in Taiwan are also required to comply with the Occupational Safety and Health Act. According to the Occupational Safety and Health Act, the employer shall arrange safety equipment to prevent any emergency. In addition, the employer shall provide safety education and trainings for the employees which shall enable the employees to protect themselves when any accident occurs.

Taiwan governmental authorities have passed a variety of laws and regulations regarding social insurance and employee’s pension from time to time, including, among others, the Labor Insurance Act, the National Health Insurance Act, the Labor Pension Act, and the Employment Insurance Act. Pursuant to these laws and regulations, Taiwan companies must make contributions at specified levels for their employees to the relevant social insurance and pension funds. Failure to comply with such laws and regulations may result in various fines and legal sanctions.

Regulations on Taxation

According to the Taiwan Income Tax Act, a company incorporated in Taiwan is a Taiwan tax resident and will be subject to 20% corporate income tax on its worldwide income. A non-resident company will be subject to 20% corporate income tax on its Taiwan-sourced income. If a resident company does not distribute its financial earnings generated in a year to its shareholders by the end of the following year, a 5% undistributed earnings tax (UET) would be imposed.

According to the Taiwan Statute for Industrial Innovation, for research and development (“R&D”) expenditure, a company conducting qualifying R&D activities may select one of the following incentives: (i) up to 15% of qualifying R&D expenses may be credited against corporate income tax payable in the current year; or (ii) up to 10% of qualifying R&D expenses may be credited against corporate income tax payable in the year expenses incurred and carried forward for the next 2 years. In addition, if a company uses NTD 1 million or more of its undistributed earnings to construct or purchase buildings, software or hardware equipment, or technology for use in production or operation within 3 years from the year such earnings are derived, such investment amounts may be deducted from the undistributed earnings when calculating the 5% UET. The tax incentives above are currently available until the end of 2029, with potential for extension.

The alternative minimum tax (“AMT”) imposed under the Taiwan Basic Tax Act is a supplemental income tax which applies if the amount of regular corporate income tax calculated pursuant to the Taiwan Income Tax Act and relevant laws and regulations is below the amount of basic tax prescribed under the Taiwan Basic Tax Act. The taxable income for calculating AMT includes most income that is exempt from income tax under various legislations, such as capital gains from qualified securities and future transactions. The prevailing AMT rate for business entities is 12%.

According to the Taiwan Income Tax Act, a withholding tax rate of 21% shall generally be applicable to dividends distributed to non-Taiwan resident enterprise/individual investors. The withholding tax on the dividends may be reduced to 10% pursuant to a tax treaty between Taiwan and the jurisdictions in which the non-Taiwan shareholders reside. Taiwan currently has a treaty network with 35 countries.

International Regulation

In addition to regulations in the United States, the European Union and Taiwan, we will be subject to a variety of other regulations governing clinical trials and commercial sales and distribution of our products to the extent we choose to develop or sell any products outside of the United States, Europe or Taiwan. The approval and reimbursement process varies from country to country and the time may be longer or shorter than that required to obtain US FDA, EMA or NMPA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country. In all cases the clinical trials must be conducted in accordance with cGCP requirements and the applicable regulatory requirements and the ethical principles having their origin in the Declaration of Helsinki.

Anti-Corruption Laws

The FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. §201, the U.S. Travel Act, the USA PATRIOT Act, and possibly other state and national anti-bribery and anti-money laundering laws in countries in which we conduct activities, prohibit any U.S. individual or business from paying, offering or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. This could become relevant in the conduct of international clinical trials where the sites for such studies may be a government-owned hospital. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring the company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations. Activities that violate the FCPA, even if they occur wholly outside the United States, can result in criminal and civil fines, imprisonment, disgorgement, oversight and debarment from government contracts.

In the European Union, interactions between pharmaceutical companies and physicians are governed by strict laws, regulations, industry self-regulation codes of conduct and physicians’ codes of professional conduct both at the European Union level and in the individual European Union member states. The provision of benefits or advantages to physicians to induce or encourage the prescription, recommendation, endorsement, purchase, supply, order or use of medicinal products is prohibited in the European Union. The provision of benefits or advantages to physicians is also governed by the national anti-bribery laws of the European Union member states. Violation of these laws could result in substantial fines and imprisonment. Payments made to physicians in certain European Union member states also must be publicly disclosed. Moreover, agreements with physicians must often be the subject of prior notification and approval by the physician’s employer, his/her regulatory professional organization, and/or the competent authorities of the individual European Union member states. These requirements are provided in the national laws, industry codes, or professional codes of conduct, applicable in the individual European Union member states. Failure to comply with these requirements could result in reputational risk, public reprimands, administrative penalties, fines or imprisonment.

Enforceability of Civil Liabilities Against Foreign Persons

YD Bio was registered by way of continuation as an exempted company in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany registration in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in Taiwan, and substantially all of our assets are located in Taiwan. All of our directors and executive officers are nationals or residents of jurisdictions other than the United States and some of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon YD Bio or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the YD Bio and the YD Bio’s officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our legal counsel as to Cayman Islands law, and THLK Partners, Taipei, Taiwan our legal counsel as to Taiwan law have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and Taiwan, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final and conclusive; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Any United States judgments obtained against us will be enforced by courts in Taiwan without further review of the merits only if the court of Taiwan in which enforcement is sought is satisfied with the following:

●	the court rendering the judgment has jurisdiction over the subject matter according to the laws of Taiwan;

●	if the judgment was rendered by default by the court rendering the judgment, (i) we were duly served within a reasonable period of time within the jurisdiction of such court in accordance with the laws and regulations of such jurisdiction, or (ii) process was served on us with judicial assistance of Taiwan;

●	the judgment and the court procedures resulting in the judgment are not contrary to the public order or good morals of Taiwan; and

●	judgments of the courts of Taiwan are recognized in the jurisdiction of the court rendering the judgment on a reciprocal basis.

MANAGEMENT

Management and Board of Directors

The following table sets forth the directors and executive officers of YD Bio.

Name	Age	Position
Ethan Shen, Ph.D.	49	Chief Executive Officer & Chairman
Edmund Hen	52	Chief Financial Officer
Benjamin Zhang, M.D.	26	Chief Medical Officer & Director
May Tsai	54	Chief Operating Officer
Michaela Griggs	59	Independent Director
Jan Hall	66	Independent Director
Joseph Tseng	71	Independent Director
Albert McLelland	66	Independent Director
J. Douglas Ramsey, Ph.D.	65	Independent Director

The YD Bio Board is composed of seven (7) directors, consisting of two Breeze designees, four YD Biopharma designees and the chief executive officer of YD Bio. To qualify as an “independent director” under the Merger Agreement, a designee shall both (i) qualify as “independent” under the rules of the Nasdaq Stock Market and (ii) not have had any business relationship with either Breeze or YD Bio or any of their respective subsidiaries, including as an officer or director thereof, other than for a period of less than six months prior to the date of the Merger Agreement.

Biographical information concerning the directors and executive officers of YD Bio is set forth below.

A description of the business experience of Ethan Shen, Ph.D., Edmund Hen, Benjamin Zhang, M.D. and May Tsai, is provided in our Form F-4 under the heading “Management of YD Bio — Board of Directors and Executive Officers” and is incorporated herein by reference.

Michaela Griggs, Independent Director, is a senior executive with over 25 years of experience in healthcare, medical aesthetics, and consumer products across the U.S. and international markets, with a focus on driving growth and operational excellence in both Fortune 500 and private equity-backed companies. From 2023 to 2025, Ms. Griggs served as Chief Aesthetics Officer and Head of Marketing at Forefront Dermatology, where she was responsible for developing and executing strategy, structure, and product initiatives for a network of over 250 clinics in 30 states. In this role, she grew the Medical Aesthetics business group by 26%, integrated four new plastic surgery acquisitions, and delivered an incremental $30 million in revenue. From 2020 to 2022, Ms. Griggs served as Chief Executive Officer at Southern California Reproductive Center, a private equity-owned chain of fertility clinics, where she profitably grew sales by 18%, increased EBITDA by 11%, expanded the clinical footprint, and led the organization through the COVID-19 pandemic. Ms. Griggs is currently a director at Materna Medical and previously served on the boards of Guardion Health Sciences, Inc. (NASDAQ: GHSI) and SOOVU (formerly CareWave). Ms. Griggs holds an MBA from the University of Wales, and a Diploma of British Orthoptics from Sheffield & Leeds University. We believe Ms. Griggs is qualified to serve on our board of directors due to her extensive executive leadership and board governance experience in the healthcare and medical aesthetics sectors.

Jan Hall, Independent Director, is a senior executive with over 25 years of business experience across multiple product categories in the U.S, and international markets in leading consumer packaged goods (CPG) corporations including Johnson & Johnson, The Coca-Cola Company, GlaxoSmithKline, Cadbury Schweppes, The Wonderful Company, and small to mid-size, family-owned and private equity-backed companies with a focus on health, wellness, and sustainability. From June 2023 to October 2024, Ms. Hall served as President and Chief Executive of Guardion Health Sciences, Inc. (Nasdaq: GHSI), where she was responsible for leading the growth of the company’s science-based, clinically supported products designed to meet the health needs of consumers, healthcare professionals, and their patients. Under Ms. Hall’s leadership, Guardion Health Sciences’ net revenue grew more than 10% significantly outpacing total sector growth. From February 2018 to October 2022, Ms. Hall served as Chief Executive Officer at M2 Ingredients, Inc., an early-stage private equity-owned vertically integrated company with FDA registered controlled environment facilities producing functional mushrooms for their healthcare benefits. In this role, M2 Ingredients’ net revenue increased more than 600%, achieved breakeven profitability, deployed a Companywide compensation process tied to business performance metrics, consolidated manufacturing facilities, implemented a substantial ERP system upgrade and was awarded the highest standard of food safety and quality certification based on consecutive annual independent audits. Ms. Hall has more than 15 years of experience serving on boards, including Chairman of the Board, and board committees. Ms. Hall graduated from Leeds University, England, with an honors degree in History and Political Science. We believe Ms. Hall is qualified to serve on our board of directors due to her extensive executive leadership, regulatory knowledge, and board experience.

Joseph Tseng, Independent Director, Mr. Tseng is a California licensed certified public accountant. From 1983 to 2015, Mr. Tseng was the founding and managing partner of the accounting firm of Tseng & Lee LLP. From 2015 to 2017, Mr. Tseng was a partner of the accounting firm of Tseng, Hsu, Lan & Lin LLP. From 2017 to current, Mr. Tseng is the sole owner of the accounting firm of Joseph Tseng, CPA.

Mr. Tseng has over 40 years of experience advising and providing professional services to public and private companies on accounting, auditing, internal audit, tax, internal controls, mergers and acquisitions, valuations, corporate governance, banking, forensic accounting and accounting expert witness matters. In addition, Mr. Tseng has served as a board director and part-time CFO for a number of high-tech start-ups.

From 2001 through 2004, Mr. Tseng was appointed by the Governor of California to serve as a board member of the California Board of Accountancy, which regulates over 70,000 licensed CPA and CPA firms at the time in the state of California. In his capacity, Mr. Tseng served on the California Board of Accountancy as Treasurer/Secretary, as Chair of the Sarbanes Oxley Cascade Effects Task Force, as Chair of the Reform Statutes Implementation Task Force, as a member of the Committee on Professional Conduct, and as a member of the Legislative Committee.

From 2009 to current, Mr. Tseng has served as a board director, as Audit Committee Chairman, and as a member of the Corporate Governance Committee of CTBC Bank USA. In addition, Mr. Tseng is qualified by the Los Angeles Superior Court as a member of its Panel of Accounting Expert Witnesses.

Mr. Tseng was a guest lecturer at University of California, Los Angeles, California State University, Los Angeles, and California State University, Fullerton, California. Mr. Tseng graduated from University of Hawaii with a bachelor’s degree in accounting. He also holds a Master of Business Administration from Chaminade University of Honolulu. We believe Mr. Tseng is qualified to serve on our board of directors due to his extensive professional experience advising private and public companies.

A description of the business experience of J. Douglas Ramsey, Ph.D. and Albert McLelland, is provided in our Form F-4 under the heading “Information about Breeze — Directors and Executive Officers” which is incorporated herein by reference.

Corporate Governance

Our corporate governance is structured in a manner we believe closely aligns our interests with those of our shareholders. Notable features of this corporate governance include:

●	having a majority of independent directors and independent director representation on our audit, compensation, and nominating and corporate governance committees, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

●	at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

●	we will implement a range of other corporate governance practices, including implementing a robust director education program.

Foreign Private Issuer Status

As a foreign private issuer, YD Bio will be exempt from the rules under the Exchange Act requiring the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, YD Bio will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. YD Bio will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, YD Bio’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Practices and Foreign Private Issuer Status

YD Bio is a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, YD Bio is permitted to follow the corporate governance practices of its home country, the Cayman Islands, in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. For example, YD Bio is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although it may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. YD Bio is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, YD Bio’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of YD Bio Ordinary Shares. Accordingly, after the Business Combination, if you continue to hold YD Bio Ordinary Shares, you may receive less or different information about YD Bio than you currently receive about Breeze.

In addition, as a “foreign private issuer”, YD Bio is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. YD Bio currently intends to follow some, but not all, of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements of YD Bio that it does follow, YD Bio cannot give assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow YD Bio to follow its home country practice. Unlike the requirements of Nasdaq, YD Bio is not required, under the laws of the Cayman Islands, to have its board consist of a majority of independent directors, nor is YD Bio required to have a compensation committee, a nominating or a corporate governance committee consisting entirely of independent directors, or to have regularly scheduled executive sessions with only independent directors each year. Such Cayman Islands home country practices may afford less protection to holders of YD Bio Ordinary Shares.

YD Bio also intends to rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings and with respect to Nasdaq shareholder approval rules. Whereas under the corporate governance rules of Nasdaq, a quorum requires the presence, in person or by proxy, of holders of at least 331∕3% of the total issued and outstanding voting power of our shares at each general meeting, pursuant to the post-closing YD Bio memorandum and articles of association, the quorum required for a general meeting will consist of at least two (2) shareholders entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-third in nominal value of the total issued voting shares.

Classification of Board of Directors

Each Class I director has a term that expires immediately following YD Bio’s first annual general meeting, each Class II director has a term that expires immediately following YD Bio’s second annual general meeting, and each Class III director has a term that expires immediately following YD Bio’s third annual general meeting, or, in each case, until their respective successor is duly elected and qualified, or until their earlier resignation, removal or death.

We are proposing Albert McLelland and J. Douglas Ramsey, Ph.D. to serve as the Class I directors, Michaela Griggs, Jan Hall, and Joseph Tseng to serve as Class II directors and Ethan Shen, Ph.D. and Benjamin Zhang, M.D. to serve as Class III directors.

Board Committees

Audit Committee

Our audit committee is responsible for, among other things

●	appointing, compensating, retaining, evaluating the qualifications of, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;

●	overseeing our system of internal controls and compliance with legal and regulatory requirements;

●	reviewing our accounting policies;

●	reviewing related person transactions included in the audited financial statements; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

YD Bio’s audit committee consists of Joseph Tseng (Chair), Albert McLelland, and Jan Hall, each of whom qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, all of the audit committee members meet the requirements for financial literacy under applicable SEC and Nasdaq rules and qualify as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. YD Bio’s Board adopted a new written charter for the audit committee, which isavailable on YD Bio’s website after adoption. The reference to YD Bio’s website address in this prospectus does not include or incorporate by reference the information on YD Bio’s website into this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the board of directors, in conjunction with a majority of the independent members of the board of directors) the compensation of our Chief Executive Officer;

●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for our executive officers;

●	making recommendations to our board of directors regarding the compensation of our directors; and

●	retaining and overseeing any compensation consultants.

YD Bio’s compensation committee consists of Jan Hall (Chair), J. Douglas Ramsey, Ph.D., and Michaela Griggs, each of whom qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership, including the heightened independence standards for members of a compensation committee. YD Bio’s Board adopted a new written charter for the compensation committee, which is available on YD Bio’s website. The reference to YD Bio’s website address in this prospectus does not include or incorporate by reference the information on YD Bio’s website into this prospectus.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things:

●	identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the board of directors;

●	overseeing succession planning for our Chief Executive Officer and other executive officers;

●	periodically reviewing our board of directors’ leadership structure and recommending any proposed changes to our board of directors;

●	overseeing an annual evaluation of the effectiveness of our board of directors and its committees; and

●	developing, recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

●	reviewing and approving any material information made public or made available to any public body relating to corporate governance; and

●	conducting the review of conflict reports or disclosures made by Senior Management or Board members and review any disclosure relating to conflicts of interest that may be made public.

YD Bio’s nominating and corporate governance committee consists of J. Douglas Ramsey (Chair), Albert McLelland, and Michaela Griggs, each of whom qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to nominating and corporate governance committee membership. YD Bio’s Board adopted a new written charter for the nominating and corporate governance committee, which is available on YD Bio’s website. The reference to YD Bio’s website address in this prospectus does not include or incorporate by reference the information on YD Bio’s website into this prospectus.

Risk Oversight

Our board of directors is responsible for overseeing our risk management process. Our board of directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our board of directors believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Code of Ethics

YD Bio’s Board has adopted a Code of Ethics applicable to our directors, executive officers and team members that complies with the rules and regulations of Nasdaq and the SEC. The Code of Ethics will be available on YD Bio’s website. In addition, YD Bio intends to post on the Corporate Governance section of its website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to YD Bio’s website address in this prospectus does not include or incorporate by reference the information on YD Bio’s website into this prospectus.

Executive Compensation

YD Bio was registered by continuation in the Cayman Islands in February 2024 and did not pay any compensation to its directors or executive officers during the fiscal year ended December 31, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of YD Bio as of the date of this prospectus by:

●	Each person who is expected to beneficially own 5.0% or more of the issued and outstanding Ordinary Shares;

●	each person who is an executive officer or director of YD Bio; and

●	all of those executive officers and directors of YD Bio as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The total number of YD Bio Ordinary Shares issued and outstanding, as of September 19, 2025 is 70,521,359.

Unless otherwise noted, the business address of each beneficial owner is c/o YD Biopharma Limited, 12F., No. 3, Xingnan St., Nangang Dist., Taipei City 115001, Taiwan. In the table below, percentage ownership is based on 70,521,359 YD Bio Ordinary Shares outstanding as of September 5, 2025 based on the Capitalization Assumptions:

	Post-Business Combination
Name of Beneficial Owner(1)	Number		Percentage(6)
Ethan Shen, Ph.D.	54,345,011	(2)	77.1%
Edmund Hen	—		*
Benjamin Zhang, M.D.	30,141		*
May Tsai	—		*
Michaela Griggs	—		*
Jan Hall	—		*
Joseph Tseng	—		*
J. Douglas Ramsey, Ph.D.(3)	2,227,490		3.2%
Albert McLelland(3)	88,074	(7)	*
All directors and executive officers as a group (9 individuals)	56,690,716		80.4%
YD Biopharma Holding Limited(4)	43,120,858		61.1%
EG BioMed(5)	11,224,153		15.9%
Breeze Sponsor, LLC(8)	2,227,490	(7)	3.2%

*	Less than one percent

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o YD Biopharma Limited, 12F., No. 3, Xingnan St., Nangang Dist., Taipei City 115001, Taiwan.

(2)	Includes 43,120,858 YD Bio Ordinary Shares held by YD Biopharma Holding Limited as of closing and 11,224,153 YD Bio Ordinary Shares owned by EG BioMed as of closing.

(3)	Includes 2,167,490 shares owned by Breeze Sponsor, LLC (“Breeze Sponsor”) as of closing after reflecting the transfer of 247,510 shares to former Breeze independent directors. Dr. Ramsey is a Manager of Breeze Sponsor, LLC. The business address of this individual is Breeze Sponsor, LLC, 955 W. John Carpenter Fwy., Suite 100-929, Irving, TX 75039.

(4)	Dr. Shen is the beneficial owner of all of the equity interests issued by YD Biopharma Holding Limited. In addition, Dr. Shen owns an approximately 45.3% equity interest in EG BioMed.

(5)	Dr. Shen owns an approximately 45.3% equity interest in EG BioMed. In addition, Dr. Shen is the chairman of EG BioMed’s board of directors and is deemed to have voting and dispositive power over the YD Bio Ordinary Shares to be held by EG BioMed as of closing. The business address of EG BioMed is 15 F.-5, No. 508, Sec. 7, Zhongxiao E. Rd., Nangang Dist., Taipei City 115011, Taiwan (R.O.C.). In addition, Dr. Shen owns an approximately 45.3% equity interest in EG BioMed.

(6)	Denominator for calculation includes 251,250 YD Bio Ordinary Shares issued to I-Bankers Securities, Inc. pursuant to the Business Combination Marketing Agreement as reflected in the transaction costs.

(7)	Reflects 66,074 YD Bio Ordinary Shares committed by Breeze Sponsor to Mr. McLelland, a former Breeze independent director issued after the completion of the Business Combination.

(8)	The business address of this individual is Breeze Sponsor, LLC, 955 W. John Carpenter Fwy., Suite 100-929, Irving, TX 75039.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Breeze’s Relationships and Related Party Transactions

Founder Shares

On June 11, 2020, the Sponsor purchased 100 Breeze Founder Shares for an aggregate purchase price of $25,000. On July 15, 2020, Breeze effected a 28,750-for-1 forward stock split and, as a result, the Sponsor held 2,875,000 Breeze Founder Shares as of the date of Breeze’s IPO.

The 2,875,000 Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor owns, on an as-converted basis, 20% of Breeze’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to fully exercise their over-allotment option, 375,000 Founder Shares are no longer subject to forfeiture. The Founder Shares automatically converted into our Ordinary Shares upon the consummation of the Business Combination on a one-for-one basis, subject to certain adjustments.

The Sponsor and each holder of Founder Shares had agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of Breeze’s’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which Breeze completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of Breeze’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Breeze had agreed with each of its four independent directors (the “Directors”) subsequent to incorporation of Breeze to provide them the right to each purchase 25,000 Founder Shares with a par value of $0.0001 of Breeze from Breeze Sponsor. The Directors each exercised their right in full on July 6, 2021 and purchased 100,000 shares (25,000 per each Director) of the Founder Shares from Sponsor for a total of $10 in the aggregate. Sponsor had agreed to transfer 15,000 shares of its common stock to each of the Directors upon the closing of a Business Combination by Breeze, with such shares beneficially owned by Sponsor.

The Sponsor and I-Bankers purchased an aggregate of 5,425,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of Breeze’s IPO. Of such amount, 4,325,000 Private Placement Warrants were purchased by the Sponsor, and an aggregate of 1,100,000 Private Placement Warrants were purchased by I-Bankers and Northland. The Private Placement Warrants (including the common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of Breeze’s initial business combination.

If any of Breeze’s officers or directors became aware of a business combination opportunity that fell within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may have been required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Breeze’s executive officers and directors had certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

The Sponsor, executive officers and directors, or any of their respective affiliates, were reimbursed for any out-of-pocket expenses incurred in connection with activities on Breeze’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Breeze’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or Breeze’s or their affiliates and determined which expenses and the amount of expenses that were reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Breeze’s behalf.

Related-Party Loans

In order to finance transaction costs in connection with the initial Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of Breeze’s officers and directors could, but were not obligated to, loan Breeze funds as may be required (“Working Capital Loans”). Such Working Capital Loans were evidenced by promissory notes. The notes were repaid upon consummation of a Business Combination, without interest.

The Sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of Breeze’s IPO. On November 25, 2020, the outstanding balance under the promissory note in the aggregate amount of $145,617 was repaid.

On November 19, 2021, the Sponsor loaned Breeze an aggregate of $1,150,000 pursuant to an unsecured promissory note to extend the date by which Breeze has to consummate a business combination from November 25, 2021 to February 25, 2022. This unsecured promissory note, as amended for the maturity dates, is non-interest bearing and payable as further amended on the earlier of (i) the consummation of an initial Business Combination, or (ii) September 26, 2025. On February 18, 2022, the Sponsor loaned Breeze an aggregate of $1,150,000 pursuant to an unsecured promissory note to extend the date by which Breeze has to consummate a business combination from February 25, 2022 to May 25, 2022. This unsecured promissory note, as amended for the maturity dates, is non-interest bearing and payable as further amended on the earlier of (i) the consummation of an initial Business Combination, or (ii) September 26, 2025.

On February 1, 2022, Breeze signed a Promissory Note with Sponsor, with a Maturity Date of March 26, 2023, for a total of up to $1,500,000. On October 1, 2022, Breeze signed an Amended Promissory Note with Sponsor, with a Maturity Date of September 26, 2023 for a total of up to $4,000,000.

On April 1, 2023, Breeze signed an Amended Promissory Note with Sponsor, with a Maturity Date of September 26, 2023 for a total of up to $5,000,000. On October 1, 2023, Breeze signed an Amended Promissory Note with Sponsor, with a Maturity Date of June 26, 2024 for a total of up to $6,000,000. On March 1, 2024, Breeze signed an Amended Promissory Note with Sponsor, with a Maturity Date of June 26, 2024 for a total of up to $7,000,000. As of September 30, 2024, the amount outstanding under this Promissory Note was $5,792,709 for direct working capital, and $989,258 for monthly SPAC extension funds the Sponsor deposited into the Trust Account during the months of September 2022 through September 2024 for a total of $6,781,967 from Sponsor. The Promissory Note is non-interest bearing and payable on the earlier of (i) the consummation of an initial Business Combination, or (ii) June 26, 2024. On July 1, 2024, Breeze signed an Amended Promissory Note with Sponsor, with a Maturity Date of December 26, 2024 for a total of up to $7,500,000. On December 26, 2024, Breeze signed an Amended Promissory Note with Sponsor, with a Maturity Date of June 26, 2025 for a total of up to $7,500,000. On March 1, 2025, Breeze signed an Amended Promissory Note with Sponsor, with a Maturity Date of as further amended of September 26, 2025 for a total of up to $8,000,000. As of December 31, 2024, the amount outstanding under this Promissory Note was $5,997,804 for direct working capital, and $1,083,097 for monthly SPAC extension funds for the month of September 2022 through December 2024 for a total of $7,080,901 from Sponsor. As of June 30, 2025, the amount outstanding under this working capital loan was $6,691,039 for direct working capital, and $1,179,374 for monthly SPAC extension funds for the months of September 2022 through June 2025 for a total of $7,870,413 from Sponsor. The Promissory Note was non-interest bearing and payable as further amended on the earlier of (i) the consummation of an initial Business Combination, or (ii) September 26, 2025. Breeze additionally owed Sponsor $220,052 for expenses paid by Sponsor on behalf of Breeze. The total amount owed Sponsor as of June 30, 2025 and December 31, 2024 was $10,390,465 and $9,583,457, respectively.

Breeze had 12 months from the closing of the Initial Public Offering to consummate its initial Business Combination. However, by resolution of its board, requested by the Sponsor, Breeze extended the period of time to consummate a Business Combination two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination). The Sponsor deposited additional funds into the Trust Account in order to extend the time available for Breeze to consummate its initial Business Combination. The Sponsor deposited into the Trust Account for each three-month extension, $1,150,000 ($0.10 per share) on or prior to the date of the applicable deadline. On September 13, 2022, Breeze held its annual stockholders’ meeting and approved Breeze to extend the date of September 26, 2022, up to six (6) times for an additional one (1) month each time (ultimately until as late as March 26, 2023). For each one-month extension on September 26, October 26, November 26, December 26, 2022, January 25, 2023 and February 23, 2023 $59,157 ($0.035 per share) per extension, up to an aggregate of $354,942, or approximately $0.21 per share. Breeze held a meeting of its stockholders on March 22, 2023 where Breeze’s stockholders approved Breeze to extend the date of March 26, 2023, up to six (6) times for an additional one (1) month each time (ultimately until as late as September 26, 2023). For each one-month extension through September 26, 2023, the Sponsor deposited into the Trust Account $41,317 ($0.035 per share) on March 30, 2023. April 25, 2023, May 25, 2023, June 26, 2023, August 2, 2023 and August 28, 2023. Breeze held a meeting of its stockholders on September 22, 2023 where Breeze’s stockholders approved (i) a proposal to amend Breeze’s A&R COI to authorize Breeze to extend the date of September 26, 2023, up to nine (9) times for an additional one (1) month each time (ultimately until as late as June 26, 2024), and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by Breeze. For each one-month extension Breeze deposited $40,575 ($0.035 per share) into the Trust Account. On September 27, 2023, Breeze executed the thirteenth one-month extension through October 26, 2023. On October 24, 2023, November 26, 2023, December 27, 2023, January 26, 2024, February 27, 2024, March 26, 2024, May 7, 2024 and June 3, 2024 Breeze executed the fourteenth, fifteenth, sixteenth, seventeenth, eighteenth, nineteenth, twentieth and twenty-first one-month extensions through June 26, 2024. The payments were made in the form of a loan. The loans were non-interest bearing and payable upon the consummation of Breeze’s initial Business Combination.

Breeze held a meeting of its stockholders on June 21, 2024 where Breeze’s stockholders approved (i) a proposal to amend Breeze’s A&R COI to authorize the Breeze to extend the date of June 26, 2024, up to six (6) times for an additional one (1) month each time (ultimately until as late as December 26, 2024), and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by Breeze. For each one-month extension Breeze will deposit $31,280 ($0.035 per share) into the Trust Account. On June 26, 2024, August 1, 2024, November 22, 2024, and December 26, 2024, Breeze executed (including accrued interest) the twenty-second, twenty-third, twenty-fourth, twenty-fifth, twenty-sixth and twenty-seventh one-month extensions through December 26, 2024. If Breeze executes all six (6) extensions, up to December 26, 2024 and has not completed a business combination, Breeze may hold a meeting of its stockholders to approve (i) a proposal to amend the Breeze’s A&R COI to authorize Breeze an extension for a designated time, and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by Breeze.

Breeze held a meeting of its stockholders on December 23, 2024 where Breeze’s stockholders approved (i) a proposal to amend Breeze’s A&R COI to authorize Breeze to extend the date of December 26, 2024, up to six (6) times for an additional one (1) month each time (ultimately until as late as June 26, 2024), and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by Breeze. For each one-month extension Breeze will deposit $9,524 ($0.035 per share) into the Trust Account. On December 26, 2024, Breeze executed the twenty-eighth one-month extension through January 26, 2025. On March 18, 2025, Breeze executed the twenty-ninth, thirtieth and thirty-first one-month extensions for the period from January 26, 2025 to April 26, 2025. On June 9, 2025, Breeze executed (including accrued interest) the thirty-second and thirty-third one-month extensions for the period from April 26, 2025 to June 26, 2025.

Breeze held a meeting of its stockholders on June 26, 2025 where Breeze’s stockholders approved (i) a proposal to amend Breeze’s A&R COI to authorize Breeze to extend the date of September 26, 2025, up to three (3) times for an additional one (1) month each time (ultimately until as late as September 26, 2025), and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by Breeze. For each one-month extension utilized, Breeze deposited $7,855 ($0.035 per share) into the Trust Account. On June 27, 2025, Breeze executed the thirty-fourth one-month extension for the period from June 26, 2025 to July 26, 2025. On August 14, 2025, Breeze executed (including accrued interest) the thirty-fifth one-month extension to August 26, 2025.

Breeze entered into a registration rights agreement and a lock-up agreement with respect to the Breeze Founder Shares, the Private Placement Warrants and warrants issued upon conversion of working capital loans (if any).

Administrative and Support Agreement

Breeze entered into an agreement whereby, commencing on November 23, 2020 through the earlier of Breeze’s consummation of a Business Combination and its liquidation, Breeze will pay an affiliate of the Sponsor a total of $5,000 per month for office space, utilities and secretarial and administrative support services. For each of the years ended December 31, 2024 and 2023, Breeze incurred $60,000 in fees, and for the six months ended June 30, 2025, Breeze incurred $30,000 in fees, for these services of which such amounts are included in accounts payable and accrued expenses in the accompanying condensed consolidated balance sheets.

Representative and Consultant Shares

Pursuant to the underwriting agreement (the “Underwriting Agreement”) between Breeze and I-Bankers (the “Representative”), on November 23, 2020, Breeze issued to the Representative and its designee 250,000 shares of common stock and separately agreed to issue Breeze’s Consultant 15,000 shares of common stock for nominal consideration in a private placement intended to be exempt from registration under Section 4(a)(2) of the Act. Breeze accounted for the Representative Shares and Consultant Shares as a deferred offering cost of the IPO. Accordingly, the offering costs were allocated to the separable financial instruments issued in the IPO based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the Warrants were expensed immediately in the Statement of Operations, while offering costs allocated to the redeemable Public Shares were deferred and subsequently charged to temporary equity upon the completion of the IPO.

In 2020, Breeze estimated and recorded the fair value of the Representative Shares and Consultant Shares to be $1,322,350 based upon the price of the common stock issued ($4.99 per share) to the Representative and Consultant. The holders of the Representative Shares and Consultant Shares have agreed not to transfer, assign or sell any such shares until the later of (i) 30 days after the completion of a Business Combination and 180 days pursuant to FINRA Conduct Rule 5110(e)(1) following the effective date of the Registration Statement to anyone other than (i) the Representative or an underwriter or selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such underwriter or selected dealer. Additionally, pursuant to FINRA Conduct Rule 5110(e), the Representative Shares and Consultant Shares will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement.

In addition, the holders of Representative Shares and Consultant Shares agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if Breeze fails to complete a Business Combination within the time specified in the certificate of incorporation.

Registration and Stockholder Rights

Pursuant to a registration rights and stockholder agreement initially entered into on November 23, 2020, as amended and restated on November 9, 2022, February 14, 2024, and June 23, 2025, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration and stockholder rights requiring Breeze to register such securities for resale (in the case of the Founder Shares, only after conversion to Breeze’s common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that Breeze register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require Breeze to register for resale such securities pursuant to Rule 415 under the Securities Act. Breeze will bear the expenses incurred in connection with the filing of any such registration statements. In the case of the private placement warrants and representative shares issued to I-Bankers Securities, the demand registration rights provided will not be exercisable for longer than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C) and the piggyback registration right provided will not be exercisable for longer than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). Breeze will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

Breeze engaged I-Bankers on November 23, 2020, as an advisor in connection with a Business Combination to assist Breeze in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce Breeze to potential investors that are interested in purchasing Breeze’s securities in connection with a Business Combination, assist Breeze in obtaining stockholder approval for the Business Combination and assist Breezey with its press releases and public filings in connection with the Business Combination. Breeze paid I-Bankers Securities, Inc. a fee for such services upon the consummation of the Business Combination in an amount equal to 2.75% of the gross proceeds of Initial Public Offering, or $3,162,500, with $650,000 paid in cash with the balance paid from the issuance of 251,250 YD Bio ordinary shares.

Public Relations Agreement

On February 29, 2024, Breeze signed a Public Relations Agreement, as amended, with Gateway, for public relations services for a business combination. Breeze paid a Transaction Success Fee of $90,000 upon the completion of the Business Combination with YD Biopharma.

Strategic Legal Advisory Services

On March 24, 2021, as supplemented on August 30, 2022, Breeze signed a Legal Services Engagement Letter with Woolery & Co. (“Woolery”) for services in connection with completing a business combination or a similar transaction. Services include, but are not limited to, strategic legal advice on a business combination and associated corporate matters, introductions to financial institutions to facilitate business combination financing requirements, domestic and international transaction structuring, and preparation of any required Nasdaq listing application. Pursuant to the engagement letter, Breeze paid a non-refundable retainer of $100,000, and upon the completion of the Business Combination with YD Biopharma, Breeze paid Woolery a fee of $800,000, with Sponsor assuming $1.2 million of the obligation, and a discretionary performance fee of $2.0 million.

Proxy Solicitation Services Agreement

On October 17, 2024, Breeze signed a Proxy Solicitation Services Agreement with D.F. King & Co., Inc., for proxy solicitation services associated with the business combination with YD Bio. The Company paid a Service Fee of $45,120 upon completion of the business combination with YD Biopharma.

Filing and Printing Services Agreement

On October 30, 2024, Breeze signed a Merger Proxy/Business Combination Rate Agreement with Edgar Agents LLC, for SEC document preparation, printing and filing for the merger with YD Biopharma. The Company paid $294,005 upon completion of the Business Combination with YD Biopharma.

Policy for Approval of Related Party Transactions

Breeze’s audit committee must review and approve any related person transaction Breeze proposes to enter into. Our audit committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders. A summary of such policies and procedures is set forth below.

Any potential related party transaction that is brought to the audit committee’s attention will be analyzed by the audit committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the audit committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director;

●	whether the transaction would present an improper conflict of interest for any director or executive officer; and

●	any pre-existing contractual obligations.

Any member of the audit committee who has an interest in the transaction under discussion must abstain from any voting regarding the transaction, but may, if so requested by the chairman of the audit committee, participate in some or all of the audit committee’s discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

Our Sponsor, officers and directors are deemed to be our “promoter” as such term is defined under the federal securities laws.

To further minimize conflicts of interest, we had agreed not to consummate an initial business combination with an entity that is affiliated with any of our Sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company and our stockholders from a financial point of view. No finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation was paid by us to our Sponsor, officers or directors, or any affiliate of our Sponsor or officers, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments were made to our Sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of our initial public offering held in the trust account prior to the completion of our initial business combination:

●	Repayment of up to an aggregate of $145,617 in loans made to us by our Sponsor to cover offering related and organizational expenses;

●	Payment to an affiliate of our Sponsor of $5,000 per month, for up to 18 months, for office space, utilities and secretarial and administrative support;

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

●	Repayment of loans which may be made by our Sponsor or an affiliate of our Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto.

Breeze’s audit committee reviews on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

YD Bio’s Relationships and Related Party Transactions

License Agreements

3D Global License Agreement

On June 19, 2024, Yong Ding, a subsidiary of YD Bio (together, the “Group”), entered into an exclusive licensed patent and know-how agreement and a supplementary agreement dated on June 28, 2024 with 3D Global Biotech Inc. (“3D Global”), a company registered in Taiwan and listed in Taipei Stock Exchange, to acquire a global exclusive licensed patent and know-how. Dr. Shen, the Chief Executive Officer and Chairman of the Group, owns approximately 14.97% of common shares of 3D Global. The licensed patent involves the formula and technology of cell culture process, technology of cell bank construction, exosome purification, authentication technology, and exosome production which are derived from the methods of culturing human corneal limbus cells and the relevant know-how (the “3D Global Patent”).

Utilizing the technology we have licensed from 3D Global, we intend to develop several new advanced drugs and treatments for conditions such as dry eye disease, glaucoma, and corneal repair. For example, we have pioneered the application of corneal mesenchymal stem cells and their exosomes for treating eye diseases. Mesenchymal stem cells (MSCs) are multipotent cells that differentiate into bone, cartilage, and fat. MSCs are found in bone marrow and other tissues, and promote regeneration, reduce inflammation, and support tissue repair. YD Bio plans to optimize the treatment market by distribution through pharmacies, optometrists, and charity foundations. According to Precedence Research, the global market size for contact lenses and global glaucoma treatment are $16.3 billion and $6.1 billion in 2023, respectively. It is expected to reach $26.5 billion and $8.5 billion by 2033 and expecting the growing at a CAGR of 5.0% and 3.3% from 2024 to 2033, respectively. According to Future Market Insights, the global market size for contact lenses solution is projected to $1.8 billion in 2024 and expected to reach $2.8 billion by 2034 and expecting the growing at a CAGR of 4.3% from 2024 to 2034. According to Fortune Business Insights, the global market size for dry eye syndrome was $7.0 billion in 2023 and projected to $7.5 billion in 2024 and expected to reach $13.0 billion by 2032 and expecting the growing at a CAGR of 7.1% from 2024 to 2032. 3D Global is publicly traded on the Taipei Stock Exchange.

The total consideration for the acquisition of the 3D Global patent is $5,000,000, inclusive of Value Added Tax (VAT), or $4,761,905 net of VAT. As of the date of this proxy statement/prospectus, the Group has made an initial payment of $1,000,000, including VAT (or $952,381 net of VAT), to 3D Global. This payment covers the rights to the patent, proprietary formulation, and technological know-how, which are not restricted to specific research and development projects and possess alternative future applications. YD Bio has also paid $790,000 to 3D Global for the second and third stages of the above development as of the date of this report.

The remaining balance will be payable to 3D Global upon the achievement of certain predefined milestones and conditions related to the advancement of this technology. These milestones will focus on further research and development to expand the application of corneal Limbal Stem Cell (“LSC”) exosomes across a range of novel ophthalmic therapeutics and medical products.

The following are the eye disease treatment products that we currently have in development:

Item	Illustration	Supplier/Manufacture	R&D progress	Certified/ Authentication Code
3D LensMate Artificial Tears		3D Global		FDA OTC Final Monograph M018 Compliant Manufactured at Winston Medical Supply Co., Ltd., which holds a Taiwan drug manufacturing license and is Taiwan-certified as a GMP and GDP compliant facility
3D LensMate Eye Drops (Exosomes)		3D Global	Anticipate completion of U.S. Phase III clinical testing in 2030	N/A
LSC Eye Drug/Injection		3D Global	Anticipate completion of Phase III clinical testing in 2030	N/A

Item	Illustration	Supplier/Manufacture	R&D progress	Certified/ Authentication Code
Hydrogel (Hioxifilcon A) Soft (Hydrophilic) Contact Lens		3D Global	Marketed under 510(k) K213119

1. 3D Global has ISO 13485.

2. 3D Global’s supplier has ISO 13485 and QMS certification, and its contact lens products have CE, Japan, China and Taiwan medical device certificates, and are qualified as OEMs.

3. The contact lens product additionally has 510(k) clearance under K213119.

The aggregate potential milestone payments to 3D Global total $4,000,000, contingent upon the successful progression and commercialization of these technologies.

The Group is also obligated to pay a royalty of 10% of the sales of the products generated from 3D Global Patent to 3D Global on a quarterly basis, and patent application fees (if any), patent maintenance fees, and project development fees. As of the date of this proxy statement/prospectus, there have been no patent application fees, patent maintenance fees, or project development fees payable or reimbursable by the Group under the 3D Global license agreement.

The license will terminate 20 years after all the relevant products are launched, unless terminated by either party with thirty days’ written notice if there is a mutual recognition of significant delays or impossibility of completion, a material breach not corrected within thirty days, certain financial or organizational changes causing damage, delayed payments constituting a material breach, false reporting by the Group, or an unrectifiable material breach. Upon termination, any product manufactured before termination can be sold for two years, subject to payment of license fees and charges. The last-to-expire licensed patent is scheduled to expire on June 15, 2043.

EG BioMed License Agreement

On June 25, 2024, the Group entered into an exclusive licensed patent and know-how agreement with EG BioMed Co., Ltd. (“EG BioMed”), a Taiwan registered company, under which Dr. Shen, the Chief Executive Officer and Chairman of the Group is a director and owns 46.16% of equity interest as of the transaction date of June 25, 2024, and owns 45.34% as of December 31, 2024, and up to date of this report, to license EG BioMed’s patented Methylation analysis technology and the relevant know-how for application in pancreatic cancer (the “EG BioMed Pancreatic Cancer Patent”). The Group can use the licensed patent and know-how in the United States for manufacturing, offering for sale, selling, using, or importing the product and providing detection services for the aforementioned purposes. In accordance with the license, the Group paid EG BioMed a licensing fee of NTD 60,000,000 ($1,848,000), and the Group is obligated to pay EG BioMed a royalty of 7% of the sales of the services generated from EG BioMed Patent to EG BioMed on quarterly basis. When acquired, the EG BioMed Pancreatic Cancer Patent and the know-how enable the Group to commence the pancreatic cancer early detection service business for income generation. In addition, during the term of the license the Group is responsible for all patent application fees and expenses incurred in connection with the maintenance of the licensed patents. Pursuant to the license all of the licensed patents remain the property of EG BioMed; however, any new patents, research results, clinical data and information derived from the Groups development on the basis of the EG BioMed Pancreatic Cancer Patent are the property of the Group. The Group had paid $37,937 as research and development expenses for the pancreatic cancer early detection service to EG BioMed for the year ended December 31, 2024.

On September 30, 2024, the Group entered into a supplementary agreement with EG BioMed, a Taiwan registered company, under which Dr. Shen, the Chief Executive Officer and Chairman of the Group is a director and owns 46.16% of equity interest, in respect of the EG BioMed Pancreatic Cancer Patent. It was mutually agreed by both parties to extend the licensed period of the EG BioMed Pancreatic Cancer Patent to the term of 20 years from the date of the original agreement and automatically renews for an additional 5 years upon the completion of the Business Combination.

On September 30, 2024, the Group entered into an exclusive licensed patent and know-how agreement with EG BioMed to license EG BioMed’s patented Methylation analysis technology and related know-how for application in breast cancer (the “EG BioMed Breast Cancer Patent”). The Group can use the licensed patent and know-how in the United States for manufacturing, offering for sale, selling, using, or importing the product and providing detection services for the aforementioned purposes. The Group is obligated to pay a royalty of 20% of the sales of the services generated from EG BioMed Breast Cancer Patent to EG BioMed on a quarterly basis. In addition, during the term of the license the Group is responsible for all patent application fees and expenses incurred in connection with the maintenance of the licensed patents. Pursuant to the license all of the licensed patents remain the property of EG BioMed; however, any new patents, research results, clinical data and information derived from the Groups development on the basis of the EG BioMed Breast Cancer Patent are the property of the Group.

Other Related Party Transactions

In June 2020, the Group entered into an operating lease with Chencheng Pei-hu Pharmacy (“Chencheng”) to lease part of its office premises from June 2020 to June 2023. Chencheng is owned by Mr. Wu, who was a director of Yong Ding up to October 31, 2024 and is a shareholder of YD Bio. As of December 31, 2024 and 2023, the lease has no outstanding lease term with Chencheng.

Policy for Approval of Related Party Transactions Post-Business Combination

With the consummation of the Business Combination, it is anticipated that the YD Bio board of directors will adopt a written Related Person Transactions Policy that sets forth YD Bio’s policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of YD Bio’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which YD Bio or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to YD Bio as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of YD Bio’s voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of YD Bio’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to YD Bio’s audit committee (or, where review by YD Bio’s audit committee would be inappropriate, to another independent body of the YD Bio Board) for review. To identify related person transactions in advance, YD Bio will rely on information supplied by YD Bio’s executive officers, directors and certain significant shareholders.

In determining whether to approve a related party transaction, YD Bio’s audit committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director;

●	whether the transaction would present an improper conflict of interest for any director or executive officer; and

●	any pre-existing contractual obligations.

YD Bio’s audit committee will approve only those transactions that it determines are fair to us and in YD Bio’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

As of September 17, 2025, the Company’s Audit Committee and Board approved the dismissal of CBIZ CPAs P.C. as the Company’s independent public accounting firm and approved the appointment of ARK Pro CPA & Co as the Company’s independent public accounting firm for the fiscal year ending on December 31, 2025.

SELLING SHAREHOLDERS

This prospectus covers an aggregate of up to 59,386,934 Ordinary Shares by the Selling Shareholders and 5,425,000 Ordinary Shares issuable to the Selling Shareholders upon exercise of the Warrants.

The following table sets forth certain information with respect to the Selling Shareholders, including (i) the number of Ordinary Shares beneficially owned by each Selling Shareholder prior to this offering, (ii) the number of shares being offered by each Selling Shareholder pursuant to this prospectus and (iii) each Selling Shareholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the Selling Shareholder) are sold. The registration of the Ordinary Shares issuable to each Selling Shareholder does not necessarily mean that the Selling Shareholder will sell all or any of such shares.

The table is based on information supplied to us by each Selling Shareholder, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the Ordinary Shares. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by each Selling Shareholder and the percentage ownership of each Selling Shareholder, Ordinary Shares, subject to any warrants held by the Selling Shareholder that are exercisable within 60 days after the date hereof, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership after this offering is based on 75,946,359 shares outstanding on September 19, 2025.

The registration of these Ordinary Shares does not mean that each Selling Shareholder will sell or otherwise dispose of all or any of those securities. The Selling Shareholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by the Selling Shareholders under this prospectus. Furthermore, the Selling Shareholders may have sold, transferred or disposed of the Ordinary Shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

To our knowledge and except as noted below, the Selling Shareholders have not, nor within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

	Number of Ordinary Shares beneficially owned prior to this offering		Number of Ordinary	Number of Ordinary Shares beneficially owned after sale of all Ordinary Shares offered pursuant to this prospectus
Selling Shareholder	Number of Shares	Percent of Class(6)	Shares offered	Number of Shares	Percent of Class
Hsiao Lan Wu	1,400,000	1.84%	1,400,000	0	0%
Po-Hsien Huang	62,500	.08%	62,500	0	0%
Ko-Chung Chin	125,000	.16%	125,000	0	0%
Chun-Ming Chen	62,500	.08%	62,500	0	0%
YD Biopharma Holding Limited(1)	43,120,858	56.78%	43,120,858	0	0%
EG Biomed Limited(2)	11,224,153	14.78%	11,224,153	0	0%
Benjamin Zhang, M.D.	668	0%	668	0	0%
Breeze Sponsor, LLC(3)	6,552,490	8.63%	6,552,490	0	0%
Albert McClelland	88,074	0.12%	88,074	0	0%
Robert Lee Thomas	88,074	0.12%	88,074	0	0%
Daniel Hunt	25,000	0.03%	25,000	0	0%
Bill Stark	83,288	0.11%	83,288	0	0%
James L. Williams	63,074	0.08%	63,074	0	0%
Anthony F. Vaccaro	15,000	0.02%	15,000	0	0%
I-Bankers Securities, Inc.(4)	1,863,750	2.45%	1,863,750	0	0%
Northland Capital Markets(5)	37,500	0.05%	37,500	0	0%

(1)	Dr. Shen Hsieh-Tsung is the beneficial owner of all of the equity interests issued by YD Biopharma Holding Limited and has voting and dispositive power over the ordinary shares set forth in the table. The address of the Selling Shareholder is c/o YD Biopharma Limited, 12F., No. 3, Xingnan St., Nangang Dist., Taipei City 115001, Taiwan.

(2)	Dr. Shen Hsieh-Tsung owns an approximately 45.3% equity interest in EG BioMed and has voting and dispositive power over the ordinary shares set forth in the table. The address of the Selling Shareholder is is c/o YD Biopharma Limited, 12F., No. 3, Xingnan St., Nangang Dist., Taipei City 115001, Taiwan.

(3)	Consists of 2,227,490 ordinary shares and 4,325,000 ordinary shares underlying Warrants. Dr. J. Douglas Ramsey is the manager of Breeze Sponsor, LLC and has voting and dispositive power over the ordinary shares set forth in the table. The address of the Selling Shareholder is Breeze Sponsor, LLC, 955 W. John Carpenter Fwy., Suite 100-929, Irving, TX 75039 .

(4)	Consists of 763,750 ordinary shares and 1,100,000 ordinary shares underlying Warrants. Matthew McCloskey is the President of I-Bankers Securities, Inc. and has voting and dispositive power over the ordinary shares set forth in the table. The address of the Selling Shareholder is 1200 N. Federal Highway, Suite 215, Boca Raton, FL 33432. .
(5)	Consists of 37,500 ordinary shares. Dustin Alden, CPA is the Chief Financial Officer of Northland Capital Markets and has voting and dispositive power over the ordinary shares set forth in the table. The address of the Selling Shareholder is 150 South Fifth Street, Suite 3300, Minneapolis, MN 55402.
(6)	Denominator for calculation includes 251,250 YD Bio Ordinary Shares being issued to I-Bankers Securities, Inc. pursuant to the Business Combination Marketing Agreement as reflected in the transaction costs.

PLAN OF DISTRIBUTION

Offer and Resale of Ordinary Shares by the Selling Shareholders

This prospectus relates to the offer and sale of up to 59,386,934 Ordinary Shares by the Selling Shareholders named in this prospectus.

We will not receive any proceeds from any sale by the Selling Shareholders of the Ordinary Shares being registered for sale hereunder. We will receive proceeds from any cash exercise of the Warrants, which, if exercised in cash with respect to all of the 5,425,000 Ordinary Shares offered hereby, would result in gross proceeds to us of a maximum of $62,387,500; however, we cannot predict when and in what amounts or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares offered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and fees and expenses of our independent registered public accountants. The Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

The Selling Shareholders may offer and sell, from time to time, some or all of the Ordinary Shares to which this prospectus relates in part. We have registered the Ordinary Shares to which this prospectus relates in part for offer and sale so that those Ordinary Shares may be freely sold to the public by the Selling Shareholders. Registration of the Ordinary Shares to which this prospectus relates in part does not mean, however, that those Ordinary Shares necessarily will be offered or resold by the Selling Shareholder.

Sales of the Ordinary Shares offered hereby may be effected by the Selling Shareholders from time to time in one or more types of transactions (which may include block transactions), including but not limited to, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Shareholders has not advised us that they have entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the Ordinary Shares to which this prospectus relates in part.

In addition, the Selling Shareholders may elect to make a pro rata in-kind distribution of Ordinary Shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable Ordinary Shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the Ordinary Shares acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the Ordinary Shares offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 of the Securities Act, if available, or in other transactions exempt from registration, rather than pursuant to this prospectus.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Ordinary Shares offered hereby in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

The Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Shareholders or borrowed from the Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Shareholders may otherwise loan or pledge the securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

DESCRIPTION OF SECURITIES

As a result of the Business Combination, Breeze Holders and YD Bio Equity Holders who received YD Bio Ordinary Shares in the Business Combination became YD Bio shareholders. The rights of YD Bio shareholders will be governed by the laws of the Cayman Islands, the Companies Act and YD Bio’s memorandum and articles of association. The following description of the material terms of the share capital of YD Bio includes a summary of specified provisions of the YD Bio A&R MAA that are in effect as of the closing. This description is qualified by reference to the YD Bio A&R MAA as is in effect as of the closing, substantially in the form attached to this Form F-1 and incorporated in this Form F-1 by reference.

YD Bio is a Cayman Islands exempted company and its affairs are governed by YD Bio’s memorandum and articles of association, as amended, and subject to, the Companies Act, and the common law of the Cayman Islands.

The authorized share capital of YD Bio is US$50,000 divided into 500,000,000 ordinary shares of US$0.0001 par value each, with 70,521,359 Ordinary Shares issued and outstanding.

The following includes a summary of the material provisions of the YD Bio A&R MAA and the Cayman Companies Act in so far as they relate to the material terms of YD Bio Ordinary Shares. The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the YD Bio A&R MAA attached as Exhibit 3.1 to this Form F-1.

Ordinary Shares

General

All of the issued YD Bio Ordinary Shares are fully paid and non-assessable. YD Bio Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Companies Act and the YD Bio A&R MAA regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the YD Bio A&R MAA:

●	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

●	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account.

Voting Rights

Resolution put to the vote of the meeting shall be decided on a poll, and subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, or, in the case of corporations, by their duly authorized representatives, at a general meeting, and includes a written resolution signed by the requisite majority in accordance with the YD Bio A&R MAA, while a special resolution requires the affirmative vote of no less than two-thirds of votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy, at a general meeting includes a written resolution signed by all of the shareholders entitled to vote at such meeting.

Directors’ Power to Issue Shares

Subject to the provisions of the Cayman Companies Act and the YD Bio A&R MAA (including provisions about the redemption and purchase of YD Bio Ordinary Shares), our board of directors may, in their absolute discretion and without the approval of the shareholders, cause us to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide.

Transfer of YD Bio Ordinary Shares

Subject to any applicable requirements set forth in the YD Bio A&R MAA and provided that a transfer of YD Bio Ordinary Shares complies with applicable rules of a designated stock exchange, a shareholder may transfer YD Bio Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by a designated stock exchange or in any other form approved by the directors, executed:

●	where the YD Bio Ordinary Shares are fully paid, by or on behalf of that shareholder; and

●	where the YD Bio Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a YD Bio Ordinary Share until the name of the transferee is entered into our register of members.

Where the YD Bio Ordinary Shares in question are not listed or subject to the rules of a designated stock exchange, the board of directors may in its absolute discretion, decline to register any transfer of any YD Bio Ordinary Share that has not been fully paid up or is subject to a company lien. The board of directors may also decline to register any transfer of any YD Bio Ordinary Shares unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the YD Bio Ordinary Shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of YD Bio Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	the YD Bio Ordinary Shares transferred are Fully Paid Up (as defined under the YD Bio A&R MAA) and free of any lien in favor of YD Bio;

●	in the case of a transfer to joint holders, the number of joint holders to whom the YD Bio Ordinary Share is to be transferred does not exceed four; and

●	any applicable fee of such maximum sum as a designated stock exchange may determine to be payable or such lesser sum as the directors may from time to time require is paid to YD Bio in respect thereof.

If our directors refuse to register a transfer of any share of any class not listed on a designated stock exchange, they shall, within one month after the date on which the instrument of transfer was lodged with the YD Bio, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 Clear Days (as defined under the YD Bio A&R MAA)’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 Clear Days in any year.

Liquidation

If YD Bio is wound up, the shareholders may, subject to the YD Bio A&R MAA and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

●	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Forfeiture or Surrender of Shares

If a call remains unpaid after it has become due and payable, the directors may give to the person from whom it is due not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall contain the place where payment is to be made and a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with the YD Bio A&R MAA, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the directors think fit.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Redemption and Purchase of YD Bio Ordinary Shares

Subject to the provisions of the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Variations of Rights of Shares

Whenever the capital of YD Bio is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a Special Resolution (as defined in YD Bio A&R MAA) at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five clear days’ notice of any general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

Apoll shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, the chairman shall be entitled to a second or casting vote.

Inspection of Books and Records

Holders of YD Bio Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders).

Alteration of Share Capital

Subject to the Companies Act, we may from time to time by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Directors

Under the YD Bio A&R MAA, unless fixed by ordinary resolution, the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless otherwise determined by the YD Bio by ordinary resolution, the directors (other than alternate directors) shall be entitled to such remuneration by way of fees for their services in the office of Director as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

A director may be removed by ordinary resolution.

A director may at any time resign from office by giving us notice in writing or, if permitted pursuant to the notice provisions, in an electronic record delivered in either case in accordance with those provisions. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Without prejudice to the provisions in YD Bio A&R MAA, for retirement (by rotation or otherwise), a director’s office shall forthwith if:

●	he is prohibited by the law of the Cayman Islands from acting as a director;

●	he is made bankrupt or makes an arrangement or composition with his creditors generally;

●	he resigns his office by notice to us;

●	he only held office as a director for a fixed term and such term expires;

●	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

●	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

●	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

●	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is affected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c)	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Special Considerations for Exempted Companies

YD Bio is an exempted company incorporated with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to make its register of members open to inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by the YD Bio A&R MAA on the rights of non-resident or foreign shareholders to hold or exercise voting rights on YD Bio’s shares. In addition, there are no provisions in the YD Bio A&R MAA governing the ownership threshold above which shareholder ownership must be disclosed.

Enforceability of Civil Liability under Cayman Islands Law

The YD Bio was registered by way of continuation as an exempted company with limited liability in the Cayman Islands. The YD Bio enjoys the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany registered as exempted company in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

There is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Cayman Islands

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it  is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

Registration Rights

On June 23, 2025, Breeze, the Breeze Initial Shareholders, certain YD Bio Equity Holders and YD Bio entered into a Third Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, YD Bio is obligated to file a registration statement to register the resale of certain securities of YD Bio held by the Breeze Initial shareholders and certain YD Bio Equity Holders after the closing. The Registration Rights Agreement also provides the Breeze Initial shareholders and certain YD Biopharma Equity Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions. For more information, see the section entitled “Certain Agreements Related to the Business Combination.”

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

LEGAL MATTERS

The validity of the YD Bio Ordinary Shares to be sold by the Selling Shareholders and certain other matters of U.S. Law will be passed upon by ArentFox Schiff, LLP, Washington, D.C. Certain Cayman Islands legal matters will be passed upon by Ogier.

EXPERTS

The consolidated financial statements of YD Bio Limited as of December 31, 2024 and for the period from February 6, 2024 (inception) through December 31, 2024 appearing in this prospectus have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of YD Bio Limited to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

On April 2, 2025, YD Bio Limited was notified by Marcum LLP (“Marcum”) that Marcum resigned as the Company’s independent registered accounting firm. On November 1, 2024, CBIZ CPAs acquired the attest business of Marcum. On April 2, 2025, following the approval of the Audit Committee of the YD Bio Limited Board of Directors, CBIZ CPAs was engaged, effective immediately, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The consolidated financial statements of YD Biopharma Limited as of December 31, 2024, and for the years ended December 31, 2024 and 2023, included in this prospectus have been audited by ARK Pro CPA & Co, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Breeze Holdings Acquisition Corp. as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Breeze to continue as a going concern as described in Note 1 to the financial statements) appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the informational requirements of the Exchange Act, applicable to foreign private issuers and, in accordance therewith, file reports and other information with the SEC. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website at www.sec.gov, from which you can electronically access the registration statement and its materials, as well as any filings that we make electronically with the SEC.

As a foreign private issuer, we are not subject to the same disclosure requirements as a domestic U.S. registrant under the Exchange Act. For example, we are not required to prepare and issue quarterly reports. However, we are required to file annual reports on Form 20-F within the time period required by the SEC, which is currently four months from December 31, the end of our fiscal year. We also intend to furnish with the SEC reports on Form 6-K containing unaudited quarterly financial information. As a foreign private issuer, we are exempt from Exchange Act rules regarding proxy statements and short-swing profits. Additionally, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov. You may also request a copy of our SEC filings, at no cost, by contacting us at the number or address specified below.

12F., No. 3, Xingnan St.,
Nangang Dist.,
Taipei City 115001, Taiwan
+(886) 2382-0330

YD BIO LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

YD BIO LIMITED

YD BIOPHARMA LIMITED AND SUBSIDIARY

BREEZE HOLDINGS ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of
YD Bio Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of YD Bio Limited (the “Company”) as of December 31, 2024, the related consolidated statements of operations, shareholder’s deficit and cash flows for the period from February 6, 2024 (inception) through December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audit, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the period from February 6, 2024 (inception) through December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has not commenced operations and will need to raise additional funds to meet its future obligations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We served as the Company’s auditor from 2024 to 2025.

New York, NY
April 30, 2025

YD BIO LIMITED
CONSOLIDATED BALANCE SHEET

December 31, 2024
ASSETS
Receivable from shareholder	$0
Total current assets	0
Total assets	$0

LIABILITIES AND SHAREHOLDER’S DEFICIT
Due to related party	$66,441
Total liabilities	66,441
Shareholder’s deficit:
Ordinary Shares, $0.0001 par value, 1,000 shares authorized, 1,000 shares issued and outstanding	0
Additional paid-in capital	—
Accumulated deficit	(66,441)
Total shareholder’s deficit	(66,441)
Total liabilities and shareholder’s deficit	$0

The accompanying notes are an integral part of these consolidated financial statements.

YD BIO LIMITED
CONSOLIDATED STATEMENT OF OPERATIONS

For the period from February 6, 2024 (inception) through December 31, 2024
Operating expenses
General and administrative expenses	$66,441
Total operating expenses	(66,441)
Income tax expense	—
Net loss	$(66,441)

Weighted average number of shares outstanding, basic and diluted	1,000
Basic and diluted net loss per ordinary share	$(66.44)

The accompanying notes are an integral part of these consolidated financial statements.

YD BIO LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

	Ordinary shares		Additional paid-in	Accumulated	Total shareholder’s
	Shares	Amount	capital	deficit	deficit
Balance – February 6, 2024 (inception)	—	$—	$—	$—	$—
Issuance of ordinary shares	1,000	0	—	—	0
Net loss	—	—	—	(66,441)	(66,441)
Balance – December 31, 2024	1,000	$0	$—	$(66,441)	$(66,441)

The accompanying notes are an integral part of these consolidated financial statements.

YD BIO LIMITED
CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from February 6, 2024 (inception) through December 31, 2024
Cash Flows from Operating Activities:
Net loss	$(66,441)
Adjustments to reconcile net loss to net cash used in operating activities:
Due to related party	66,441
Net cash provided by (used in) operating activities	—
Cash Flows from Financing Activities:
Receivable from shareholder	(0)
Sale of ordinary shares	0
Net cash provided by (used in) financing activities	—
Net change in cash	—
Cash, beginning of the period	—
Cash, end of the period	$—

The accompanying notes are an integral part of these consolidated financial statements.

YD BIO LIMITED
Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

YD Bio Limited (the “Company” or “Pubco”) was registered by way of continuation as a Cayman Islands exempted company limited by shares on November 14, 2024. The Company was originally incorporated in Delaware under the name True Velocity, Inc. on February 6, 2024, becoming a direct wholly-owned subsidiary of Breeze Holdings Acquisition Corp., and changed its name to YD Bio Limited on November 18, 2024. The Company has not commenced any operations since its formation. The Company was re-domesticated solely for the purpose of completing the transactions contemplated by the Merger Agreement and Plan of Reorganization, dated September 24, 2024 (as may be further amended, supplemented, or otherwise modified from time to time, the “Merger Agreement”).

The parties to the Merger Agreement include (i) Pubco, (ii) Breeze Holdings Acquisition Corp., a Delaware corporation (“Breeze”), (iii) Breeze Merger Sub, Inc., a Delaware corporation and which will be a direct, wholly-owned subsidiary of Pubco (“Breeze Merger Sub”), (iv) BH Biopharma Merger Sub Limited, a Cayman Islands exempted company (“Company Merger Sub,” with Company Merger Sub and Breeze Merger Sub together referred to herein as the “Merger Subs”), and (v) YD Biopharma Limited, a Cayman Islands exempted company (“YD Biopharma”), including the transactions contemplated thereby. In connection with and upon the consummation of the merger contemplated by the Merger Agreement, Breeze will become a wholly-owned subsidiary of Pubco.

Pursuant to the terms of the Merger Agreement, Breeze Merger Sub will merge with and into Breeze with Breeze surviving the merger as a wholly-owned subsidiary of Pubco (the “Breeze Merger”), and Company Merger Sub will merge with and into YD Biopharma, with YD Biopharma surviving such merger as a wholly-owned subsidiary of Pubco (the “Company Merger” and together with the Breeze Merger, the “Mergers” and together with the other transactions and ancillary agreements contemplated by the Merger Agreement, the “Business Combination”).

Following the consummation of the transaction contemplated by the Merger Agreement, the Company will be the surviving publicly traded entity and will own all of the equity interests of Breeze and YD Biopharma. However, the consummation of the transactions contemplated by the Merger Agreement is subject to numerous conditions, and there can be no assurances that such conditions will be satisfied.

NOTE 2 — GOING CONCERN

In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the consolidated financial statements are issued.

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company has not commenced any operations since its formation. The Company’s operating results for future periods are subject to numerous uncertainties and it is uncertain if the Company will be able to generate net income for the foreseeable future. Accordingly, the Company may not be able to obtain additional financing. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to address this uncertainty through a Business Combination as discussed in Notes 1. The Company’s financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The financial statement of the Company is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

YD BIO LIMITED
Notes to Financial Statements

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Principles of Consolidation:

The financial statements include the financial statements of the Company and its subsidiaries, Breeze Merger Sub and BH Biopharma Merger Sub Limited (“BH Biopharma Merger Sub”).

Use of estimates:

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Net Loss per Share:

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per share of ordinary shares is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period.

The following table reflects the calculation of basic and diluted net loss per ordinary share:

For the Year Ended December 31, 2024
Numerator:
Net loss	$(66,441)
Denominator:
Weighted average of Ordinary Shares outstanding	1,000
Basic and diluted net loss per Ordinary Share	$(66.44)

Segment Reporting

The Company complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. The Company adopted ASU 2023-07 on February 6, 2024 (inception).

Recently Issued Accounting Standards

On December 14, 2023, the Financial Accounting Standards Board (FASB or Board) issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 focuses on income tax disclosures around effective tax rates and cash income taxes paid. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024 (generally, calendar year 2025) and effective for all other business entities one year later. Entities should adopt this guidance on a prospective basis, though retrospective application is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

YD BIO LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — RELATED PARTY TRANSACTIONS

The Company was originally incorporated in Delaware and capitalized under the name True Velocity, Inc. on February 6, 2024, through the issuance of 1,000 shares of common stock to Breeze. There are no contractual obligations or other arrangements with related parties except as specified in the Merger Agreement.

On February 14, 2024, Breeze Merger Sub was incorporated as a wholly-owned subsidiary of the Company. Breeze Merger Sub issued 1,000 ordinary shares to the Company with a par value of $0.001 for a total investment of $1.00.

On November 19, 2024, BH Biopharma Merger Sub was incorporated through the issuance of one ordinary share to Ogier Global Subscriber (Cayman) Limited (“Ogier”) for the par value of $1.00. On December 2, 2024, BH Biopharma Merger Sub became a wholly-owned subsidiary of the Company when the one ordinary share held by Ogier was transferred to the Company, and an additional nine ordinary shares were also issued to the Company for the par value of $1.00 per share for a total investment of $10.00.

NOTE 5 — SEGMENT INFORMATION

Accounting Standards Update 2023-07, Segment Reporting (Topic 280): Improvement to Reportable Segment Disclosures (ASU-2023-07), “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company is formed for the purpose of effecting a Business Combination. As of December 31, 2024, the Company had not commenced any operations. The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the consolidated operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment. The CODM does not review assets in evaluating the results of the Company, and therefore, such information is not presented.

When evaluating the Company’s primary measure of performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

For the Year Ended December 31, 2024
General and administrative expenses	$66,441
Total operating expenses	(66,441)
Income tax expense	—
Net loss	$(66,441)

 Operating costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews operating costs to manage, maintain and enforce all contractual agreements, if any, to ensure costs are aligned with all agreements and budget.

YD BIO LIMITED
NOTES TO FINANCIAL STATEMENTS

NOTE 6 — SHAREHOLDER’S DEFICIT

Ordinary Shares — The Company is authorized to issue 500,000,000 ordinary shares with a par value of $0.0001 per share. Holders of ordinary shares are entitled to one vote per share owned on each matter properly submitted to the shareholders on which the holders of the ordinary shares are entitled to vote. The holders of ordinary shares shall be entitled to receive dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by our board of directors from time to time out of any assets for funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions. As of December 31, 2024, there were 1,000 ordinary shares issued and outstanding.

NOTE 7 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to April 30, 2025, the date that the interim financial statement was available to be issued. Based upon this review, other than disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On March 3, 2025, the Company entered into Subscription Agreements with certain investors for the private placement of an aggregate of 1,250,000 shares of the Company’s ordinary shares, par value $0.0001 per share, at a purchase price of $8.00 per share, for an aggregate purchase price of $10.0 million. This PIPE financing is contingent upon the successful completion of the Business Combination at which time the shares will be issued. The funds raised from this PIPE financing will be used to support the business combination and related transaction costs.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of YD Biopharma Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of YD Biopharma Limited and subsidiary (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ARK Pro CPA & Co

ARK Pro CPA & Co

We have served as the Company’s auditor since 2024.

Hong Kong, China

April 30, 2025

PCAOB ID: 3299

YD BIOPHARMA LIMITED AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	Notes	As of December 31, 2024	As of December 31, 2023
		US$	US$
ASSETS
CURRENT ASSETS
Cash and cash equivalents		3,132,298	87,098
Accounts receivable, net	3	86,582	98,167
Accounts receivable from an affiliate, net	16	16,927	—
Inventories	4	37,335	69,404
Prepaid expenses and other current assets	5	194,740	17,055
TOTAL CURRENT ASSETS		3,467,882	271,724

Long-term investment	6	—	10,618
Operating lease right-of-use assets, net	10	23,698	13,115
Property, plant and equipment, net	7	64,379	1,190
Intangible assets	8	2,680,035	—
Deferred offering costs	9	628,232	—
Deferred tax assets	14	—	24,565
TOTAL ASSETS		6,864,226	321,212

LIABILITIES
CURRENT LIABILITIES
Amount due to a shareholder		—	113,642
Amounts due to affiliates		37,253	103,609
Long-term bank loan with current maturities		—	34,319
Operating lease liabilities, current	10	16,581	13,257
Accounts and notes payable	11	26,866	17,976
Accrued expenses and other liabilities	12	182,360	15,415
TOTAL CURRENT LIABILITIES		263,060	298,218

Deferred tax liabilities	14	1,463
Operating lease liabilities, non-current	10	5,684	—
Accrued expenses and other liabilities, non-current	12	3,773	—
TOTAL LIABILITIES		273,980	298,218

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common shares, $0.10 par value	13	144,177	105,200
Additional paid-in capital	13	8,328,040	386,067
Accumulated deficits		(1,927,043)	(515,484)
Accumulated other comprehensive income		45,072	47,211
Total shareholders’ equity		6,590,246	22,994
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		6,864,226	321,212

The accompanying notes are an integral part of these consolidated financial statements.

YD BIOPHARMA LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

		Years ended December 31,
	Notes	2024	2023
		US$	US$
Revenue	2	510,360	350,131
Cost of revenue		(355,004)	(196,686)
Gross profit		155,356	153,445

Operating expenses
General and administrative expenses		1,124,469	153,069
Selling and marketing expenses		1,957	7,492
Research and development expenses	8,16	491,353	—
Impairment (Recovery) of expected credit loss		(493)	2,731
Total operating expenses		1,617,286	163,292

Loss from operations		(1,461,930)	(9,847)

Other income (expense)
Other income, net		64,415	29,351
Interest income		11,808	290
Interest expenses		(772)	(2,144)
Total other income, net		75,451	27,497

(Loss) income before income tax		(1,386,479)	17,650
Income tax expenses	14	(25,080)	(4,090)
Net (loss) income		(1,411,559)	13,560

The accompanying notes are an integral part of these consolidated financial statements.

YD BIOPHARMA LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Years ended December 31,
	2024	2023
	US$	US$
Net (loss) income	(1,411,559)	13,560
Other comprehensive (loss) income, net of tax:
Change in cumulative foreign currency translation	(2,139)	99
Comprehensive (loss) income	(1,413,698)	13,659

The accompanying notes are an integral part of these consolidated financial statements.

YD BIOPHARMA LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Shares*	Amount	Additional paid-in capital	Accumulated deficits	Accumulative other comprehensive income	Total Equity
		US$	US$	US$	US$	US$
Balance at January 1, 2023	1,051,997	105,200	386,067	(529,044)	47,112	9,335
Net income	—	—	—	13,560	—	13,560
Foreign currency translation adjustment	—	—	—	—	99	99
Balance at December 31, 2023	1,051,997	105,200	386,067	(515,484)	47,211	22,994

Issuance of common shares	389,769	38,977	7,941,973	—	—	7,980,950
Net loss	—	—	—	(1,411,559)	—	(1,411,559)
Foreign currency translation adjustment			—	—	(2,139)	(2,139)
Balance at December 31, 2024	1,441,766	144,177	8,328,040	(1,927,043)	45,072	6,590,246

*	The shares amounts are presented on a retroactive basis, due to group reorganization

The accompanying notes are an integral part of these consolidated financial statements.

YD BIOPHARMA LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

		Years ended December 31,
	Notes	2024	2023
		US$	US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income		(1,411,559)	13,560
Adjustments to reconcile net income (loss) to net cash used in operating activities
Income taxes	12	26,576	4,090
Depreciation expenses	7	10,199	2,452
Amortization		94,536	—
Impairment (recovery) of expected credit loss		(493)	2,731
Loss on disposal of property and equipment		—	466
Lease expenses		11,731	47,740
Changes in operating assets and liabilities
Accounts receivable		6,297	(63,858)
Accounts receivable from an affiliate		(17,316)
Inventories		28,517	(30,570)
Prepaid expense and other current assets		(182,721)	4,818
Deferred offering costs		(614,137)	—
Accounts and note payable		10,196	5,391
Accrued expense and other liabilities		175,658	4,605
Operating lease liabilities		(12,239)	(47,082)
Accrued expenses payable to an affiliate		37,937	—
Net cash used in operating activities		(1,836,818)	(55,657)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment		(74,914)	(290)
Acquisition of intangible assets	8	(2,836,080)	—
Proceed from disposal for long-term investment	6	10,324	—
Net cash used in investing activities		(2,900,670)	(290)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common shares	13	7,545,772	—
Proceeds from a shareholder		314,409	52,952
Proceeds from (repayment to) an affiliate		(99,558)	93,544
Repayment of long-term bank loans		(32,977)	(32,609)
Net cash provided by financing activities		7,727,646	113,887

Effect of change in exchange rate		55,042	(984)

NET INCREASE IN CASH AND CASH EQUIVALENTS		3,045,200	56,956
Cash and cash equivalents, beginning of year		87,098	30,142
Cash and cash equivalents, end of year		3,132,298	87,098

SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid		—	—
Interest paid		772	2,144

SUPPLEMENAL DISCLOSURE OF NON-CASH INVESTMETN AND FINANCIAL ACTIVITIES INFORMATION:
Lease liabilities arising from obtaining right-of-use assets		22,265	4,249
Deduction of right-of-use assets from cancellation of operating leases		8,610	—
Change in additional paid-in capital due to group structuring		7,941,973	—

The accompanying notes are an integral part of these consolidated financial statements.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

1. ORGANIZATION

YD Biopharma Limited (“YD Bio” or the “Company”) was incorporated in the Cayman Islands on March 14, 2024, by Dr. Shen Hsieh-Tsung (“Dr. Shen”), with the initial authorized and issued share capital of $50,000 divided into 50,000 common shares at the par value of $1.00 each. On June 7, 2024, the Company amended its Memorandum and Articles of Association and altered the authorized share capital by sub-dividing the authorized share capital to $50,000 divided into 500,000 common shares with the par value of $0.10 each. It was established in connection with the restructuring of Yong Ding Biopharm Co., Ltd. (“Yong Ding”), a company incorporated in the Republic of China (“ROC” or “Taiwan”) on April 23, 2013 (the “Group Restructuring”). In connection with the Group Restructuring all of the issued and outstanding equity interests in Yong Ding were acquired by the Company in exchange for ordinary shares of the Company.

Upon the completion of the Group Restructuring on June 26, 2024, the Company had 5,000,000 authorized shares of which 1,051,997 common shares were issued.

The address of its registered office is 17th floor, No. 3, Yuanqu Street, Nangang District, Taipei City, Taiwan. Yong Ding was established and controlled by Dr. Shen.

The Company and its wholly-owned subsidiary, Yong Ding (collectively referred to as the “Group”) is primarily engaged in sales of drugs and medical related materials to corporate and retail customers in Taiwan. In June 2024, the Group acquired certain licensed patents and know-how and commenced the pancreatic cancer early detection service and sales of contact lenses business.

On September 24, 2024, the Company has entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) by and among (i) Breeze Holdings Acquisition Corp., a Delaware corporation (“Breeze”) (ii) a Cayman Islands exempted company and wholly-owned subsidiary of Breeze expected to be named “YD Bio Limited,” which is in the process of being formed, and once formed will enter into a joinder to the Merger Agreement (“Pubco”), (iii) Breeze Merger Sub, Inc., a Delaware corporation and which will be a direct, wholly-owned subsidiary of Pubco (“Parent Merger Sub”), (iv) a Cayman Islands exempted company which will be a wholly-owned subsidiary of Pubco, expected to be named “BH Biopharma Merger Sub Limited,” and once formed, will enter into a joinder to the Merger Agreement (“Company Merger Sub,” with Company Merger Sub and Parent Merger Sub together referred to herein as the “Merger Subs”), and (v) the Company.

Pursuant to and in accordance with the terms set forth in the Merger Agreement, (a) Parent Merger Sub will merge with and into Breeze, with Breeze continuing as the surviving entity (the “Parent Merger”), as a result of which, (i) Breeze will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Breeze immediately prior to the effective time of the Parent Merger (the “Parent Merger Effective Time”) (other than shares of Breeze common stock that have been redeemed or are owned by Breeze or any of its direct or indirect subsidiaries as treasury shares and any Dissenting Parent Shares (as defined in the Merger Agreement)) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco (other than the Parent Rights, which shall be automatically converted into ordinary shares of Pubco), and, (b) immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger” and, together with the Parent Merger, the “Mergers”), as a result of which, (i) the Company will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of the Company immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) (other than any Cancelled Shares or Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco. The Mergers and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

The closing of the Business Combination is subject to customary closing conditions, the receipt of certain governmental approvals and the required approval by the stockholders of Breeze and the Company.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation and presentation

The Group Restructuring was accounted for as a common control transaction immediately following completion of the transaction, the shareholders of Yong Ding immediately prior to the Group Restructuring had effective control of the Company through (1) their majority shareholder interest in the combined entity, (2) significant representation on the Board of Directors (the founder and major shareholder of Yong Ding, Dr. Shen, became the sole director of the Company after the Group Restructuring), and (3) being named to all of the senior executive positions. For accounting purposes, Yong Ding was deemed to be the accounting acquirer in the transaction and, consequently, the transaction was treated as a recapitalization of Yong Ding (i.e., a capital transaction involving the issuance of shares by the Company to the shareholders of Yong Ding and then the Company acquire the shares of Yong Ding).

Accordingly, the combined assets, liabilities and results of operations of Yong Ding became the historical financial statements of the Company at the closing of the transaction, and the Company’s assets (primarily cash and cash equivalents), liabilities and results of operations were consolidated with Yong Ding beginning on the acquisition date. No step-up in basis or intangible assets or goodwill was recorded in this transaction. All direct costs of the transaction were charged to operations in the period that such costs were incurred. The condensed consolidated financial statements issued following the Group Restructuring are those of the accounting acquirer for all periods required presented and are retroactively adjusted to reflect the capital structure of the legal parent, the accounting acquiree. Comparative information presented in those consolidated financial statements is also retroactively adjusted to reflect the capital structure of the legal parent, the accounting acquiree.

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. The consolidated financial statements have been prepared on the same basis as YD’s consolidated financial statements for the year ended December 31, 2024 and, in the opinion of management, reflect all adjustments, which consist of normal recurring adjustments, considered necessary for a fair presentation of the periods presented. The consolidated balance sheet as of December 31, 2023 was derived from the combined financial statements of the Company as of that date, including notes, required by U.S. GAAP.

The functional currency of the Group is the NTD; however, the accompanying consolidated financial statements have been translated and presented in US$.

Principles of Consolidation

The consolidated financial statements include the account of the Company and its wholly-owned subsidiary, Yong Ding. All intercompany balances and transactions have been eliminated in consolidation.

Uses of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management of the Group to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Group’s management based on their estimates on historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Group’s consolidated financial statements included revenue recognition, provision for expected credit losses of accounts receivable, prepayment and other receivables, long-term investment impairment assessment, inventories impairment assessment, property, plant and equipment impairment assessment, intangible assets impairment assessment, the valuation allowance for deferred tax assets, right-of-use (“ROU”) assets and operating lease liabilities. Actual results could differ from those estimates.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Risk and uncertainties

Generally, the industry in which the Group operates subjects the Group to a number of risks and uncertainties that can affect its operating results and financial condition. Such factors include, but are not limited to: the timing, costs and results of clinical trials and other development activities versus expectations; the ability to manufacture products successfully; competition from products sold or being developed by other companies; the price of, and demand for products once approved; the ability to negotiate favorable licensing or other manufacturing and marketing agreements for its products.

The global economy has also been materially negatively affected by the COVID-19 and there is continued severe uncertainty about the duration and intensity of its impacts. The global growth forecast is uncertain, which may seriously affect our business. While the potential economic impact brought by, and the duration of COVID-19 and its new variants may be difficult to assess or predict, a widespread pandemic could result in significant disruption of general economy that could materially negatively affect our business.

Fair Value of Financial Instruments

The Group has adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. ASC 820 establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable input, which may be used to measure fair value and include the following:

Level 1 —	Quoted prices in active markets for identical assets or liabilities.

Level 2 —	Input other than Level 1 that is observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other input that is observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 —	Unobservable input that is supported by little or no market activity and that is significant to the fair value of the assets or liabilities.

Our cash and cash equivalents are classified within level 1 of the fair value hierarchy because they are valued using quoted market price.

The carrying amounts of the other financial assets and liabilities, which consist of accounts receivable, other current assets, accounts payable and other liabilities, bank loan, amount due to a shareholder and amount due to an affiliate approximate their fair values due to the short-term nature of these instruments.

Cash and cash equivalents

Cash and cash equivalents included cash on hand placed with banks or other financial institutions, which are unrestricted as to withdrawal and use and with an original maturity of three months or less.

Deposits in banks in Taiwan are only insured by Central Deposit Insurance Corporation, a government agency, up to NTD 3 million ($92,400), and are consequently exposed to risk of loss. The Group believes the probability of a bank failure causing loss to the Group is remote.

Receivable and Allowances

The Group adopted ASC 326, Financial Instruments — Credit Losses, which requires to create an impairment model that is based on expected losses.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group’s accounts receivable, prepaid expenses and other current assets are within the scope of ASC 326. Accounts receivable and amount due from an affiliate are recognized and carried at the original invoice amounts less the expected credit lost. The Group has a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable expected credit losses in the existing accounts receivable. The Group performs ongoing credit evaluations of the customers and maintains an allowance for potential bad debts if required. Other current assets are recognized and carried at the initial amount when occurred less an allowance for any uncollectible amount.

To estimate expected credit losses, the Group has identified the relevant risk characteristics of its counterparty and the related receivables, amount due from an affiliate and other current assets which include size, type of the services or the products the Group provides, or a combination of these characteristics. Receivables with similar risk characteristics have been grouped into pools. For each pool, the Group considers the past collection experience, current economic conditions, future economic conditions (external data and macroeconomic factors) and changes in the Group’s customer collection trends. Other key factors that influence the expected credit loss analysis include customer demographics, payment terms offered in the normal course of business to customers, and industry-specific factors that could impact the Group’s receivables. Additionally, external data and macroeconomic factors are also considered. This is assessed annually based on the Group’s specific facts and circumstances. No significant impact of changes in the assumptions since adoption. The Group has assessed its receivable and amount due from an affiliate including credit term and corresponding all its receivables in December 2024 and 2023. Upon such credit terms, the bad debt (recovery) expense was $(493) and $2,731 for the years ended December 31, 2024 and 2023, respectively. The Group recognized $3,055 and $3,769 expected credit loss provision for account receivables, amount due from an affiliate, prepaid expenses and other current assets as of December 31, 2024 and 2023 respectively.

Inventories

Inventories are stated at the lower of cost and net realizable value, with cost determined by the weighted average method. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Write-down of potential obsolete or slow-moving inventories is recorded as cost of revenue based on management’s assumptions about future demands and market conditions. No write-down is recorded for inventories during the years ended December 31, 2024 and 2023.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment losses, if any. Depreciation is computed on a straight-line basis with no salvage value over the estimated useful lives of 3 to 5 years for equipment, fixtures and furniture.

The cost and accumulated depreciation of property, plant and equipment disposed of or sold are removed from the balance sheets and resulting gains and losses are recognized in the statements of operations.

Intangible assets

Intangible assets are stated in the balance sheet at cost less accumulated amortization and impairment, if any. The costs of the intangible assets are amortized on a straight-line basis over their estimated useful lives. The Group had two licensed patent as of December 31, 2024, (i) the licensed patent involves the formula and technology of cell culture process, technology of cell bank construction, exosome purification, authentication technology, and exosome production which are derived from the methods of culturing human corneal limbus cells and the relevant know-how (the “3D Global Patent”) and (ii) the licensed patent of Methylation analysis technology for application in pancreatic cancer and the relevant know-how (the “EG BioMed Patent”).

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The respective amortization periods for the intangible assets are as follows:

3D Global Patent (note 8)	15 years
EG BioMed Patent (note 8)	15 years

Investments

Equity investments with readily determinable fair values are measured at fair value. Equity investments without readily determinable fair values are measured at cost with adjustments for observable changes in price or impairments (referred to as the measurement alternative). In accordance with the ASC 321, Investments — Equity Securities, the Group accounts for the investments into the equity interest of CytoArm Co., Ltd (“CytoArm”) at the cost method minus impairment, if any, plus or minus changes resulting from observable price changes on a non-recurring basis since its equity investments is without readily determinable fair values and does not have significant influence into it.

The Group performs a qualitative assessment on a periodic basis and recognizes an impairment if there are sufficient indicators that the fair value of the investment is less than carrying value. Changes in value are recorded in other income (expense), net. There is no impairment of long-term investment expense recorded for the years December 31, 2024 and 2023.

On September 30, 2024, the Group disposed the equity investment in CytoArm to Dr. Shen in the consideration of NTD 326,697 ($10,324), which was equal to its carrying value at the time of sale. As a result, no gain or loss was resulted from the disposal. The decision to dispose of the investment was part of the Company’s ongoing efforts to reduce exposure to non-core assets. Following the disposition, the Company no longer holds any ownership interest in CytoArm and no future cash flows or obligations are expected in relation to this investment.

Impairment of Long-Lived Assets

In accordance with the ASC 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property, plant and equipment, leased assets and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, or it is reasonably possible that these assets could become impaired as a result of technological or other industrial changes. The determination of recoverability of assets to be held and used is made by comparing the carrying amount of an asset to future undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. There is no impairment of long-lived assets recorded for the years ended December 31, 2024 and 2023.

Lease

The Group accounts for leases in accordance with ASC 842, Leases, which requires lessees to recognize leases on the balance sheet and disclose key information about leasing arrangements. For the leases with a term within 12 months, the Group applies the recognition requirements of ASC 842 to short-term leases.

The Group determines if a contract contains a lease based on whether it has the right to obtain substantially all of the economic benefits from the use of an identified asset which the Group does not own and whether it has the right to direct the use of an identified asset in exchange for consideration. Leased assets represent the Group’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Leased assets are recognized as the amount of the lease liability, adjusted for lease incentives received.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Group’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of the Group’s leases is not readily determinable.

The IBR is a hypothetical rate based on the Group’s understanding of what its credit rating would be to borrow and resulting interest the Group would pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis. Lease payments may be fixed or variable, however, only fixed payments or in-substance fixed payments are included in the Group’s lease liability calculation.

Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments are incurred. The Group recognized no impairment of leased assets as of December 31, 2024 and December 31, 2023.

Statutory reserve

Pursuant to the laws applicable to Taiwan, Taiwanese entities must make appropriations from after-tax profit to the non-distributable “statutory reserve”. Subject to certain cumulative limits, the “statutory reserve” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 100% of the authorized capital (as determined under accounting principles generally accepted in Taiwan (“Taiwan GAAP”) at each year-end). Since the Company’s subsidiary in Taiwan has accumulated deficit under Taiwan GAAP during the reporting period, it is not required to make appropriations to the statutory reserve.

Revenue Recognition

The Group recognizes revenue when its customer obtains control of promised goods or receives services provided in an amount that reflects the consideration which the Group expects to receive in exchange for those goods and services. To determine revenue recognition for the arrangements that the Group determines are within the scope of ASC 606, Revenue from Contracts with Customers, the Group performs the following five steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract and (5) recognize revenue when (or as) the entity satisfies a performance obligation.

The Group’s revenue from contracts with customers is derived from product revenue principally from the sales of products directly to its customers and presents revenue net of VAT.

Revenue for the year ended December 31, 2024 consists of the following:

	Corporate Customers	Retail Customers	Total
Drugs	$143,633	$—	$143,633
Medical and related products	292,609	249	292,858
Nutritional products	41,458	314	41,772
Supplements	24,057	8,040	32,097
Total	$501,757	$8,603	$510,360

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue for the year ended December 31, 2023 consists of the following:

	Corporate Customers	Retail Customers	Total
Drugs	$141,947	$—	$141,947
Medical and related products	146,593	257	146,850
Nutritional products	5,934	3,606	9,540
Supplements	32,341	19,453	51,794
Total	$326,815	$23,316	$350,131

Product revenue recognition — point of time

The performance obligations are considered to be met and revenue is recognized when the customer obtains control of the goods. Revenue is recognized at that point of time. The customers pick up the goods directly from the Group’s premises, and the Group has satisfied the contracts’ performance obligations when the goods have been picked up and the acceptance document has been signed by the customers. The Group does not offer sales rebate to its customers. Any discount will be net of the revenue at that point in time. The Group does not provide its customers with the right of return (except for product quality issues). The customer is required to perform a product quality check immediately upon delivery of the products and reports to the Group within a few days if there is a quality issue.

Other revenue

The Group has entered into subleasing arrangements with two drug stores in Taiwan to lease part of the leased premises to them. The Group also entered into various operating lease arrangements for leasing certain property and equipment to its customers over time. The Group receives income from operating leases based on the fixed required rents (base rent) per the lease agreements. Rent revenue from base rents is recorded on the straight-line method, when collectability of the lease payments is deemed probable, over the terms of the related lease agreements. Operating lease revenue, as recorded on the straight-line method, in the condensed consolidated statements of operation is recorded as other revenue. The Group has recognized $2,080 and $24,533 of income from the operating lease arrangements to two drug stores and other customers, for the years ended December 31, 2024 and 2023, respectively.

The Group also acts as an agent in certain revenue arrangements where it facilitates the sale of products on behalf of third-party sellers. In these arrangements, the Group does not control the specified goods before they are transferred to the customer, and therefore, the Group is an agent. When the Group is an agent, revenue is recognized on a net basis, representing the fee earned for facilitating the transaction. The Group’s performance obligation is to arrange for the provision of the product or service by the third-party seller to the customer.

Contract liabilities

The Group’s contract liabilities consist of deferred revenue associated with the lease arrangements for leasing certain property and equipment to its customers over time. The table below presents the activity of the deferred revenue from lease during the years ended December 31, 2024 and 2023, respectively:

	December 31, 2024	December 31, 2023
Balance at beginning of year	$—	$—
Advances received from customers	61,289	—
Revenue recognized	(33,089)	—
Exchange realignment	(632)	—
Balance at end of year	$27,568	$—

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cost of revenue

Cost of revenue consists primarily of purchased costs of products for resales, the material costs and subcontracting costs of manufactured products which are directly attributable to the manufacture of products and other costs directly related to rendering of services performance.

Research and development

Research and development costs are expensed as incurred in accordance with ASC 730, Research and Development. The Group incurs research and development costs in the pursuit of new products and improving the formulation of existing products.

On June 19, 2024, the Group entered into an exclusive licensed patent and know-how agreement and a supplementary agreement dated on June 28, 2024, with 3D Global Biotech Inc. (“3D Global”), a company registered in Taiwan and listed in Taipei Stock Exchange, to acquire a global exclusive licensed patent and know-how. Dr. Shen owns approximately 14.97% of common shares of 3D Global. The licensed patent involves the formula and technology of cell culture process, technology of cell bank construction, exosome purification, authentication technology, and exosome production which are derived from the methods of culturing human corneal limbus cells and the relevant know-how (the “3D Global Patent”). The licensed period of the 3D Global Patent is 20 years after all the relevant products are launched. However, the Group is obligated to pay a royalty of 10% of the sales of the product sold for 15 years and the Group is allowed sub-license the 3D Global Patent to other third-party customers. When acquired the 3D Global Patent, the know-how enables the Company to form and produce the major ingredient of the contact lens solutions and commence the contact lens business. The Group expects the useful life of the 3D Global Patent for the contact lens business is 15 years. The total consideration of the 3D Global Patent is $5,000,000 included VAT or $4,761,905 net of VAT. In June 2024, the Group paid $1,000,000 included VAT or $952,381 net of VAT to 3D Global for the patent, formula and know-how of the technology, which is not for use in particular research and development projects and that have alternative future use. It enables us to provide future economic benefits from the commercial production of contact lens business and generate income.

For the year ended December 31, 2024, the Group paid $480,000 to 3D Global as research and development costs on the first stage of Development of LSC Cell Source for Application with Medical Center for Clinical Specimens Collection.

The Group will pay the remaining amounts to 3D Global for further research and development of this technology and expand the application to a variety of new eye-related drugs and products when certain conditions and milestones are satisfied and completed by 3D Global. The Group is also obligated to pay a royalty of 10% of the sales of the products generated from 3D Global Patent to 3D Global on a quarterly basis.

On June 25, 2024, the Group entered into an exclusive licensed patent and know-how agreement with EG BioMed Co., Ltd. (“EG BioMed”), a Taiwan registered company, under which Dr. Shen is a director and owns 46.16% of equity interest, to acquire the licensed patent of Methylation analysis technology for application in pancreatic cancer and the relevant know-how (the “EG BioMed Patent”). The Group can use the licensed patent and know-how in the United States for manufacturing, offering for sale, selling, using, or importing the product and providing detection services for the aforementioned purposes. The licensed period of the EG BioMed Patent is initially 10 years and automatically renews for an additional 5 years unless both parties agree not to renew, and thus the useful life of the EG BioMed Patent is 15 years. The consideration of the EG BioMed Patent is NTD 60,000,000 ($1,830,000), and the Group is obligated to pay a royalty of 7% of the sales of the services generated from EG BioMed Patent to EG BioMed on quarterly basis. When acquired the EG BioMed Patent, the know-how enables the Group to commence the pancreatic cancer early detection service business for income generation. The Company also agreed to bear the future research and development of pancreatic cancer and relevant know-how.

During the year ended December 31, 2024, the Group incurred $37,937, for the research and development expenses for the pancreatic cancer early detection service licensed patent. As of December 31, 2024, the Group has not capitalized any development cost.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC Topic 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined that the Company’s operations constitute a single reportable segment in accordance with ASC 280. The Company operates exclusively in three business and industry segments: 1) sales of medical devices and other related products, 2) research and development in pancreatic early detection services, and 3) research and development in sales of contact lenses.

All of the Company’s long-lived assets are mainly property, plant, and equipment located in ROC.

Net sales to customers by geographic area are determined by reference to the physical product shipment delivery locations requested by the customers. For example, if the products are delivered to a customer in ROC, the sales are recorded as generated in ROC; if the customer directs us to ship its products to United States, the sales are recorded as sold in United States.

Shipping and handling expenses

The Group expenses shipping and handling expenses as incurred. The Group recorded $18,436 and $12,753 of shipping and handling expenses for the three months ended December 31, 2024 and 2023, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC 740, Income Taxes. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns.

Deferred tax assets and liabilities are determined based on the temporary difference between the financial reporting and tax bases of assets and liabilities, and net operating loss and tax credit carryforwards using enacted tax rates that will be in effect for the period in which the differences are expected to reverse. The Group records a valuation allowance against the amount of deferred tax assets that it determines is not more likely than not of being realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Group records interest related to unrecognized tax benefits and penalties, if any, within income tax expenses.

Retirement and other post-retirement benefits

Contributions to retirement schemes which are defined contribution plans are charged to the condensed statement of operations as and when the related employee service is provided.

Full time employees of the Group in Taiwan participate in a government mandated defined contribution plan, pursuant to which certain pension benefits and medical care benefits are provided to employees. Taiwanese labor regulations require that the Group make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the government. The Group has no legal obligation for the benefits beyond the contributions made. Total amounts of such employee benefit expenses, which were expensed as incurred, were approximately $3,907 and $2,036 for the year ended December 31, 2024 and 2023, respectively.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Translation of foreign currency financial statements

The functional currency is NTD, the local currency of the Group where it operates. The reporting currency of the Group is the USD. Accordingly, the financial statements of the Group are translated at the following exchange rates: assets and liabilities — current rate on balance sheet date; shareholders’ equity — historical rate; income and expenses — average rate during the period. The resulting translation adjustment is reflected in the accumulated other comprehensive income (loss).

Transactions denominated in other than the functional currencies are recorded at the rate of exchange in effect when the transaction occurs. Gains or losses, resulting from the application of different foreign exchange rates when cash in foreign currency is converted into the entities’ functional currency, or when foreign currency receivable and payable are settled, are credited or charged to income in the period of conversion or settlement. At period-end, the balances of foreign currency monetary assets and liabilities are recorded based on prevailing exchange rates and any resulting gains or losses are included in the condensed consolidated statements of comprehensive income (loss).

Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rates prevailing on the transaction dates. The transaction date is the date on which the Group initially recognizes such non-monetary assets and liabilities. Non-monetary assets and liabilities that are stated at fair value are translated using the exchange rates prevailing at the dates the fair value is measured. The resulting exchange differences are recognized in accumulated other comprehensive income (loss).

Translation of amounts from NTD into US$ has been made at the following exchange rates for the respective years:

	2024	2023
Year-end NTD: US$1 exchange rate	32.77	30.73
Annual average NTD: US$1 exchange rate	32.04	31.08

Comprehensive income (loss)

Comprehensive income (loss) represents net income (loss) plus the results of certain changes in shareholders’ equity (deficit) during a period from non-owner sources.

Comprehensive income (loss) is defined as the changes in equity of the Group during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Group’s comprehensive income (loss) includes net income (loss) and foreign currency translation adjustments, which are presented in the condensed consolidated statements of comprehensive income (loss).

Concentration of risks

Concentration of suppliers

The following suppliers accounted for 10% or more of purchase for the years ended December 31, 2024 and 2023:

Supplier	2024	2023
A	37.5%	11.6%
B	*	12.4%
C	*	22.4%
Chencheng Pei-Hu Pharmacy (note 16)	*	13.2%

*	Represents less than 10% of purchase for the years ended December 31, 2024 and 2023.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Account payable to suppliers that individually comprised 10% or more of accounts and notes payable balances as of December 31, 2024 and 2023 are as follows:

Supplier	December 31, 2024	December 31, 2023
E	49.5%	*
D	13.7%	59.5%
F	10.3%	11.4%

*	Represents less than 10% of accounts and notes payable balances as of December 31, 2024 and December 31, 2023.

Concentration of customers

The following customers accounted for 10% or more of sales for the years ended December 31, 2024 and 2023:

Customer	2024	2023
A	31.9%	31.0%
B	22.8%	40.0%

Account receivables, net from customers that individually comprised 10% or more of accounts receivable, net balances as of December 31, 2024 and 2023 are as follows:

Customer	December 31, 2024	December 31, 2023
B	49.4%	68.0%
C	22.8%	*
D	15.4%	*
E (#)	—	11.5%

*	Represents less than 10% of accounts receivable balances as of December 31, 2024 and December 31, 2023.

#	Not a customer in 2024.

Concentration of credit risk

Financial instruments that potentially expose the Group to the concentration of credit risk consist primarily of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets. The Group places its cash and cash equivalents with financial institutions with credit ratings and quality where the Group considers acceptable.

The risks with respect to accounts receivable are mitigated by credit evaluations performed on the debtors and ongoing monitoring of outstanding balances.

Foreign currency exchange risk

The reporting currency of the Group is US$, to date the majority of the revenues and costs are denominated in NTD and a significant portion of the assets and liabilities are denominated in NTD. As a result, the Group is exposed to foreign currency exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and NTD. If NTD depreciates against US$, the value of NTD revenues and assets as expressed in US$ financial statements will decline. The Group does not hold any derivative or other financial instruments that exposes us to substantial market risk.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

NTD is not a freely convertible currency. The Central Bank of the Republic of China, under the authority of Taiwan government, controls the conversion of NTD to foreign currencies. There are restrictions and limits on the conversion of NTD to other currencies, especially for capital account transactions. Individuals and businesses face conversion quotas and approvals required from the authorities.

Recent Accounting Pronouncements

In March 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-01, “Leases (Topic 842): Common Control Arrangements” (“ASU 2023-01”), that is intended to improve the guidance for applying ASU 2023-01 to arrangements between entities under common control. ASU 2023-01 requires all entities (that is, including public companies) to amortize leasehold improvements associated with common control leases over the useful life to the common control group. The standard will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. The Group adopted ASU 2023-01 beginning January 1, 2024. The adoption did not have material impact on the Group’s consolidated financial statement.

In October 2023, the FASB issued ASU No. 2023-06, “Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative” (“ASU 2023-06”), to clarify or improve disclosure and presentation requirements of a variety of topics, which will allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in the FASB accounting standard codification with the SEC’s regulations. The Group adopted ASU 2023-06 beginning January 1, 2024. The adoption did not have a material impact on the Group’s consolidated financial statement.

In November 2023, the FASB issued ASU No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), that would enhance disclosures for significant segment expenses for all public entities required to report segment information in accordance with ASC 280. ASC 280 requires a public entity to report for each reportable segment a measure of segment profit or loss that its chief operating decision maker (“CODM”) uses to assess segment performance and to make decisions about resource allocations. The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more useful financial analyses. Currently, Topic 280 requires that a public entity disclose certain information about its reportable segments. For example, a public entity is required to report a measure of segment profit or loss that the CODM uses to assess segment performance and make decisions about allocating resources. ASC 280 also requires other specified segment items and amounts such as depreciation, amortization and depletion expense to be disclosed under certain circumstances. The amendments in ASU 2023-07 do not change or remove those disclosure requirements.

The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in ASU 2023-07 retrospectively to all prior periods presented in the financial statements. The Group adopted ASU 2023-07 beginning January 1, 2024. The adoption did not have a material impact on its consolidated financial statement.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). The intent of ASU 2023-09 is to improve the disclosures around a company’s rate reconciliation information and certain types of income taxes companies are required to pay. Specifically, these new disclosure requirements will provide more transparency regarding income taxes companies pay in the United States and other countries, along with more disclosure around a company’s rate reconciliation, among other new disclosure requirements, such that users of financial statements can get better information about how the operations, related tax risks, tax planning and operational opportunities of companies affect their effective tax rates and future cash flow prospects. ASU 2023-09 is effective for annual fiscal years beginning after December 15, 2024, with early adoption permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments under ASU 2023-09 should be applied on a prospective basis, although retrospective application is permitted. The Group is currently evaluating the potential impact of ASU 2023-09 on its consolidated financial statements and disclosures.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (DISE), which requires additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. The guidance will be effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Group is currently evaluating the impact that the adoption of this guidance will have on the Group’s consolidated financial statement presentation and disclosures.

Except as mentioned above, the Group does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Group’s condensed consolidated balance sheets, condensed consolidated statements of operations and comprehensive income (loss) and condensed consolidated statements of cash flows.

3. ACCOUNTS RECEIVABLE

Accounts receivable, net consist of the following:

	December 31, 2024	December 31, 2023
Accounts receivable	$89,637	$101,936
Less: allowance for expected credit losses	(3,055)	(3,769)
Total accounts receivable, net	$86,582	$98,167

Details of the movements of the expected credit loss provision are as follows:

	2024	2023
Beginning of the year	$3,769	$1,015
Provision (reversal) for the year	(493)	2,731
Foreign exchange realignment	(221)	23
End of the year	$3,055	$3,769

As of December 31, 2024 and 2023, the accounts receivable is normally due to the corporate customers with long-term relationship and online sales platforms. The Group recognized the impairment of expected credit loss for account receivable of $3,055 and $3,769 for the years ended December 31, 2024 and 2023, respectively.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

4. INVENTORIES

Inventories, net consist of the following:

	December 31, 2024	December 31, 2023
Finished goods	$37,335	$69,404

The Group has no write-down of inventories for the years ended December 31, 2024 and 2023.

5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

The amount of prepaid expenses and other current assets consist of the followings:

	December 31, 2024	December 31, 2023
Prepaid expenses	30,260	1,992
Security deposits	5,193	8,902
Advance to suppliers	—	5,894
Value added tax credit	159,287	267
Total	194,740	17,055

The Group did not record any expected credit loss provision for the prepaid expenses and other current assets for the years ended December 31, 2024 and 2023.

6. LONG-TERM INVESTMENT

Long-term investment consists of the following:

	December 31, 2024	December 31, 2023
Equity investment in CytoArm	$—	$65,000
Impairment	—	(54,382)
	$—	$10,618

In March 2022, the Group invested NTD 2,000,000 ($65,000) into CytoArm for 200,000 common shares, which represented 0.54% of equity interest in CytoArm as of December 31, 2023.

CytoArm is a privately-owned company incorporated in Taiwan and engaged in biomedical research business. The equity securities of CytoArm is not publicly traded and it is qualified as equity securities without readily determinable fair value. According to the financial statement of CytoArm, the applicable net asset value of the Group’s investments in CytoArm is significantly lower than the cost and therefore the Group has recognized impairment in long-term investments of $56,391 in prior year. No further impairment in long-term investments is recognized during the years ended December 31, 2024 and 2023.

On September 30, 2024, the Group disposed the equity investment in CytoArm to Dr. Shen in the consideration of NTD 326,697 ($10,324), which was equal to its carrying value at the time of sale. As a result, no gain or loss was resulted from the disposal.

The decision to dispose of the investment was part of the Company’s ongoing efforts to reduce exposure to non-core assets. Following the disposition, the Company no longer holds any ownership interest in CytoArm, and no future cash flows or obligations are expected in relation to this investment.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

6. LONG-TERM INVESTMENT (cont.)

US$
Cost of investment in CytoArm	65,000
Impairment	(52,374)
Proceed from disposal of Equity investment in CytoArm	(10,324)
Foreign exchange realignment	(2,302)
Gain (loss) on disposal	—

7. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	December 31, 2024	December 31, 2023
Equipment, fixtures and furniture	$81,810	$9,139
Less: accumulated depreciation	(17,431)	(7,949)
Total	$64,379	$1,190

Depreciation expenses included in general and administration expenses for the years ended December 31, 2024 and 2023 was $10,199 and $2,452, respectively. There were no impairments recognized during the year ended December 31, 2024 and 2023.

8. INTANGIBLE ASSETS

On June 19, 2024, the Group entered into an exclusive licensed patent and know-how agreement and a supplementary agreement dated on June 28, 2024 with 3D Global Biotech Inc. (“3D Global”), a company registered in Taiwan and listed in Taipei Stock Exchange, to acquire a global exclusive licensed patent and know-how. Dr. Shen owns approximately 14.97% of common shares of 3D Global. The licensed patent involves the formula and technology of cell culture process, technology of cell bank construction, exosome purification, authentication technology, and exosome production which are derived from the methods of culturing human corneal limbus cells and the relevant know-how (the “3D Global Patent”). The licensed period of the 3D Global Patent is 20 years after all the relevant products are launched. However, the Group is obligated to pay a royalty of 10% of the sales of the products for 15 years on a quarterly basis and the Group is allowed sub-license the 3D Global Patent to other third-party customers. When acquired the 3D Global Patent, the know-how enables the Company to form and produce the major ingredient of the contact lens solutions and commence the contact lens business. The Group expects the useful life of the 3D Global Patent for the contact lens business is 15 years. The total consideration of the 3D Global Patent is $5,000,000 included VAT or $4,761,905 net of VAT. In June 2024, the Group paid $1,000,000 included VAT or $952,381 net of VAT to 3D Global for the patent, formula and know-how of the technology, which is not for use in particular research and development projects and that have alternative future use. It enables the Group to provide future economic benefits from the commercial production of contact lens business and generate income.

For the year ended December 31, 2024, the Group paid $480,000 to 3D Global as research and development costs on the first stage of Development of Limbal Stem Cells (“LSCs” Cell Source for Application with Medical Center for Clinical Specimens Collection.

The Group will pay the remaining amounts to 3D Global for further research and development of this technology and expand the application to a variety of new eye-related drugs and products when certain conditions and milestones are satisfied and completed by 3D Global.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

8. INTANGIBLE ASSETS (cont.)

According to the 3D Global License Agreement, YD Biopharma is obligated to pay the amounts in accordance with the following milestones:

Item	Milestones	Milestone License Fees (USD)
1.	Development of corneal Limbal Stem Cell (“LSC”) Cell Source
	1 Application with Medical Center for Clinical Specimens Collection	480,000
	2 SOP Document for Technique of Separating LSC Specimens	230,000
	3 LSC Cell Analysis/Assessment Report	330,000
2.	Establishment of LSC Master Cell Banks
	1 SOP Document for LSC Amplification	230,000
	2 SOP Document for LSC Cryopreservation	280,000
3.	Cell Stability Examination of LSC
	1 Stability Examination Report of Master cell	420,000
	2 Stability Examination Report of Working cell	420,000
4.	Raw Material Development of LSC Exosomes
	1 SOP Document of Exosomes Purification Process	230,000
	2 Specification Analysis/Examination Report of Exosomes Characterization	200,000
	3 SOP Document of Mass Production Process of Exosomes Raw Material	370,000
	4 Three Batches of Trial Production Document of Exosomes Raw Material	300,000
	5 Safety Verification Report (animal testing) of Exosomes Raw Material	310,000
5.	LensMate Eye Buffer LensMate
	1 Product Consignment Development Agreement	100,000
	2 U.S. Food and Drug Administration (“FDA”) Approval for Type I Medical Material Certification	80,000
	3 Sale Certification of US OTC	20,000

On June 25, 2024, the Group entered into an exclusive licensed patent and know-how agreement with EG BioMed Co., Ltd. (“EG BioMed”), a Taiwan registered company, under which Dr. Shen is a director and owns 46.16% on the date of the transaction and 45.34% of equity interest as of December 31, 2024 and as of the date of this report, to acquire the licensed patent of Methylation analysis technology for application in pancreatic cancer and the relevant know-how (the “EG BioMed Patent”). The Group can use the licensed patent and know-how in the United States for manufacturing, offering for sale, selling, using, or importing the product and providing detection services for the aforementioned purposes. The licensed period of the EG BioMed Patent is initially 10 years and automatically renews for an additional 5 years unless both parties agree not to renew, and thus the useful life of the EG BioMed Patent is 15 years. The consideration of the EG BioMed Patent is NTD 60,000,000 ($1,830,000), and the Group is obligated to pay a royalty of 7% of the sales of the services generated from EG BioMed Patent to EG BioMed on quarterly basis. When acquired the EG BioMed Patent, the know-how enables the Group to commence the pancreatic cancer early detection service business for income generation.

In addition, the potential royalties due to 3D Global and EG BioMed are calculated based on 7% to 10% of the sales of products or provision of services derived from the licensed patents in future. Therefore, they are considered as variable consideration and will be recognized as a cost of revenue in the income statement in the period when the related revenue occurs.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

8. INTANGIBLE ASSETS (cont.)

Intangible assets consist of the following:

	December 31, 2024	December 31, 2023
Licensed Patents and Know-how
3D Global Patent	942,450	—
EG BioMed Patent	1,830,000	—
Less: accumulated amortization	(92,415)	—
Total	$2,680,035	$—

Amortization expense included in general and administration expenses for the years ended December 31, 2024 and 2023 was $92,415 and nil, respectively. The estimated amortization is as follows:

As of December 31, 2024	Estimated amortization expense
From January 1, 2024 to December 31, 2025	$184,830
From January 1, 2024 to December 31, 2026	184,830
From January 1, 2027 to December 31, 2027	184,830
From January 1, 2027 to December 31, 2028	184,830
From January 1, 2028 to December 31, 2029	184,830
Thereafter	1,755,885
Total	$2,680,035

9. DEFERRED OFFERING COSTS

Deferred offering costs represent legal, accounting, underwriting, and other direct costs incurred in connection with a planned equity or debt offering. These costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds, In the event the offering is unsuccessful or aborted, the costs will be expenses.

10. LEASES

The Group’s operating leases consist of leases for office space. The Group is the lessee under the terms of the operating leases. For the years ended December 31, 2024 and 2023, the operating lease cost was $17,100 and $47,740, respectively.

The Group’s operating leases have remaining lease terms of approximately 16 months and 4 months as of December 31, 2024 and December 31, 2023, respectively. As of December 31, 2024, the weighted average remaining lease term and weighted average discount rate were 1.33 years and 4.22%, respectively.

As of December 31, 2024 and 2023, the Group stated the following amounts in the Group’s consolidated balance sheets:

	December 31, 2024	December 31, 2023
Assets
Right-of-use assets	$23,698	$13,115
Total	23,698	13,115

Liabilities
Operating lease liabilities, current	16,581	13,257
Operating lease liabilities, non-current	5,684	—
Total lease liabilities	$22,265	$13,257

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

10. LEASES (cont.)

Maturities of lease liabilities were as follows:

As of December 31, 2024	Operating Lease
From January 1, 2025 to December 31, 2025	$17,202
From January 1, 2026 to December 31, 2026	5,734
Less: amounts representing interest	(671)
Present Value of future minimum lease payments	22,265
Less: Current obligations	(16,581)
Long term obligations	$5,684

The Group also leased office and car park space under various short-term operating leases with the duration of less than 12 months in Taiwan. The short term leases cost was $2,220 and nil for the years ended December 31, 2024 and 2023, respectively.

11. ACCOUNTS AND NOTE PAYABLES

	December 31, 2024	December 31, 2023
Accounts payables	$26,576	$17,976
Note payable	290	—
	$26,866	$17,976

Accounts payables are non-interest bearing and generally settled within 90-day terms. All of the accounts payables are expected to be settled within one year. The carrying value of accounts payables is considered to be a reasonable approximation of fair value.

12. ACCRUED EXPENSES AND OTHER LIABILITIES

The amount of accrued expenses and other liabilities consisted of the followings:

	December 31, 2024	December 31, 2023
Accrued expenses	151,392	13,102
Value added tax payables	—	1,969
Deferred revenue	27,568	—
Advance receipts	—	344
Other payables	7,173	—
	186,133	15,415
Less: non-current portion	3,773	—
	182,360	15,415

13. SHARE CAPITAL

The Company was incorporated in the Cayman Islands on March 14, 2024 by Dr. Shen with the initial authorized and issued share capital of $50,000 divided into 50,000 common shares at the par value of $1.00 each.

On June 7, 2024, the Company amended its Memorandum and Articles of Association and altered the authorized share capital by sub-dividing the authorized share capital to $50,000 divided into 500,000 common shares with the par value of $0.10 each.

Upon the completion of the Group Restructuring on June 26, 2024, the Company had 5,000,000 authorized shares of which 1,051,997 common shares were issued.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

13. SHARE CAPITAL (cont.)

On August 31, 2024, the Company issued 77,269 common shares with the par value of $0.10 each at $6.00 per shares to Dr. Shen to settle the amount due to Dr. Shen. It represented the share capital of $7,727 and the additional paid in capital of $455,887.

On September 30, 2024, the Company issued the aggregate of 62,500 common shares with the par value of $0.10 each at $8.00 per shares to two existing shareholders for cash, which represented the share capital of $6,250 and the additional paid in capital of $493,750.

On December 30, 2024, the Company issued an additional 250,000 common shares with the par value of $0.10 each at $8.00 per shares to EG BioMed, which represented the share capital of $25,000 and the additional paid in capital of $1,975,000.

As of December 31, 2024, the Company has the authorized shares and issued and outstanding shares of 5,000,000 and 1,441,766 common shares, respectively. YD Biopharma’s share capital and additional paid in capital became $144,177 and $8,328,040, respectively. Dr. Shen owned 73.95% of the Company’s common shares after the issuance.

14. INCOME TAXES

The Company is incorporated in the Cayman Islands, which is exempt from income tax. The Company’s operating subsidiary, Yong Ding, is incorporated in the ROC and is subject to the ROC Income Tax Law. The applicable tax rate is 20% for the years ended December 31, 2024 and 2023.

Significant components of the provision for income taxes (benefits) are as follows:

	2024	2023
Current tax	$—	$—
Deferred tax – tax loss	25,175	5,049
Deferred tax – book-tax difference	(95)	(959)
Income taxes expenses	$25,080	$4,090

Reconciliation of the differences between the Income Tax rate applicable to profits and the income tax (benefits) expenses of the Group:

	2024	2023
Income (loss) before taxation	$(1,386,479)	$17,650

Notional tax on (loss) income before tax
Computed expected tax (benefits) expense	(277,296)	3,530
Non-taxable or non-deductible expenses	129,635	560
Change in valuation allowances	172,741	—
Total	$25,080	$4,090

Deferred tax assets (liabilities) are as follows:

	December 31, 2024	December 31, 2023
Deferred tax assets
Tax losses carry forwards	$168,866	$24,720
Expected credit losses	421	551
Others	991	761
Valuation allowance	(168,815)	—
	$1,463	$26,032

Deferred tax liabilities
Property, plant and equipment	$(1,463)	$(1,467)
Total deferred tax assets	$—	$24,565

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

15. COMMITMENTS AND CONTINGENCIES

According to the agreement entered with 3D Global in respect of the 3D Global Patent in June 2024, the Group is still obligated to pay up to $3,520,000 as of December 31, 2024 when certain conditions and milestones are satisfied and completed by 3D Global.

Except for the above, as of December 31, 2024 the Group did not have other commitments for capital expenditure contracted for but not provided in the consolidated financial statements in respect of the acquisition of property, plant and equipment and intangible assets.

16. RELATED PARTY TRANSACTION

As of December 31, 2024, the amount due from an affiliate was as follows:

Name	Amount	Relationship	Note
Chencheng Pei-Hu Pharmacy (“Chencheng”)	$16,927	Company owned by a director of Yong Ding up to October 31, 2024 and a shareholder of the Company, Mr. Wu	Note receivable due from the Group, interest free and payment on demand.

As of December 31, 2023, the amount due from an affiliate was nil.

There was no amount due to a shareholder as of December 31, 2024. As of December 31, 2023, the amount due to a shareholder as following:

Name	Amount	Relationship	Note
Dr. Shen	$113,642	A director and major shareholder of the Company	Other payables, interest free and payment on demand.

As of December 31, 2024, the amounts due to affiliates consisted of the following:

Name	Amount	Relationship	Note
Chencheng	$167	Company owned by a director of Yong Ding up to October 31, 2024 and a shareholder of the Company, Mr. Wu	Trade payables due to the Company, interest free and payment on demand.
EG BioMed	$37,086	Company owned by a director and major shareholder of the Company, Dr. Shen	Research and development expenses payable

As of December 31, 2023, the amount due to an affiliate was as follows:

Name	Amount	Relationship	Note
Chencheng	$103,609	Company owned by a director of Yong Ding up to October 31, 2024 and a shareholder of the Company, Mr. Wu	Other payables and lease expenses due to the Company, interest free and payment on demand.

In June 2020, the Group entered into entered an operating lease with Chencheng to lease part of its office premises from June 2020 to June 2023. As of December 31, 2024 and 2023, the lease has no outstanding lease term with Chencheng.

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

16. RELATED PARTY TRANSACTION (cont.)

During the year ended December 31, 2024, the Group had the following transactions with affiliates:

Name	Amount	Relationship	Note
Chencheng	$16,492	Company owned by a director of Yong Ding up to October 31, 2024 and a shareholder of the Company, Mr. Wu	Purchase of products from the Group
Chencheng	$2,190	Company owned by a director of Yong Ding up to October 31, 2024 and a shareholder of the Company, Mr. Wu	Sales of products to the Group
Dr. Shen	$455,887	Company director and major shareholder	On August 31, 2024, the Company issued 77,269 common shares with the par value of $0.10 each at $6.00 per shares to Dr. Shen to settle the amount due to Dr. Shen. It represented the share capital of $7,727 and the additional paid in capital of $455,887.
EG BioMed	$1,848,000	Company owned by a director and major shareholder of the Company, Dr. Shen	Granting of EG BioMed Patent to the Group
EG BioMed	$37,937	Company owned by a director and major shareholder of the Company, Dr. Shen	Research and development expenses
3D Global	$952,381	Company owned by a director and major shareholder of the Company, Dr. Shen	Granting of 3D Global Patent to the Group
3D Global	$453,416	Company owned by a director and major shareholder of the Company, Dr. Shen	Research and development expenses

During the year ended December 31, 2023, the Group had the following transaction with affiliates:

Name	Amount	Relationship	Note
Chencheng	$6,133	Company owned by a director of Yong Ding up to October 31, 2024 and a shareholder of the Company, Mr. Wu	Operating leasing income for the rental of office premise from the Group
Chencheng	$30,442	Company owned by a director of Yong Ding up to October 31, 2024 and a shareholder of the Company, Mr. Wu	Sales of products to the Group

YD BIOPHARMA LIMITED AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

17. SEGMENT REPORTING

The Group’s chief operating decision maker, who has been identified as the Group’s director, evaluates segment performance and allocates resources based on several factors, of which the primary financial measure is operating income.

During the year ended December 31, 2023, the Group operates in a single segment, sales of medical and other related products segment. The financial performance of the Group represented the performance of sales of medical and other related products only. As a result, there is not necessary to have a separate segmental information of revenue and expenses to be presented.

The Group has acquired 3D Global Patent and EG BioMed Patent in June 2024 and commence the pancreatic cancer early detection service and sales of contact lenses business. There was no revenue generated from the patents for the year ended December 31, 2024.

The Group primarily operates in the ROC and substantially all of the Group’s long-lived assets are located in the ROC.

The Company’s chief operating decision maker evaluates performance based on each reporting segment’s net revenues, cost of revenues, operating expenses, operating income (loss), finance income (expense), other income and net income. Net revenue, cost of revenues, operating expenses, operating loss, finance income, other income (expenses) and net loss by segment for the year ended December 31, 2024 were as follows:

For the year ended December 31, 2024	Sales of medical and other related products	Research and development of pancreatic cancer early detection services	Research and development of sales of contact lenses	Corporate unallocated (note)	Consolidated
Net revenues	$510,360	$—	$—	$—	$510,360
Cost of revenues	(355,004)	—	—	—	(355,004)
Gross profit	155,356	—	—	—	155,356
Total operating expenses	(447,642)	(53,678)	(469,158)	(646,808)	(1,617,286)
Operating loss	(292,286)	(53,678)	(469,158)	(646,808)	(1,461,930)
Finance income, net	10,068	—	—	968	11,036
Other income (expenses), net	64,444	—	—	(29)	64,415
Income tax expenses	(25,080)	—	—	—	(25,080)
Net loss	(242,854)	(53,678)	(469,158)	(645,869)	(1,411,559)

As of December 31, 2024
Identifiable long-lived assets	88,077	911,035	1,769,000	—	2,768,112
Total assets	2,219,996	911,035	1,769,000	1,964,195	6,864,226

18. SUBSEQUENT EVENTS

On February 4, 2025, YD Biopharma incorporated a 100% owned subsidiary YD Bio USA, Inc. (“YD USA”) in the US. YD USA is engaged in business development for YD Biopharma in the US.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Breeze Holdings Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Breeze Holdings Acquisition Corp. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audits, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of completing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses on or before June 26, 2025. The Company entered into a Merger Agreement and Plan of Reorganization with a business combination target on September 24, 2024; however, the completion of this transaction is subject to the approval of the Company’s stockholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to June 26, 2025, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after June 26, 2025, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We served as the Company’s auditor from 2020 to 2025.

New York, NY

March 11, 2025

BREEZE HOLDINGS ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash	$101,674	$4,228
Due from Sponsor	53,905	18,672
Prepaid expenses	55,305	148,953
Prepaid franchise taxes	—	57,550
Prepaid income taxes	36,689	36,742
Total Current Assets	247,573	266,145
Cash held in Trust Account	10,532,045	12,977,528
Total Assets	$10,779,618	$13,243,673
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$632,533	$206,639
Trust amount payable to redeeming stockholders	7,353,424	—
Franchise tax payable	50,450	—
Excise tax payable	160,441	56,270
Due to Sponsor	9,583,457	7,814,506
Total Current Liabilities	17,780,305	8,077,415
Warrant liabilities	2,877,250	2,200,250
Total Liabilities	20,657,555	10,277,665
Commitments
Common stock subject to possible redemption, 893,712 and 1,159,276 shares at redemption value as of December 31, 2024 and 2023, respectively	3,078,621	12,647,701
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 3,140,000 shares and 3,140,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively (excluding 893,712 and 1,159,276 shares subject to possible redemption, respectively)	315	315
Additional paid-in capital	—	—
Accumulated deficit	(12,956,873)	(9,682,008)
Total Stockholders’ Deficit	(12,956,558)	(9,681,693)
TOTAL LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT	$10,779,618	$13,243,673

The accompanying notes are an integral part of the consolidated financial statements.

BREEZE HOLDINGS ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31, 2024	December 31, 2023
Operating and formation costs	$2,225,820	$2,070,143
Loss from operations	(2,225,820)	(2,070,143)
Other (expenses) income:
Interest income	598,182	554,701
Change in fair value of warrant liabilities	(677,000)	(1,015,500)
Total other expenses, net	(78,818)	(460,799)
Loss before income taxes	(2,304,638)	(2,530,942)
Income tax expense	—	(18,169)
Net loss	$(2,304,638)	$(2,549,111)
Basic and diluted weighted average shares outstanding	4,145,884	4,427,788
Basic and diluted net loss per share of Common Stock	$(0.56)	$(0.58)

The accompanying notes are an integral part of the consolidated financial statements.

BREEZE HOLDINGS ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
December 31, 2022	3,140,000	$315	$—	$(6,532,077)	$(6,531,762)
Re-measurement of Common Stock to redemption value	—	—	—	(544,550)	(544,550)
Excise taxes payable	—	—	—	(56,270)	(56,270)
Net loss	—	—	—	(2,549,111)	(2,549,111)
December 31, 2023	3,140,000	$315	$—	$(9,682,008)	$(9,681,693)
Re-measurement of Common Stock to redemption value	—	—	—	(866,056)	(866,056)
Excise taxes payable	—	—	—	(104,171)	(104,171)
Net loss	—	—	—	(2,304,638)	(2,304,638)
December 31, 2024	3,140,000	$315	$—	$(12,956,873)	$(12,956,558)

The accompanying notes are an integral part of the consolidated financial statements.

BREEZE HOLDINGS ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2024	December 31, 2023
Cash Flows from Operating Activities:
Net loss	$(2,304,638)	$(2,549,111)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income held in Trust Account	(598,182)	(554,701)
Change in fair value of warrant liabilities	677,000	1,015,500
Changes in operating assets and liabilities:
Prepaid expenses	(58,415)	10,951
Prepaid franchise taxes	57,550	(47,550)
Prepaid income taxes	53	(36,742)
Accounts payable and accrued expenses	449,877	139,139
Franchise tax payable	50,450	—
Income tax payable	—	(2,089)
Net cash used in operating activities	(1,609,475)	(2,024,603)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(359,273)	(528,514)
Cash withdrawn from Trust Account to redeeming stockholders	3,081,712	5,627,005
Cash withdrawn from Trust Account to pay franchise and income taxes	321,226	209,650
Net cash provided by investing activities	3,043,665	5,308,141
Cash Flows from Financing Activities:
Proceeds from working capital loan – related party	1,385,695	1,811,900
Proceeds from promissory note for extensions – related party	359,273	521,666
Redemptions of common stock	(3,081,712)	(5,627,005)
Net cash used in financing activities	(1,336,744)	(3,293,439)
Net Change in Cash	97,446	(9,901)
Cash – Beginning of year	4,228	14,129
Cash – End of year	$101,674	$4,228
Supplemental disclosure of non-cash financing activities:
Excise taxes payable	$160,441	$56,270
Re-measurement of common stock to redemption value	$866,056	$544,550
Trust amount payable to redeeming stockholders	$7,353,424	$—

The accompanying notes are an integral part of the consolidated financial statements.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 1 — Description of Organization and Business Operations

Breeze Holdings Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on June 11, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from June 11, 2020 (inception) through December 31, 2024, relate to the Company’s formation, the Initial Public Offering (“Initial Public Offering”), which is described below, and, after the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering and from changes in the fair value of its warrant liability.

The registration statement for the Company’s Initial Public Offering was declared effective on November 23, 2020. On November 25, 2020, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,425,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Breeze Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) and I-Bankers Securities, Inc. (“I-Bankers”), generating gross proceeds of $5,425,000, which is described in Note 4.

Following the closing of the Initial Public Offering on November 25, 2020, an amount of $115,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and $1,725,000 from the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below. As of December 31, 2024 and 2023 all funds in the trust account were held in cash in an interest-bearing account.

Transaction costs incurred in connection with the Initial Public Offering amounted to $4,099,907, consisting of $2,300,000 of underwriting fees, $1,322,350 of representative share offering costs, and $477,557 of other offering costs. As of December 31, 2024, cash of $101,674 was held outside of the Trust Account and was available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete an initial Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable) at the time of the agreement to enter into the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 1 — Description of Organization and Business Operations (cont.)

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.15 per share), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

Unless a stockholder proposal to approve amendment to the Company’s Amended and Restated Certificate of Incorporation (“A&R COI”) to eliminate the limitation is approved, the Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its A&R COI, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”) and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased by it during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, regardless of whether they vote for or against a Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s A&R COI provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 10% or more of the Public Shares, without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares and (c) not to propose an amendment to the A&R COI (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the approved time period through June 26, 2025, (the “Combination Period”).

The Company held a meeting of its stockholders on March 22, 2023 where the Company’s stockholders approved (i) a proposal to amend the Company’s A&R COI to authorize the Company to extend the date of March 26, 2023, up to six (6) times for an additional one (1) month each time (ultimately until as late as September 26, 2023), and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by the Company.

The Company held a meeting of its stockholders on September 22, 2023 where the Company’s stockholders approved (i) a proposal to amend the Company’s A&R COI to authorize the Company to extend the date of September 26, 2023, up to nine (9) times for an additional one (1) month each time (ultimately until as late as June 26, 2024), and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by the Company. On September 27, 2023 Breeze executed the thirteenth one-month extension through October 26, 2023.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 1 — Description of Organization and Business Operations (cont.)

On October 25, 2023, November 27, 2023, December 27, 2023, January 26, 2024, February 27, 2024, March 26, 2024, May 7, 2024 and June 3, 2024 Breeze executed the fourteenth, fifteenth, sixteenth, seventeenth, eighteenth, nineteenth, twentieth and twenty-first one-month extensions through June 26, 2024.

The Company held a meeting of its stockholders on June 21, 2024 where the Company’s stockholders approved (i) a proposal to amend the Company’s A&R COI to authorize the Company to extend the date of June 26, 2024, up to six (6) times for an additional one (1) month each time (ultimately until as late as December 26, 2024), and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by the Company. For each one-month extension the Company deposited $31,280 ($0.035 per share) into the Trust Account. On June 26, 2024 and August 1, 2024, Breeze executed the twenty-second and twenty-third extensions, and on November 22, 2024, Breeze executed (including accrued interest) the twenty-fourth, twenty-fifth and twenty-sixth one-month extensions for the period from September 26, 2024 through November 26, 2024. On January 2, 2025, the Company executed the twenty-seventh and twenty-eighth one-month extensions for the period from November 26, 2024 to January 26, 2025.

On December 23, 2024, the Company held a meeting of its stockholders where they approved (i) a proposal to amend the Company’s A&R COI to authorize the Company, to extend the date of December 26, 2024, up to six (6) times for an additional one (1) month each time (ultimately until as late as June 26, 2025), and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by the Company. As of December 31, 2024, the first one-month extension payment of $9,523, has been deposited in the Trust Account. The Company, as with all previous extensions, provided its stockholders with the opportunity to redeem all or a portion of their Public Shares at the time of this stockholders’ meeting. The public stockholders will continue to have the opportunity to redeem all or a portion of their Public Shares upon the completion of an initial business combination at a per share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein.

If the Company executes all six (6) extensions, it will have until June 26, 2025 (unless the Company’s shareholders approve a proposal to amend the A&R COI to permit an extension of up to six additional one-month periods) to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $11.505 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and will not apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 1 — Description of Organization and Business Operations (cont.)

On October 31, 2022, Breeze entered into the Original Merger Agreement, by and among Breeze, BH Velocity Merger Sub, Inc. (“Company Merger Sub”), and TV Ammo, Inc., an advanced technology manufacturing and licensing company focused on revolutionizing the global ammunition and weapons industry through the introduction of its composite-cased ammunition, innovative weapons systems and advanced manufacturing technology (“TV Ammo”). On February 14, 2024, Breeze entered into an Amended and Restated Merger Agreement and Plan of Reorganization (the “A&R Merger Agreement”), by and among Breeze, True Velocity, Inc. (“True Velocity”), Breeze Merger Sub, Inc. (“Parent Merger Sub”), Company Merger Sub, and TV Ammo, which amended and restated the Original Merger Agreement in its entirety.

On August 5, 2024, the A&R Merger Agreement was terminated by written notice from TV Ammo. As a result of the termination, the Company is no longer pursuing a business Combination with TV Ammo.

On September 24, 2024, Breeze Holdings Acquisition Corp., a Delaware corporation (“Breeze” or “Parent”), entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), by and among (i) Breeze, (ii) a Cayman Islands exempted company and wholly-owned subsidiary of Parent named “YD Bio Limited,” (f/k/a True Velocity, Inc., a wholly-owned subsidiary of Breeze) which name was changed to YD Bio Limited on November 18, 2024, which will enter into a joinder to the Merger Agreement (“Pubco”), (iii) Breeze Merger Sub, Inc., a Delaware corporation and which is a direct, wholly-owned subsidiary of Pubco (“Parent Merger Sub”), (iv) a Cayman Islands exempted company which will be a wholly-owned subsidiary of Pubco, expected to be named “BH Biopharma Merger Sub Limited,” and once formed, will enter into a joinder to the Merger Agreement (“Company Merger Sub,” with Company Merger Sub and Parent Merger Sub together referred to herein as the “Merger Subs”), and (v) YD Biopharma Limited, a Cayman Islands exempted company (“YD Biopharma”). YD Biopharma is the operating company of the target. Capitalized terms used herein and not defined shall have the meaning attributed to them in the Merger Agreement.

The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Breeze and YD Biopharma.

Pursuant to and in accordance with the terms set forth in the Merger Agreement, (a) Parent Merger Sub will merge with and into Breeze, with Breeze continuing as the surviving entity (the “Parent Merger”), as a result of which, (i) Breeze will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Breeze immediately prior to the effective time of the Parent Merger (the “Parent Merger Effective Time”) (other than shares of Breeze common stock that have been redeemed or are owned by Breeze or any of its direct or indirect subsidiaries as treasury shares and any Dissenting Parent Shares (as defined in the Merger Agreement)) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco (other than the Parent Rights, which shall be automatically converted into ordinary shares of Pubco), and, (b) immediately following the consummation of the Parent Merger but on the same day, Company Merger Sub will merge with and into YD Biopharma, with YD Biopharma continuing as the surviving entity (the “Company Merger” and, together with the Parent Merger, the “Mergers”), as a result of which, (i) YD Biopharma will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of YD Biopharma immediately prior to the effective time of the Company Merger (the “Company Merger Effective Time”) (other than any Cancelled Shares or Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled in exchange for the issuance to the holder thereof of a substantially equivalent security of Pubco. The Mergers and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

The Business Combination is expected to close in April 2025, subject to customary closing conditions, the receipt of certain governmental approvals and the required approval by the stockholders of Breeze and YD Biopharma.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 1 — Description of Organization and Business Operations (cont.)

Pursuant to and in accordance with the terms set forth in the Merger Agreement, at the Parent Merger Effective Time, (a) each share of Breeze common stock, par value $0.0001 per share (“Breeze Common Stock”) outstanding immediately prior to the Parent Merger Effective Time that has not been redeemed, is not owned by Breeze or any of its direct or indirect subsidiaries as treasury shares and is not a Dissenting Parent Share will automatically convert into one ordinary share of Pubco (each, a “Pubco Ordinary Share”), (b) each Breeze Warrant shall automatically convert into one warrant to purchase a Pubco Ordinary Share (each, a “Pubco Warrant”) on substantially the same terms and conditions; and (c) each Breeze Right will be automatically converted into the number of Pubco Ordinary Shares that would have been received by the holder of such Breeze Right if it had been converted upon the consummation of a business combination in accordance with Breeze’s organizational documents.

The aggregate consideration to be received by the equity holders of YD Biopharma is based on a pre-transaction equity value of $647,304,110. In accordance with the terms and subject to the conditions of the Merger Agreement, at the Company Merger Effective Time, each issued and outstanding ordinary share of YD Biopharma shall be cancelled and converted into a number of Pubco Ordinary Shares based on that Exchange Ratio described below. The Exchange Ratio will be equal to (i) $647,304,110, divided by (ii) the number of fully-diluted shares of YD Biopharma Common Stock outstanding as of the Closing, further divided by (iii) an assumed value of Pubco Ordinary Shares of 10.00 per share.

The parties have agreed to take actions such that, effective immediately after the closing of the Business Combination, Pubco’s board of directors shall consist of seven directors, consisting of two Breeze designees (at least one of whom shall be an “independent director”), four YD Biopharma designees (at least three of whom shall be “independent directors”). Additionally, certain current YD Biopharma management personnel will become officers of Pubco. To qualify as an “independent director” under the Merger Agreement, a designee shall qualify as “independent” under the rules of the Nasdaq Stock Market.

The Merger Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including, among others, covenants providing for (i) certain limitations on the operation of the parties’ respective businesses prior to consummation of the Business Combination, (ii) the parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining any necessary approvals from governmental agencies (including U.S. federal antitrust authorities and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), (iii) prohibitions on the parties soliciting alternative transactions, (iv) Pubco preparing and filing a registration statement on Form F-4 with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of Breeze’s stockholders to vote in favor of certain matters, including the adoption of the Merger Agreement and approval of the Business Combination, at a special meeting to be called for the approval of such matters, and (v) the protection of, and access to, confidential information of the parties.

The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made the parties to the Merger Agreement which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Breeze does not believe that these schedules contain information that is material to an investment decision.

In addition, Pubco has agreed to adopt an equity incentive plan, as described in the Merger Agreement.

The obligations of Breeze, Pubco, Parent Merger Sub and Company Merger Sub (the “Breeze Parties”) and YD Biopharma to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the approval of Breeze’s stockholders, (ii) the approval of YD Biopharma’s stockholders, and (iii) Pubco’s Form F-4 registration statement becoming effective.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 1 — Description of Organization and Business Operations (cont.)

In addition, the obligations of the Breeze Parties to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of YD Biopharma being true and correct to the standards applicable to such representations and warranties and each of the covenants of YD Biopharma having been performed or complied with in all material respects, (ii) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination, and (iii) no Material Adverse Effect having occurred.

The obligation of YD Biopharma to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (i) the representations and warranties of the Breeze Parties being true and correct to the standards applicable to such representations and warranties and each of the covenants of the Breeze Parties having been performed or complied with in all material respects, and (ii) the shares of Pubco Common Stock issuable in connection with the Business Combination being listed on the Nasdaq Stock Market.

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Breeze and YD Biopharma, (ii) by Breeze, on the one hand, or YD Biopharma, on the other hand, if there is any breach of the representations, warranties, covenant or agreement of the other party as set forth in the Merger Agreement, in each case, such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by either Breeze or YD Biopharma if the Business Combination is not consummated by April 30, 2025 (which date may be extended by mutual agreement of the parties to the Merger Agreement), (iv) by either Breeze or YD Biopharma if a meeting of Breeze’s stockholders is held to vote on proposals relating to the Business Combination and the stockholders do not approve the proposals, and (v) by Breeze if the YD Biopharma stockholders do not approve the Merger Agreement.

Under certain circumstances as described further in the Merger Agreement, if the Merger Agreement is validly terminated by Breeze, YD Biopharma will pay Breeze a fee equal to the actual documented expenses incurred by Breeze in connection with the Business Combination of up to $150,000.

The Merger Agreement contemplates that Breeze, Pubco and YD Biopharma shall use their commercially reasonable efforts to enter into and consummate a subscription with investors related to a private placement of shares in the Company, Breeze and/or Pubco (the “PIPE Investment”).

Concurrently with the execution of the Merger Agreement, Breeze, Pubco, YD Biopharma and the Parent Initial Stockholders (as defined in the Merger Agreement) entered into an Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Parent Initial Stockholders: (a) agreed to vote all of their shares of Breeze Common Stock in favor of the Parent Proposals, including the adoption of the Merger Agreement and the approval of the Transactions; (b) agreed to vote against any other matter, action, agreement, transaction or proposal that would reasonably be expected to result in (i) a breach of any of the Breeze Parties’ representations, warranties, covenants, agreements or obligations under the Merger Agreement or (ii) any of the mutual or YD Biopharma conditions to the Closing in the Merger Agreement not being satisfied; (c) (i) waived, subject to and conditioned upon the Closing and to the fullest extent permitted by applicable law and the Breeze organizational documents, and (ii) agreed not to assert or perfect, any rights to adjustment or other anti-dilution protections to which such Breeze Initial Stockholder may be entitled in connection with the Mergers or the other Transactions; (d) agreed to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable laws to consummate the Mergers and the other Transactions on the terms and subject to the conditions set forth in the Merger Agreement prior to any valid termination of the Merger Agreement; (e) agreed not to transfer or pledge any of their shares of Breeze Common Stock, or enter into any arrangement with respect thereto, after the execution of the Merger Agreement and prior to the Closing Date, subject to certain customary conditions and exceptions; and (f) waived their rights to redeem any of their shares of Breeze Common Stock in connection with the approval of the Parent Proposals.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 1 — Description of Organization and Business Operations (cont.)

The foregoing description of the Sponsor Support Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Support Agreement, and the terms of which are incorporated herein by reference. Any capitalized terms used in this section entitled “Sponsor Support Agreement” and not otherwise defined herein shall have the meanings assigned to them in the Sponsor Support Agreement.

Concurrently with the execution of the Merger Agreement, Breeze, Pubco, YD Biopharma, and certain shareholders of YD Biopharma representing the requisite votes necessary to approve the Merger Agreement (the “YD Biopharma Equity Holders”) entered into Shareholder Support Agreements (the “Shareholder Support Agreement”), pursuant to which the YD Biopharma Equity Holders: (a) agreed to vote in favor of the adoption of the Merger Agreement and approve the Mergers and the other Transactions to which YD Biopharma is a party; (b) agreed to waive any appraisal or similar rights they may have pursuant to Cayman law with respect to the Mergers and the other Transactions; (d) agreed to vote against any other matter, action, agreement, transaction or proposal that would reasonably be expected to result in (i) a breach of any of YD Biopharma’s representations, warranties, covenants, agreements or obligations under the Merger Agreement or (ii) any of the mutual or the Breeze Parties’ conditions to the Closing in the Merger Agreement not being satisfied; and (e) agreed not to sell, assign, transfer or pledge any of their YD Biopharma ordinary shares (or enter into any arrangement with respect thereto) after the execution of the Merger Agreement and prior to the Closing Date, subject to certain customary conditions and exceptions.

Concurrently with the execution of the Merger Agreement, Breeze, Pubco, YD Biopharma, the Parent Initial Stockholders and certain YD Biopharma Equity Holders entered into a Lock-Up Agreement (the “Lock-Up Agreement”), pursuant to which the Parent Initial Stockholders and such YD Biopharma Equity Holders agreed, among other things, to refrain from selling or transferring their shares of Pubco Common Stock for a period of eight (8) months following the Closing, subject to early release (a) of 10% of their shares of Pubco Common Stock if the daily volume weighted average closing sale price of Pubco Common Stock quoted on the Nasdaq for any 20 trading days within any 30 consecutive trading day period beginning on the four-month anniversary of the Closing exceeds $12.50 per share, (b) of an additional 10% of their shares of Pubco Common Stock if the daily volume weighted average closing sale price of Pubco Common Stock quoted on the Nasdaq for any 20 trading days within any 30 consecutive trading day period beginning on the four-month anniversary of the Closing exceeds $15.00 per share; (c) of all of their shares of Pubco Common Stock upon the occurrence of a Subsequent Transaction; and (d) upon the determination of the Pubco board of directors (including a majority of the independent directors) following the six month anniversary of the Closing Date.

In accordance with the Merger Agreement, within thirty (30) days after the execution of the Merger Agreement, Breeze, the Parent Initial Stockholders, Pubco, and certain YD Biopharma Equity Holders are expected to enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Pubco will, among other things, be obligated to file a registration statement to register the resale of certain securities of Pubco held by the Parent Initial Stockholders and such YD Biopharma Equity Holders. The Registration Rights Agreement will also provide the Parent Initial Stockholders and such YD Biopharma Equity Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Going concern

As of December 31, 2024, the Company had $101,674 in cash held outside of the Trust Account and a working capital deficit of $17,358,530 (excluding prepaid income tax, franchise tax payable and excise tax payable).

In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standard Board (“FASB”) Accounting Standards Update (“ASU”) Topic 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company currently lacks the liquidity it needs to sustain operations for a reasonable period of time, which is considered to be at least one year from the date that the consolidated financial statements are issued.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 1 — Description of Organization and Business Operations (cont.)

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the proceeds of $25,000 from the sale of the Founder Shares, and a loan of $300,000 under an unsecured and non-interest bearing promissory note (see Note 5). Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity needs have been satisfied from the net proceeds from the private placement held outside of the Trust Account.

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a business combination. In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. There is no assurance that the Company’s plans to consummate a business combination or obtain loans will be successful or successful within the Combination Period.

The Company has until June 26, 2025 to consummate a business combination, and we intend to do so within this time period.

We believe we will need to raise additional funds in order to meet the expenditures required for operating our business. If our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern within one year after the date that the financial statements are available to be issued. The Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2024 are not sufficient to complete its planned activities. These conditions raise a substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Risks and uncertainties

With rising tensions around the world based on the current conflict between Israel and Hamas and the current conflict between Ukraine and Russia, we may be unable to complete a business combination if concerns related to this and other potential conflicts impact global capital markets, the ability to transfer money, currency exchange rates, cyber attacks and infrastructure including power generation and transmission, communications, and travel. Escalating conflicts could also have an impact on global demands for health care, international trade including vendor supply chains, and energy. In addition, there have been recent threats to infrastructure and equipment including cyber attacks, physical facility destruction and equipment destruction.

Our operations and financial performance may also be subject to significant risks arising from geopolitical tensions, particularly in relation to China, South Korea and Taiwan. As a major global economic power, China’s political policies, trade practices, and regulatory environment may directly impact our business. Additionally, rising political tensions and potential conflicts in the Asia-Pacific region, such as territorial disputes, trade disagreements, or military confrontations, could disrupt supply chains, increase costs, or adversely affect market demand. These risks are compounded by the potential for government interventions, such as trade restrictions, tariffs, sanctions, export controls or blockades, which may affect our ability to operate or source products from Taiwan and/or other affected regions. Moreover, changes in laws and regulations, including those relating to technology, intellectual property, labor practices, and environmental regulations, may also introduce additional uncertainty and operational challenges.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 1 — Description of Organization and Business Operations (cont.)

The outcome of these conflicts or their impact cannot be predicted and may have an adverse impact in a material way on our ability to consummate a business combination, or to operate a target business with which we ultimately consummate a business combination.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “Inflation Reduction Act”) was signed into law, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by a domestic corporation beginning in 2023, with certain exceptions. Because the Company is a Delaware corporation and its securities trade on the Nasdaq Stock Market, the Company is a “covered corporation” within the meaning of the Inflation Reduction Act, and while not free from doubt, it is possible that the excise tax will apply to any redemptions of its common stock after December 31, 2022, including redemptions in connection with an initial Business Combination and any amendment to its certificate of incorporation to extend the time to consummate an initial Business Combination, unless an exemption is available. Consequently, the value of an investment in the Company’s securities may decrease as a result of the excise tax. In addition, the excise tax may make a transaction with the Company less appealing to potential Business Combination targets, and thus, potentially hinder the Company’s ability to enter into and consummate an initial Business Combination. Further, the application of the excise tax in the event of a liquidation is uncertain absent further guidance.

On March 29, 2023, the Company redeemed 509,712 shares of its common stock subject to redemption at $10.56 per share for $5.4 million. On September 26, 2023, the Company redeemed 21,208 shares of its common stock subject to redemption at $10.77 per share for approximately $231,000. On June 21, 2024, the Company redeemed 265,564 shares of its common stock subject to redemption at $11.60 per share for approximately $2.9 million. On December 23, 2024, the Company redeemed 621,609 shares of its common stock subject to redemption at $11.83 per share for approximately $7.4 million, which was paid on January 2, 2025. Management evaluated the classification of the stock redemption under Accounting Standards Codification (“ASC”) 450, “Contingencies”. ASC 450 states that when a loss contingency exists the likelihood that the future event(s) will confirm the loss or impairment of an asset or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. Management determined that it should recognize a 1% excise tax on the redemption amount paid. As of December 31, 2024, the Company recorded $160,441 of excise tax liability calculated as 1% of shares redeemed on March 29, 2023, September 26, 2023, June 21, 2024 and December 23, 2024. Any reduction to this liability resulting from either a subsequent stock issuance or an event giving rise to an exception that occurs within this tax year, will be recognized in the period (including an interim period) that such stock issuance or event giving rise to an exception occurs.

We may maintain cash balances at third-party financial institutions in excess of the Federal Deposit Insurance Corporation (the “FDIC”) insurance limit. The FDIC took control and was appointed receiver of Silicon Valley Bank and New York Signature Bank on March 10, 2023 and March 12, 2023, respectively. The Company does not have any direct exposure to Silicon Valley Bank or New York Signature Bank. However, if other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, our ability to access our existing cash, cash equivalents and investments may be threatened and could have a material adverse effect on our business and financial condition.

Note 2 — Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 2 — Summary of Significant Accounting Policies (cont.)

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned and controlled operating subsidiaries, YD Bio Limited (f/k/a True Velocity, Inc.), Parent Merger Sub, and Company Merger Sub. From the inception of each operating subsidiary through December 31, 2024, the subsidiaries had no activity after elimination of all intercompany transactions and balances as of December 31, 2024 and 2023.

Use of estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2024 and 2023.

Cash held in Trust Account

At December 31, 2024 and 2023, all of the assets held in the Trust Account were held as cash in an interest-bearing bank demand deposit account.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 2 — Summary of Significant Accounting Policies (cont.)

Common stock subject to possible redemption

All of the 11,500,000 shares of common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s A&R COI. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to possible redemption to be classified outside of permanent equity. Therefore, all of the shares of common stock sold as part of the Units in the Initial Public offering have been classified outside of permanent equity.

On September 13, 2022, the Company held its annual stockholders’ meeting at which a proposal to approve the extension of time to consummate the closing of a Business Combination Agreement to March 26, 2023 was approved. The stockholders who elected to redeem their shares did so for a pro rata portion of the amount then in the Trust Account ($10.35 per share), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. In connection with the extension proposal, 3,076,817 shares of the Company’s common stock were redeemed.

On March 22, 2023, the Company held a stockholders’ meeting at which a proposal to approve the extension of time to consummate the closing of a Business Combination Agreement to September 26, 2023 was approved. The stockholders who elected to redeem their shares did so for a pro rata portion of the amount then in the Trust Account ($10.56 per share), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. In connection with the extension proposal, 509,712 shares of the Company’s common stock were redeemed.

On September 22, 2023, the Company held a stockholders’ meeting at which a proposal to approve the extension of time to consummate the closing of a Business Combination Agreement to June 26, 2024 was approved. The stockholders who elected to redeem their shares did so for a pro rata portion of the amount then in the Trust Account ($10.77 per share), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. In connection with the extension proposal, 21,208 shares of the Company’s common stock were redeemed.

On June 21, 2024, the Company held a stockholders’ meeting at which a proposal to approve the extension of time to consummate the closing of a Business Combination Agreement to December 26, 2024 and was approved. The stockholders who elected to redeem their shares did so for a pro rata portion of the amount then in the Trust Account ($11.085 per share), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. In connection with the extension proposal, 265,564 shares of the Company’s common stock were redeemed, representing 6.2% of Breeze’s total outstanding shares at the time of the vote.

On December 23, 2024, the Company held a stockholders’ meeting at which a proposal to approve the extension of time to consummate the closing of a Business Combination Agreement to June 26, 2025 and was approved. The Company, as with all previous extensions, provided its stockholders with the opportunity to redeem all or a portion of their Public Shares at the time of this stockholders’ meeting. The stockholders who elected to redeem 621,609 of their shares for a pro rata portion of the amount then in the Trust Account ($11.83 per share), which included any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. The Company recorded a liability of approximately $7.4 million as of December 31, 2024 for the payment of its obligation for the share redemption. On January, 2, 2025, 621,609 shares of the Company’s common stock were redeemed. The 893,712 shares and 1,159,276 shares of common stock remaining from the Initial Public Offering at December 31, 2024 and 2023, respectively, were classified outside of permanent equity.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 2 — Summary of Significant Accounting Policies (cont.)

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are recorded as charges or credits to additional paid-in capital and, if necessary, accumulated deficit. Stockholders who elect to redeem their shares do so for a pro rata portion of the amount then in the Trust Account, and also receive any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses).

As of December 31, 2024, the common stock reflected in the consolidated balance sheet are reconciled in the following table:

Common stock subject to possible redemption – December 31, 2023	$12,647,701
Plus:
Re-measurement of common stock to redemption value	866,056
Less:
Common stock redeemed	(10,435,136)
Common stock subject to possible redemption – December 31, 2024	$3,078,621

Warrant Liabilities

The Company accounts for the Public Warrants and Private Placement Warrants (collectively, “Warrants”, see Note 7) issued in connection with the Initial Public Offering in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be classified as a liability. Accordingly, the Company classifies each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability is adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statements of operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes”. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740-270 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net loss per share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per share of common stock is computed by dividing net loss by the weighted-average number of common stock outstanding during the period. As the Public Shares are considered to be redeemable at fair value, and a redemption at fair value does not amount to a distribution different than other shareholders, redeemable and non-redeemable shares of common stock are presented as one class of shares in calculating net loss per share of common stock. As a result, the calculated net loss per share is the same for redeemable and non-redeemable shares of common stock.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 2 — Summary of Significant Accounting Policies (cont.)

At December 31, 2024 and 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Numerator:
Net loss	$(2,304,638)	$(2,549,111)
Denominator:
Weighted average shares of Common Stock	4,145,884	4,427,788
Basic and diluted net loss per share of Common Stock	$(0.56)	$(0.58)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Deposit Insurance Corporate coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheet for cash, prepaid expenses and accrued offering costs approximate fair value due to their short-term nature.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

Level 1 —	Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 —	Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 —	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 10 for additional information on assets and liabilities measured at fair value.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 2 — Summary of Significant Accounting Policies (cont.)

Segment Reporting

The Company complies with ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements. The Company adopted ASU 2023-07 on January 1, 2024. The amendments will be applied retrospectively to all prior periods presented in the financial statements (see Note 11).

Recently Issued Accounting Standards

December 14, 2023, the Financial Accounting Standards Board (FASB or Board) issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09). The ASU focuses on income tax disclosures around effective tax rates and cash income taxes paid. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024 (generally, calendar year 2025) and effective for all other business entities one year later. Entities should adopt this guidance on a prospective basis, though retrospective application is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 10,000,000 Units at a purchase price of $10.00 per Unit on November 23, 2020, for an aggregate purchase price of $100,000,000. Each Unit consists of one share of common stock, $0.0001 par value, one Right to receive one-twentieth (1/20) of one share of common stock upon the consummation of an initial business combination and one redeemable warrant (“Public Warrant”). In connection with the underwriters’ exercise of the over-allotment option on November 25, 2020, the Company sold an additional 1,500,000 Units at a price of $10.00 per Unit. Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per whole share (see Note 7). Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 18 months from the closing of the Initial Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to June 26, 2025, assuming all remaining one-month extensions are utilized, the Warrants will expire worthless at the end of such period.

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, the Sponsor and I-Bankers purchased an aggregate of 5,425,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $5,425,000. Each Private Placement Warrant is exercisable to purchase one share of common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, certain of the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 5 — Related Party Transactions

Founder Shares

In June 2020, the Sponsor purchased 100 shares of common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. On July 15, 2020, the Sponsor effected a 28,750-for-1 forward stock split and, as a result, our initial shareholders held 2,875,000 Founder Shares as of the date of our initial public offering.

The 2,875,000 Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering). As a result of the underwriters’ election to fully exercise their over-allotment option, 375,000 Founder Shares are no longer subject to forfeiture. The Founder Shares will automatically convert into shares of common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 6.

The Sponsor and each holder of Founder Shares have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Company had agreed with each of its four independent directors (the “Directors”) subsequent to incorporation of the Company to provide them the right to each purchase 25,000 Founder Shares with a par value of $0.0001 of the Company from Breeze Sponsor, LLC (the “Sponsor”). The Directors each exercised their right in full on July 6, 2021 and purchased 100,000 shares (25,000 per each Director) of the Founder Shares from Sponsor for a total of $10 in the aggregate. Sponsor has agreed to transfer 15,000 Founder Shares to each of the Directors upon the closing of a Business Combination by the Company, with such shares currently beneficially owned by Sponsor.

The Sponsor and I-Bankers purchased an aggregate of 5,425,000 Private Placement Warrants at a price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of Breeze’s IPO. Of such amount, 4,325,000 Private Placement Warrants were purchased by the Sponsor, and an aggregate of 1,100,000 Private Placement Warrants were purchased by I-Bankers and Northland. The Private Placement Warrants (including the common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of Breeze’s initial business combination.

If any of Breeze’s officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Breeze’s executive officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Breeze’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Breeze’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or Breeze’s or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Breeze’s behalf.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 5 — Related Party Transactions (cont.)

Administrative Support Agreement

The Company entered into an agreement whereby, commencing on November 23, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, the Company will pay an affiliate of the Sponsor a total of $5,000 per month for office space, utilities and secretarial and administrative support services. For each of the years ended December 31, 2024 and 2023 the Company incurred $60,000 in fees for these services, of which such amounts are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Related Party Loans

In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. Such loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the loans, but no proceeds held in the Trust Account would be used to repay the loans.

On November 19, 2021 (as amended), the Sponsor loaned Breeze an aggregate of $1,150,000 pursuant to an unsecured promissory note to extend the date by which Breeze has to consummate a business combination from November 25, 2021 to February 25, 2022. This unsecured promissory note, as amended for the maturity dates, is non-interest bearing and payable on the earlier of (i) the consummation of an initial Business Combination, or (ii) June 26, 2025. On February 18, 2022 (as amended), the Sponsor loaned the Company an aggregate of $1,150,000 pursuant to an unsecured promissory note to extend the date by which the Company had to consummate a business combination from February 25, 2022 to May 25, 2022. This unsecured promissory note, as amended for the maturity dates, is non-interest bearing and payable on the earlier of (i) the consummation of an initial Business Combination, or (ii) June 26, 2025.

On February 1, 2022 (as amended), the Company signed a Promissory Note for working capital with Sponsor, with a Maturity Date of March 26, 2023, for a total of up to $1,500,000. On October 1, 2022, the Company signed an Amended Promissory Note with Sponsor, with a Maturity Date of September 26, 2023 for a total of up to $4,000,000. On April 1, 2023, the Company signed an Amended Promissory Note with Sponsor, with a Maturity Date of September 26, 2023 for a total of up to $5,000,000. On October 1, 2023, the Company signed an Amended Promissory Note with Sponsor, with a Maturity Date of June 26, 2024 for a total of up to $6,000,000. On March 1, 2024, the Company signed an Amended Promissory Note with Sponsor, with a Maturity Date of June 26, 2024 for a total of up to $7,000,000. On July 1, 2024, the Company signed an Amended Promissory Note with Sponsor, with a Maturity Date of December 26, 2024 for a total of up to $7,500,000. On December 26, 2024, the Company signed an Amended Promissory Note with Sponsor, with a Maturity Date of June 26, 2025 for a total of up to $7,500,000. As of December 31, 2024, the amount outstanding under this Promissory Note was $5,997,804 for direct working capital, and $1,083,097 for monthly SPAC extension funds for the month of September 2022 through December 2024 for a total of $7,080,901 from Sponsor. The Promissory Note is non-interest bearing and payable on the earlier of (i) the consummation of an initial Business Combination, or (ii) June 26, 2025. The Company additionally owes Sponsor $202,556 for expenses paid by Sponsor on behalf of the Company. The total amount owed Sponsor as of December 31, 2024 is $9,583,457.

The Company had 12 months from the closing of the Initial Public Offering to consummate its initial Business Combination. However, by resolution of its board, requested by the Sponsor, the Company extended the period of time to consummate a Business Combination two times, each by an additional three months (for a total of up to 18 months to complete a Business Combination). The Sponsor deposited additional funds into the Trust Account in order to extend the time available for the Company to consummate its initial Business Combination. The Sponsor deposited into the Trust Account for each three-month extension, $1,150,000 ($0.10 per share) on or prior to the date of the applicable deadline.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 5 — Related Party Transactions (cont.)

On September 13, 2022, the Company held its annual stockholders’ meeting and approved the Company to extend the date of September 26, 2022, up to six (6) times for an additional one (1) month each time (ultimately until as late as March 26, 2023). For each one-month extension on September 26, October 26, November 26, December 26, 2022, January 25, 2023 and February 23, 2023 $59,157 ($0.035 per share) per extension, up to an aggregate of $354,942, or approximately $0.21 per share. The Company held a meeting of its stockholders on March 22, 2023 where the Company’s stockholders approved the Company to extend the date of March 26, 2023, up to six (6) times for an additional one (1) month each time (ultimately until as late as September 26, 2023). For each one-month extension through September 26, 2023, the Sponsor deposited into the Trust Account $41,317 ($0.035 per share) on March 30, 2023, April 25, 2023, May 25, 2023, June 26, 2023, August 2, 2023 and August 28, 2023.

The Company held a meeting of its stockholders on September 22, 2023 where the Company’s stockholders approved (i) a proposal to amend the Company’s A&R COI to authorize the Company to extend the date of September 26, 2023, up to nine (9) times for an additional one (1) month each time (ultimately until as late as June 26, 2024), and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by the Company. For each one-month extension the Company deposited ($0.035 per share) into the Trust Account. On September 27, 2023 Breeze executed the thirteenth one-month extension through October 26, 2023. On October 24, 2023, November 26, 2023, December 27, 2023, January 26, 2024, February 27, 2024, March 26, 2024, May 7, 2024 and June 3, 2024 Breeze executed the fourteenth, fifteenth, sixteenth, seventeenth, eighteenth, nineteenth, twentieth and twenty-first one-month extensions through June 26, 2024.

The Company held a meeting of its stockholders on June 21, 2024 where the Company’s stockholders approved (i) a proposal to amend the Company’s A&R COI to authorize the Company to extend the date of June 26, 2024, up to six (6) times for an additional one (1) month each time (ultimately until as late as December 26, 2024), and (ii) a proposal to amend the Trust Agreement to authorize the Extension and its implementation by the Company. For each one-month extension the Company deposited ($0.035 per share) into the Trust Account. On June 26, 2024 and August 1, 2024, Breeze executed the twenty-second and twenty-third extensions, and on November 22, 2024, Breeze executed (including accrued interest) the twenty-fourth, twenty-fifth and twenty-sixth one-month extensions for the period from September 26, 2024 through November 26, 2024. On December 31, 2024 the company executed the twenty-seventh and twenty-eighth one-month extension for the period from November 26, 2024 to January 26, 2025.

On December 23, 2024, the Company held a stockholders’ meeting at which a proposal to approve the extension of time to consummate the closing of a Business Combination Agreement to June 26, 2025 was approved. For each one-month extension the Company will deposit ($0.035 per share) into the Trust Account.

Extension payments are funded in the form of a loan from Sponsor. The loans are non-interest bearing and payable upon the consummation of the Company’s initial Business Combination. If the Company completes an initial Business Combination, it will repay such loaned amounts out of the proceeds of the Trust Account released to it. If the Company does not complete a Business Combination, it will not repay such loans. Furthermore, the letter agreement with the Company’s initial stockholders contains a provision pursuant to which the Sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the Trust Account in the event that the Company does not complete a Business Combination.

Representative and Consultant Shares

Pursuant to the underwriting agreement (the “Underwriting Agreement”) between the Company and I-Bankers Securities (the “Representative”), on November 23, 2020, the Company issued to the Representative and its designee 250,000 shares of common stock and separately agreed to issue the Company’s Consultant 15,000 shares of common stock for nominal consideration in a private placement intended to be exempt from registration under Section 4(a)(2) of the Act. In August 2021, the Company issued to the Consultant such Consultant Shares. The Company accounted for the Representative Shares and Consultant Shares as a deferred offering cost of the Initial Public Offering. Accordingly, the offering cost was allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the Warrants were expensed immediately in the statement of operations, while offering costs allocated to the redeemable Public Shares were deferred and subsequently charged to temporary stockholders’ equity following the completion of the Initial Public Offering.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 5 — Related Party Transactions (cont.)

In 2020, the Company estimated and recorded the fair value of the Representative Shares and Consultant Shares to be $1,322,350 based upon the price of the common stock issued ($4.99 per share) to the Representative and Consultant. The holders of the Representative Shares and Consultant Shares have agreed not to transfer, assign or sell any such shares until the later of (i) 30 days after the completion of a Business Combination and 180 days pursuant to FINRA Conduct Rule 5110(e)(1) following the effective date of the Registration Statement to anyone other than (i) the Representative or an underwriter or selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such underwriter or selected dealer. Additionally, pursuant to FINRA Conduct Rule 5110(e), the Representative Shares and Consultant Shares will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement.

In addition, the holders of Representative Shares and Consultant Shares have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the time specified in the certificate of incorporation.

Note 6 — Commitments

Registration and Stockholder Rights

Pursuant to a registration rights and stockholder agreement entered into on November 23, 2020, the holders of the Founder Shares and Private Placement Warrants (and any shares of common stock issuable upon the exercise of the Private Placement Warrants and upon conversion of the Founder Shares) will be entitled to registration and stockholder rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Company’s common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. In the case of the private placement warrants and representative shares issued to I-Bankers Securities, the demand registration rights provided will not be exercisable for longer than five years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(C) and the piggyback registration right provided will not be exercisable for longer than seven years from the effective date of the registration statement in compliance with FINRA Rule 5110(g)(8)(D). The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company has engaged I-Bankers on November 23, 2020, as an advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay I-Bankers a cash fee for such services upon the consummation of a Business Combination in an amount equal to 2.75% of the gross proceeds of Initial Public Offering, or $3,162,500. As of December 31, 2024, there were no unbilled or accrued amounts for services that had been performed pursuant to this agreement.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 6 — Commitments (cont.)

Strategic Legal Advisory Services

On March 24, 2021, as supplemented on August 30, 2022, the Company signed a Legal Services Engagement Letter with Woolery & Co. (“Woolery”) for services in connection with completing a business combination or a similar transaction. Services include, but are not limited to, strategic legal advice on a business combination and associated corporate matters, introductions to financial institutions to facilitate business combination financing requirements, domestic and international transaction structuring, and preparation of any required Nasdaq listing application. As of December 31, 2024, there were no unbilled or accrued amounts for services that had been performed through December 31, 2024, pursuant to this agreement. Pursuant to the engagement letter, Breeze paid a non-refundable retainer of $100,000, and upon the completion of a business combination or similar transaction, Breeze is obligated to pay Woolery a fee of $2.0 million, however, Sponsor has agreed to assume $1.2 million of the obligation, and a discretionary performance fee, if warranted, and mutually and reasonably agreed upon by Breeze and Woolery. At the closing of a business combination, Breeze will pay Woolery the balance of $800,000.

Merger Proxy/Business Combination Rate Agreement

On October 30, 2024, the Company signed a Merger Proxy/Business Combination Rate Agreement with Edgar Agents LLC, for SEC document preparation, printing and filing for the merger with YD Biopharma. As of December 31, 2024, there were no unbilled or pending amounts for services that had been performed through December 31, 2024, pursuant to this agreement. The agreement includes an obligation to pay a Transaction Success Fee of $50,000 upon successful completion and filing of the documents with the SEC.

Proxy Solicitation Services Agreement

On October 17, 2024, the Company signed a Proxy Solicitation Services Agreement with D.F. King & Co., Inc. (“D.F. King”), for proxy solicitation services associated with the business combination with YD Biopharma. As of December 31, 2024, D.F. King has not provided the Company with any services pursuant to this agreement. The agreement includes an obligation to pay a Service Fee of $25,000 and a discretionary fee, if warranted, at the sole discretion of Breeze, based upon the campaign and D.F. King’s performance.

Public Relations Agreement

On February 29, 2024, the Company signed a Public Relations Agreement with Gateway Group, Inc. (“Gateway”), for public relations services for the business combination with YD Biopharma. As of December 31, 2024, Gateway has not provided the Company with any services pursuant to this agreement. The agreement includes an obligation to pay a Transaction Success Fee of $100,000 upon the successful completion of the business combination with YD Biopharma.

Note 7 — Warrants

As of December 31, 2024 and 2023, there were 11,500,000 Public Warrants and 5,425,000 Private Placement Warrants outstanding. The Company classifies the outstanding Public Warrants and Private Placement Warrants as warrant liabilities on the balance sheet in accordance with the guidance contained in ASC 815-40. Under the guidance in ASC 815-40, certain warrants do not meet the criteria for equity treatment. These warrants include a clause whereby the warrant holder may be entitled to receive a net cash settlement upon the acceptance by the holders of the Company’s common stock of a tender, exchange or redemption offer. Upon such a qualifying tender cash offer (an event which could be outside the control of the Company), all Warrant holders would be entitled to cash. This factor precludes the Company from applying equity accounting as the warrant holder could receive a net cash settlement value that is greater than a holder of the Company’s common stock. Accordingly, the Company has concluded that liability accounting is required. As such, these warrants are recorded at fair value as of each reporting date with the change in fair value reported within other income in the accompanying consolidated statements of operations as “Change in fair value of warrant liability” until the warrants are exercised, expired or other facts and circumstances lead the warrant liability to be reclassified to stockholders’ equity. For 2023 and certain periods in 2024, the Company utilized a Modified Black Scholes Model to estimate the fair values of the warrants, which incorporates significant inputs that are not observable in the market, and thus represents a Level 3 measurement as defined in ASC 820. The unobservable inputs utilized for measuring the fair value of the contingent consideration reflect management’s own assumptions about the assumptions that market participants would use in valuing the contingent consideration. The Company determined the fair value by using the below key inputs to the Modified Black Scholes Model.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 7 — Warrants (cont.)

Public Warrants may only be exercised for a whole number of shares. No fractional shares are issued upon exercise of the Public Warrants. The Public Warrants are exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of its initial business combination, we will use our reasonable best efforts to file, and within 60 business days after the closing of its initial business combination, to have declared effective, a registration statement relating to the shares of common stock issuable upon exercise of the warrants and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date the Company sends the notice of redemption to the warrant holders.

The Company may not redeem the warrants when a holder may not exercise such warrants.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any founder shares held by its initial stockholders or such affiliates, as applicable, prior to such issuance), (the “Newly Issued Price”) (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of its initial business combination on the date of the consummation of its initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 7 — Warrants (cont.)

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.

The Private Placement Warrants (including the common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the original holders or their permitted transferees. If the Private Placement Warrants are held by someone other than the original holders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Warrants included in the Units being sold in the Initial Public Offering. Otherwise, the Private Placement Warrants have terms and provisions that are substantially identical to those of the Warrants being sold as part of the Units in the Initial Public Offering.

The Sponsor and I-Bankers purchased from the Company an aggregate of 5,425,000 Warrants at a price of $1.00 per Warrant (a purchase price of $5,425,000), in a private placement that occurred simultaneously with the completion of the Initial Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one share of common stock at $11.50. The purchase price of the Private Placement Warrants were added to the proceeds from the Initial Public Offering to be held in the Trust Account pending completion of the Company’s initial Business Combination.

If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distributions to the public stockholders and the Warrants issued to the Sponsor and I-Bankers will expire worthless.

At December 31, 2023, the fair value of the Company’s Private Placement Warrants was based on a Modified Black-Scholes model, and the Public Warrants utilized the trading price of the Company’s Public Warrants. At December 31, 2024, the fair value of both the Company’s Private Placement Warrants and Public Warrants utilized the Company’s trading price of the Public Warrants. As of December 31, 2024, the Company determined that utilizing the Modified Black-Scholes model to value the Private Placement Warrants deviated too far from what would be expected if the Private Placement Warrants were publicly traded as the terms of the Public Warrants and Private Placement Warrants are similar.

The Public Warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value. The Company recognized a loss in connection with changes in the fair value of warrant liabilities of $677,000 and $1,015,500 for the years ended December 31, 2024 and 2023, respectively.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 8 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. Pursuant to the Company’s A&R COI, our board of directors has the express authority to the full extent provided by law to adopt any such resolution or resolutions with respect to the unissued shares of preferred stock, if any, without stockholder approval. At December 31, 2024 and 2023, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. Holders of shares of our common stock are entitled to one vote per share owned on each matter properly submitted to the stockholders on which the holders of the common stock are entitled to vote. The holders of shares of our common stock shall be entitled to receive dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by our board of directors from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions. At December 31, 2024 and 2023, there were 3,140,000 shares of common stock issued and outstanding, respectively, excluding 893,712 and 1,159,276 shares of common stock subject to possible redemption.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Right will automatically receive one-twentieth (1/20) of a share of common stock upon consummation of the Business Combination, even if the holder of a Right converted all shares held by him, her or it in connection with the Business Combination or an amendment to the Company’s certificate of incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of the Business Combination, each holder of a Right will be required to affirmatively convert his, her or its Rights in order to receive the one-twentieth (1/20) of a share of common stock underlying each Right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Rights in order to receive his, her or its additional share of common stock upon consummation of the Business Combination. The shares issuable upon exchange of the Rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of shares of common stock will receive in the transaction on an as-converted into common stock basis.

The Company will not issue fractional shares in connection with an exchange of Rights. As a result, the holders of the Rights must hold Rights in multiples of 20 in order to receive shares for all of the holders’ Rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of Rights will not receive any of such funds with respect to their Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Rights, and the Rights will expire worthless. Additionally, in no event will the Company be required to net cash settle the Rights. Accordingly, the Rights may expire worthless.

Note 9 — Income Taxes

The Company’s net deferred tax assets are as follows:

	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$495,712	$71,824
Capitalized start-up costs	1,148,526	777,461
Total deferred tax assets	1,644,238	849,285
Valuation allowance	(1,644,238)	(849,285)
Deferred tax assets, net of valuation allowance	$—	$—

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 9 — Income Taxes (cont.)

The income tax provisions for the year ended December 31, 2024 and 2023 consists of the following:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Federal
Current	$—	$18,169
Deferred	(794,953)	(226,958)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	794,953	226,958
Income tax provision	$—	$18,169

As of December 31, 2024, and 2023, the Company had available a U.S. federal operating loss carry forward of approximately $2,360,533 and $342,018, respectively, that may be carried forward indefinitely.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. As of December 31, 2024 and 2023, the valuation allowance was $1,644,238 and $849,285, respectively.

A reconciliation of the U.S. federal income tax rate to the Company’s effective tax rate at December 31, 2024 and 2023 is as follows:

	2024	2023
Statutory U.S. Federal income tax rate	21.00%	21.00%
Change in fair market value of warrant liabilities	(6.17)%	(8.43)%
Previous tax year adjustment	—%	4.19%
Non-deductible transaction costs	19.67%	(8.26)%
Change in valuation allowance	(34.49)%	(8.97)%
Other	(0.01)%	(0.25)%
Income tax provision	0.00%	(0.72)%

The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates due to changes in fair value of warrants, non-deductible transaction costs and the change in the valuation allowance on deferred tax assets. The Company files income tax returns in the U.S. federal and Texas jurisdictions, both of which remain open and subject to examination.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 10 — Fair Value Measurements

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis at December 31, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level 1	Level 2	Level 3
Liabilities
Warrant liability – Public Warrants	$1,955,000	$—	$—
Warrant liability – Private Placement Warrants	$—	$922,250	$—

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis at December 31, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level 1	Level 2	Level 3
Liabilities
Warrant liability – Public Warrants	$1,495,000	$—	$—
Warrant liability – Private Placement Warrants	$—	$—	$705,250

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The value of the Public Warrants was transferred from Level 1 to Level 3 during the three months ended June 30, 2024, and transferred from Level 3 to Level 1 during the three months ended September 30, 2024, and there were no transfers during the year ended December 31, 2023. The value of the Private Warrants was transferred from Level 3 to Level 2 during the three months ended December 31, 2024, and there were no transfers during the year ended December 31, 2023.

The following table presents information about the Company’s financial assets that were transferred from Level 3 to Level 1:

Level 3 roll forward of Warrant Liability – Public Warrants	For The Year Ended December 31, 2024
Beginning balance	$—
Transfer in	3,795,000
Transfer out	(2,415,000)
Unrealized gain	(1,380,000)
Ending balance	$—
Amount of unrealized gain for the period included in income relating to assets held at the end of the reporting period	$(1,380,000)

The Company utilized a back-solve lattice model for the initial valuation of the Public Warrants. The subsequent measurement of the Public Warrants as of December 31, 2024 and 2023 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker BRZHW and BREZW, respectively. The quoted price of the Public Warrants was $0.17 and $0.13 per warrant as of December 31, 2024 and 2023, respectively.

The Company utilized a Modified Black-Scholes model to value the Private Placement Warrants as of December 31, 2023, with changes in fair value recognized in the consolidated statement of operations. The estimated fair value of the Private Placement warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The probability of completing the business combination is derived by taking a sample of other special purpose acquisition companies and calculating the implied probability of completion for each company in the sample set. The average and 1st and 3rd quartiles of the implied probability of completion then formulates the basis for the probability utilized for the Company in the models. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 10 — Fair Value Measurements (cont.)

As of December 31, 2024, the Company determined that utilizing the Modified Black-Scholes model to value the Private Placement Warrants deviated too far from what would be expected if the Private Placement Warrants were publicly traded as the terms of the Public Warrants and Private Placement Warrants are similar. Consequently, the Company used the quoted price of the Public Warrants of $0.17 per warrant as of December 31, 2024 as a proxy for the fair value of the Private Placement Warrant. Pursuant to ASC 820, since the fair value is being based on the market price of the Public Warrants (which are similar but not identical to the Private Placement Warrants), this is considered a Level 2 input as it is observable, either directly or indirectly, for the Public Warrants but is not a quoted price in an active market for identical items.

The following table presents information about the Company’s financial assets that were transferred from Level 3 to Level 2:

Level 3 roll forward of Warrant Liability – Private Warrants	For The Year Ended December 31, 2024
Beginning balance	$705,250
Transfer in	—
Transfer out	(922,250)
Unrealized loss	217,000
Ending balance	$—
Amount of unrealized loss for the period included in income relating to assets held at the end of the reporting period	$217,000

The aforementioned warrant liabilities are not subject to qualified hedge accounting.

The following table provides the significant inputs to the Modified Black-Scholes model for the fair value of the Private Placement Warrants:

As of December 31, 2023
Stock price	$11.03
Strike price	$11.50
Probability of completing a Business Combination	6.50%
Dividend yield	—
Term (in years)	5.25
Volatility	11.30%
Risk-free rate	3.84%
Fair value of warrants	$0.13

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2023	$705,250	$1,495,000	$2,200,250
Change in valuation inputs or other assumptions	217,000	460,000	677,000
Fair value as of December 31, 2024	$922,250	$1,955,000	$2,877,250

BREEZE HOLDINGS ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2024 and 2023

Note 11 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker (“CODM”), or group, in deciding how to allocate resources and assess performance.

The Company is a blank check company formed for the purpose of effecting a Business Combination. As of December 31, 2024, the Company had not commenced any operations. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on cash from the proceeds derived from the Initial Public Offering, and non-operating income or expense from the changes in the fair value of warrant liability.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the consolidated operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment. The CODM does not review assets in evaluating the results of the Company, and therefore, such information is not presented.

When evaluating the Company’s primary measure of performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Operating and formation costs	$2,225,820	$2,070,143
Loss from operations	(2,225,820)	(2,070,143)
Total other expenses, net	(78,818)	(460,799)
Loss before income taxes	(2,304,638)	(2,530,942)
Net loss	$(2,304,638)	$(2,549,111)

Operating and formation costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews operating and formation costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Note 12 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, the Company did not, except as described in these consolidated financial statements and below, identify any other subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On March 3, 2025, YD Bio Limited entered into Subscription Agreements with certain investors for the private placement of an aggregate of 1,250,000 shares of YD Bio Limited’s ordinary shares, par value $0.0001 per share, at a purchase price of $8.00 per share, for an aggregate purchase price of $9.0 million. This PIPE financing is contingent upon the successful completion of the Merger Agreement at which time the shares will be issued. The funds raised from this PIPE financing will be used to support the business combination and related transaction costs.

PART II. INFORMATION NOT REQUIRED ON PROSPECTUS

Item 6. Indemnification of Directors and Officers

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Articles provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, wilful default and wilful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing secretary, or any of our officers in respect of any matter identified in above on condition that the secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

The Registrant entered into indemnification agreements with its directors and executive officers under the laws of the Cayman Islands, pursuant to which the Registrant agrees to indemnify each such person against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of the Registrant. The Registrant’s obligations under the indemnification agreements will be subject to certain customary restrictions and exceptions. The form of such indemnification agreement was previously filed as Exhibit 4.14 to the Registrant’s Form F-20F12B.

In addition, the Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

None.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits:

The Company has filed with this registration statement or incorporated by reference herein certain exhibits as specified below pursuant to Rule 12b-32 under the Exchange Act.

Exhibit Number	Description
2.1	Merger Agreement and Plan of Reorganization, dated September 24, 2024, by and among Breeze Holdings Acquisition Corp., BH Biopharma Merger Sub Limited, and YD Biopharma Limited (incorporated by reference to YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
2.2	Amendment No. 1 to Merger Agreement and Plan of Reorganization, dated May 30, 2025 (incorporated by reference to YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
3.1	Second Amended and Restated Memorandum and Articles of Association, dated August 26, 2025 (incorporated by reference to Exhibit 1.1 of YD Bio’s Form 20-FR12B filed with the SEC on September 5, 2025).
4.1	Specimen Ordinary Shares Certificate (incorporated by reference to Exhibit 2.2 of the Company’s Form 20-FR12B, filed with the SEC on September 5, 2025).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 2.3 of YD Bio’s Form 20-FR12B, filed with the SEC on September 5, 2025).
4.3	Warrant Agreement, dated November 23, 2020, by and between Breeze Holdings Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Breeze’s Current Report on Form 8-K, filed with the SEC on November 23, 2020).
5.1*	Opinion of Ogier
10.1	Sponsor Support Agreement, dated September 24, 2024, by and among Breeze Holdings Acquisition Corp., YD Biopharma Limited and the Breeze Initial Stockholders (incorporated by reference to Exhibit 10.1 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
10.2	Company Support Agreement, dated September 24, 2024, by and among Breeze Holdings Acquisition Corp., YD Biopharma Limited and certain YD Biopharma Equity Holders (incorporated by reference to Exhibit 10.2 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
10.3	Lock-Up Agreement, dated September 24, 2024, by and among Breeze Holdings Acquisition Corp., YD Biopharma Limited, the Breeze Initial Stockholders and certain YD Biopharma Equity Holders (incorporated by reference to Exhibit 10.3 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
10.4	Third Amended and Restated Registration Rights Agreement, dated June 23, 2025, by and among Breeze Holdings Acquisition Corp., the Breeze Initial Stockholders and certain YD Biopharma Equity Holders(incorporated by reference to Exhibit 10.4 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
10.5	Letter Agreement, dated November 23, 2020, by and among Breeze Holdings Acquisition Corp., Breeze Sponsor, LLC and each of the officers and directors of Breeze Holdings Acquisition Corp. (incorporated by reference to Exhibit 10.1 to Breeze’s Current Report on Form 8-K, filed with the SEC on November 27, 2020).
10.6	Investment Management Trust Agreement, dated November 23, 2020, by and between Breeze Holdings Acquisition Corp. and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to Breeze’s Current Report on Form 8-K, filed with the SEC on November 27, 2020).
10.7	Administrative Services Agreement, dated November 23, 2020, by and between Breeze Holdings Acquisition Corp. and Breeze Sponsor, LLC (incorporated by reference to Exhibit 10.4 to Breeze’s Current Report on Form 8-K, filed with the SEC on November 27, 2020).
10.8	Business Combination Marketing Agreement, dated November 23, 2020, by and between Breeze Holdings Acquisition Corp. and the Representative (incorporated by reference to Exhibit 10.5 to Breeze’s Current Report on Form 8-K, filed with the SEC on November 27, 2020).
10.9	Master Services Agreement, dated January 1, 2024, by and between Alcon Services AG, Taiwan Branch (Switzerland) and Yong Ding Biopharm Co., Ltd. (incorporated by reference to Exhibit 10.9 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
10.10	Patent Licensing and Technology Transfer Agreement, dated June 25, 2024, by and between EG BioMed Co., LTD and Yong Ding Biopharm Co., Ltd. (incorporated by reference to Exhibit 10.10 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).

Exhibit Number	Description
10.11	Supplemental Agreement, dated September 30, 2024, by and between EG BioMed Co., LTD and Yong Ding Biopharm Co., Ltd. (incorporated by reference to Exhibit 10.11 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
10.12	Patent Licensing and Technology Transfer Agreement, dated June 25, 2024, by and between EG BioMed Co., LTD and Yong Ding Biopharm Co., Ltd. (incorporated by reference to Exhibit 10.12 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
10.13	Exclusive Licensing Agreement, dated June 19, 2024, by and between 3D Global Biotech Inc. and Yong Ding Biopharm Co, Ltd. (incorporated by reference to Exhibit 10.13 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
10.14	Supplemental Agreement, dated June 28, 2024, by and between 3D Global Biotech Inc. and Yong Ding Biopharm Co, Ltd. (incorporated by reference to Exhibit 10.14 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
10.15	Main Service Agreement, dated May 31, 2023, by and between Novartis (Taiwan) Co., Ltd. and Yong Ding Biopharm Co., Ltd. (incorporated by reference to Exhibit 10.15 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
10.16	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.16 of YD Bio’s Form F-4, filed with the SEC on July 16, 2025 (file no. 333-283428)).
21.1	Subsidiaries (incorporated by reference to Exhibit 8.1 of YD Bio’s Form 20-FR12B, filed with the SEC on September 5, 2025).
23.1*	Consent of Ogier (included as part of Exhibit 5.1)
23.2*	Consent of CBIZ CPAs P.C.
23.3*	Consent of Marcum LLP
23.4*	Consent of ARK Pro CPA & Co
24.1*	Power of Attorney (included on the signature page)
101	Interactive Data File
107*	Filing Fee Table

*	Filed herewith.

**	To be filed by Amendment.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the shares of Ordinary Shares offered (if the total dollar value of the shares of common offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taipei, Taiwan, on September 23, 2025.

YD BIO LIMITED

Date: September 23, 2025	By:	/s/ Ethan Shen
	Name:	Ethen Shen
	Title:	Chairman of the Board and Chief Executive
(Principal Executive Officer)

Date: September 23, 2025	By:	/s/ Edmund Hen
	Name:	Edmund Hen
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of YD Bio Limited, a Cayman Islands exempted company, that is filing a registration statement on Form F-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Ethan Shen and Edmund Hen their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to the registration statement, any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ethen Shen	Chief Executive Officer and Chairman	September 23, 2025
Ethan Shen	(Principal Executive Officer)

/s/ Edmund Hen	Chief Financial Officer	September 23, 2025
Edmund Hen	(Principal Financial and Accounting Officer)

/s/ Benjamin Zhang	Chief Medical Officer and Director	September 23, 2025
Benjamin Zhang

/s/ Michaela Griggs	Director	September 23, 2025
Michaela Griggs

/s/ Jan Hall	Director	September 23, 2025
Jan Hall

/s/ Joseph Tseng	Director	September 23, 2025
Joseph Tseng

/s/ Albert McLelland	Director	September 23, 2025
Albert McLelland

/s/ J. Douglas Ramsey	Director	September 23, 2025
J. Douglas Ramsey

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of America, has signed this Registration Statement in New York, on September 23, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.